As filed with the Securities and Exchange Commission on April 10, 2008

Registration No. 333-149702

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAMPTON ROADS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	6021	54-2053718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

(757) 217-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack W. Gibson

Vice Chairman, President and Chief Executive Officer

Hampton Roads Bankshares, Inc.

999 Waterside Drive

Suite 200

Norfolk, Virginia 23510

(757) 217-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William A. Old, Jr. Williams Mullen 999 Waterside Drive, Suite 1700 Norfolk, Virginia 23510 (757) 622-3366	George P. Whitley LeClairRyan 951 East Byrd Street, 8th Floor Richmond, Virginia 23219 (804) 783-2003

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

JOINT PROXY STATEMENT/PROSPECTUS

FOR THE PROPOSED MERGER OF

HAMPTON ROADS BANKSHARES, INC.

AND SHORE FINANCIAL CORPORATION

The boards of directors of Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”) and Shore Financial Corporation (“Shore Financial”) have unanimously agreed to a merger of our companies. If the proposed merger is completed, Shore Financial shareholders will receive either $22.00 in cash or 1.8 shares of Hampton Roads Bankshares common stock for each share of Shore Financial common stock they own, subject to possible adjustment as described in this joint proxy statement/prospectus.

Hampton Roads Bankshares common stock is listed on the Nasdaq Global Select Market under the symbol “HMPR.” Shore Financial common stock is listed on the Nasdaq Global Market under the symbol “SHBK.”

This joint proxy statement/prospectus provides detailed information about the merger and the annual meeting of Hampton Roads Bankshares shareholders and the special meeting of Shore Financial shareholders. It also provides information about the Hampton Roads Bankshares common stock to be issued to Shore Financial shareholders in the event the merger is approved and completed. As described in this joint proxy statement/prospectus, we cannot complete the merger unless we obtain the necessary government approvals and unless the shareholders of both Hampton Roads Bankshares and Shore Financial approve the merger proposal.

Please carefully review and consider this joint proxy statement prospectus which explains the merger proposal in detail, including the discussion under the heading “ Risk Factors” beginning on page 23.

It is important that your shares are represented at your shareholders meeting, whether or not you plan to attend. Accordingly, please complete, date, sign, and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

This joint proxy statement/prospectus is dated                     , 2008. It is first being mailed to Hampton Roads Bankshares’ and Shore Financial’s shareholders on or about                     , 2008.

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend the annual meeting of the shareholders of Hampton Roads Bankshares, Inc. to be held on May 22, 2008 at 10:00 a.m. at Hampton Roads Bankshares, Inc.’s headquarters located at 999 Waterside Drive, Suite 200, Norfolk, Virginia. At the annual meeting, you will be asked to:

•	approve the proposed merger of Shore Financial Corporation into Hampton Roads Bankshares, Inc.;

•

approve a proposal to adopt an amendment to the articles of incorporation of Hampton Roads Bankshares, Inc. to add Article VIII allowing for shareholder approval of certain transactions by majority vote provided that the board of directors had approved and recommended such transaction by at least a two-thirds (2/3) vote;

•	elect three “Class A” directors, each to serve a three year term;

•	ratify the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares, Inc.’s independent registered public accounting firm for the year ending December 31, 2008; and

•

adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

Your board recommends that you vote for the merger. We need your vote to complete the merger. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Alternatively, you may submit your proxy by telephone or Internet by following the instructions on the proxy card. If you do not vote your shares by proxy or in person, the effect will be to vote against the merger.

Emil A. Viola

Chairman of the Board

Hampton Roads Bankshares, Inc.

HAMPTON ROADS BANKSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 22, 2008

YOU ARE HEREBY NOTIFIED of and invited to attend the annual meeting of shareholders of Hampton Roads Bankshares, Inc., a Virginia corporation, to be held on May 22, 2008 at 10:00 a.m. at Hampton Roads Bankshares, Inc.’s headquarters located at 999 Waterside Drive, Suite 200, Norfolk, Virginia, for the purpose of considering and voting upon the following:

1.	A proposal to approve and adopt the Agreement and Plan of Merger dated as of January 8, 2008, by and between Hampton Roads Bankshares, Inc. and Shore Financial Corporation, the plan of merger attached as an exhibit to the merger agreement, and the transactions contemplated thereby. The merger agreement and plan of merger provide that Shore Financial Corporation will merge with and into Hampton Roads Bankshares, Inc. upon the terms and subject to the conditions set forth in the merger agreement and plan of merger, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal I)

2.	A proposal to approve and adopt an amendment to the articles of incorporation of Hampton Roads Bankshares, Inc. to add Article VIII allowing for shareholder approval of certain transactions by majority vote provided that the board of directors had approved and recommended such transaction by at least a two-thirds (2/3) vote. (See Proposal II)

3.	The election of three “Class A” directors for terms of three years each. (See Proposal III)

4.	The ratification of the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares, Inc.’s independent registered public accounting firm for the year ending December 31, 2008. (See Proposal IV)

5.	A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal V)

6.	To transact any other business as may properly be brought before the Hampton Roads Bankshares, Inc. annual meeting or any adjournments or postponements of the Hampton Roads Bankshares, Inc. annual meeting.

Our board of directors has determined that the terms of the merger are fair to and in the best interest of Hampton Roads Bankshares, Inc. and our shareholders, has approved and adopted the merger agreement, the plan of merger and the related transactions, and unanimously recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement, the plan of merger and the related transactions, “FOR” the approval and adoption of the amendment to the articles of incorporation, “FOR” the election of each of the nominees for director listed in the joint proxy statement/prospectus, and “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares, Inc.’s independent registered public accounting firm for the year ending December 31, 2008.

Our board of directors has fixed the close of business on April 11, 2008 as the record date for determination of our shareholders entitled to receive notice of and to vote at the annual meeting. The annual meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the annual meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed annual meeting.

The affirmative vote of the holders of more than two-thirds of the outstanding shares of our common stock on the record date is required to approve and adopt the merger agreement, the plan of merger and the related transactions. Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by our board of directors, in the enclosed envelope, whether or not you expect to attend the annual meeting. Alternatively, you may submit your proxy by telephone or Internet by following the instructions on the proxy card. You may revoke the proxy at any time before its exercise by delivering to us a written notice of revocation, delivering to us a duly executed proxy card bearing a later date or by voting in person at the annual meeting. Failure to return a properly executed proxy card, or to vote at the annual meeting, will have the same effect as a vote against the merger agreement, the plan of merger and the transactions contemplated thereby.

By Order of the Board of Directors

, 2008	Jack W. Gibson President and Chief Executive Officer

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend a special meeting of the shareholders of Shore Financial Corporation to be held on May 22, 2008 at 3:00 p.m. at Shore Financial Corporation’s headquarters located at 25020 Shore Parkway, Onley, Virginia. At the special meeting, you will be asked to approve the proposed merger of Shore Financial Corporation into Hampton Roads Bankshares, Inc.

In the merger, each share of Shore Financial Corporation common stock that you own will be exchanged for either $22.00 cash or 1.8 shares of Hampton Roads Bankshares common stock.

You may elect whether to receive cash, stock or a combination of cash and stock for your shares of Shore Financial Corporation common stock, except that no less than 25%, and no more than 45%, of the total number of shares of Shore Financial Corporation common stock may be exchanged for cash in the merger. If the total cash elections are less than the 25% minimum or exceed the 45% maximum, you may receive a different proportion of cash and/or stock than you elected.

We expect the merger to be tax-free with respect to the shares of Hampton Roads Bankshares common stock that you receive. If you receive cash in the merger, you may have to recognize income or gain for tax purposes.

Your board recommends that you vote for the merger. We need your vote to complete the merger. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card or vote in person, the effect will be to vote against the merger.

You should obtain current market quotations on shares of Hampton Roads Bankshares common stock and Shore Financial Corporation common stock, which are listed on the Nasdaq Market under the symbols “HMPR” and “SHBK,” respectively.

Scott C. Harvard

President and Chief Executive Officer

Shore Financial Corporation

SHORE FINANCIAL CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2008

YOU ARE HEREBY NOTIFIED of and invited to attend a special meeting of shareholders of Shore Financial Corporation, a Virginia corporation, to be held on May 22, 2008 at 3:00 p.m. at Shore Financial Corporation’s headquarters located at 25020 Shore Parkway, Onley, Virginia, for the purpose of considering and voting upon the following:

1.	A proposal to approve and adopt the Agreement and Plan of Merger dated as of January 8, 2008, by and between Shore Financial Corporation and Hampton Roads Bankshares, Inc., the plan of merger attached as an exhibit to the merger agreement, and the transactions contemplated thereby. The merger agreement and plan of merger provide that Shore Financial Corporation will merge with and into Hampton Roads Bankshares, Inc. upon the terms and subject to the conditions set forth in the merger agreement and plan of merger, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal I)

2.	A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying joint proxy statement/prospectus. (See Proposal V)

Our board of directors has determined that the terms of the merger are fair to and in the best interest of Shore Financial Corporation and our shareholders, has approved and adopted the merger agreement, the plan of merger and the related transactions, and unanimously recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement, the plan of merger and the related transactions.

Our board of directors has fixed the close of business on April 11, 2008 as the record date for determination of our shareholders entitled to receive notice of and to vote at the special meeting. The special meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the special meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed special meeting.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to approve and adopt the merger agreement, the plan of merger and the related transactions. Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by our board of directors, in the enclosed envelope, whether or not you expect to attend the special meeting. You may revoke the proxy at any time before its exercise by delivering to us a written notice of revocation, delivering to us a duly executed proxy card bearing a later date or by voting in person at the special meeting. Failure to return a properly executed proxy card, or to vote at the special meeting, will have the same effect as a vote against the merger agreement, the plan of merger and the transactions contemplated thereby.

By Order of the Board of Directors

, 2008	Steven M. Belote Corporate Secretary

i

Annex A	—	Agreement and Plan of Merger dated as of January 8, 2008, by and between Hampton Roads Bankshares and Shore Financial
Annex B	—	Opinion of Davenport & Company LLC to the Board of Directors of Shore Financial
Annex C	—	Opinion of McKinnon and Company to the Board of Directors of Hampton Roads Bankshares
Annex D	—	Amendment to Hampton Roads Bankshares’ Articles of Incorporation
Annex E	—	Shore Financial Annual Report on Form 10-K for the fiscal year ended December 31, 2007

ii

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates certain business and financial information about Hampton Roads Bankshares and Shore Financial from other documents filed with the SEC that is not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon oral or written request to:

Hampton Roads Bankshares, Inc.	Shore Financial Corporation
999 Waterside Drive, Suite 200	25020 Shore Parkway
Norfolk, Virginia 23510	P. O. Box 920
(757) 217-1000	Onley, Virginia 23418
Attn: Jack W. Gibson	(757) 787-1335
Attn: Scott C. Harvard

If you would like to request any documents, please do so by May 15, 2008 in order to receive them before the shareholder meeting.

QUESTIONS AND ANSWERS

ABOUT THE MERGER AND THE SHAREHOLDER MEETINGS

Q:	Why are Shore Financial and Hampton Roads Bankshares proposing the merger transaction?

A:	We believe the proposed merger is in the best interest of Shore Financial, Hampton Roads Bankshares and our respective shareholders. Our boards of directors believe that combining Shore Financial with Hampton Roads Bankshares will provide significant value to our shareholders. The merger provides Shore Financial shareholders who elect to receive stock in the merger the option to participate in the opportunities for growth offered by the combined company.

You should review the reasons for the merger described in greater detail under the captions “Proposal I—Approval of the Merger and Related Matters—Background of the Merger,” “—Hampton Roads Bankshares’ Reasons for the Merger” and “—Shore Financial’s Reasons for the Merger” beginning on page    .

Q:	When and where are the shareholder meetings?

A:	The Shore Financial special meeting is scheduled to take place on May 22, 2008 at 3:00 p.m., local time, at Shore Financial’s headquarters located at 25020 Shore Parkway, Onley, Virginia.

The Hampton Roads Bankshares annual meeting is scheduled to take place on, May 22, 2008 at 10:00 a.m., local time, at Hampton Roads Bankshares’ headquarters located at 999 Waterside Drive, Suite 200, Norfolk, Virginia.

Q:	What do the boards of directors recommend?

A:	The Shore Financial and Hampton Roads Bankshares boards of directors have unanimously approved and adopted the merger agreement and unanimously recommend that shareholders vote “FOR” the proposal to approve the merger agreement, the plan of merger and the transactions contemplated thereby.

Q:	What will shareholders receive for their stock?

A:	For each share of Shore Financial common stock that you own, you may request to receive:

(1) $22.00 in cash; or

(2) 1.8 shares of Hampton Roads Bankshares common stock.

Shareholders of Shore Financial will be able to elect to receive cash, shares of Hampton Roads Bankshares common stock, or a combination of cash and stock for their shares of Shore Financial common stock, subject to the allocation and prorationing mechanism described in this joint proxy statement/prospectus in greater detail under the captions “Proposal I—Approval of the Merger and Related Matters—Cash or Common Stock Election; Surrender of Stock Certificates” beginning on page     and “—Allocation and Proration Procedures” beginning on page    .

Hampton Roads Bankshares shareholders will continue to hold their existing shares, which will not change as a result of the merger.

Q:	What must shareholders of Shore Financial do to elect to receive cash or Hampton Roads Bankshares common stock?

A:	To elect to receive cash or Hampton Roads Bankshares common stock for any or all of your shares of Shore Financial common stock, you must indicate in the place provided on the election form, which you will receive as part of the letter of transmittal in a separate mailing, the number of shares with respect to which you prefer to receive cash or stock, sign the form, and return to the exchange agent the form along with your original stock certificate in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May 19, 2008, which we refer to as the election deadline.

If you are a Shore Financial shareholder, you will be able to make one of the following elections on the election form:

•	to elect to receive shares of Hampton Roads Bankshares common stock with respect to all of your shares of Shore Financial common stock;

•	to elect to receive cash with respect to all of your shares of Shore Financial common stock;

•	to elect to receive shares of Hampton Roads Bankshares common stock with respect to some of your shares of Shore Financial common stock and cash with respect to the remainder of your shares; or

•	to indicate that you make no election, and thus have no preference, with respect to your shares of Shore Financial common stock.

If you do not submit an election form prior to the election deadline or make more than one election, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Shore Financial common stock. See “Proposal I—Approval of the Merger and Related Matters—Cash or Common Stock Election; Surrender of Stock Certificates” beginning on page    .

Q:	If I am a Shore Financial Shareholder, can I revoke or change my election after I mail my form of election?

A:	Yes. You may revoke or change your election at any time before the election deadline. You can do this by sending a written notice of such revocation or change in your election to the exchange agent at the address contained on the election form.

If you revoke your election form and then do not re-submit an election form that is timely, you will be deemed to have indicated that you are making no election with respect to your shares of Shore Financial common stock.

Q:	Are Shore Financial shareholders guaranteed to receive the amount of stock or cash that they request on their election form?

A:	No. The merger agreement provides that at least 55% and no more than 75% of the total number of shares of Shore Financial common stock will be converted into common stock of Hampton Roads Bankshares. It is possible, therefore, that if you elect stock (or cash) for all or a portion of your shares of Shore Financial common stock, you could receive a different proportion of stock and cash than you elected. Hampton Roads Bankshares will make any allocation adjustments after the closing of the merger, based on the election forms that were timely received.

If the total number of shares of Shore Financial common stock with respect to which a stock election has been made (which we will refer to as the “Stock Election Number”) is less than 55% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger, re-allocations will be made, first to elections that did not specify either cash or stock and then to cash elections, so that the total number of shares of Shore Financial common stock converted into Hampton Roads Bankshares common stock is at least 55% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger.

In addition, if the Stock Election Number is more than 75% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger, re-allocations will be made to stock elections so that the total number of shares of Shore Financial common stock converted into Hampton Roads Bankshares common stock represents no more than 75% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger.

Q:	If I make an election to receive all cash, under what circumstances will my election be re-allocated?

A:	Because the merger agreement provides that the total number of shares of Shore Financial common stock converted into Hampton Roads Bankshares common stock cannot be less than 55% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger, your election may be re-allocated if the Stock Election Number is less than 55% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger. If the number of shares held by shareholders who did not make an election is less than or equal to the shortfall of required stock elections (which is the difference between 55% and the percentage that the Stock Election Number represents) of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger, then the shareholders who did not make an election will receive a combination of cash and Hampton Roads Bankshares common stock in order to reach the 55% stock threshold. If the shortfall of required stock elections exceeds the number of shares held by shareholders who did not make an election, then you will receive a combination of cash and Hampton Roads Bankshares common stock following a pro rata adjustment of all elections for cash in order to reach the 55% stock threshold.

Q:	If I make an election to receive all stock, under what circumstances will my election be re-allocated?

A:	Because the merger agreement provides that the total number of shares of Shore Financial common stock converted into Hampton Roads Bankshares common stock cannot exceed 75% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger, your election may be re-allocated if the Stock Election Number is more than 75% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger. In that circumstance, the exchange agent will identify shareholders who did not make an election and assign them as having made a cash election. Each shareholder who made an election to receive all stock will receive a combination of cash and Hampton Roads Bankshares common stock following a pro rata adjustment of all elections for stock as necessary to keep within this 75% stock limitation.

Q:	What happens if I do not make an election?

A:	If the Stock Election Number is less than 55% of the total number of shares of Shore Financial common stock outstanding at the effective time of the merger, and the shortfall number is less than the number of non-election shares, your “no election” shares will be converted into the right to receive a certain number of shares of Hampton Roads Bankshares common stock and cash in order to reach this 55% threshold. If the shortfall exceeds the number of non-election shares, then your “no-election” shares will be converted into the right to receive Hampton Roads Bankshares common stock.

If the Stock Election Number is 55% or more, but 75% or less, you will receive cash.

If the Stock Election Number is more than 75%, you will receive cash.

Q:	How will I receive my shares of Hampton Roads Bankshares common stock or cash?

A:	In order to receive cash or Hampton Roads Bankshares common stock for any or all of your shares of Shore Financial common stock, you must indicate in the place provided on the election form, which you will receive as part of the letter of transmittal in a separate mailing, the number of shares with respect to which you prefer to receive cash or stock, sign the form, and return to the exchange agent the form along with your original stock certificate in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern Daylight Time on May 19, 2008. Once the exchange agent has received the proper documentation, it will forward to you the cash and/or Hampton Roads Bankshares common stock to which you are entitled.

Shareholders will not receive any fractional shares of Hampton Roads Bankshares common stock. Instead, they will receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price of Hampton Roads Bankshares common stock on the date of closing.

Q:	How do I exchange my Shore Financial stock certificates?

A:	If you make an election, you must return your Shore Financial stock certificates or an appropriate guarantee of delivery with your election form. Shortly after the merger, the exchange agent will allocate cash and Hampton Roads Bankshares common stock among Shore Financial shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your Shore Financial stock certificates from the exchange agent after the merger is completed. In any event, you should not forward your Shore Financial certificates with your proxy card.

Q:	What should I do if my shares of Shore Financial are held by my broker or otherwise in “street name?”

A:	If you hold your shares of Shore Financial common stock in “street name” (i.e., your bank or broker holds your shares for you), you should receive instructions regarding election procedures directly from your bank or broker. If you have any questions regarding these procedures, you should contact your bank or broker directly, or you may contact Hampton Roads Bankshares or Shore Financial at the addresses or telephone numbers listed on page 1.

Q:	Can the value of the transaction change between now and the time that the merger is completed?

A:	Yes. The value of the merger consideration composed of Hampton Roads Bankshares common stock can change, although the cash portion of the consideration will not change.

Q:	When will we complete the merger?

A:	We intend to complete the merger as soon as possible after shareholder approval is received, all other regulatory approvals have been obtained and other conditions to the closing have been satisfied or waived.

The regulatory approvals are described under “Proposal I—Approval of the Merger and Related Matters—Regulatory Approvals” beginning on page    .

Q:	What should I do now?

A:	Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the shareholder meeting. It is important that the proxy card be received as soon as possible and in any event before the shareholder meeting. If you are a Hampton Roads Bankshares shareholder, you may submit your proxy by telephone or Internet by following the instructions on the proxy card.

In addition, if you are a Shore Financial shareholder you will receive the letter of transmittal including the election form in a separate mailing. You should make an election as indicated on the form, sign the form, and return the form along with your original stock certificate in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May 19, 2008, which we refer to as the election deadline.

Q:	Can I change my vote after I mail my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the shareholder meeting. You can do this in one of three ways:

•	First, you can send a written notice stating that you would like to revoke your proxy.

•	Second, you can complete and submit a new proxy card.

•	Third, you can attend the shareholder meeting and vote in person. Simply attending the shareholder meeting, however, will not revoke your proxy.

If you choose either of the first or second methods, you must submit your notice of revocation or your new proxy card prior to the shareholder meeting. Your submissions must be mailed to the exchange agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

Q:	Who will be soliciting proxies?

A:	The officers and boards of directors of Hampton Roads Bankshares and Shore Financial will be soliciting proxies. In addition, Hampton Roads Bankshares has engaged a professional proxy solicitation firm, Okapi Partners, to assist it in soliciting proxies.

Q:	What if I do not vote or I abstain from voting?

A:	If you do not vote or you abstain from voting, your failure to vote or abstention will count as a “NO” vote on the merger.

Q:	If my shares are held by my broker in “street name,” will my broker vote my shares for me?

A:	Your broker will vote your shares on the merger only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares, which will have the effect of a “NO” vote on the merger.

Q:	If I am a Shore Financial shareholder, will I be able to sell the shares of Hampton Roads Bankshares common stock that I receive in the merger?

A:	Yes, in most cases. The shares of Hampton Roads Bankshares common stock to be issued in the merger will be registered under the Securities Act of 1933 and listed on the Nasdaq Global Select Market. However, certain shareholders who are deemed to be “affiliates” of Hampton Roads Bankshares or Shore Financial under the Securities Act (generally, directors, executive officers and shareholders of Hampton Roads Bankshares or Shore Financial holding 10% or more of the outstanding shares of common stock) must abide by certain transfer restrictions under the Securities Act.

Q:	What are the tax consequences of the merger to me?

A:	If you are a Shore Financial shareholder, your tax consequences will depend on what form of payment you receive in the merger as well as your basis in Shore Financial common stock. For greater detail, see “Proposal I—Approval of the Merger and Related Matters—Certain Federal Income Tax Consequences of the Merger” beginning on page .

If you are a Hampton Roads Bankshares shareholder, there will be no changes to your shares of Hampton Roads Bankshares common stock and there will be no tax consequences for you.

Q:	Who should shareholders call with questions?

A:	If you have more questions about the merger you should contact:

Shore Financial Corporation	Hampton Roads Bankshares, Inc.
25020 Shore Parkway	999 Waterside Drive, Suite 200
P. O. Box 920	Norfolk, Virginia 23510
Onley, Virginia 23418	(757) 217-1000
(757) 787-1335 Attn: Scott C. Harvard	Attn: Jack W. Gibson or

Okapi Partners LLC
330 Madison Avenue, 9th Floor
New York, New York 10017
(877) 796-5274

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to carefully read the entire joint proxy statement/prospectus and the other documents to which this joint proxy statement/prospectus refers to fully understand the merger and the other matters to be considered at the shareholder meeting. See “Where You Can Find More Information” on page    . Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page    )

We have attached the merger agreement to this joint proxy statement/prospectus as Annex A. Please read the merger agreement. It is the legal document that governs the merger.

In the merger, Hampton Roads Bankshares will acquire Shore Financial through the merger of Shore Financial into Hampton Roads Bankshares. After the merger, Shore Bank and Bank of Hampton Roads, the respective bank subsidiaries of the companies, will operate as two separate, wholly-owned subsidiaries of Hampton Roads Bankshares.

Each share of Shore Financial common stock outstanding will be converted in the merger into either cash or shares of Hampton Roads Bankshares common stock as further described below. We expect to complete the merger in the second quarter of 2008, although there can be no assurance in this regard.

Our Reasons for the Merger (page    )

Shore Financial’s board of directors is proposing the merger because, among other reasons:

•	the per share value of the merger consideration to Shore Financial’s shareholders and the fact that between 25% and 45% of the merger consideration will be in the form of cash;

•	the merger allows Shore Financial’s shareholders who elect to become shareholders of Hampton Roads Bankshares to be part owner of a larger, more diversified financial services institution;

•	the merger will result in Shore Bank, Shore Financial’s wholly-owned subsidiary, becoming a subsidiary of Hampton Roads Bankshares; and

•	the merger should position Shore Bank to expand its presence in the Eastern Shore of Virginia and Delmarva Peninsula markets, increase competitiveness and improve operations.

Hampton Roads Bankshares’ board of directors is proposing the merger because, among other reasons:

•	the merger will broaden the market presence of Hampton Roads Bankshares beyond southside Hampton Roads;

•	the merger will position Hampton Roads Bankshares to expand into additional Delmarva Peninsula markets through the Eastern Shore of Virginia;

•	the merger will diversify Hampton Roads Bankshares’ deposit and loan base;

•	the merger will allow it to better serve its customers through the legal lending limits available through both Bank of Hampton Roads and Shore Bank;

•	the merger will broaden Hampton Roads Bankshares’ management and employee depth; and

•	the merger will increase the capacity of the resulting organization to add to its current offering of financial products and services.

What Shareholders Will Receive (page    )

Each of your shares of Shore Financial common stock will automatically be converted into the right to receive either $22.00 cash or 1.8 shares of Hampton Roads Bankshares common stock, subject to the limitation that the total number of shares of Shore Financial common stock converted into Hampton Roads Bankshares common stock is no less than 55%, and no more than 75%.

To elect to receive cash or Hampton Roads Bankshares common stock for any or all of your shares of Shore Financial common stock, you must indicate in the place provided on the election form, which you will receive in a separate mailing, the number of shares with respect to which you prefer to receive cash or stock, sign the form, and return the form in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May 19, 2008.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of Hampton Roads Bankshares common stock with respect to all of your shares of Shore Financial common stock;

•	to elect to receive cash with respect to all of your shares of Shore Financial common stock;

•	to elect to receive shares of Hampton Roads Bankshares common stock with respect to some of your shares of Shore Financial common stock and cash with respect to the remainder of your shares; or

•	to indicate that you make no election, and thus have no preference, with respect to your shares of Shore Financial common stock.

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Shore Financial common stock.

If stock elections representing less than 55% of the outstanding shares of Shore Financial common stock prior to the merger are made, re-allocations will be made, first to elections that did not specify either cash or stock and then to cash elections, so that no less than 55% of the shares of Shore Financial common stock are converted into stock. If stock elections representing less than 55% of the outstanding shares of Shore Financial common stock prior to the merger are made, Hampton Roads Bankshares has the right to issue and pay, in its sole and absolute discretion, less than 55% of the merger consideration as shares of Hampton Roads Bankshares stock and thereby pay a greater proportion of cash in the merger. If Hampton Roads Bankshares makes this election, all stock election shares will be converted into the right to receive the per share stock consideration, and it may decrease from 55% to 50%, the minimum number of Shore Financial shares converted to stock. In addition, if stock elections representing more than 75% of the outstanding shares of Shore Financial common stock prior to the merger are made, re-allocations will be made, first to elections that did not specify either cash or stock and then to stock elections so that no more than 75% of the shares of Shore Financial common stock are converted into stock.

Hampton Roads Bankshares will not issue any fractional shares in the merger. Instead, you will receive cash for any fractional share of Hampton Roads Bankshares common stock owed to you. The amount of cash that you will receive for any such fractional share will be calculated by multiplying the fractional share interest by the closing price of Hampton Roads Bankshares common stock on the closing date.

If the average closing price of Hampton Roads Bankshares stock (based on the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger) exceeds $14.94 per share, Hampton Roads Bankshares will have the right to terminate the merger agreement. Likewise, if the average closing price of Hampton Roads Bankshares stock (based on the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger) is less than $9.50 per share, Shore Financial will have the right to terminate the merger agreement.

No Dissenters’ or Appraisal Rights (page    )

Shareholders will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this joint proxy statement/prospectus.

Board Recommendations (page    )

Shore Financial

The Shore Financial board of directors believes that the merger is fair to Shore Financial’s shareholders and in their best interest. Shore Financial’s board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the merger agreement, the plan of merger and the transactions contemplated thereby.

Hampton Roads Bankshares

The Hampton Roads Bankshares board of directors believes that the merger is fair to Hampton Roads Bankshares shareholders and in their best interest. Hampton Roads Bankshares’ board unanimously recommends that shareholders vote “FOR” the proposal to approve and adopt the merger agreement, the plan of merger and the transactions contemplated thereby, “FOR” the proposal to adopt an amendment to the articles of incorporation to add Article VIII, “FOR” the election of each of the nominees for director listed in the joint proxy statement/prospectus and “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares’ independent registered public accounting firm for the year ending December 31, 2008.

Opinion of Financial Advisors (page    )

Shore Financial

Davenport & Company LLC delivered a written opinion to the Shore Financial board of directors that, as of January 8, 2008, the merger consideration is fair to the shareholders from a financial point of view. We have attached this opinion to this joint proxy statement/prospectus as Annex B. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Davenport & Company LLC in providing its opinion.

Hampton Roads Bankshares

McKinnon & Company delivered a written opinion to the Hampton Roads Bankshares board of directors that, as of January 8, 2008, the merger consideration is fair to the shareholders from a financial point of view. We have attached this opinion to this joint proxy statement/prospectus as Annex C. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by McKinnon & Company in providing its opinion.

Accounting Treatment (page    )

The merger will be accounted for under the purchase method of accounting.

Certain Federal Income Tax Consequences (page    )

Consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. The parties are not obligated to close the merger unless each of Shore Financial and Hampton Roads Bankshares has received a legal opinion from the other’s legal counsel that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code. These opinions of counsel, however, will not bind the Internal Revenue Service, which could take a different view.

Shareholders also will be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Shore Financial common stock. Shareholders of Shore Financial are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page    )

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

Hampton Roads Bankshares is a bank holding company organized under the laws of the Commonwealth of Virginia and is registered under the federal Bank Holding Company Act. It has one banking subsidiary—Bank of Hampton Roads, which has 17 offices in Virginia.

Hampton Roads Bankshares is engaged in the business of offering banking services to the general public. Through its subsidiary, Hampton Roads Bankshares offers checking accounts, savings and time deposits, and commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers financial services, travelers’ checks, safe deposit boxes, collection, notary public and other customary bank services (with the exception of trust services) to its customers. The three principal types of loans that the bank makes are commercial and industrial loans, real estate loans and loans to individuals for household, family and other consumer expenditures.

As of December 31, 2007, Hampton Roads Bankshares reported, on a consolidated basis, total assets of $564 million, net loans of $472 million, deposits of $431 million and shareholders’ equity of $74 million.

Shore Financial

25020 Shore Parkway

P. O. Box 920

Onley, Virginia 23418

Shore Financial is a bank holding company organized under the laws of the Commonwealth of Virginia and is registered under the federal Bank Holding Company Act. Shore Financial is the holding company of Shore Bank. Shore Bank operates eight full service banking centers and two investment offices on the Eastern Shore of Virginia and Maryland, including the counties of Accomack and Northampton in Virginia and the Pocomoke City/Worcester County and Salisbury/Wicomico County market areas in Maryland.

Shore Bank offers a full menu of banking products and services to individuals and businesses. For its business customers, Shore Bank offers checking, cash management, remote deposit capture, credit card merchant services, Internet banking, and a variety of loan options, including operating lines of credit, equipment loans, and real estate loans. For consumers, Shore Bank offers checking accounts, along with telephone and Internet banking services, check cards and a full range of retail banking products. Shore Bank has a mortgage banking division that offers a wide variety of residential loans that are originated on a pre-sold basis.

Shore Bank also offers other services that complement the core financial services it offers. Shore Investments, a wholly-owned subsidiary of Shore Bank, provides non-deposit investment products, including stocks, bonds, mutual funds and insurance products, through two investment offices and Shore Bank’s eight banking centers. Title insurance services are also offered to its mortgage loan customers through a title agency in which Shore Investments has an ownership interest.

As of December 31, 2007, Shore Financial reported, on a consolidated basis, total assets of $267 million, net loans of $219 million, deposits of $197 million and shareholders’ equity of $28 million.

The Shareholder Meetings (page    )

Shore Financial

The special meeting will be held on May 22, 2008 at 3:00 p.m. at Shore Financial’s headquarters located at 25020 Shore Parkway, Onley, Virginia. At the special meeting, you will be asked:

•	to approve the merger agreement, the plan of merger and the transactions contemplated thereby (See Proposal I); and

•

to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the matter to be considered by the shareholders at the meeting (See Proposal V).

Hampton Roads Bankshares

The annual meeting will be held on May 22, 2008 at 10:00 a.m. at Hampton Roads Bankshares’ headquarters located at 999 Waterside Drive, Suite 200, Norfolk, Virginia. At the annual meeting, you will be asked:

•	to approve the merger agreement, the plan of merger and the transactions contemplated thereby (See Proposal I);

•

to approve the adoption of an amendment to Hampton Roads Bankshares’ articles of incorporation to add Article VIII allowing for shareholder approval of certain transactions by majority vote provided that the board of directors had approved and recommended such transactions by at least a two-thirds (2/3) vote (See Proposal II);

•	to elect three “Class A” directors for terms of three years each (See Proposal III);

•	to ratify the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares’ independent registered public accounting firm for the year ending December 31, 2008 (See Proposal IV); and

•

to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the matter to be considered by the shareholders at the meeting (See Proposal V).

Record Date; Vote Required (page    )

Shore Financial

Shareholders of Shore Financial can vote at the special meeting if they owned shares of Shore Financial common stock at the close of business on April 11, 2008. On that date, Shore Financial had             shares of common stock outstanding and entitled to vote. You can cast one vote for each share of Shore Financial common stock that you owned on that date.

The approval of the merger agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Shore Financial’s outstanding shares.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

As of April 11, 2008, Shore Financial’s directors and executive officers held approximately     % of the outstanding shares of Shore Financial common stock entitled to vote at the special meeting. Each director of Shore Financial, four executive officers of Shore Financial, and Richard F. Hall, Jr. (a substantial shareholder), have entered into support agreements which generally preclude these persons from transferring, selling or otherwise disposing of any shares of common stock of Shore Financial held by them during the pendency of the transaction. The persons that entered into the support agreements also agreed to vote in favor of the merger agreement and the merger and to surrender the shares of common stock of Shore Financial held by such persons at the effective time of the merger. In addition, the persons that entered into the support agreements agreed to vote against any proposal or any amendment of Shore Financial’s articles of incorporation or bylaws which would frustrate or impede the merger. The support agreements require that any signing party not make any statement, written or oral, to the effect that it does not support the merger or that other shareholders of Shore Financial should not support the merger; provided, however, that members of the board of directors and officers of Shore Financial are permitted to discuss or communicate about the merger in accordance with their fiduciary duties if such discussions and communications are limited to other members of the board and officers of Shore Financial and Shore Bank, financial advisors, legal advisors, and other persons owing duties of confidentiality to Shore Financial.

Hampton Roads Bankshares

Shareholders of Hampton Roads Bankshares can vote at the annual meeting if they owned shares of Hampton Roads Bankshares common stock at the close of business on April 11, 2008. On that date, Hampton Roads Bankshares had             shares of common stock outstanding and entitled to vote. You can cast one vote for each share of Hampton Roads Bankshares common stock that you owned on that date.

The approval of the merger agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of two thirds of Hampton Roads Bankshares’ outstanding shares.

The approval of the adoption of the amendment to Hampton Roads Bankshares’ articles of incorporation to add Article VIII allowing for shareholder approval of certain transactions by majority vote provided that the board of directors had approved and recommended such transactions by at least a two-thirds (2/3) vote requires the affirmative vote of the holders of two-thirds (2/3) of Hampton Roads Bankshares’ outstanding shares.

The election of any of the nominees to the board of directors requires the affirmative vote of a plurality of the shares represented at the meeting.

The ratification of the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares’ independent registered public accounting firm for the year ending December 31, 2008 requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

As of April 11, 2008, Hampton Roads Bankshares’ directors and executive officers held approximately    % of the outstanding shares of Hampton Roads Bankshares common stock entitled to vote at the annual meeting. The Hampton Roads Bankshares directors have indicated that they plan to vote the shares of Hampton Roads Bankshares common stock that they own for approval of the merger agreement, the plan of merger and the transactions contemplated thereby.

Conditions to Completion of the Merger (page    )

The obligations of Hampton Roads Bankshares and Shore Financial to complete the merger depend on a number of conditions being met. These include:

•	the shareholders of Hampton Roads Bankshares and Shore Financial must approve the merger agreement, the plan of merger and the related transactions;

•	the approval of the merger by the necessary federal and state regulatory authorities; and

•

the receipt by Shore Financial and Hampton Roads Bankshares of opinions that, for United States federal income tax purposes, the transaction will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Shore Financial has the right to terminate the merger agreement if the average closing price of Hampton Roads Bankshares common stock (based on the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger) is below $9.50 and Hampton Roads Bankshares has the right to terminate the merger agreement if the average closing price of Hampton Roads Bankshares common stock (based on the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger) is greater than $14.94.

Where the law permits, either of us could choose to waive a condition to our obligation to complete the merger although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page    )

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System and the Virginia Bureau of Financial Institutions. Once the Federal Reserve Board approves the merger, we have to wait from 15 to 30 days before we can complete it. During that time, the Department of Justice may challenge the merger.

As of the date of this joint proxy statement/prospectus, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will receive them.

Termination of the Merger Agreement; Expenses (page    )

Hampton Roads Bankshares and Shore Financial can mutually agree at any time to terminate the merger agreement without completing the merger, even if the Shore Financial and Hampton Roads Bankshares shareholders have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in a number of other situations, including:

•	the final denial of a required regulatory approval;

•	the failure to obtain the required shareholder votes;

•	an unremedied breach of the merger agreement by the other party, so long as the party that is seeking to terminate the merger agreement has not itself breached the agreement; and

•	the failure to complete the merger by September 30, 2008.

Each party also has the right to terminate the merger agreement if the average closing price of Hampton Roads Bankshares common stock (based on the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger) is above or below certain levels (above $14.94 in the case of Hampton Roads Bankshares’ right to terminate and below $9.50 in the case of Shore Financial’s right to terminate).

Shore Financial can terminate the merger agreement if, as a result of a tender offer by a party other than Hampton Roads Bankshares, or any written offer with respect to a merger, share exchange, sale of a material portion of its assets or other business combination, Shore Financial’s board of directors determines that it has a fiduciary obligation to its shareholders to accept such proposal.

If the merger agreement is terminated under certain circumstances, Hampton Roads Bankshares may be entitled to receive a termination fee from Shore Financial of $1,000,000 and, if the termination involves another acquisition proposal, an additional $1,400,000. Under certain circumstances, Shore Financial may be entitled to receive a termination fee from Hampton Roads Bankshares in the amount of $1,000,000.

Waiver and Amendment (page    )

We may jointly amend the merger agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement. However, we may not do so after either party’s shareholders approve the merger if the amendment or waiver reduces or changes the consideration that will be received by Shore Financial shareholders or adversely affects the tax consequences of the consideration received by you.

Certain Benefits of Directors and Officers of Shore Financial (page    )

Some of the directors and officers of Shore Financial have interests in the merger that differ from, or are in addition to, their interests as shareholders of Shore Financial. These interests exist because of, among other things, employment or severance agreements that the officers entered into with Shore Financial, and rights that these officers and directors have under Shore Financial’s benefit plans. These employment and severance agreements provide certain officers with severance benefits if their employment is terminated following the merger. In addition, Scott C. Harvard, J. Anderson Duer, Jr., Steven M. Belote, Robert J. Bloxom, and Brenda L. Payne have entered into new employment agreements with Shore Bank. These agreements are contingent on the consummation of the merger and will replace existing agreements with Shore Financial entitling them to, among other things, certain rights and benefits including upon a change in control of Hampton Roads Bankshares. Each of the five employment agreements contain obligations imposed on the officer regarding non-competition, confidentiality, non-disclosure, non-interference with customers and non-solicitation and non-hiring of employees. Mr. Harvard has entered into a separate restrictive covenant agreement that imposes similar restrictions in exchange for a payment in the amount of $175,000 to be paid at the closing of the merger. Mr. Harvard, Henry P. Custis, Jr. and Richard F. Hall, III will join the board of directors of Hampton Roads Bankshares.

Hampton Roads Bankshares will appoint two of those individuals to serve as directors of Bank of Hampton Roads for at least three years.

The members of the Shore Financial board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

Stock Options (page    )

Under the merger agreement, each stock option to buy Shore Financial common stock granted under Shore Financial’s stock option plan that is outstanding and not yet exercised immediately prior to the merger will become an option to buy Hampton Roads Bankshares’ common stock. The number of shares of Hampton Roads Bankshares’ common stock subject to each new stock option, as well as the exercise price of that stock option, will be adjusted to reflect the exchange ratio in the merger.

Material Differences in the Rights of Hampton Roads Bankshares Shareholders and Shore Financial Shareholders (page    )

The rights of Hampton Roads Bankshares shareholders are governed by Virginia law and by Hampton Roads Bankshares’ articles of incorporation and bylaws. The rights of Shore Financial shareholders are governed by Virginia law and by Shore Financial’s articles of incorporation and bylaws. Upon completion of the merger, the rights of the Hampton Roads Bankshares shareholders, including former shareholders of Shore Financial, will be governed by Virginia law, and the articles of incorporation and bylaws of Hampton Roads Bankshares.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Hampton Roads Bankshares common stock is traded on the Nasdaq Global Select Market under the symbol “HMPR” The closing sale price reported for Hampton Roads Bankshares common stock on January 8, 2008, the last trading date preceding the public announcement of the merger agreement, was $11.50. Shore Financial common stock is traded on the Nasdaq Global Market under the symbol “SHBK.” The closing sale price reported for Shore Financial common stock on January 8, 2008, the last trading date preceding the public announcement of the merger agreement, was $12.89.

The following table sets forth for the periods indicated the high and low prices per share of Hampton Roads Bankshares and Shore Financial common stock as reported on the Nasdaq Global Select Market and the Nasdaq Global Market, respectively, along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

	Hampton Roads Bankshares			Shore Financial
	Sales Price		Cash Dividend Declared	Sales Price		Cash Dividend Declared
	High	Low		High	Low
2006
First Quarter	$12.00	$10.50	$0.20	$15.13	$13.96	$0.058
Second Quarter	11.75	10.90	—	14.67	13.75	0.058
Third Quarter	13.23	10.32	0.20	17.56	13.75	0.058
Fourth Quarter	12.50	11.35	0.10	15.90	14.50	0.070

2007
First Quarter	$13.25	$11.55	$0.10	$14.75	$13.36	$0.070
Second Quarter	15.25	12.10	0.11	14.45	13.00	0.070
Third Quarter	14.71	11.90	0.11	13.59	12.50	0.070
Fourth Quarter	13.24	11.01	0.11	13.30	11.33	0.080

2008
First Quarter	$12.45	$9.50	$0.11	$19.50	$11.74	$0.080
Second Quarter
(through April 11)

Hampton Roads Bankshares presently pays a quarterly dividend. Its future dividend policy is subject to the discretion of its board of directors and will depend upon a number of factors, including future consolidated earnings, financial condition, liquidity and capital requirements of both Hampton Roads Bankshares and its subsidiary bank, applicable governmental regulations and policies and other factors deemed relevant by its board of directors.

After the merger, Hampton Roads Bankshares’ ability to distribute cash dividends in the future will depend primarily on the ability of its subsidiary banks to pay dividends to it. As state member banks, both Bank of Hampton Roads and Shore Bank are subject to certain restrictions imposed by the reserve and capital requirements of federal and Virginia banking statutes and regulations. Furthermore, neither Hampton Roads Bankshares nor either bank may declare or pay a cash dividend on any of its capital stock if it is insolvent or if the payment of the dividend would render it insolvent or unable to pay its obligations as they become due in the ordinary course of business.

The following table sets forth historical per share market values for Hampton Roads Bankshares common stock and Shore Financial common stock (i) on January 8, 2008, the last trading day prior to public announcement of the merger agreement, and (ii) on April 11, 2008 the most recent practicable date before the printing and mailing of this joint proxy statement/prospectus. The table also shows the equivalent pro forma market value of Shore Financial common stock on January 8, 2008 and April 11, 2008, assuming an election and/or receipt of stock consideration.

The equivalent pro forma market value of Shore Financial common stock is obtained by multiplying the historical market price of Hampton Roads Bankshares common stock by the exchange ratio of 1.8 shares of Hampton Roads Bankshares common stock for each share of Shore Financial common stock.

The historical market prices represent the last sale prices on or before the dates indicated

	Historical Market Price				Shore Financial Equivalent Pro Forma Market Value
	Hampton Roads Bankshares		Shore Financial
January 8, 2008		$11.50		$12.89	$20.70
April 11, 2008	$		$

If the average closing price of Hampton Roads Bankshares common stock (based on the 20 consecutive trading days ending on and including the fifth trading day prior to the closing of the merger) exceeds $14.94 per share, Hampton Roads Bankshares will have the right to terminate the merger agreement. If the average closing price of Hampton Roads Bankshares common stock (based on the 20 consecutive trading days ending on and including the fifth trading day prior to the closing of the merger) is less than $9.50 per share, Shore Financial will have the right to terminate the merger agreement.

Once the merger is completed, there will be no further public market for Shore Financial common stock.

COMPARATIVE UNAUDITED PER SHARE DATA

We have summarized below historical per share information for Hampton Roads Bankshares and Shore Financial and additional information as if the companies had been combined for the periods shown, which we refer to as “pro forma” information. The unaudited pro forma information is based upon the assumption that the total number of shares of Shore Financial common stock outstanding immediately prior to the completion of the merger will be 2,500,927, the number of shares outstanding as of December 31, 2007.

Two pro forma scenarios are shown below:

•

An assumption that 55% of the shares of Shore Financial common stock deemed outstanding immediately prior to the merger (i.e., 1,375,510 shares) will be converted into shares of Hampton Roads Bankshares common stock in the merger and 45% of the shares of Shore Financial common stock deemed outstanding immediately prior to the merger (i.e., 1,125,417 shares) will be converted into cash of $22.00 per share in the merger.

•

An assumption that 75% of the shares of Shore Financial common stock deemed outstanding immediately prior to the merger (i.e., 1,875,695 shares) will be converted into shares of Hampton Roads Bankshares common stock in the merger and 25% of the shares of Shore Financial common stock deemed outstanding immediately prior to the merger (i.e., 625,232 shares) will be converted into cash of $22.00 per share in the merger.

The actual number of shares to be converted into cash in the merger will not be known until the election forms are returned prior to the merger as described in this joint proxy statement/prospectus.

We expect that both Hampton Roads Bankshares and Shore Financial will incur merger and integration charges as a result of the merger. We also anticipate that the merger will provide the combined company with financial benefits that may include reduced operating expenses. The unaudited information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated expenses and does not reflect any of these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

	Net Income Per Share		Dividends Declared on Common Stock	Book Value Per Common Share	Tangible Book Value Per Common Share
	Basic	Diluted
Historical
Hampton Roads Bankshares	$0.67	$0.65	$0.43	$7.14	$7.14
Shore Financial	$1.09	$1.08	$0.29	$11.08	$10.95

Pro Forma Combined
55% Stock Consideration	$0.65	$0.64	$0.43	$8.09	$5.83
75% Stock Consideration	$0.63	$0.62	$0.43	$8.31	$6.25

Shore Financial Pro Forma Equivalent
55% Stock Consideration	$1.17	$1.15	$0.77	$14.56	$10.49
75% Stock Consideration	$1.13	$1.12	$0.77	$14.96	$11.16

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact of the merger on the companies’ historical financial positions and results of operations in accordance with Statement of Financial Accounting Standard No. 141, “Business Combinations” and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets.” Under these statements, the assets and liabilities of the company not surviving the merger are, as of the effective time of the merger, recorded at their respective fair values and added to those of the surviving company. The unaudited pro forma condensed combined financial information combines the historical financial information of Hampton Roads Bankshares and Shore Financial as of and for the year ended December 31, 2007. The unaudited pro forma condensed combined balance sheets as of December 31, 2007 assume the merger was consummated on that date. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been consummated at the beginning of the period.

Because the amount and form of consideration will vary depending on shareholder elections between stock and cash and will not be determined until those elections have been finalized, the pro forma unaudited condensed combined financial information is being presented to reflect situations in which shareholders elect to receive the minimum amount of stock consideration and in which shareholders elect to receive the maximum amount of stock consideration. Thus, the pro forma unaudited condensed combined financial information is presented to reflect shareholder elections to exchange 55% of Shore Financial shares for Hampton Roads Bankshares stock and 45% for cash and shareholder elections to exchange 75% of Shore Financial shares for Hampton Roads Bankshares stock and 25% for cash.

The unaudited pro forma condensed combined financial information is based on, derived from, and should be read in conjunction with the historical consolidated financial statements of Hampton Roads Bankshares and Shore Financial, which are included in this proxy statement/prospectus or incorporated in this document by reference.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred, or financial position that would have existed if the merger had been consummated during the period or as of the date for which the pro forma data are presented, nor is it necessarily indicative of future operating results or financial position of the combined company.

In connection with the merger, the two companies are in the process of assessing computer systems, service contracts, equipment, premises, benefit plans, and personnel to determine where Hampton Roads Bankshares may take advantage of redundancies or where it will be necessary or beneficial to convert to a single system. The costs associated with such decisions may have the effect of increasing the amount of the purchase price applicable to goodwill. It is expected that all such costs will be identified and recorded within one year of completion of the merger and all such actions required to effect these decisions would be taken within one year after finalization of the plans.

In addition to the costs described above, merger-related charges may be incurred in the process of combining the operations of the two companies. These merger-related charges include systems conversions, costs of incremental communications to customers, and other charges. It is expected that these costs will be incurred within one year after completion of the merger and will be expensed as incurred.

Hampton Roads Bankshares, Inc. and Shore Financial Corporation

Pro Forma Combined Condensed Balance Sheets

As of December 31, 2007

(Unaudited)

	Hampton Roads Bankshares	Shore Financial	Pro Forma Adjustments at 55% stock consideration		Pro Forma Adjustments at 75% stock consideration		Pro Forma Combined at 55% stock consideration	Pro Forma Combined at 75% stock consideration
	(in thousands)
Assets
Cash and Cash Equivalents	$25,564	$11,265	$—		$—		$36,829	$36,829
Total Investments Securities	47,081	22,894	—		—		69,975	69,975
Total Gross Loans	477,149	221,586	2,630	(1)	2,630	(1)	701,365	701,365
Loan Loss Reserves	5,042	2,699	—		—		7,741	7,741

Net Loans	472,107	218,887	2,630		2,630		693,624	693,624
Goodwill	—	30	23,813	(2)	23,144	(2)	23,843	23,174
Core Deposit Intangibles	—	310	4,744	(3)	4,744	(3)	5,054	5,054

Total Intangibles	—	340	28,557		27,888		28,897	28,228
OREO	—	—	—		—		—	—
Deferred Tax Asset	2,658	874	(3,213	)(4)	(3,213	)(4)	319	319
Other Assets	16,418	12,407	2,022	(5)	2,022	(5)	30,847	30,847

Total Assets	$563,828	$266,667	$29,996		29,327		$860,491	$859,822

Liabilities
Deposits	$431,457	$196,563	303	(1)	303	(1)	$628,323	$628,323
Short-term Borrowings	53,000	41,117	223	(1)	223	(1)	94,340	94,340
Long-term Debt	—	—	27,381	(6)	16,358	(6)	27,381	16,358
Other Liabilities	5,711	1,266	—		—		6,977	6,977

Total Liabilities	490,168	238,946	27,907		16,884		757,021	745,998

Equity
Common Stock	6,447	688	(688	)(7)	(688	)(7)
			1,547	(8)	2,110	(8)	7,994	8,557
Capital Surplus	42,677	8,400	(8,400	)(7)	(8,400	)(7)
			28,263	(9)	38,054	(9)	70,940	80,731
Retained Earnings	24,486	18,959	(18,959	)(7)	(18,959	)(7)	24,486	24,486
Accumulated Other Comprehensive Income (Loss)	50	(326)	326	(7)	326	(7)	50	50

Total Equity	73,660	27,721	2,089		12,443		103,470	113,824

Total Liabilities and Equity	$563,828	$266,667	$29,996		$29,327		$860,491	$859,822

(1)	Mark to market adjustment.
(2)	Goodwill (excess of purchase price plus core deposit intangible), net of Shore Financial’s goodwill.
(3)	Core deposit intangible net of seller’s core deposit intangible.
(4)	Deferred tax liability related to mark to market adjustments and core deposit intangible.
(5)	Mark to market adjustment for land and buildings.
(6)	Borrowings to fund cash portion of merger consideration.
(7)	Elimination of Shore Financial’s equity.
(8)	Issuance of common stock consideration for merger.
(9)	Increase in capital surplus for the excess of the fair value of the shares issued over the par value plus the fair value of outstanding options.

Hampton Roads Bankshares, Inc. and Shore Financial Corporation

Pro Forma Combined Condensed Statements of Income

Year Ended December 31, 2007

(Unaudited)

	Hampton Roads Bankshares	Shore Financial	Pro Forma Adjustments at 55% stock consideration		Pro Forma Adjustments at 75% stock consideration		Pro Forma Combined at 55% stock consideration	Pro Forma Combined at 75% stock consideration
	(in thousands, except share and per share data)
Interest Income	$38,203	$16,256	$(564	)(1)	$(564	)(1)	$53,895	$53,895
Interest Expense	14,016	7,452	898	(2)	347	(2)	22,366	21,815

Net Interest Income	24,187	8,804	(1,462)		(911)		31,529	32,080
Provision for Loan Losses	1,232	(73)	—		—		1,159	1,159

Net Interest Income After Provision for Loan Losses	22,955	8,877	(1,462)		(911)		30,370	30,921

Noninterest Income	3,440	3,400	—		—		6,840	6,840
Noninterest Expense	15,994	8,440	490	(3)	490	(3)	24,924	24,924

Income Before Income Tax Provision	10,401	3,837	(1,952)		(1,401)		12,286	12,837
Income Tax Provision	3,590	1,106	(683	)(4)	(490	)(4)	4,013	4,206

Net Income	$6,811	$2,731	(1,269)		(911)		$8,273	$8,631

Per Share Data
Net Income, Basic	$0.67	$1.09					$0.65	$0.63
Net Income, Diluted	$0.65	$1.08					$0.64	$0.62
Cash Dividends—Common Stock	$0.43	$0.29					$0.43	$0.43
Average Common Shares Outstanding
Basic	10,228,638	2,499,800	(23,882	)(5)	876,451	(7)	12,704,556	13,604,889
Diluted	10,431,554	2,519,200	62,395	(6)	962,729	(8)	13,013,149	13,913,483

(1)	Amortization of loan premium of $564 annually over 4.66 years.
(2)	Interest expense on borrowings for merger of $1,369 assuming 55% stock consideration and $818 assuming 75% stock consideration based on a rate of 5% less amortization of deposit premium of $303 over 0.81 year and less the premium on borrowings of $168 annually over 1.33 years.
(3)	Reduction in depreciation expense of $15 annually over 35 years, net of amortization of core deposit intangible of $505 annually over ten (10) years.
(4)	Income tax effect calculated at 35% of income (loss) before income taxes.
(5)	Cancellation of Shore Financial’s basic average shares outstanding net of the effect of an additional 2,475,918 basic average Hampton Roads Bankshares’ shares issued in the merger.
(6)	Cancellation of Shore Financial’s diluted average shares outstanding net of the effect of an additional 2,581,595 diluted average Hampton Roads Bankshares’ shares issued in the merger.
(7)	Cancellation of Shore Financial’s basic average shares outstanding net of the effect of an additional 3,376,251 basic average Hampton Roads Bankshares’ shares issued in the merger.
(8)	Cancellation of Shore Financial’s diluted average shares outstanding net of the effect of an additional 3,481,928 diluted average Hampton Roads Bankshares’ shares issued in the merger.

SUMMARY SELECTED FINANCIAL DATA

The following tables set forth certain summary historical consolidated financial information for Hampton Roads Bankshares and Shore Financial. The balance sheet data and income statement data of each of Hampton Roads Bankshares and Shore Financial as of and for the five years in the period ended December 31, 2007 are taken from the audited consolidated financial statements of Hampton Roads Bankshares and Shore Financial, respectively.

The following information should be read in conjunction with the audited consolidated financial statements of each of Hampton Roads Bankshares and Shore Financial, and the related notes, included in this joint proxy statement/prospectus and in documents incorporated by reference.

HAMPTON ROADS BANKSHARES—SELECTED HISTORICAL FINANCIAL DATA

	As of and For the Years Ended December 31,
	2007	2006	2005	2004	2003
	(dollars in thousands, except per share data)
Operating Results:
Net interest income	$24,187	$20,898	$18,689	$14,157	$13,052
Net income	6,811	6,036	5,507	4,134	4,023
Net Income Per Share
Basic	0.67	0.66	0.68	0.52	0.52
Diluted	0.65	0.65	0.66	0.50	0.50
Cash Dividends Per Share	0.43	0.50	0.36	0.33	0.42
Assets	563,828	476,299	409,517	344,969	316,473
Deposits	431,457	363,261	327,447	275,115	257,433
Shareholders’ equity	73,660	70,163	49,131	43,626	41,314

SHORE FINANCIAL—SELECTED HISTORICAL FINANCIAL DATA

	As of and For the Years Ended December 31,
	2007	2006	2005	2004	2003
	(dollars in thousands, except per share data)
Operating Results:
Net interest income	$8,805	$8,495	$8,437	$7,422	$6,226
Net income	2,731	2,933	2,675	2,353	2,062
Net Income Per Share(1)
Basic	1.09	1.18	1.08	0.95	0.84
Diluted	1.08	1.16	1.06	0.93	0.83
Cash Dividends Per Share(1)	0.29	0.25	0.22	0.18	0.14
Assets	266,667	260,676	247,419	237,689	196,550
Deposits	196,564	198,103	188,970	192,737	158,891
Shareholders’ equity	27,721	26,126	23,629	21,959	20,201

(1)	Earnings per share and dividends per share have been adjusted to reflect the six-for-five stock split effected by Shore Financial during August 2006.

RISK FACTORS

You should carefully read and consider the following risk factors concerning Hampton Roads Bankshares, Shore Financial and the merger before you decide whether to vote to approve the merger and/or the other matters to be considered and voted upon at the shareholder meeting.

Risks Associated with the Merger

Persons who receive all cash in the merger will not participate in future growth.

Shareholders of Shore Financial who elect and receive all cash in the merger will not own any interest in Hampton Roads Bankshares, which will not afford them the opportunity to participate in future growth, if any, in the value of Hampton Roads Bankshares.

If the average closing price of Hampton Roads Bankshares common stock is above $14.94 or below $9.50, one of the parties has the right to terminate the merger agreement.

The portion of a share of Hampton Roads Bankshares common stock that shareholders of Shore Financial will receive in the merger for each share of Shore Financial common stock will not increase or decrease from the date of this proxy statement/prospectus until completion of the merger However:

•

if the average closing price for Hampton Roads Bankshares common stock during the 20 consecutive trading days ending on and including the fifth trading day prior to the closing date of the merger, referred to sometimes as the “Hampton Roads Bankshares average closing price,” is more than $14.94 per share, Hampton Roads Bankshares will have the right to terminate the merger agreement; and

•	if the Hampton Roads Bankshares common stock average closing price is less than $9.50 per share, Shore Financial will have the right to terminate the merger agreement.

As a result, even if the merger is approved by the shareholders, the merger may ultimately not be completed.

Fluctuations in the trading price of Hampton Roads Bankshares common stock will change the value of the shares of Hampton Roads Bankshares common stock that Shore Financial shareholders receive in the merger.

The market value of the Hampton Roads Bankshares common stock that you receive in the merger will increase or decrease depending on the direction of the price movement of the Hampton Roads Bankshares common stock. Also, after the merger, the market value of Hampton Roads Bankshares common stock may decrease.

The integration of the operations of Hampton Roads Bankshares and Shore Financial may be more difficult than anticipated.

The success of the merger will depend on a number of factors, including (but not limited to) Hampton Roads Bankshares’ ability to:

•	timely and successfully integrate the operations of Hampton Roads Bankshares and Shore Financial;

•	maintain existing relationships with depositors in Shore Bank to minimize withdrawals of deposits subsequent to the merger;

•	maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Shore Bank;

•	control the incremental non-interest expense from Hampton Roads Bankshares to maintain overall operating efficiencies;

•	retain and attract qualified personnel at Hampton Roads Bankshares and Shore Bank; and

•	compete effectively in the communities served by Hampton Roads Bankshares and Shore Bank and in nearby communities.

The merger with Shore Financial may distract management of Hampton Roads Bankshares from its other responsibilities.

The acquisition of Shore Financial could cause the management of Hampton Roads Bankshares to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of Hampton Roads Bankshares. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of Hampton Roads Bankshares.

Shore Financial’s shareholders will have less influence as shareholders of Hampton Roads Bankshares than as shareholders of Shore Financial.

Shore Financial’s shareholders currently have the right to vote in the election of the board of directors of Shore Financial and on other matters affecting Shore Financial. Based upon the amount of cash selected to be received by shareholders in the merger, the shareholders of Shore Financial as a group will own between     % (if 75% of the merger consideration is in the form of Hampton Roads Bankshares common stock) and     % (if 55% of the merger consideration is in the form of Hampton Roads Bankshares common stock) of the combined organization. When the merger occurs, each shareholder that receives shares of Hampton Roads Bankshares common stock will become a shareholder of Hampton Roads Bankshares with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Shore Financial. Because of this, Shore Financial’s shareholders will have less influence on the management and policies of Hampton Roads Bankshares than they now have on the management and policies of Shore Financial.

Shareholders of Shore Financial are not guaranteed to receive the amount of cash or Hampton Roads Bankshares common stock that they request on their election form.

The merger agreement provides that the number of shares of Shore Financial common stock to be exchanged for cash in the merger cannot be less than 25%, or exceed 45% (or, in certain circumstances, in Hampton Roads Bankshares sole discretion, 50%), of the total number of shares of Shore Financial common stock outstanding prior to the merger. It is possible, therefore, that if you elect cash or stock for all or a portion of your shares of Shore Financial common stock, you could receive a different proportion of stock and cash than you elected. If cash elections representing less than 25% of the outstanding shares of Shore Financial common stock prior to the merger are made, re-allocations will be made, first to elections that did not specify either cash or stock and then to stock elections so that no less than 25% of the shares of Shore Financial common stock are converted into cash. In addition, if cash elections representing more than 45% of the outstanding shares of Shore Financial common stock prior to the merger are made, re-allocations will be made to cash elections so that no more than 45% of the shares of Shore Financial common stock are converted into cash. See “Proposal I—Approval of the Merger and Related Matters—Allocation and Proration Procedures” on page      and “—Cash or Common Stock Election; Surrender of Stock Certificates” on page     .

Directors and officers of Shore Financial have interests in the merger that differ from the interests of non-director or non-management shareholders.

Some of the directors and officers of Shore Financial have interests in the merger that differ from, or are in addition to, their interests as shareholders of Shore Financial generally. These interests exist because of, among other things, employment or severance agreements that the officers entered into with Shore Financial, rights that Shore Financial officers and directors have under Shore Financial’s benefit plans (including the treatment of their stock options following the merger) and rights to indemnification and directors and officers insurance following the merger. Also, Scott C. Harvard, J. Anderson Duer, Jr., Steven M. Belote, Robert J. Bloxom, and Brenda L. Payne have entered into new employment agreements with Shore Bank. These agreements are contingent on the consummation of the merger and, in the case of Messrs. Harvard, Duer, and Belote, will replace existing agreements with Shore Financial entitling them to, among other things, certain rights and benefits including upon a change in control of Hampton Roads Bankshares. Messrs. Harvard, Custis and Hall will join the board of directors of Hampton Roads Bankshares. Two of those individuals also will serve as directors of Bank of Hampton Roads. Although the members of each of Hampton Roads Bankshares’ and Shore Financial’s board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger, you should understand that some of the directors and officers of Shore Financial will receive benefits or other payments in connection with the merger that you will not receive. See “Proposal I—Approval of the Merger and Related Matters—Interests of Certain Persons in the Merger” on page    .

Risks Associated with Hampton Roads Bankshares

Hampton Roads Bankshares depends on the services of key personnel.

The loss of any of these personnel could disrupt Hampton Roads Bankshares’ operations, and its business could suffer. Hampton Roads Bankshares’ success depends substantially on the banking relationships maintained with its customers and the skills and abilities of its executive officers and senior lending officers. Hampton Roads Bankshares has entered into employment agreements with the following executive officers:

Jack W. Gibson	Vice Chairman, President and Chief Executive Officer
Douglas J. Glenn	Executive Vice President and General Counsel
Donald W. Fulton, Jr.	Senior Vice President and Chief Financial Officer
Julie R. Anderson	Executive Vice President and Chief Credit Officer
Tiffany K. Glenn	Senior Vice President, Marketing Officer and Secretary
Gregory P. Marshall	Executive Vice President and Commercial Loan Officer
Renee’ R. McKinney	Senior Vice President and Branch Administrator

The existence of such agreements, however, does not necessarily assure that Hampton Roads Bankshares will be able to continue to retain their services. They provide valuable services to Hampton Roads Bankshares and the unexpected loss of one or more of them could have an adverse impact on Hampton Roads Bankshares’ business and possibly result in reduced revenues and earnings.

Hampton Roads Bankshares’ business success also is dependent upon its ability to continue to attract, hire, motivate, and retain skilled personnel to develop new customer relationships, as well as new financial products and services. Many experienced banking professionals employed by Hampton Roads Bankshares’ competitors are covered by agreements not to compete or solicit their existing customers if they were to leave their current employment. These agreements make the recruitment of these professionals more difficult. The market for these people is competitive, and Hampton Roads Bankshares cannot assure you that it will be successful in attracting, hiring, motivating, or retaining them.

Hampton Roads Bankshares’ future success is dependent on its ability to compete effectively in a highly competitive banking industry.

Hampton Roads Bankshares faces vigorous competition from other banks and other financial institutions, including savings and loan associations, finance companies, and credit unions for deposits, loans, and other financial services in its market area. A number of these banks and other financial institutions are significantly larger than Hampton Roads Bankshares is and have substantially greater access to capital and other resources, as well as larger lending limits and branch networks, and offer a wider array of banking services. In addition, Hampton Roads Bankshares also competes with other providers of financial services, such as money market mutual funds, consumer finance companies, mortgage companies, insurance companies, and governmental organizations that may offer more favorable financing than it can. Many of Hampton Roads Bankshares’ non-bank competitors are not subject to the same extensive regulations that govern it. As a result, these non-bank competitors have advantages over Hampton Roads Bankshares in providing certain services. The competition may reduce or limit Hampton Roads Bankshares’ margins and its market share and may adversely affect its results of operations and financial condition.

Because of Hampton Roads Bankshares’ business of lending for construction and land development, a downturn in real estate markets could increase its credit losses and negatively affect its financial results.

Hampton Roads Bankshares’ loan portfolio includes a substantial amount of loans for construction and land development. At December 31, 2007, Hampton Roads Bankshares had loans of $165.5 million, or 34.68% of total loans, outstanding to finance construction and land development. If the market for new housing should experience a significant slowdown, it could impact the value of loan collateral, the ability of borrowers to meet required principal and/or interest payments, and, potentially, the volume of loan losses. Hampton Roads Bankshares is subject to the risk of loan defaults and foreclosures as the result of being in the lending business. In spite of Hampton Roads Bankshares’ efforts to limit exposure to credit risk, it cannot eliminate it entirely. As a result, loan losses, whether from construction and land development loans or other loans in Hampton Roads Bankshares’ portfolio, may occur in the future and could affect operating results adversely.

Hampton Roads Bankshares serves a limited market area, and an economic downturn in its market area could adversely affect its business.

Hampton Roads Bankshares’ current market area consists primarily of the South Hampton Roads portion of Virginia, which includes the cities of Norfolk, Chesapeake, Virginia Beach, and Suffolk. In the event of an economic downturn in this market, the lack of geographic diversification could adversely affect banking business and, consequently, Hampton Roads Bankshares’ results of operations and financial condition. Although the local economy is diverse, the military has a significant presence. In 2005, the federal government considered the possibility of military base closures. Although the government ultimately decided not to close any significant military bases in Hampton Roads Bankshares’ market at this time, there is no guarantee that it will not do so in the future. A significant reduction in the military presence in Hampton Roads Bankshares’ market, however, whether due to base closures or large troop deployments out of the area, could have a materially adverse impact on the local economy and potentially on its customers and its business.

If Hampton Roads Bankshares’ allowance for loan losses becomes inadequate, its results of operations may be adversely affected.

Hampton Roads Bankshares maintains an allowance for loan losses that it believes is a reasonable estimate of known and inherent losses in its loan portfolio. Through a periodic review and consideration of the loan portfolio, management determines the amount of the allowance for loan losses by considering general market conditions, credit quality of the loan portfolio, the collateral supporting the loans, historical loan loss experience, and both local and national economic conditions and trends. The amount of losses is susceptible to changes in economic, operating, and other conditions, including changes in interest rates, which may be beyond Hampton

Roads Bankshares’ control, and these losses may exceed its estimates. Hampton Roads Bankshares cannot predict with certainty the amount of losses that may be sustained or that its allowance for loan losses will be adequate in the future.

Changes in interest rates could negatively impact Hampton Roads Bankshares’ results of operations.

Hampton Roads Bankshares’ results of operations depend to a large extent on its net interest income, which is the difference between the interest income received on earning assets, such as loans, investment securities, and short-term investments, and interest expense incurred on deposit accounts and borrowings. The amount of net interest income Hampton Roads Bankshares earns is influenced by market rates of interest, which in turn are influenced by monetary policy and other external factors, including competition. Net interest income also is influenced by Hampton Roads Bankshares’ asset and liability management policies, the volume of its interest bearing assets and liabilities, and changes in the mix of those assets and liabilities, as well as growth in the respective categories. The relationship of interest rate changes to Hampton Roads Bankshares’ financial condition and its results of operations is complex, however, as an asset-sensitive financial institution, Hampton Roads Bankshares’ net interest income is likely to decline in a declining interest rate environment and to increase in an increasing interest rate environment. Hampton Roads Bankshares uses various techniques to analyze the effects of changes in interest rates and utilizes various strategies intended to mitigate any adverse effects. Due to the fact that most of Hampton Roads Bankshares’ assets and liabilities are interest bearing instruments, its financial condition and results of operation are subject to interest rate risk. Although Hampton Roads Bankshares attempts to manage interest rate risk, it cannot eliminate it.

Governmental and regulatory changes may adversely affect Hampton Roads Bankshares’ cost structure.

Hampton Roads Bankshares is subject to extensive regulation by state and federal regulatory authorities. In addition, as a public company Hampton Roads Bankshares is subject to securities laws and standards imposed by the Sarbanes-Oxley Act. Because Hampton Roads Bankshares is a relatively small company, the costs of compliance are disproportionate compared with much larger organizations. Continued growth of legal and regulatory compliance mandates could adversely affect Hampton Roads Bankshares’ expenses and future results of operations. In addition, the government and regulatory authorities have the power to impose rules or other requirements, including requirements that Hampton Roads Bankshares is unable to anticipate, that could have an adverse impact on its results of operations.

Hampton Roads Bankshares faces a variety of threats from technology based frauds and scams.

Financial institutions are a prime target of criminal activities through various channels of information technology. Hampton Roads Bankshares attempts to mitigate risk from such activities through policies, procedures, and preventative and detective measures. In addition, Hampton Roads Bankshares maintains insurance coverage designed to provide a level of financial protection to its business. However, risks posed by business interruption, fraud losses, business recovery expenses, and other potential losses or expenses that may be experienced from a significant event are not readily predictable and, therefore, could have an impact on Hampton Roads Bankshares’ results of operations.

If Hampton Roads Bankshares needs capital in the future to continue its growth, it may not be able to obtain it on terms that are favorable. This could negatively affect Hampton Roads Bankshares’ performance and the value of its common stock.

Hampton Roads Bankshares’ business strategy calls for continued growth. Hampton Roads Bankshares anticipates that it will be able to support this growth through this merger, as well as the generation of additional deposits at new branch locations and investment opportunities. However, Hampton Roads Bankshares may need to raise capital in the future to support its continued growth and to maintain its capital levels. Hampton Roads Bankshares’ ability to raise capital through the sale of additional securities will depend primarily upon its financial condition and the condition of financial markets at that time. Hampton Roads Bankshares may not be able to obtain capital in the amounts or on terms satisfactory to it. Hampton Roads Bankshares’ growth may be constrained if it is unable to raise capital as needed.

Banking regulators have broad enforcement power, but regulations are meant to protect depositors, and not investors.

Hampton Roads Bankshares is subject to supervision by several governmental regulatory agencies. These regulations, and the interpretation and application of them by regulators, are beyond Hampton Roads Bankshares’ control, may change rapidly and unpredictably and can be expected to influence its earnings and growth. In addition, these regulations may limit its growth and the return to investors by restricting activities such as the payment of dividends, mergers with, or acquisitions by, other institutions, investments, loans and interest rates, interest rates paid on deposits and the creation of branch offices. Although these regulations impose costs upon Hampton Roads Bankshares, they are intended to protect depositors, and you should not assume that they protect your interests as a shareholder. The regulations to which Hampton Roads Bankshares is subject may not always be in the best interests of investors.

Trading in Hampton Roads Bankshares common stock has been sporadic and volume has been light. As a result, shareholders may not be able to quickly and easily sell their common stock.

Although Hampton Roads Bankshares common stock trades on the Nasdaq Global Select Market and a number of brokers offer to make a market in the common stock on a regular basis, trading volume to date has been limited and there can be no assurance that an active and liquid market for the common stock will develop.

Virginia law and the provisions of Hampton Roads Bankshares’ articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of its common stock that would be willing to pay you a premium for your shares of Hampton Roads Bankshares common stock.

Hampton Roads Bankshares’ articles of incorporation and bylaws contain provisions that may be deemed to have the effect of discouraging or delaying uninvited attempts by third parties to gain control of it. These provisions include the division of Hampton Roads Bankshares’ board of directors into classes and the ability of its board to set the price, term and rights of, and to issue, one or more series of Hampton Roads Bankshares preferred stock. Similarly, the Virginia Stock Corporation Act contains provisions designed to protect Virginia corporations and employees from the adverse effects of hostile corporate takeovers. These provisions reduce the possibility that a third party could effect a change in control without the support of Hampton Roads Bankshares’ incumbent directors. These provisions may also strengthen the position of current management by restricting the ability of shareholders to change the composition of the board, to affect its policies generally and to benefit from actions which are opposed by the current board.

Hampton Roads Bankshares’ directors and officers have significant voting power.

Hampton Roads Bankshares’ present officers and directors beneficially own     % of its common stock. By voting against a proposal submitted to shareholders, the directors and officers may be able to make approval more difficult for proposals requiring the vote of shareholders such as mergers, share exchanges, asset sales and amendments to Hampton Roads Bankshares’ articles of incorporation.

Risks Associated with Shore Financial

General economic conditions, either national or in the markets where Shore Financial operates, may become unfavorable.

Shore Financial is affected by general economic conditions in the United States and, in particular, the markets in which it operates. An economic downturn within its markets or the nation as a whole could negatively impact household and corporate incomes. This impact may lead to decreased demand for both loan and deposit products and increase the number of customers who fail to pay interest or principal on their loans.

Due to the limited number of markets in which Shore Financial operates, it is less able than a larger institution to spread the risks of unfavorable local economic conditions across a large number of diversified economies. Moreover, Shore Financial cannot give any assurance that it will benefit from any market growth or favorable economic conditions in its primary market areas if they do occur.

If Shore Financial does not adjust to rapid changes in the financial services industry, its financial performance may suffer.

Shore Financial’s ability to deliver strong financial performance and returns on investment to shareholders will depend in part on its ability to expand the scope of available financial services offerings to meet the needs and demands of its customers. In addition to the challenge of competing against other banks in attracting and retaining customers for traditional banking services, Shore Financial’s competitors also include securities dealers, brokers, mortgage bankers, investment advisors, specialty finance and insurance companies who seek to offer one-stop financial services that may include services that banks have not been able or allowed to offer to their customers in the past. The increasingly competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers.

Legislative or regulatory changes or actions, or significant litigation, could adversely impact Shore Financial or the businesses in which it is engaged.

Shore Financial is subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of its operations. Laws and regulations may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. The impact of any changes to laws and regulations or other actions by regulatory agencies may negatively impact Shore Financial or its ability to increase the value of its business. Additionally, actions by regulatory agencies or significant litigation against Shore Financial could cause it to devote significant time and resources to defending itself and may lead to penalties that materially affect Shore Financial and its shareholders. Future changes in the laws or regulations or their interpretations or enforcement could be materially adverse to Shore Financial and its shareholders.

Shore Financial is exposed to operational risk.

Similar to any corporation, Shore Financial is exposed to many types of operational risk, including reputational risk, legal and compliance risk, the risk of fraud or theft by employees or outsiders, unauthorized transactions by employees or operational errors, including clerical or record-keeping errors or those resulting from faulty or disabled computer or telecommunications systems.

Negative public opinion can result from Shore Financial’s actual or alleged conduct in any number of activities, including lending practices, corporate governance and acquisitions and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can adversely affect Shore Financial’s ability to attract and keep customers and can expose it to litigation and regulatory action.

Given the volume of transactions at Shore Financial, certain errors may be repeated or compounded before they are discovered and successfully rectified. Shore Financial’s necessary dependence upon automated systems to record and process its transaction volume may further increase the risk that technical system flaws or employee tampering or manipulation of those systems will result in losses that are difficult to detect. Shore Financial may also be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control (for example, computer viruses or electrical or telecommunications outages), which may give rise to disruption of service to customers and to financial loss or liability. Shore Financial is further exposed to the risk that its external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as is Shore Financial) and to the risk that Shore Financial’s (or its vendors’) business continuity and data security systems prove to be inadequate.

Changes in interest rates could affect Shore Financial’s income and cash flows.

Shore Financial’s income and cash flows depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors that are beyond Shore Financial’s control, including general economic conditions and the policies of various governmental and regulatory agencies (in particular, the Federal Reserve). Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the prepayment speed of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits or other sources of funding. The impact of these changes may be magnified if Shore Financial does not effectively manage the relative sensitivity of its assets and liabilities to changes in market interest rates. Fluctuations in these areas may adversely affect Shore Financial and its shareholders.

Changes in accounting standards could impact reported earnings.

The accounting standard setters, including the Financial Accounting Standards Board, SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of Shore Financial’s consolidated financial statements. These changes can be hard to predict and can materially impact how it records and reports its financial condition and results of operations. In some cases, Shore Financial could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements.

The preparation of Shore Financial’s financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates that affect the financial statements. Two of Shore Financial’s most critical estimates are the level of the allowance for credit losses and the valuation of certain assets, including available-for-sale investment securities and real estate owned. Due to the inherent nature of these estimates, Shore Financial cannot provide absolute assurance that it will not significantly increase the allowance for credit losses and/or sustain credit losses that are significantly higher than the provided allowance, nor that it will not recognize a significant loss or impairment of its investment securities and real estate owned assets.

Shore Financial’s stock price may fluctuate.

Shore Financials’ common stock is publicly traded and, therefore, several factors exist that could cause the price to fluctuate substantially in the future. These factors include:

•	actual or anticipated variations in earnings;

•	changes in analysts’ recommendations or projections regarding bank stocks;

•	Shore Financial’s announcements of developments related to its businesses;

•	operating and stock performance of other companies deemed to be peers;

•	new technology used or services offered by traditional and non-traditional competitors;

•	news reports of trends, concerns and other issues related to the financial services industry; and

•	the low transaction volume of Shore Financial’s stock.

Shore Financial’s stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to Shore Financial’s performance. General market price declines or market volatility in the future could adversely affect the price of its common stock, and the current market price may not be indicative of future market prices.

Even though Shore Financial’s common stock is currently traded on the Nasdaq Stock Market’s Global Market, it has less liquidity than the average stock quoted on a national securities exchange.

The trading volume in Shore Financial’s common stock on the Nasdaq Global Market has been relatively low when compared with larger companies listed on the Nasdaq Global Market or the stock exchanges. Because of this, it may be more difficult for shareholders to sell a substantial number of shares for the same price at which shareholders could sell a smaller number of shares. Additionally, volatility of the stock price may occur on relatively small trading volumes of Shore Financial’s common stock.

Shore Financial cannot predict the effect, if any, that future sales of its common stock in the market, or the availability of shares of common stock for sale in the market, will have on the market price of the common stock. Shore Financial can give no assurance that sales of substantial amounts of common stock in the market, or the potential for large amounts of sales in the market, would not cause the price of its common stock to decline or impair Shore Financial’s future ability to raise capital through sales of its common stock.

FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains data and information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding, among other things, the anticipated closing date of the merger, the expected pro forma effect of the merger, and plans and objectives of Hampton Roads Bankshares’ management for future operations of the combined organization following consummation of the merger. You can identify these forward-looking statements because they may include terms such as “believes,” “anticipates,” “intends,” “expects,” or similar expressions and may include discussions of future strategy. Each of Hampton Roads Bankshares and Shore Financial caution you not to rely unduly on any forward-looking statements in this joint proxy statement/prospectus. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements.

Factors that might cause such a difference include the following:

•	the ability of Shore Financial or Hampton Roads Bankshares to obtain the required shareholder approval or the companies to obtain the required regulatory approvals for the merger;

•	the ability of the companies to consummate the merger;

•	the ability to successfully integrate Shore Financial into Hampton Roads Bankshares following the merger;

•	a material adverse change in the financial condition, results of operations or prospects of either Hampton Roads Bankshares or Shore Financial;

•	the ability to fully realize any cost savings and revenues or the ability to realize them on a timely basis;

•	the risk of borrower, depositor and other customer attrition after the transaction is completed;

•	a change in general business and economic conditions;

•	changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition;

•	changes in accounting principles, policies or guidelines;

•	changes in legislation and regulation;

•	other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and

•	other risk factors described on pages to of this joint proxy statement/prospectus.

Hampton Roads Bankshares and Shore Financial undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

THE SHORE FINANCIAL SPECIAL MEETING

General

This section contains information about the Shore Financial special shareholder meeting that has been called to vote upon the matters described below.

We are mailing this joint proxy statement/prospectus to you, as a Shore Financial shareholder, on or about April 17, 2008. Together with this joint proxy statement/prospectus, we also are sending to you a notice of the special meeting and a form of proxy that the Shore Financial board is soliciting for use at the special meeting. The special meeting will be held on May 22, 2008, at 3:00 p.m., local time.

Matters to Be Considered

At the special meeting, you will be asked:

•	to approve the merger agreement, the plan of merger and the transactions contemplated thereby (See Proposal I); and

•

to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting (See Proposal V).

Proxies

The accompanying form of proxy is for use at the special meeting if you are unable or do not desire to attend in person. You may attend the special meeting even if you have previously delivered a proxy to us. You can revoke your proxy at any time before the vote is taken at the special meeting by submitting to the exchange agent written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and electing to vote in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

All shares represented by valid proxies that we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you make no specification on your returned proxy card, your proxy will be voted “FOR” the matters to be considered at the special meeting as described above.

Form of Election for Cash or Stock

You will receive the election form in a separate mailing. You should make an election as indicated on the form, sign the form, and return the form in the separate envelope provided so that it is received prior to 5:00 p.m. Eastern time on May 19, 2008, which we refer to as the election deadline.

You will be able to make one of the following elections on the election form:

•	to elect to receive shares of Hampton Roads Bankshares common stock with respect to all of your shares of Shore Financial common stock;

•	to elect to receive cash with respect to all of your shares of Shore Financial common stock;

•	to elect to receive shares of Hampton Roads Bankshares common stock with respect to some of your shares of Shore Financial common stock and cash with respect to the remainder of your shares; or

•	to indicate that you make no election, and thus have no preference, with respect to your shares of Shore Financial common stock.

If you do not submit an election form prior to the election deadline, you will be deemed to have indicated that you are making no election, and thus have no preference, with respect to your shares of Shore Financial common stock. All elections must be made on the election form furnished to you in a separate mailing, or on a facsimile of the election form. See “Proposal I—Approval of the Merger and Related Matters—Cash or Common Stock Election; Surrender of Stock Certificates” beginning on page      for the procedure to be followed to make a cash election.

Solicitation of Proxies

Shore Financial will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Shore Financial will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, the Internet, telegram, fax, letter or special delivery letter.

Record Date and Voting Rights

In accordance with Virginia law, Shore Financial’s articles of incorporation and bylaws and the Nasdaq Global Market rules, we have fixed April 11, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting. Accordingly, you are only entitled to notice of, and to vote at, the special meeting if you were a record holder of Shore Financial common stock at the close of business on the record date. At that time,              shares of Shore Financial common stock were outstanding, held by              holders of record. To have a quorum that permits us to conduct business at the special meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Shore Financial common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Shore Financial common stock you held as of the close of business on the record date.

Holders of shares of Shore Financial common stock present in person at the special meeting but not voting, and shares of Shore Financial common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether we have a quorum for transacting business.

Vote Required

The approval of the merger agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of Shore Financial’s outstanding shares.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the merger agreement, the plan of merger and the transactions contemplated thereby require the affirmative vote of the holders of a majority of the outstanding shares of Shore Financial common stock entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as votes against these matters. Accordingly, the Shore Financial board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

As of the record date, directors and executive officers of Shore Financial beneficially owned approximately              shares of Shore Financial common stock, entitling them to exercise approximately     % of the voting power of the Shore Financial common stock entitled to vote at the special meeting. Each director and executive officer of Shore Financial has indicated that he or she will vote each share of Shore Financial common stock that he or she owns “FOR” approval and adoption of the merger agreement, the plan of merger and the transactions contemplated thereby.

In addition, each director of Shore Financial, four executive officers of Shore Financial, and Richard F. Hall, Jr. (a substantial shareholder), have entered into support agreements which generally preclude these persons from transferring, selling, or otherwise disposing of any shares of common stock of Shore Financial held by them during the pendency of the transaction. The parties that entered into the support agreements also agreed to vote in favor of the merger agreement and the merger and to surrender the shares of common stock of Shore Financial held by such persons at the effective time of the merger. In addition, the parties that entered into the support agreements agreed to vote against any proposal or any amendment of Shore Financial’s articles of incorporation or bylaws which would frustrate or impede the merger. The support agreements require that any signing party not make any statement, written or oral, to the effect that he does not support the merger or that other shareholders of Shore Financial should not support the merger; provided, however, that members of the board of directors and officers of Shore Financial are permitted to discuss or communicate about the merger in accordance with their fiduciary duties if such discussions and communications are limited to other members of the board and officers of Shore Financial and Shore Bank, financial advisors, legal advisors, and other persons owing duties of confidentiality to Shore Financial.

Recommendation of the Shore Financial Board of Directors

The Shore Financial board of directors has approved the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger. The Shore Financial board believes that the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, are fair to, and are in the best interests of, Shore Financial and its shareholders and unanimously recommends that shareholders vote “FOR” approval of the merger agreement, the plan of merger and the transactions contemplated thereby.

THE HAMPTON ROADS BANKSHARES ANNUAL MEETING

General

This section contains information about the Hampton Roads Bankshares annual shareholders meeting that has been called to vote upon the matters described below.

We are mailing this joint proxy statement/prospectus to you, as a Hampton Roads Bankshares shareholder, on or about April 17, 2008. Together with this joint proxy statement/prospectus, we also are sending to you a notice of the annual meeting and a form of proxy that the Hampton Roads Bankshares board is soliciting for use at the annual meeting. The annual meeting will be held on May 22, 2008, at 10:00 a.m., local time.

Matters to Be Considered

At the annual meeting, you will be asked:

•	to approve the merger agreement, the plan of merger and the transactions contemplated thereby;

•

to approve a proposal to adopt an amendment to the articles of incorporation of Hampton Roads Bankshares, to add Article VIII allowing for shareholder approval of certain transactions by majority vote provided that the board of directors had approved and recommended such transactions by at least a two-thirds (2/3) vote;

•	to elect three “Class A” directors to terms of three years each;

•	to ratify the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares’ independent registered public accounting firm for the year ending December 31, 2008; and

•

to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

Proxies

The accompanying form of proxy is for use at the annual meeting if you are unable or do not desire to attend in person. You may attend the annual meeting even if you have previously delivered a proxy to us. You can revoke your proxy at any time before the vote is taken at the annual meeting by submitting to the exchange agent written notice of revocation or a properly executed proxy of a later date, or by attending the annual meeting and electing to vote in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

All shares represented by valid proxies that we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you make no specification on your returned proxy card, your proxy will be voted “FOR” the matters to be considered at the annual meeting as described above.

Solicitation of Proxies

Hampton Roads Bankshares will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Hampton Roads Bankshares will reimburse those record holders for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, the Internet, telegram, fax, letter or special delivery letter. In addition, Hampton Roads Bankshares has engaged a professional proxy solicitation firm, Okapi Partners, to assist it in soliciting proxies for a fee of $20,000 plus reasonable expenses.

Record Date and Voting Rights

In accordance with Virginia law, Hampton Roads Bankshares’ articles of incorporation and bylaws and the Nasdaq Global Select Market rules, we have fixed April 11, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. Accordingly, you are only entitled to notice of, and to vote at, the annual meeting if you were a record holder of Hampton Roads Bankshares common stock at the close of business on the record date. At that time, shares of Hampton Roads Bankshares common stock were outstanding, held by holders of record. To have a quorum that permits us to conduct business at the annual meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Hampton Roads Bankshares common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Hampton Roads Bankshares common stock you held as of the close of business on the record date.

Holders of shares of Hampton Roads Bankshares common stock present in person at the annual meeting but not voting, and shares of Hampton Roads Bankshares common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the annual meeting for purposes of determining whether we have a quorum for transacting business. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal. These broker non-votes, however, will be counted for purposes of determining whether a quorum exists.

Vote Required

The approval of the merger agreement, the plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of more than two-third (2/3) of Hampton Roads Bankshares outstanding shares.

The approval of a proposal to adopt an amendment to the articles of incorporation of Hampton Roads Bankshares, to add Article VIII allowing for shareholder approval of certain transactions by majority vote provided that the board of directors had approved and recommended such transactions by at least a two-thirds (2/3) vote requires the affirmative vote of the holders of more than two-thirds (2/3) of Hampton Roads Bankshares outstanding shares.

The election of any of the nominees to the board of directors requires the affirmative vote of a plurality of the shares represented at the meeting, whether or not a quorum is present.

The ratification of the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares’ independent registered public accounting firm for the year ending December 31, 2008 requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Approval of the adjournment of the meeting requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Because approval of the merger agreement, the plan of merger and the transactions contemplated thereby require the affirmative vote of the holders of more than two-thirds of the outstanding shares of Hampton Roads Bankshares common stock entitled to vote at the annual meeting, abstentions and broker non-votes will have the same effect as votes against these matters. Accordingly, the Hampton Roads Bankshares board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

As of the record date, directors and executive officers of Hampton Roads Bankshares beneficially owned approximately              shares of Hampton Roads Bankshares common stock, entitling them to exercise approximately     % of the voting power of the Hampton Roads Bankshares common stock entitled to vote at the annual meeting. Each director and executive officer of Hampton Roads Bankshares has indicated that he will vote each share of Hampton Roads Bankshares common stock that he or she owns “FOR” approval and adoption of the merger agreement, the plan of merger and the transactions contemplated thereby.

Recommendation of the Hampton Roads Bankshares Board of Directors

The Hampton Roads Bankshares board of directors has approved the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger. The Hampton Roads Bankshares board of directors believes that the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, are fair to, and are in the best interests of, Hampton Roads Bankshares and its shareholders and unanimously recommends that shareholders vote “FOR” approval of the merger agreement, the plan of merger and the transactions contemplated thereby, “FOR” approval of a proposal to adopt an amendment to the articles of incorporation of Hampton Roads Bankshares, to add Article VIII, “FOR” each of the nominees for director listed in the joint proxy statement/prospectus and “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C., as Hampton Roads Bankshares’ independent registered public accounting firm for the year ending December 31, 2008.

PROPOSAL I—APPROVAL OF THE MERGER AND RELATED MATTERS

This summary of the material terms and provisions of the merger agreement and the shareholder agreements is qualified in its entirety by reference to such documents. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We incorporate this document into this summary by reference.

Merger

Subject to satisfaction or waiver of all conditions in the merger agreement, Shore Financial will merge with and into Hampton Roads Bankshares. Upon completion of the merger, Shore Financial’s corporate existence will terminate. Immediately following the merger, Scott C. Harvard, Henry P. Custis, Jr. and Richard F. Hall, III shall join the board of directors of Hampton Roads Bankshares. Two of those individuals shall also be appointed to the board of directors of Bank of Hampton Roads at that time. Shore Financial’s wholly-owned subsidiary, Shore Bank, will remain in existence and operate as a separate subsidiary of Hampton Roads Bankshares.

Merger Consideration

Each share of Shore Financial common stock will be converted in the merger into either:

•	$22.00 in cash; or

•	1.8 shares of Hampton Roads Bankshares common stock

If the average closing price of Hampton Roads Bankshares common stock exceeds $14.94 per share, Hampton Roads Bankshares will have the right to terminate the merger agreement. If the average closing price of Hampton Roads Bankshares stock is less than $9.50 per share, Shore Financial will have the right to terminate the merger agreement.

The term “Hampton Roads Bankshares average closing price” means the average closing price of Hampton Roads Bankshares common stock on the Nasdaq Global Select Market for the 20 consecutive trading days ending on the fifth trading day prior to the effective date of the merger, and the term “exchange ratio” means the 1.8 shares of Hampton Roads Bankshares common stock that will be exchanged for each share of Shore Financial common stock in the merger.

The exchange ratio and the $22.00 per share cash component of the merger consideration also is subject to appropriate adjustment if:

•

Between the date of the merger agreement and the effective time of the merger, the shares of Hampton Roads Bankshares or Shore Financial are changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, stock dividend or similar change; or

•	As of the effective time of the merger, the number of shares of Shore Financial common stock issued and outstanding together with the shares issuable upon the exercise of options exceeds 2,631,016.

The amount and nature of the merger consideration was established through arm’s-length negotiations between Hampton Roads Bankshares and Shore Financial and their respective advisors, and reflects the balancing of a number of countervailing factors. The total amount of the merger consideration reflects a price both parties concluded was appropriate. See “—Background of the Merger,” “—Hampton Roads Bankshares’ Reasons for the Merger” and “—Shore Financial’s Reasons for the Merger” beginning on page     . The parties have structured the merger, in part, to have the favorable tax attributes of a “reorganization” for federal income tax purposes. See “—Certain Federal Income Tax Consequences of the Merger” beginning on page     .

Background of the Merger

The board of directors and management of Shore Financial have periodically explored and discussed strategic options potentially available to Shore Financial in view of the increasing competition and continuing consolidation in the financial services industry. These strategic discussions included the possibility of business combinations involving Hampton Roads Bankshares and other financial institutions. From time to time over the past several years, representatives of Shore Financial had preliminary discussions with representatives of other financial institutions concerning the possibility of such a business combination, but none of those preliminary discussions resulted in a proposal that the board could recommend to shareholders.

On April 5, 2007, William J. McKinnon, Jr., a representative from McKinnon & Company, Inc. (“McKinnon”), presented Jack W. Gibson, Hampton Roads Bankshares’ President and Chief Executive Officer, a package reflecting an analysis of a merger between Hampton Roads Bankshares and Shore Financial. Following Mr. McKinnon’s presentation, Mr. Gibson advised Herman A. Hall, III and Emil A. Viola, the other members of Hampton Roads Bankshares’ Executive Committee, of his receipt of the presentation materials. Mr. Gibson also informed Donald Fulton, Senior Vice-President and Chief Financial Officer of Hampton Roads Bankshares of his meeting with Mr. McKinnon.

On June 1, 2007, Mr. Gibson met with Scott C. Harvard, the President and Chief Executive Officer of Shore Financial, to discuss a possible combination of Shore Financial and Hampton Roads Bankshares. Mr. Gibson and Douglas J. Glenn, a director of Hampton Roads Bankshares and, at the time, general outside counsel to Hampton Roads Bankshares, met with Mr. Harvard on July 13, 2007 to further discuss a possible combination of the two companies. On July 24, 2007, during a regular board meeting, the Hampton Roads Bankshares board of directors held a strategic planning session to discuss the future direction of the company and growth opportunities available in the market. Mr. McKinnon was in attendance and delivered a presentation about community bank stock performance and an analysis of various strategic possibilities. Mr. McKinnon presented six potential target companies, including Shore Financial.

On August 10, 2007, Mr. Gibson and Mr. Harvard met to further discuss a possible business combination of the two companies. On September 19, 2007, Mr. Gibson, on behalf of Hampton Roads Bankshares, presented with Messrs. Viola and Glenn an informal proposal, subject to due diligence review, to Mr. Harvard and Messrs. Custis and Hall for a business combination of the two companies. On October 1, 2007, Hampton Roads Bankshares sent a letter specifying the terms of an acquisition of Shore Financial by Hampton Roads Bankshares at a price of $22.00 per share of Shore Financial common stock with an acquisition consideration of a combination of cash and common stock of Hampton Roads Bankshares. The proposal contemplated retaining Shore Bank as a subsidiary of Hampton Roads Bankshares post-acquisition.

Davenport & Company LLC (“Davenport”) was directed to prepare an offering memorandum for Shore Financial to present to Hampton Roads Bankshares on October 17, 2007. On October 19, 2007, Hampton Roads Bankshares formally appointed McKinnon as its financial advisor for a possible combination with Shore Financial. The offering memorandum was delivered to Hampton Roads Bankshares on November 16, 2007.

On December 4, 2007, Hampton Roads Bankshares submitted a non-binding indication of interest letter containing a term sheet which outlined the basic terms for the transaction subject to the negotiation of a mutually agreeable definitive agreement. The terms included a combination of cash and stock consideration and a per share price of $22.00 per share of Shore Financial common stock. Subsequently, both Hampton Roads Bankshares and Shore Financial completed its due diligence review of the other party.

Between December 13, 2007 and January 8, 2008, Shore Financial and Hampton Roads Bankshares and their respective advisors and representatives conducted due diligence and negotiated the terms of a definitive merger agreement which management of Hampton Roads Bankshares and Shore Financial could recommend to their respective boards of directors.

On January 8, 2008, the Shore Bank board of directors met to review and consider the definitive agreement. Prior to the meeting on January 8, 2008, a copy of the definitive agreement had been submitted to Davenport for its consideration with respect to its fairness to Shore Financial and its shareholders.

At the January 8, 2008 meeting, LeClairRyan, counsel for Shore Financial reviewed the terms and conditions of the definitive agreement with the Shore Financial board and Davenport delivered to the board its written opinion that as of the date of its opinion, and based upon and subject to the considerations described in its opinion, and other matters as Davenport considered relevant, the proposed transaction was fair from a financial point of view to the holders of Shore Financial common stock. The Shore Financial board of directors then unanimously approved the agreement and plan of merger with Hampton Roads Bankshares and resolved to recommend it to the Shore Financial shareholders for approval.

On January 8, 2008, the Hampton Roads Bankshares board of directors met to review and consider the definitive agreement. Prior to the meeting on January 8, 2008, a copy of the definitive agreement had been submitted to McKinnon for its consideration with respect to its fairness to Hampton Roads Bankshares and its shareholders.

At the January 8, 2008 meeting, Williams Mullen, counsel for Hampton Roads Bankshares reviewed the terms and conditions of the definitive agreement with the Hampton Roads Bankshares board and McKinnon delivered to the board its oral opinion that as of the date of its opinion the proposed transaction was fair from a financial point of view to the holders of Hampton Roads Bankshares common stock. The Hampton Roads Bankshares board of directors then unanimously approved the agreement and plan of merger with Shore Financial and resolved to recommend it to the Hampton Roads Bankshares shareholders for approval.

A joint press release announcing the execution of the merger agreement was issued by Hampton Roads Bankshares and Shore Financial on January 9, 2008.

Hampton Roads Bankshares’ Reasons for the Merger

In reaching its decision to initially propose and thereafter approve the merger agreement and recommend the merger to its shareholder, the Hampton Roads Bankshares board of directors consulted with Hampton Roads Bankshares’ management, as well as with its outside financial and legal advisors, reviewed various financial data, due diligence and evaluation materials, and made an independent determination that the proposed merger with Shore Financial was in the best interests of Hampton Roads Bankshares and its shareholders. The board of directors considered a number of positive factors that it believes support its recommendation that Hampton Roads Bankshares’ shareholders approve the merger agreement, including:

•

that the transaction conforms with Hampton Roads Bankshares’ long term goals of enhancing shareholder value; diversifying credit risk; broadening its customer base for loans and deposits and broadening its market penetration;

•

that Shore Financial has a strong market presence on Virginia’s Eastern Shore, that Shore Financial’s market is contiguous to Hampton Roads Bankshares’ existing market without overlap or redundant facilities and presents opportunities to grow the business further into and through the Delmarva Peninsula;

•	that Shore Financial is well managed, has been consistently profitable and could enhance existing and initiate new banking products that could appeal to a broader customer base;

•

that peer competitors have focused on expansion into Northeastern North Carolina and Richmond creating a potentially over banked market while overlooking the opportunities available in Shore Financial’s market;

•

the financial analysis and presentation of McKinnon & Company and its oral opinion that, as of January 8, 2008, the proposed merger was fair, from a financial point of view, to Hampton Roads Bankshares (see “—Opinion of Hampton Roads Bankshares’ Financial Advisor”);

•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples paid in selected business combinations with the terms of the merger;

•	its belief that the merger will create a larger and more diversified organization, with a higher combined legal lending limit, that is better positioned to compete and grow its business;

•

its knowledge and analysis of the current competitive and regulatory environment for financial institutions generally, Hampton Roads Bankshares’ current competitive position and the other potential strategic alternatives available to Hampton Roads Bankshares, including accelerating de novo branch growth, making acquisitions or developing or acquiring non-bank businesses;

•

its review of Shore Financial’s financial condition, earnings, business operations and prospects, taking into account the results of Hampton Roads Bankshares’ due diligence investigation of Shore Financial, and its belief that Shore Financial is a high quality financial services company with a compatible business culture and shared approach to customer service, treatment of employees and increasing shareholder value;

•

the assessment of the likelihood that the merger would be completed in a timely manner without unacceptable regulatory conditions or requirements, including that no branch divestitures would likely be required, and the ability of the management team to successfully integrate and operate the business of the combined company after the merger;

•	its expectation that shareholders in the combined company will continue to receive dividends from the earnings of the combined company; and

•

the fact that the merger should enable shareholders in the combined company to enjoy greater liquidity from the larger shareholder base so as to allow them to buy and sell shares quickly and efficiently.

The Hampton Roads Bankshares board also considered the risks and potentially negative factors outlined below, but concluded that the anticipated benefits of combining with Shore Financial were likely to outweigh substantially these risks and factors. The risks and factors included:

•

the possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of Hampton Roads Bankshares on-going business, and in the loss of customers;

•	the possibility that the merger may not be well received by Shore Financial’s key employees or customers, resulting in either or both the loss of such key employees or customers

•	the potential risk of diverting management’s focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	interest rate changes and short term asset-liability adjustments; and

•	the risks of the type and nature described under “Forward-Looking Statements” and “Risk Factors.”

The foregoing discussion of the factors considered by Hampton Roads Bankshares’ board is not intended to be exhaustive, but is believed to include all material factors considered by Hampton Roads Bankshares’ board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Hampton Roads Bankshares’ board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weight to the various factors that it considered in reaching its determination to initially propose and thereafter approve the merger and recommend that Hampton Roads Bankshares’ shareholders vote “FOR” the approval of the merger agreement. In addition, individual members of the Hampton Roads Bankshares board of directors may have given differing weights to different factors. The Hampton Roads Bankshares board of directors conducted an overall analysis of the factors described above, including thorough discussions with Hampton Roads Bankshares management and outside financial and legal advisors and considered the factors overall to be favorable to and to support its determination to approve the merger and recommend that Hampton Roads Bankshares’ shareholders approve the merger agreement.

It should be noted that this explanation of the Hampton Roads Bankshares’ board of directors’ reasoning and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”

Based on the foregoing, the Hampton Roads Bankshares board of directors unanimously determined that the merger, the merger agreement, and the transactions contemplated by the merger agreement are in the best interests of Hampton Roads Bankshares and its shareholders. The Hampton Roads Bankshares’ board of directors unanimously recommends that Hampton Roads Bankshares’ shareholders vote “FOR” the approval of the merger agreement.

Shore Financial’s Reasons for the Merger

In reaching its decision to approve the merger agreement and recommend the merger to its shareholders, the Shore Financial board of directors consulted with Shore Financial’s management, as well as with its outside financial and legal advisors, reviewed various financial data, due diligence and evaluation materials, and made an independent determination that the proposed merger with Hampton Roads Bankshares was in the best interests of Shore Financial and its shareholders. The board of directors considered a number of positive factors that it believes support its recommendation that Shore Financial’s shareholders approve the merger agreement, including:

•

the premium over Shore Financial’s prevailing stock price to be received by Shore Financial’s shareholders, together with the fact that shareholders may elect to receive up to 45%, which may be increased up to 50% in the sole discretion of Hampton Roads Bankshares, of the total merger consideration in the form of cash;

•

the financial analysis and presentation of Davenport and its oral opinion that, as of January 8, 2008, the exchange ratio was fair, from a financial point of view, to Shore Financial (see “—Opinion of Shore Financial’s Financial Advisor”);

•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples paid in selected business combinations with the terms of the merger;

•	its belief that the merger will create a larger and more diversified organization, with a higher combined legal lending limit, that is better positioned to compete and grow its business;

•

the corporate governance and operational provisions established for the transaction, including the fact that Shore Bank will retain its banking charter and continue to operate as a separate bank, the composition of the post-merger board of directors of Hampton Roads Bankshares and Shore Bank, and the designation of key senior management of the combined company and Shore Bank and their proposed employment arrangements;

•

its knowledge and analysis of the current competitive and regulatory environment for financial institutions generally, Shore Financial’s current competitive position and the other potential strategic alternatives available to Shore Financial, including remaining independent, accelerating branch growth, making acquisitions, developing or acquiring non-bank businesses and selling Shore Financial to certain other financial institutions;

•

its review of Hampton Roads Bankshares’ financial condition, earnings, business operations and prospects, taking into account the results of Shore Financial’s due diligence investigation of Hampton Roads Bankshares, and its belief that Hampton Roads Bankshares is a high quality financial services company with a compatible business culture and shared approach to customer service and increasing shareholder value;

•

the assessment of the likelihood that the merger would be completed in a timely manner without unacceptable regulatory conditions or requirements, including that no branch divestitures would likely be required, and the ability of the management team to successfully integrate and operate the business of the combined company after the merger;

•

its expectation that Shore Financial shareholders who receive stock of Hampton Roads Bankshares will receive higher aggregate dividends from the combined company than the dividends currently paid by Shore Financial (based on Hampton Roads Bankshares current annual dividend rate of $0.44 per share and an exchange ratio of 1.8 shares of the combined company’s stock for each share of Shore Financial common stock. On an equivalent per share basis Shore Financial shareholders would realize an increase in their annual dividend rate from $0.32 to $0.792) (see “Comparative Unaudited Per Share Data”); and

•

the fact that the merger will enable Shore Financial’s shareholders to exchange their shares of Shore Financial, in a tax-free transaction, for registered shares of common stock of a company that will have a significantly larger pro forma market capitalization, except for any portion of the merger consideration paid in cash for full or fractional shares, that will potentially provide greater liquidity for Shore Financial shareholders to sell their shares quickly and efficiently.

The Shore Financial board also considered the risks and potentially negative factors outlined below, but concluded that the anticipated benefits of combining with Hampton Roads Bankshares were likely to outweigh substantially these risks and factors. The risks and factors included:

•	the possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of Shore Financial’s on-going business, and in the loss of customers;

•	the potential risk of diverting management’s focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	the matters described in “—Interests of Certain Persons in the Merger” below; and

•	the risks of the type and nature described under “Forward-Looking Statements” and “Risk Factors.”

The foregoing discussion of the factors considered by Shore Financial’s board is not intended to be exhaustive, but is believed to include all material factors considered by Shore Financial’s board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Shore Financial board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weight to the various factors that it considered in reaching its determination to approve the merger and recommend that Shore Financial’s shareholders vote “FOR” the approval of the merger agreement. In addition, individual members of the Shore Financial board of directors may have given differing weights to different factors. The Shore Financial board of directors conducted an overall analysis of the factors described above, including thorough discussions with Shore Financial’s management and outside financial and legal advisors and considered the factors overall to be favorable to and to support its determination to approve the merger and recommend that Shore Financial’s shareholders approve the merger agreement.

It should be noted that this explanation of the Shore Financial board’s reasoning and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”

Based on the foregoing, the Shore Financial board of directors unanimously determined that the merger, the merger agreement, and the transactions contemplated by the merger agreement are in the best interests of Shore Financial and its shareholders. The Shore Financial board of directors unanimously recommends that Shore Financial’s shareholders vote “FOR” the approval of the merger agreement.

Opinion of Shore Financial’s Financial Advisor

Shore Financial engaged Davenport to act as its financial advisor in connection with the proposed merger and Davenport agreed to assist Shore Financial in analyzing, structuring and negotiating the merger. Davenport was also engaged to render a written opinion to Shore Financial’s board as to the fairness, from a financial point of view, of the consideration to be paid to Shore Financial’s shareholders in accordance with a potential merger. In requesting Davenport’s advice and opinion, no restrictions or limitations were imposed by Shore Financial upon Davenport with respect to the investigations made or the procedures followed by Davenport in rendering its opinion.

Davenport is a regional investment banking firm. As part of its investment banking business, Davenport is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and valuations for estate, corporate and other purposes. Davenport was selected by Shore Financial to act as its financial advisor because of Davenport’s expertise in valuing and advising financial institutions in merger and acquisition transactions and because Davenport was familiar with Shore Financial and its business.

On January 8, 2008, Davenport reviewed the financial aspects of the proposed merger with Shore Financial’s board of directors and delivered its opinion to Shore Financial’s board of directors to the effect that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the merger consideration to be received by the shareholders of Shore Financial pursuant to the merger agreement was fair, from a financial point of view.

The full text of the Davenport opinion, which describes, among other things, the assumptions made, matters considered, and the limitations on the review undertaken, is attached to this document as Annex B and is incorporated in this document by reference. The description of the Davenport opinion set forth below is qualified in its entirety by reference to the full text of the Davenport opinion in Annex B. Shore Financial’s shareholders are urged to read the Davenport opinion carefully and in its entirety.

The Davenport opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by Shore Financial’s shareholders. Further, the Davenport opinion is not a recommendation to any Shore Financial shareholder as to how he or she should vote with regard to the merger. Davenport was not retained as an advisor or agent to Shore Financial’s shareholders or any other person, and it is acting only as an advisor to Shore Financial’s board. The Davenport opinion does not express any opinion about the fairness of the amount or nature of the compensation to Shore Financial’s officers, directors, employees or class of such persons, relative to compensation to the public shareholders of Shore Financial. In accordance with internal procedures adopted pursuant to FINRA rules and regulations, Davenport’s fairness opinion was approved by a fairness committee of Davenport.

In arriving at its opinion, Davenport, among other things:

•	reviewed the merger agreement dated as of January 8, 2008;

•

reviewed certain business, financial, and other information regarding Shore Financial and its prospects that was furnished to it by the management of Shore Financial and that it discussed with the management of Shore Financial;

•

reviewed certain business, financial, and other information regarding Hampton Roads Bankshares and its prospects that was furnished to it by the management of Hampton Roads Bankshares and that it discussed with the management of Hampton Roads Bankshares;

•	reviewed the publicly reported historical price and trading activity for Shore Financial’s and Hampton Roads Bankshares’ common stock;

•

compared the business, financial and other information regarding Shore Financial and Hampton Roads Bankshares with similar information regarding certain other publicly traded companies which it deemed to be relevant;

•	compared the proposed financial terms of the merger with the financial terms of various other mergers and acquisitions of financial institutions in recent years;

•

reviewed the pro forma financial impact of the merger on Shore Financial and Hampton Roads Bankshares, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of Shore Financial and Hampton Roads Bankshares;

•

reviewed the relative contribution of assets, deposits, equity and earnings of Shore Financial and Hampton Roads Bankshares to the resulting institution and the relative pro forma ownership of the shareholders of Shore Financial and Hampton Roads Bankshares in the combined company; and

•	considered other information such as financial studies, analyses, and investigations as well as financial and economic and market criteria that it deemed appropriate.

In rendering its opinion, Davenport assumed and relied upon the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by Shore Financial and Hampton Roads Bankshares or their representatives, or that was otherwise reviewed by it. Davenport did not attempt or assume any responsibility to independently verify any of the information reviewed by it. Davenport is not an expert in the evaluation of loan portfolios for the purpose of assessing the adequacy of allowances for losses, and it assumed that Shore Financial’s and Hampton Roads Bankshares’ respective allowances are, in the aggregate, adequate. Davenport did not review any individual credit files or make any independent evaluation, appraisal or physical inspection of the assets, liabilities or individual properties of Shore Financial or Hampton Roads Bankshares, nor was Davenport furnished with any evaluation or appraisal of their assets, liabilities or properties.

With respect to the financial forecast information furnished to or discussed with Davenport by Shore Financial or Hampton Roads Bankshares, Davenport assumed that such financial forecast information had been reasonably prepared and reflected the best currently available estimates and judgment of Shore Financial’s or Hampton Roads Bankshares’ management as to the expected future financial performance of Shore Financial or Hampton Roads Bankshares, respectively. Davenport assumed no responsibility for and expressed no view as to any such forecasts or estimates or the assumptions upon which they were based. Davenport assumed that the merger will be completed substantially in accordance with the terms set forth in the merger agreement and that the merger will be accounted for as a purchase under generally accepted accounting principles. The Davenport opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Davenport as of, the date of the Davenport opinion. Davenport does not have any obligation to update, revise or reaffirm this opinion or otherwise comment on any events occurring after January 8, 2008.

The Davenport opinion was just one of the many factors taken into consideration by Shore Financial’s board of directors in determining to approve the merger agreement. (See “—Background of the Merger” and “—Shore Financial’s Reasons for the Merger” beginning on page     .) The Davenport opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Shore Financial, nor does it address the effect of any other business combination in which Shore Financial might engage. The Davenport opinion was not an expression of an opinion as to the prices at which shares of Hampton Roads Bankshares common stock or Shore Financial common stock would trade following the announcement of the merger or the actual value of the Hampton Roads Bankshares common shares when issued pursuant to the merger, or the prices at which the Hampton Roads Bankshares common shares will trade following the completion of the merger.

In connection with rendering its opinion, Davenport performed a variety of financial analyses. The following is a summary of the material analyses presented to Shore Financial’s board of directors at its January 8, 2008 meeting. The financial analyses summarized below include information presented in tabular format. The summary set forth below does not purport to be a complete description of the analyses performed by Davenport, but describes, in summary form, the principal elements of the presentation made by Davenport to Shore Financial’s board of directors on January 8, 2008. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Davenport was carried out in order to provide a different perspective on the transaction and add to the total mix of information available.

Davenport did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Davenport considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Davenport did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized below, Davenport believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion.

In performing its analyses, Davenport made numerous assumptions with respect to industry performance, general business, economic and market conditions and other matters, many of which are beyond the control of Shore Financial and Hampton Roads Bankshares. The projections and other information used in the analyses performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses, and the results of such analyses.

Transaction Summary. Davenport reviewed the terms of the proposed merger including the aggregate transaction value. As is more specifically set forth in the merger agreement, upon consummation of the merger, each holder of Shore Financial common stock will be entitled to receive consideration of either $22.00 in cash or 1.80 shares of Hampton Roads Bankshares common stock per share of Shore Financial common stock, or a combination of cash and stock, at such shareholder’s election. Davenport further understands that these shareholder elections are subject to certain allocation procedures intended to ensure that at least 25% and no more than 45% of the merger consideration for the Shore Financial common shares outstanding consist of cash. (See “—Merger Consideration” on page     .)

Transaction multiples from the merger were based on $21.70 and $21.78 per share deal prices and financial data as of and for the last twelve months (“LTM”) ended September 30, 2007 for Shore Financial. The per share prices of $21.70 and $21.78 were based on the most recent Hampton Roads Bankshares price of $12.00 and consideration mixes of 75%/25% stock/cash and 55%/45% stock/cash, respectively. These per share values resulted in implied total transaction values of approximately $55.6 million and $55.8 million, respectively. Based on the per share deal price of $21.70, Davenport calculated the premium over Shore Financial’s closing price of $12.10 as of January 7, 2008 to be 79.3%, the price to last twelve months earnings per share to be 19.7x, the price to 2007 estimated earnings per share to be 21.1x, the price to book value to be 1.98x, the price to tangible book value to be 2.00x and the tangible book premium to core deposits to be 16.6%. Based on the per share deal price of $21.78, Davenport calculated the premium over Shore Financial’s closing price of $12.10 as of January 7, 2008 to be 80.0%, the price to last twelve months earnings per share to be 19.8x, the price to 2007 estimated earnings per share to be 21.1x, the price to book value to be 1.98x, the price to tangible book value to be 2.01x and the tangible book premium to core deposits to be 16.7%.

Comparable Bank Acquisition Analysis. Davenport compared the merger details to a selected group of acquisition transactions in the banking industry. The transactions selected were a group of 20 bank merger transactions announced since January 1, 2004 involving commercial banks headquartered in the United States where the target had total assets between $150 million and $400 million and a return on average equity between 8.0% and 12.0% for the twelve months prior to the transaction, the buyer had total assets less than $1.25 billion and the price to book value paid was less than 400%. Davenport compared the implied price per common share to the closing market price of the acquired company one day prior to the announcement of the transaction. Davenport also reviewed the following median transaction value multiples for the transactions listed above: price to the last twelve months earnings per share; price to book value; price to tangible book value; and tangible book premium to core deposits. Davenport also reviewed market adjusted transaction multiples from these comparable transactions, by adjusting the multiples for each transaction by the buyer’s stock price performance following the transaction announcement date. The median multiples for these transactions and the market adjusted median transaction multiples for these transactions are summarized in the table below along with the implied multiples for Shore Financial based on the proposed merger and an assumed purchase price of $21.74 (the average of $21.70 and $21.78 per share prices mentioned above).

	HRB/SFC		Recent M&A Transactions		Market Adjusted Multiples
Premium to Stock Price (One Day)	79.7%		19.4%		N/A
Price to LTM EPS	19.8	x	21.0	x	16.5	x
Price to Book Value	1.98	x	2.04	x	1.59	x
Price to Tangible Book Value	2.01	x	2.16	x	1.59	x
Tangible Book Premium to Core Deposits	16.6%		17.7%		12.2%

Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, Davenport compared selected financial information for Hampton Roads Bankshares to the corresponding publicly available information of certain other peer group companies whose securities are publicly traded. The peer group companies were chosen because they possess general business, operating and financial characteristics representative of companies in the region and the industry in which Hampton Roads Bankshares operates. The peer group companies were comprised of Virginia banks with total assets between approximately $500 million and $3.0 billion. The peer group companies were: Access National Corporation, Alliance Bankshares Corporation, American National Bankshares Inc., C&F Financial Corporation, Cardinal Financial Corporation, Carter Bank & Trust, Commonwealth Bankshares, Inc., Eagle Financial Services, Inc., Eastern Virginia Bankshares, Inc., First Community Bancshares, Inc., First National Corporation, FNB Corporation, Gateway Financial Holdings, Inc., Highlands Bankshares, Inc., Middleburg Financial Corporation, Millennium Bankshares Corporation, Monarch Financial Holdings, Inc., National Bankshares, Inc., Old Point Financial Corporation, TowneBank, Union Bankshares Corporation, Valley Financial Corporation, Virginia Commerce Bancorp, Inc. and Virginia Financial Group, Inc. (now StellarOne Corporation).

To perform this analysis, Davenport used the most recent financial information available as of January 7, 2008 for each of the peer group companies. Market price information was as of January 4, 2008 and earnings estimates were taken from First Call, a nationally recognized earnings estimate consolidator for publicly traded companies. The following table summarizes the relevant data items for Hampton Roads Bankshares and the peer group.

	HRB		Peer Median
Capitalization (MRQ)
Total Assets ($000)	$544,225		$833,759
Total Loans/ Total Assets	82.6%		76.0%
LTM Loan Growth	34.2		5.6
LTM Deposit Growth	18.7		2.4
Tangible Equity/ Tangible Assets	13.3		7.8
Total Capital Ratio	16.1		12.9

Asset Quality (MRQ)
NPLs/ Loans	0.34%		0.30%
Reserves/ Loans	1.03		1.06

Performance (LTM)
ROAA	1.35%		1.02%
ROAE	9.5		10.1
Net Interest Margin	5.05		3.79
Efficiency Ratio	59.2		67.0
Noninterest Income/ Oper. Rev.	12.6		23.6
Noninterest Expense/ Avg. Assets	3.2		3.0
Operating Revenue Growth	11.8		2.0
LTM EPS Growth	(4.4)		(6.2)
LTM Dividend Payout Ratio	65.2		35.7

Market Statistics
Market Value ($ in Millions)	$126.1		$107.0
YTD Average Daily Volume	1,028		3,095
Price to LTM Earnings	18.6	x	11.9	x
Price to 2007E Earnings	18.1	x	12.4	x
Price to 2008E Earnings	15.7	x	11.9	x
2008E EPS Growth	14.7%		7.5%
Price to Earnings Growth	1.2		1.2
Price to Tangible Book	173.9		149.8
Dividend Yield	3.6		2.4
52-Week Price Change	4.5		(24.0)

Discounted Dividend Analysis. Using a discounted dividend analysis, Davenport estimated the present value of the future stream of earnings Shore Financial could produce through December 31, 2012, assuming Shore Financial’s earnings per share increased 8.0% a year and Shore Financial maintained a dividend payout ratio of 27.0%. Davenport then estimated the terminal values for Shore Financial common stock at the end of the period by applying multiples ranging from 11.0x to 15.0x projected earnings in 2012. The earnings streams and terminal values were then discounted to present values using various discount rates (ranging from 12.0% to 14.0%) chosen to reflect different assumptions regarding the required rates of return to holders of prospective buyers of Shore Financial common stock. This discounted dividend analysis provided a range of present values from $10.60 to $15.24 per share of Shore Financial common stock.

Davenport also performed a discounted dividend analysis on the per share stock price of Shore Financial using the same assumptions as detailed above and also assuming that Shore Financial was able to achieve pre-tax cost savings equal to $2.3 million, or approximately 25% of its estimated 2008 noninterest expenses. Davenport assumed these cost savings would increase 5.0% a year. This discounted dividend analysis provided a range of present values from $15.26 to $21.92 per share.

Davenport noted that it included a discounted dividend analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the assumptions that must be made. The projections and other information used in the discounted dividend analysis performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses, and the results of such analyses.

Relative Contribution Analysis. Davenport analyzed the relative contributions to be made by Shore Financial and Hampton Roads Bankshares to the combined institution based on balance sheet data as of September 30, 2007, core income data for the last twelve months ended September 30, 2007 and projected net income for the years ending December 31, 2008 and 2009. The market capitalization data is as of January 7, 2008. Davenport compared such contributions to the ownership stake that Shore Financial shareholders would have in the combined institution, based on the exchange ratio of 1.80 shares of Hampton Roads Bankshares common stock for each share of Shore Financial common stock, assuming: (i) the consideration to be received by Shore Financial shareholders was all stock; (ii) the consideration to be received by Shore Financial shareholders was 75% stock and 25% cash; and (iii) the consideration to be received by Shore Financial shareholders was 55% stock and 45% cash. This information is presented in the following table.

	SFC	HRB
Total Assets	33.1%	66.9%
Net Loans	32.3	67.7
Total Deposits	32.7	67.3
Total Common Equity	27.5	72.5
Tangible Common Equity	27.2	72.8
Core income—LTM 9/30/07	29.2	70.8
Net Income—2008 Projected	28.4	71.6
Net Income—2009 Projected	28.2	71.8
Market Capitalization	19.7	80.3
Proposed Ownership—All Stock	31.0	69.0
Proposed Ownership—75% Stock / 25% Cash	25.0	75.0
Proposed Ownership—55% Stock / 45% Cash	19.6	80.4

Accretion/Dilution Analyses. Based on the exchange ratio of 1.80 shares of Hampton Roads Bankshares common stock for each share of Shore Financial common stock, Davenport calculated the pro forma per share financial consequences reflecting the merger on Shore Financial’s cash earnings per share, GAAP earnings per share, book value per share and tangible book value per share versus what those measures would be were the merger not to occur. In the tables below, the “receive” column represents the pro forma per share earnings, book value and tangible book value to be received by Shore Financial shareholders based on the exchange ratio of 1.80. This analysis was based on management’s estimated net income for Shore Financial and Hampton Roads Bankshares for 2008 and 2009. The analysis assumed pre-tax cost synergies of $905,000. For purposes of this analysis, Operating EPS is defined as EPS prior to nonrecurring merger related expenses and Cash EPS is defined as Operating EPS prior to the amortization of core deposit intangibles. This information is presented in the following tables.

	Per SFC Share – 75% Stock / 25% Cash
	Contribute	Receive	Accretion / (Dilution)
			($)	(%)
2008E Operating EPS	$1.20	$1.33	$0.13	10.6%
2008E Cash EPS	1.22	1.38	0.16	13.3
2009E Operating EPS	1.30	1.45	0.15	11.8
2009E Cash EPS	1.31	1.50	0.19	14.3
Book Value per Share	10.98	15.06	4.08	37.1
Tangible Book Value per Share	10.84	10.88	0.04	0.4

	Per SFC Share – 55% Stock / 45% Cash
	Contribute	Receive	Accretion / (Dilution)
			($)	(%)
2008E Operating EPS	$1.20	$1.36	$0.16	13.5%
2008E Cash EPS	1.22	1.42	0.20	16.4
2009E Operating EPS	1.30	1.49	0.19	14.9
2009E Cash EPS	1.31	1.55	0.24	17.6
Book Value per Share	10.98	14.57	3.59	32.7
Tangible Book Value per Share	10.84	10.10	-0.74	-6.9

Other Analyses. Davenport also reviewed earnings estimates, balance sheet composition, historical stock performance and stock liquidity for Hampton Roads Bankshares.

Other. In the ordinary course of its business as a broker-dealer, Davenport may, from time to time, purchase securities from, and sell securities to, Shore Financial and Hampton Roads Bankshares. As a market maker in securities, Davenport may from time to time have a long or short position in, and buy or sell, equity securities of Shore Financial and Hampton Roads Bankshares for Davenport’s own account or for the accounts of its customers.

Fees. Shore Financial and Davenport have entered into an agreement relating to the services provided by Davenport in connection with the transaction. Shore Financial has agreed to pay Davenport a transaction fee in connection with the merger equal to one percent (1.0%) of the overall consideration received by Shore Financial shareholders in the transaction at closing as compensation for its financial advisory services rendered in connection with the merger. Davenport has been paid $125,000 and the balance of the fee is contingent, and payable, upon closing of the merger. According to the terms of the agreement between Shore Financial and Davenport, Davenport received $25,000 upon the signing of the engagement letter with Shore Financial, and an additional $100,000 upon issuance of the fairness opinion. Shore Financial has also agreed to reimburse Davenport for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Davenport and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws.

The terms of the fee arrangement with Davenport, which Davenport and Shore Financial believe are customary in transactions of this nature, were negotiated at arm’s length between Shore Financial and Davenport, and Shore Financial’s board was aware of such arrangement, including the fact that the majority of the fee payable to Davenport is contingent upon consummation of the merger. In the past two years, Davenport has had no material relationship with Shore Financial unrelated to the merger.

Opinion of Hampton Roads Bankshares’ Financial Advisor

McKinnon was retained by Hampton Roads Bankshares on October 19, 2007 to serve as its exclusive financial advisor to assist with evaluating the strategic merits of an acquisition of Shore Financial, structuring a proposal on terms acceptable to the board of directors of Hampton Roads Bankshares and structuring and carrying through to settlement any agreement which may be reached. In the ordinary course of business, McKinnon is regularly involved in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, securities trading, private placements and valuations for estate, corporate and other purposes. On January 8, 2008, McKinnon provided its oral opinion to the board of directors of Hampton Roads Bankshares that, as of such date, subject to certain assumptions, factors and limitations, the consideration proposed to be paid by Hampton Roads Bankshares pursuant to the merger agreement was fair from a financial point of view. On March 13, 2008, McKinnon updated and reconfirmed its opinion. The full text of McKinnon’s opinion dated March 13, 2008, which discusses the assumptions made and limitations on the review, is attached hereto as Annex C. The shareholders of Hampton Roads Bankshares are urged to read the McKinnon opinion in its entirety.

McKinnon’s opinion is directed to the board of directors of Hampton Roads Bankshares and addresses only the fairness from a financial point of view, of the aggregate consideration to be paid by Hampton Roads Bankshares in the merger and is not a recommendation to any shareholder of Hampton Roads Bankshares as to how the shareholder should vote at the meeting of the shareholders of Hampton Roads Bankshares to consider the merger or any related matter.

In rendering its opinion, McKinnon reviewed and considered, among other things:

•	The merger agreement and certain related documents; and

•

Public and non-public financial statements and other historical financial information of Hampton Roads Bankshares, Bank of Hampton Roads, Shore Financial and Shore Bank including annual reports, audited financial statements, regulatory filings, quarterly and monthly financial statements and certain other internally prepared or publicly available financial documents available or made available as of the date of this joint proxy statement/prospectus. In addition, McKinnon discussed with the managements of Hampton Roads Bankshares and Shore Financial, their respective operations, regulatory relationships, prospects and other matters deemed to be relevant.

In conducting its review and arriving at its opinion, McKinnon relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided or was publicly available. McKinnon did not make or obtain any evaluations or appraisals of the properties, assets or liabilities of Hampton Roads Bankshares or Shore Financial, nor did McKinnon examine any loan credit files. McKinnon relied upon the managements of Hampton Roads Bankshares and Shore Financial as to the reasonableness and achievability of the financial forecasts and related assumptions provided to us and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. McKinnon assumed that all of the representations and warranties contained in the merger agreement are true and correct and that the merger will be completed on the terms provided for in the merger agreement. McKinnon assumed that there has been no material change in the financial condition, operating results, business or prospects of Hampton Roads Bankshares or Shore Financial. McKinnon’s opinion was based on market, economic and other conditions as they existed on the date of its opinion.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, McKinnon’s opinion is not readily conducive to summary description. In arriving at its opinion, McKinnon performed a variety of analyses, no one of which was assigned a greater significance than another. McKinnon believes that the analyses must be considered as a whole and that the consideration of a portion or portions of such analyses, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying McKinnon’s opinion.

The following is a brief summary of the analyses and procedures performed by McKinnon in the course of arriving at its opinion:

Transaction Summary. Under the terms of the merger, the shareholders of Shore Financial will have the option to receive for each share of Shore Financial 1.80 shares of Hampton Roads Bankshares or $22.00 in cash subject to an overall limitation that the number of shares that are converted into cash (at $22.00 per share) will be limited to between 25% and 45% of the total shares of Shore Financial outstanding; however at the discretion of Hampton Roads Bankshares the percentage of Shore Financial shares that can receive cash (at $22.00 per share) can be increased from 45% to 50% provided there are a sufficient number of cash elections for Shore Financial shares. Based on the closing price for Hampton Roads Bankshares stock of $11.00 on February 12, 2008, the value of the transaction is as follows:

Shore Financial shareholder election	Per Share Value of Transaction	Total Value of Transaction (approximate)
25% of Shore Financial shares receive cash at $22.00 per share	$20.35	$50.9 million
45% of Shore Financial shares receive cash at $22.00 per share	20.79	52.0 million
50% of Shore Financial shares receive cash at $22.00 per share	20.90	52.3 million

Pro Forma Effect of the Merger. McKinnon reviewed certain operating and financial projections for Hampton Roads Bankshares and Shore Financial. Based on such projections which the management of Hampton Roads Bankshares considered to be reasonable, including potential efficiencies and operating synergies available to the combined institution, the following estimates and projections of various income and balance sheet items were made:

	Shore Financial shares receiving cash
	25%	45%	50%
Estimated 2008 GAAP diluted earnings-per-share accretion/(dilution)	(0.4)%	1.7%	2.2%
Estimated 2008 cash (GAAP earnings less the estimated expense for amortization of core deposit intangibles) diluted earnings-per-share accretion/(dilution)	3.0	5.1	5.7
Estimated 2009 GAAP diluted earnings-per-share accretion/(dilution)	(0.3)	3.8	4.8
Estimated 2009 cash (GAAP earnings less the estimated expense for amortization of core deposit intangibles) diluted earnings-per-share accretion/(dilution)	4.0	9.3	10.5
Estimated year-end 2008 book value per share accretion/(dilution)	12.1	9.7	9.0
Estimated year-end 2007 tangible book value per share accretion/(dilution)	(9.5)	(13.4)	(14.5)

Contribution Analysis. McKinnon prepared a contribution analysis of total assets, net loans, deposits, common shareholders equity, tangible common equity, net income for the trailing-twelve months and net interest income before provision expense for the trailing-twelve-months for Hampton Roads Bankshares and Shore Financial as of December 31, 2007. The contribution analysis showed that without any merger adjustments, each institution contributed the following percentage to the combined institution’s pro forma balance sheet and income statement.

	Hampton Roads Bankshares	Shore Financial
Assets	67.3%	32.7%
Net Loans	68.3	31.7
Deposits	68.7	31.3
Equity	72.7	27.3
Tangible Equity	72.9	27.1
Net Income trailing-twelve-months (TTM)	71.4	28.6
Net Interest Income before provision (TTM)	73.3	26.7

Without any merger adjustments and without considering the dilutive impact from options outstanding at Hampton Roads Bankshares or Shore Financial, the pro forma ownership of Shore Financial in the combined company would be approximately 30.5% if all 2.501 million Shore Financial shares were converted at the indicated conversion ratio of 1.80 shares of Hampton Roads Bankshares for each share of Shore Financial. The actual ownership of the combined company from original Shore Financial shareholders will be less than 30.5% reflecting the portion of the total merger consideration that will be paid in cash, the amount of which will vary depending on the elections to receive cash made by the shareholders of Shore Financial.

Comparable Transaction Analysis. McKinnon reviewed and compared the financial terms of the merger with the terms of transactions which were deemed to be pertinent and generally comparable to the analysis of the merger. The pricing ratios for the merger and the comparable transactions were compared for (a) the price to book value, (b) the price to tangible book value, (c) the price to trailing-twelve-months (TTM) earnings, (d) the price to total assets and (e) the franchise premium to core deposits (transaction price less tangible equity to core deposits defined as all deposits less than $100,000).

The following table provides a summary analysis of the financial terms of the merger as compared to the terms for 24 bank and thrift mergers announced in the Southeast between January 1, 2007 and January 5, 2008 where the selling institution had less than $1 billion in total assets and where the selling institution had a return-on-equity for the trailing-twelve-months of greater than 7%. No company, transaction or group of transactions used as a comparison in the following analysis is identical to Shore Financial or the transaction. An analysis of the comparable transactions is complex and involves judgments regarding financial and operational differences and other factors that impact the value of the companies and the transactions being considered.

	Comparable Transactions		Shore Financial shares converted to cash
	Median		25%		45%		50%
(a) Price/Book Value	246%		184%		188%		189%
(b) Price/Tangible Book Value	246		186		190		191
(c) Price/Trailing-Twelve-Months Earnings	22.31	x	18.8	x	19.3	x	19.4	x
(d) Price to Total Assets	21.73%		19.1%		19.5%		19.6%
(e) Franchise Premium/Core Deposits	22.51		13.8		14.4		14.6

The following is a list of the 24 transactions (Buyer/Seller): 1st United Bancorp, Inc./Equitable Financial Group, Inc.; Banco Sabadell, SA/Transatlantic Holding Corp; BanTrust Financial Group, Inc./Peoples BancTrust Co.; Bankshares, Inc./BankFirst Bancorp, Inc.; Center Financial Corp./First Intercontinental Bank; Colonial

BancGroup, Inc./Citrus & Chemical Bancorp; Community Bankers Acquisition Corp./BOE Financial Services of VA; Farmers & Merchants Bankshares, Inc./Perry County Bancshares, Inc.; Gateway Financial Holdings/Bank of Richmond, NA; Greene County Bancshares, Inc./Civitas BankGroup; Home Bancshares, Inc./Centennial Bancshares, Inc.; Hometown Bancshares, Inc./First National Bancorp, Inc.; Magnolia Banking Corporation/Southern State Bancshares, Inc.; Metropolitan BancGroup, Inc./Bancsouth Financial Corp.; Pinnacle Financial Corp./Georgia Central Bancshares; Premier Financial Bancorp, Inc./Citizens First Bank, Inc.; Renasant Corp./TSB Financial Corp.; Shinhan Financial Group/North Atlanta National Bank; State Capital Corporation/Geneva Bancshares, Inc.; Superior Bancorp/People’s Community Bancshares; United Bankshares, Inc./Premier Community Bankshares; United Community Banks, Inc./Gwinnett Commercial Group, Inc.; WGNB Corp./First Haralson Corp.

The 24 Southeastern institutions being acquired in the transactions considered in the table above had the following characteristics: median assets of $ 202 million, median equity/assets of 9.35%, median return on average assets of 0.96%, median return on average equity of 11.79% and the median deal value was $53.8 million.

Comparable Company Analysis. McKinnon compared historical operating and financial performance of Shore Financial to 51 commercial banks and thrifts based in the Southeast where total assets were between $200 million and $350 million.

	Median		Shore Financial
Return on Average Equity (LTM)	8.24%		10.05%
Return on Average Assets (LTM)	0.82		1.04
Net Interest Margin (LTM)	3.81		3.63
Efficiency Ratio (LTM)	69.82		67.16
Tangible Equity/Assets	9.46		10.28
Non-Performing Assets/Assets	0.49		0.30
Reserves/Non-performing Assets	1.38	x	3.40	x

Based on this analysis, Shore Financial’s operating performance and financial condition were generally above the performance of other banking institutions of comparable size.

Other Analyses. McKinnon performed such other analyses as were deemed appropriate, including a review of the public trading history of the common stock of Hampton Roads Bankshares. The preceding analyses do not purport to be all of the analyses performed nor all of the matters considered in rendering the opinion.

McKinnon’s opinion included in this joint proxy statement/prospects as Annex C, dated March 13, 2008, is based solely upon the information available to McKinnon and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusion contained in McKinnon’s opinion. McKinnon was retained by Hampton Roads Bankshares to serve as financial advisor in conjunction with a potential acquisition of Shore Financial and for rendering its fairness opinion. For its services, McKinnon has been paid $50,000, will receive an additional $50,000 at the time of mailing of this joint proxy statement/prospectus and will receive an additional $352,000 upon closing of this transaction, plus actual expenses incurred. In the ordinary course of business, McKinnon trades the securities of Hampton Roads Bankshares and Shore Financial for its own account and for the accounts of its customers, and accordingly, McKinnon may at any time hold a long or short position in such securities. McKinnon and its officers, employees, consultants and agents may have long or short positions in the securities of Hampton Roads Bankshares as well.

Based on and subject to the assumptions, factors and limitations as set forth in the attached opinion and as discussed therein, the consideration offered to Shore Financial in the merger transaction is fair to the shareholders of Hampton Roads Bankshares from a financial point of view. No limitations were imposed by

Hampton Roads Bankshares upon McKinnon with respect to the investigations made or procedures followed by it in arriving at its opinion.

Cash or Common Stock Election; Surrender of Stock Certificates

Each person who, on or prior to April 11, 2008, which date we refer to as the record date, is a record holder of shares of Shore Financial common stock will be entitled, with respect to all or any portion of such person’s shares, to make an unconditional election on or prior to the election deadline with respect to the cash or Hampton Roads Bankshares common stock that such holder is to receive for his or her shares of Shore Financial common stock.

Each election form will permit holders to make one of the following elections:

•	to elect to receive shares of Hampton Roads Bankshares common stock with respect to all of such holder’s shares of Shore Financial common stock;

•	to elect to receive cash with respect to all of such holder’s shares of Shore Financial common stock;

•

to elect to receive shares of Hampton Roads Bankshares common stock with respect to some of such holder’s shares of Shore Financial common stock and cash with respect to the remainder of such holder’s shares; or

•	to indicate that such holder makes no election, and thus has no preference, with respect to his or her shares of Shore Financial common stock.

Each of the beneficial owners of shares held of record by a bank, trust company, broker, dealer or other recognized nominee record holder will notify its respective nominee record holder of its election through proper instructions and documentation to be provided by the record holder. Nominee record holders who hold shares of Shore Financial common stock on behalf of multiple beneficial owners will indicate how many of such shares that they hold made each of the four elections.

All elections must be made on the election form furnished to you in a separate mailing, or on a facsimile of the election form. Elections may be made by holders of Shore Financial common stock by delivering the election form to the exchange agent, which is Registrar and Transfer Company. To make an effective election, you must submit a properly completed election form, along with your Shore Financial stock certificates representing all shares of Shore Financial common stock covered by the election form (or an appropriate guarantee of delivery) to Registrar and Transfer Company on or before 5:00 p.m., Eastern Standard Time (EST), on May 19, 2008, which date we refer to as the election deadline.

Registrar and Transfer Company will act as exchange agent in the merger and in that role will process the exchange of Shore Financial stock certificates for cash and/or Hampton Roads Bankshares common stock. The exchange agent has the discretion to determine whether any election form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in the election form. The good faith decision of the exchange agent in such matters will be conclusive and binding. Neither Hampton Roads Bankshares nor the exchange agent is under any obligation to notify any person of any defect in an election form submitted to the exchange agent. The exchange agent, or Hampton Roads Bankshares if the exchange agent declines to do so, also will be making any computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of Shore Financial common stock in the absence of manifest error. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your Shore Financial stock certificates after the merger is completed. In any event, do not forward your Shore Financial stock certificates with your proxy cards.

An election form may be changed if the record holder effectively revokes such holder’s election form in accordance with the procedures described on the election form and a new election form for such holder is received by the exchange agent prior to the election deadline. A holder may also revoke his or her election at any time prior to the election deadline by providing written notice to the exchange agent or by withdrawing the holder’s stock certificates or the guarantee of delivery of such stock certificates prior to the election deadline.

A Shore Financial shareholder who does not submit an election form to the exchange agent prior to the election deadline, including a holder who submits and then revokes such holder’s election form and does not re-submit an election form that is timely received by the exchange agent, will be deemed to have indicated that such holder makes no election with respect to his or her shares of Shore Financial common stock.

If the merger is not completed within 15 days following the election deadline, any Shore Financial shareholder who made a timely election may change or revoke his or her election during the period beginning on the 16th day following the election deadline and ending on the third business day prior to the effective time of the merger.

After the completion of the merger, the exchange agent will mail to Shore Financial shareholders who do not submit election forms, or who have revoked such forms, a letter of transmittal, together with instructions for the exchange of their Shore Financial common stock certificates for the merger consideration.

After the effective time of the merger, each certificate formerly representing Shore Financial common stock, until so surrendered and exchanged, will evidence only the right to receive, pursuant to an election to which such holder is entitled to make, the cash and the number of whole shares of Hampton Roads Bankshares common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of Hampton Roads Bankshares common stock and any dividend or other distribution with respect to Hampton Roads Bankshares common stock with a record date prior to the effective time of the merger. The holder of such unexchanged certificate will not be entitled to receive any dividends or distributions payable by Hampton Roads Bankshares until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of Hampton Roads Bankshares common stock, will be paid without interest.

After the completion of the merger, there will be no further transfers of Shore Financial common stock. Shore Financial stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

If your Shore Financial stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, our exchange agent, Registrar and Transfer Company, will send you instructions on how to provide evidence of ownership.

Allocation and Proration Procedures

The merger agreement provides that the number of shares of Shore Financial common stock to be exchanged for shares of Hampton Roads Bankshares common stock cannot be less than 55% (or in certain instances, in Hampton Roads Bankshares’ sole discretion, 50%), and cannot exceed 75% of the total number of shares of Shore Financial common stock outstanding prior to the merger. The total number of shares of Shore Financial common stock outstanding that are elected to be converted into stock is referred to as the “Stock Election Number,” and the amount by which the minimum number of shares of Shore Financial common stock that must be converted into Hampton Roads Bankshares common stock exceeds the Stock Election Number is referred to as the “Shortfall Number.” If the Stock Election Number is less than 55% of the outstanding shares of Shore Financial common stock, re-allocations will be made, first to elections that did not specify either cash or stock and then to cash elections, so that no less than 55% of the shares of Shore Financial common stock are converted into stock. In addition, if the Stock Election Number is more than 75% of the outstanding shares of Shore Financial common stock prior to the merger, re-allocations will be made to stock elections so that no more than 75% of the shares of Shore Financial common stock are converted into stock.

The allocations and prorations of the elections that the shareholders of Shore Financial common stock may make are described in detail in this section, and summarized in the following table. All percentages are based on the number of shares of Shore Financial common stock outstanding immediately prior to the effective time of the merger.

Percentage of Stock Elections	Effect on Elections for Cash	Effect on Elections for Stock	Effect on “No Elections”
From 0% to less than 55%	if the Shortfall Number exceeds the number of non-election shares, then pro rata adjustments to each election to adjust the total number of shares converted to stock up to 55%	no adjustment—right to receive stock as elected	if the Shortfall Number is less than or equal to the number of non-election shares, then pro rata adjustments to non-election shares to adjust the total number of shares converted to stock up to 55%; if the Shortfall Number is greater than or equal to the number of non-election shares, all of the non-election shares will be converted into the right to receive stock

From 55% to 75%	no adjustment—right to receive cash, as elected	no adjustment—right to receive stock, as elected	right to receive cash

From more than 75% to 100%	no adjustment—right to receive cash as elected	pro rata adjustment to each election to adjust the total number of shares converted to stock down to 75%	right to receive cash

Within three business days after the closing, the exchange agent, as directed by Hampton Roads Bankshares, will effect the allocation among holders of Shore Financial common stock to receive shares of Hampton Roads Bankshares common stock or cash, in accordance with the election forms, as follows:

•

If Stock is Oversubscribed: If Shore Financial shareholders elect to receive more Hampton Roads Bankshares common stock than Hampton Roads Bankshares has agreed to issue in the merger (more than 75% of the Shore Financial shares), then all Shore Financial shareholders who have elected to receive cash or who have made no election will receive cash for their Shore Financial shares and all shareholders who elected to receive Hampton Roads Bankshares common stock will receive a pro rata portion of the available Hampton Roads Bankshares shares plus cash for those shares not converted into Hampton Roads Bankshares common stock.

•

If Stock is Undersubscribed: If Shore Financial shareholders elect to receive fewer shares of Hampton Roads Bankshares common stock than Hampton Roads Bankshares has agreed to issue in the merger (less than 55% of the Shore Financial shares), then all Shore Financial shareholders who have elected to receive Hampton Roads Bankshares common stock will receive Hampton Roads Bankshares common stock and those shareholders who elected to receive cash or who have made no election will be treated in the following manner:

•

If the number of shares held by Shore Financial shareholders who have made no election is sufficient to make up the shortfall in the number of Hampton Roads Bankshares shares that Hampton Roads Bankshares is required to issue, then all Shore Financial shareholders who elected to receive cash will receive cash, and those shareholders who made no election will receive both cash and Hampton Roads Bankshares common stock in whatever proportion is necessary to make up the shortfall.

•

If the number of shares held by Shore Financial shareholders who have made no election is insufficient to make up the shortfall, then all Shore Financial shareholders who made no election will receive Hampton Roads Bankshares common stock and those Shore Financial shareholders who elected to receive cash will receive cash and Hampton Roads Bankshares common stock in whatever proportion is necessary to make up the shortfall.

•

If the number of shares held by Shore Financial shareholders electing to receive stock is less than 55%, Hampton Roads Bankshares has the right to issue and pay, in its sole and absolute discretion, less than 55% of the merger consideration as shares of Hampton Roads Bankshares common stock and thereby pay a greater proportion of cash in the merger. If Hampton Roads Bankshares makes this election, all stock election shares will be converted into the right to receive the per share stock consideration, and it may decrease from 55% to 50%, the minimum number of Shore Financial shares converted to stock.

Dissenters’ or Appraisal Rights

Shareholders will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this joint proxy statement/prospectus.

Interests of Certain Persons in the Merger

Certain members of Shore Financial’s management have interests in the merger in addition to their interests as shareholders of Shore Financial. These interests are described below. In each case, the Shore Financial board of directors was aware of these potential interests, and considered them, among other matters in approving the merger agreement, the plan of merger and the transactions contemplated thereby.

Indemnification. Hampton Roads Bankshares has generally agreed to indemnify each present and former director and officer of Shore Financial to the same extent and on the same conditions as they were entitled to indemnification from Shore Financial before the merger. Hampton Roads Bankshares has also agreed to provide directors’ and officers’ liability insurance for those officers and directors comparable to the coverage currently provided by Shore Financial for five years after the effective date of the merger for a premium not to exceed $30,000 per year.

Management Following the Merger. As a result of the merger, Shore Financial will be merged into Hampton Roads Bankshares The executive officers and directors of Hampton Roads Bankshares will not change as a result of the merger except that Scott C. Harvard will become Executive Vice President for DelMarVa Operations for Hampton Roads Bankshares and Mr. Harvard, Henry P. Custis, Jr. and Richard F. Hall, III shall be appointed to Hampton Roads Bankshares’ board of directors. Scott C. Harvard, the president and chief executive officer of Shore Financial and Shore Bank, currently has an employment agreement and a management continuity agreement with Shore Financial. J. Anderson Duer, Jr., Senior Vice President/Lending of Shore Bank, Steven M. Belote, Vice President and Chief Financial Officer of Shore Financial and Brenda L. Payne, Senior Vice President/Operations of Shore Bank, each are parties to employment agreements with Shore Financial.

Mr. Harvard has entered into a new employment agreement with Shore Bank and Hampton Roads Bankshares which will replace his existing employment agreement and management continuity agreement with Shore Financial. Mr. Harvard has also entered into a separate restrictive covenant agreement with Hampton Roads Bankshares. Messrs. Duer and Belote and Ms. Payne have each entered into new employment agreements with Shore Bank which will replace their existing agreements with Shore Financial. In addition, Robert J. Bloxom, Vice President of Shore Bank, has entered into a new employment agreement with Shore Bank. In the event the merger is not completed, the five new employment agreements and Mr. Harvard’s restrictive covenant agreement will automatically terminate and, in the case of Messrs. Harvard, Duer and Belote, will be replaced by their prior agreements.

Shore Bank will operate as a subsidiary of Hampton Roads Bankshares for at least three years and it is expected that its directors will continue to serve during that time.

Conversion of Stock Options. The merger agreement provides that each stock option granted to officers, employees and directors of Shore Financial under Shore Financial’s stock option plan and outstanding prior to the Effective Date will be converted into an option to purchase the number of shares of Hampton Roads Bankshares common stock equal to the product of the number of shares of Shore Financial common stock subject to such stock option multiplied by the exchange ratio. The terms and conditions of the converted option will otherwise remain the same as the terms and conditions applicable to the stock options granted by Shore Financial, except that the exercise price per share of each converted option will be equal to the exercise price of the stock options granted by Shore Financial divided by the exchange ratio.

Employment and Other Agreements for Certain Executive Officers of Shore Financial Corporation and Shore Bank. Scott C. Harvard, the president and chief executive officer of Shore Financial and Shore Bank, currently has an employment agreement and a management continuity agreement with Shore Financial. J. Anderson Duer, Jr., Senior Vice President/Lending of Shore Bank, Steven M. Belote, Vice President and Chief Financial Officer of Shore Financial, and Brenda L. Payne, Senior Vice President/Operations of Shore Bank each are parties to employment agreements with Shore Financial.

Mr. Harvard has entered into a new employment agreement with Shore Bank and Hampton Roads Bankshares which will replace his existing employment agreement and management continuity agreement with Shore Financial. Mr. Harvard has also entered into a separate restrictive covenant agreement with Hampton Roads Bankshares. Messrs. Duer and Belote and Ms. Payne have each entered into new employment agreements with Shore Bank which will replace their existing agreements with Shore Financial. In addition, Robert J. Bloxom, Vice President of Shore Bank, has entered into a new employment agreement with Shore Bank. In the event the merger is not completed, the five new employment agreements and Mr. Harvard’s restrictive covenant agreement will automatically terminate and, in the case of Messrs. Harvard, Duer and Belote, will be replaced by their prior agreements.

The new employment agreement for Mr. Harvard provides that he will be employed as the president and chief executive officer of Shore Bank after the merger. Mr. Harvard will be employed for an initial period of sixty months ending on the fifth anniversary of the effective date of the merger. The new agreement also provides that Mr. Harvard’s employment may be extended for an additional sixty month term at the conclusion of the initial term and again after each succeeding term unless Shore Bank elects otherwise at least twelve months before the end of the applicable employment term. Mr. Harvard’s base salary will be $250,000 per year. Upon the closing of the merger, Mr. Harvard will receive a retention bonus in the amount of $644,000, a portion of which will be deferred pursuant to a deferred compensation arrangement. In addition to being eligible to participate in Shore Bank’s benefit plans, bonuses and other forms of compensation open to officers, Mr. Harvard will be eligible to participate in Hampton Roads Bankshares’ current stock option program and any future stock option program that may be adopted by the board of directors of Hampton Roads Bankshares, subject at all times to a determination by the board of directors of Hampton Roads Bankshares to include Mr. Harvard in any such program.

The new employment agreements for Messrs. Belote and Bloxom and Ms. Payne provide that they will each be employed for an initial period of sixty months ending on the fifth anniversary of the effective date of the merger. The new employment agreement for Mr. Duer provides that he will be employed for a period of two years from effective date of the merger. The new employment agreements for Messrs. Belote and Bloxom and Ms. Payne also provide that their employment may be extended for an additional sixty month term at the conclusion of the initial term and again after each succeeding term unless Shore Bank elects otherwise at least three months before the end of applicable employment term. Mr. Belote’s base salary will be $124,000 per year. Mr. Duer’s base salary will be $116,000 per year. Mr. Bloxom’s base salary will be $114,000 per year.

Ms. Payne’s base salary will be $106,000 per year. In addition, Messrs. Duer, Belote, and Bloxom and Ms. Payne will be eligible to receive benefits similar to those available to other officers of Shore Bank and on the date of the closing of the merger, Messrs. Belote and Duer and Ms. Payne will each be paid a retention bonus in the amount of $62,000, $58,000 and $53,000, respectively.

Mr. Harvard’s employment may be terminated by Shore Bank with or without good cause under certain circumstances, by Mr. Harvard with or without good reason, or by Shore Bank on Mr. Harvard’s death or disability. In the event of termination by Shore Bank for good cause or by Mr. Harvard without good reason, Mr. Harvard will be entitled to receive only base salary earned through the day notice of termination is given. If Mr. Harvard’s employment is terminated without good cause or if Mr. Harvard terminates his employment for good reason, he will be entitled to receive a termination allowance in not more than twelve monthly payments commencing on the last day of the month in which the termination occurs, the total amount of which will equal Mr. Harvard’s annual base salary paid during the twelve months preceding termination. In the event of death or disability, Mr. Harvard’s beneficiary or Mr. Harvard, respectively, will be entitled to receive only his compensation fully earned through his cessation of employment and any amounts payable under Shore Bank’s death or disability benefit plans, as applicable.

The employment of Messrs. Duer, Belote, and Bloxom and Ms. Payne, may be terminated by Shore Bank with or without good cause under certain circumstances or by Shore Bank on the officer’s death or disability. In the event of termination by Shore Bank for good cause, the officer will be entitled to receive only base salary earned through the day notice of termination is given. If the officer’s employment is terminated without cause, he or she will be entitled to receive a termination allowance in not more than six monthly payments commencing on the last day of the month in which the termination occurs the total amount of which will equal the officer’s annual base salary paid during the six months preceding termination. In the event of death or disability, the deceased officer’s beneficiary or the disabled officer, respectively, will be entitled to receive only his compensation fully earned through his cessation of employment and any amounts payable under Shore Bank’s death or disability benefit plans, as applicable.

Each of the five employment agreements contain obligations imposed on the officer regarding non-competition, confidentiality, non-disclosure, non-interference with customers and non-solicitation and non-hiring of employees. Mr. Harvard has entered into a separate restrictive covenant agreement that imposes similar restrictions in exchange for a payment in the amount of $175,000 to be paid at the closing of the merger.

Each of the five employment agreements also provides for the officers to be compensated in the event of a “change in control” if he or she is terminated without cause by Shore Bank or any successor within one year following such a change in control or he or she resigns from employment within six months following a change of control. In such an event, in addition to any salary earned through the date of termination, the officer will be entitled to a severance payment, the total amount of which will be equal to the average annual compensation included in the gross income of the officer for federal income tax purposes during the three years prior to the termination multiplied by 2.99, payable in sixty equal monthly installments. In addition, Shore Bank will be required to maintain for the officer all life, accident, medical and dental insurance in which the officer was entitled to participate prior to the termination until the earlier of twelve months from the date of termination or the officer’s enrollment in similar plans provided by a subsequent employer. If Shore Bank’s benefit plans do not allow for the officer’s participation in this manner, Shore Bank will be required to provide substantially similar benefits. The merger contemplated by the merger agreement will not constitute a “change of control” under the new employment agreements.

The new employment agreements also provide that if any payments and benefits provided to an officer are parachute payments subject to an excise tax under Section 4999 of the Internal Revenue Code, the officer will be entitled to a gross-up payment in an amount such that after payment by the officer of all taxes and the excise tax imposed upon the gross-up payment, the officer will retain the amount that he would have been entitled prior to the imposition of the excise tax.

Employee Benefit Plans. Hampton Roads Bankshares has agreed that, upon consummation of the merger, the Shore Financial and Shore Bank continuing employees will be entitled to participate in its current employee and fringe benefit plans. To the extent those benefit plans are inconsistent with those of Hampton Roads Bankshares and Bank of Hampton Roads, Hampton Roads Bankshares will endeavor in good faith to modify the Shore Financial and Shore Bank plans so that the Shore Financial and Shore Bank employees will receive benefits substantially similar to employees of Hampton Roads Bankshares and Bank of Hampton Roads, after taking into account all factors deemed relevant by the boards of Hampton Roads Bankshares and Shore Bank.

Hampton Roads Bankshares will honor Shore Financial’s and Shore Bank’s obligations for all accrued and unused vacation, sick leave and personal leave and any obligations under any employment, severance, consulting and other compensation agreements disclosed to it and remaining in force.

Conditions of the Merger

The respective obligations of Hampton Roads Bankshares and Shore Financial to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•

The shareholders of Shore Financial and Hampton Roads Bankshares approve the merger agreement and the related plan of merger, and the transactions contemplated thereby, described in this joint proxy statement/prospectus;

•

All regulatory approvals required by law to consummate the transactions contemplated by the merger agreement are obtained from the Federal Reserve Board, the Virginia State Corporation Commission and the other appropriate federal and/or state regulatory agencies, and all waiting periods after such approvals required by law or regulation expire;

•

The registration statement (of which this joint proxy statement/prospectus is a part) registering shares of Hampton Roads Bankshares common stock to be issued in the merger is declared effective and not subject to a stop order or any threatened stop order;

•	The Hampton Roads Bankshares shares to be issued in connection with the merger shall have been approved for listing on the Nasdaq Global Select Market; and

•

There shall be no actual or threatened litigation, investigations or proceedings challenging the validity of the merger, seeking to restrain the merger, or seeking damages in connection with the merger that would have a material adverse effect with respect to the interests of Hampton Roads Bankshares or Shore Financial.

In addition to the mutual covenants described above, the obligation of Hampton Roads Bankshares to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

Subject to a materiality standard set forth in the merger agreement, the representations and warranties of Shore Financial made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Hampton Roads Bankshares receives a certificate of the chief executive officer of Shore Financial to that effect;

•

Shore Financial performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and delivers to Hampton Roads Bankshares a certificate of its chief executive officer to that effect;

•	LeClairRyan, counsel to Shore Financial, delivers to Hampton Roads Bankshares an opinion, dated as of the effective time of the merger, in the form described in the merger agreement;

•

Shore Financial shall have obtained those consents required in order to permit the succession by Hampton Roads Bankshares, as the surviving company, to any obligations, rights or interests of Shore Financial under any loan, lease, license, or other agreement;

•

Shore Financial and Hampton Roads Bankshares shall have agreed on the total number of Shore Financial shares outstanding and the total number of options, warrants, commitments or other rights to purchase Shore Financial shares outstanding as of the effective time of the merger; and

•

Hampton Roads Bankshares shall have received an opinion of LeClairRyan, counsel to Shore Financial, dated as of the date the proxy is mailed to shareholders of Hampton Roads Bankshares, stating that, among other things, the merger will constitute a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by Hampton Roads Bankshares or the shareholders of Hampton Roads Bankshares in connection with the merger.

In addition to the mutual covenants described above, Shore Financial’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

Subject to a materiality standard set forth in the merger agreement, the representations and warranties of Hampton Roads Bankshares made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Shore Financial receives a certificate of the chief executive officer of Hampton Roads Bankshares to that effect;

•	Williams Mullen, counsel to Hampton Roads Bankshares, delivers to Shore Financial an opinion, dated as of the effective time of the merger, in the form described in the merger agreement;

•

Hampton Roads Bankshares performs in all material respects all obligations required to be performed under the merger agreement prior to the effective time of the merger and delivers to Shore Financial a certificate of its chief executive officer and president to that effect;

•	The Hampton Roads Bankshares common stock to be issued in connection with the merger shall be duly authorized and validly issued; and

•

Shore Financial shall have received an opinion of Williams Mullen, counsel to Hampton Roads Bankshares, dated as of the date the proxy is mailed to the shareholders of Shore Financial, stating that, among other things, the merger will constitute a “reorganization” under Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of Shore Financial to the extent that they receive Hampton Roads Bankshares common stock in exchange for their Shore Financial common stock in the merger.

Representations and Warranties

The merger agreement contains representations and warranties by Hampton Roads Bankshares and Shore Financial. These include, among other things, representations and warranties by Hampton Roads Bankshares and Shore Financial to each other as to:

•     organization and good standing of each entity and its subsidiaries;

•     each entity’s capital structure;

•     each entity’s authority relative to the execution and delivery of, and performance of its obligations under, the merger agreement;

•     absence of material adverse changes since September 30, 2007;

•     sufficiency of the allowance for loan losses;

•     agreements with regulatory agencies;

•     absence of actions that would keep the merger from qualifying as a reorganization under the Internal Revenue Code;

•     consents and approvals required;

•     regulatory matters;

•     accuracy of documents, including financial statements and other reports, filed by each company with the applicable regulatory authorities including the Federal Reserve Board, FDIC, state regulatory agencies, self-regulatory organizations and the SEC;

•     absence of defaults under contracts and agreements;

•     absence of environmental problems;

•     absence of conflicts between each entity’s obligations under the merger agreement and its charter documents and contracts to which it is a party or by which it is bound;

•     litigation and related matters;

•     taxes and tax regulatory matters;

•     compliance with the Sarbanes-Oxley Act and accounting controls; and

•     absence of brokerage commissions, except as disclosed for financial advisors.

Shore Financial made additional representations and warranties to Hampton Roads Bankshares as to:

• loans, commitments and contracts; • absence of undisclosed liabilities; • real and personal property; • insurance matters; • compliance with laws; • material contracts;

•     labor matters;

•     the absence of antitakeover laws;

•     environmental matters;

•     the existence of certain material interests of certain persons;

•     employee benefit plans and related matters; and

•     derivative contracts.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective date of the merger, whether before or after approval by Shore Financial’s shareholders, by mutual consent of Hampton Roads Bankshares’ and Shore Financial’s board of directors.

Hampton Roads Bankshares’ or Shore Financial’s board of directors may unilaterally terminate the merger agreement:

•

at any time after September 30, 2008, if the merger has not been consummated by such date (except to the extent that the failure of the merger then to be consummated arises out of or results from the intentional act or inaction of the party seeking to terminate);

•	if any governmental authority whose approval is required for consummation of the merger issues a final non-appealable denial of such approval;

•	if the shareholders of Shore Financial or Hampton Roads Bankshares fail to approve the merger as required under Virginia law; or

•

in the event of a material breach (not waived or cured within 30 days after written notice) of any representation, warranty, covenant or agreement contained in the merger agreement by the non-breaching party.

Hampton Roads Bankshares may also terminate the merger agreement if:

•

Shore Financial fails to make the recommendation to its shareholders to approve the merger and the transactions contemplated thereby as required by the merger agreement, withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Hampton Roads Bankshares;

•	Shore Financial has entered into a definitive merger agreement to be acquired by another party; or

•	the average closing price of Hampton Roads Bankshares common stock is greater than $14.94.

Shore Financial may also terminate the merger agreement if:

•

Hampton Roads Bankshares fails to make the recommendation to its shareholders to approve the merger and the transactions contemplated thereby as required by the merger agreement, withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of Shore Financial; or

•	the average closing price of Hampton Roads Bankshares common stock is less than $9.50.

Effect of Termination; Termination Fee

Except where the termination fees described below are payable, each party is responsible for its own expenses under the merger agreement. Each party has agreed to limit their remedies for breach of the merger agreement to the termination fees described below.

Termination Fees. There are six types of events that may trigger a termination fee under the merger agreement:

(1) If one party materially breaches its representations, warranties, covenants and agreements in the Merger Agreement but such breach is not willful or intentional, then the breaching party will owe the non-breaching party the non-breaching party’s reasonable out of pocket costs incurred after December 1, 2007 in connection with the merger.

(2) If (i) a party intentionally and willfully breaches any of its representations, warranties covenants or agreements set forth in the merger agreement (and such breach is not cured within 30 days after notice thereof), (ii) the board of a party fails to recommend the merger, or withdraws, modifies or qualifies its recommendation, or (iii) the board of a party fails to call a meeting of its shareholders and deliver them the joint proxy statement, then the breaching party will owe the non-breaching party a termination fee of $1,000,000.

(3) If Hampton Roads Bankshares terminates the merger agreement because Shore Financial’s shareholders failed to approve the merger and the merger agreement at their shareholder meeting called for that purpose and at the time of Shore Financial’s shareholder meeting a third party takeover proposal had been made, then on the business day following Hampton Roads Bankshares’ termination, Shore Financial will owe a $1,000,000 termination fee.

(4) If, within twelve months after a termination by Hampton Roads Bankshares for the reasons described in paragraph (2) or (3) above, Shore Financial executes a definitive agreement or consummates a takeover proposal transaction, then Shore Financial shall owe Hampton Roads Bankshares an additional termination fee of $1,400,000 on the date of such execution or consummation (and if the initial $1,000,000 termination fee is not yet paid, that amount as well).

(5) If Shore Financial properly determines that is has received a superior proposal (see discussion in “Acquisition Proposals”) and elects to terminate the merger agreement to enter into a definitive agreement with respect to the Superior proposal, then Shore Financial will owe the $1,000,000 termination fee and the additional termination fee of $1,400,000 on the business day following such termination.

(6) If shareholders of Shore Financial fail to approve the merger or merger agreement following a material breach of a support agreement (see Record Date; Required Vote), Shore Financial will owe Hampton Roads Bankshares the $1,000,000 termination fee. If within twelve months of the date of termination of the merger agreement Shore Financial enters into a definitive agreement or consummates a transaction with respect to a takeover proposal, then it will owe Hampton Roads Bankshares the additional termination fee of $1,400,000 (and the $1,000,000 termination fee if not yet paid).

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefiting by the provision or amended or modified by an agreement in writing between the parties, except that, after the shareholders’ meetings, the merger agreement may not be amended if it would violate the Virginia Stock Corporation Act or reduce the consideration to be received by Shore Financial’s shareholders in the merger.

Indemnification; Directors’ and Officers’ Insurance

Hampton Roads Bankshares has agreed to indemnify the directors and officers of Shore Financial after the merger and to obtain directors’ or officers’ liability insurance for the directors and officers of Shore Financial as described under “—Interests of Certain Persons in the Merger—Indemnification” beginning on page     .

Acquisition Proposals

Shore Financial has agreed that it will not, and that it will cause its officers, directors, agents, advisors, and affiliates not to, solicit, encourage, initiate or facilitate the submission of a third party’s (other than Hampton Roads Bankshares’) proposal to acquire the stock or assets of Shore Financial or other business combination transactions with Shore Financial. However, Shore Financial may provide information to, negotiate with and enter into an acquisition agreement with a third party who makes an unsolicited takeover proposal if the Shore Financial board of directors concludes in good faith, after consultation with and consideration of the advice of outside counsel, that the failure to enter into such discussions or negotiations or resolving to accept such acquisition proposal, would constitute a breach of its fiduciary duties to shareholders under applicable law. Additionally, Shore Financial must have received a written opinion of Davenport & Company LLC that any such unsolicited proposal is more favorable to Shore Financial from a financial point of view than the merger. If the board of directors of Shore Financial determines in the manner described in the two preceding sentences that an acquisition is a superior proposal to Hampton Roads Bankshares’ offer set forth in the merger agreement, Shore Financial is obligated to pay to Hampton Roads Bankshares the termination fee of up to $2.4 million. See “– Effect of Termination; Termination Fee” beginning on page     .

Closing Date; Effective Time

The merger will be consummated and become effective upon the issuance of a certificate of merger by the Virginia State Corporation Commission (or on such other date as may be specified in the articles of merger to be filed with the Virginia State Corporation Commission). Unless otherwise agreed to by Hampton Roads Bankshares and Shore Financial, the closing of the merger will take place ten days on the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority and (ii) the date on which the shareholders of Shore Financial and Hampton Roads Bankshares each have approved the merger.

Regulatory Approvals

The merger and the other transactions contemplated by the merger agreement require the approval of the Federal Reserve Board and the Virginia State Corporation Commission. As a bank holding company, Hampton Roads Bankshares is subject to regulation under the Bank Holding Company Act of 1956. Hampton Roads Bankshares, will file all required applications seeking approval of the merger with the Federal Reserve and the Virginia State Corporation Commission.

Under the Bank Holding Company Act, the Federal Reserve Board is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve Board can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions. The Virginia State Corporation Commission will review the merger under similar standards.

The merger cannot be consummated prior to receipt of all required approvals. There can be no assurance that required regulatory approvals for the merger will be obtained, and, if the merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve Board.

Hampton Roads Bankshares and Shore Financial are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the merger.

Conduct of Business Pending the Merger

Shore Financial agreed in the merger agreement not to take certain actions until the merger became effective, without the written consent of Hampton Roads Bankshares. Shore Financial agreed not to:

•

fail to (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its reasonable efforts to maintain and preserve intact for itself and Hampton Roads Bankshares its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees (except to the extent that the pending merger encourages officers or employees to leave), and (iii) except as required by law or regulation, take no action which would adversely affect or materially delay the ability to obtain any consent from any regulatory authority or other approvals required for the consummation of the merger;

•	amend the articles of incorporation or bylaws of Shore Financial (or similar governing documents);

•

except for the issuance of shares pursuant to the terms of previously existing Shore Financial stock option plans, change the number of shares of the authorized, issued or outstanding capital stock of Shore Financial, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Shore Financial, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Shore Financial (other than regular quarterly cash dividends in an amount not to exceed $0.08 per share of Shore Financial common stock on the record and payment dates consistent with past practice);

•	incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

•	make any capital expenditures in excess of $25,000 individually and $100,000 in the aggregate;

•	convey or otherwise dispose of any real property (including “other real estate owned”) or interest therein;

•

enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Shore Financial, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, or (iii) to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement;

•	enter into or extend any material agreement, lease or license relating to real property, personal property, data processing or bankcard functions;

•

acquire the assets or equity securities of any entity or acquire direct or indirect control of any entity, other than in connection with (A) any internal reorganization or consolidation involving existing Shore Financial business units which has been approved in advance in writing by Hampton Roads Bankshares or (B) foreclosures in the ordinary course of business;

•	increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Shore Financial’s past practices;

•	take any action that is intended to or may reasonably be expected to result in a failure of the mutual conditions to closing;

•

purchase or otherwise acquire any investment securities for Shore Financial’s own account having an average remaining life to maturity greater than one year, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any derivative contract; or

•

commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Shore Financial for material money damages or restrictions upon any of their operations.

Accounting Treatment

The merger will be accounted for under the “purchase” method of accounting. Under the purchase method of accounting, the assets and liabilities of Shore Financial, as of the completion of the merger, will be recorded at their fair values and the excess of purchase price over the fair value of net assets will be allocated to goodwill.

Financial statements of Hampton Roads Bankshares issued after the consummation of the merger will reflect such values and will not be restated retroactively to reflect the historical position or results of operations of Shore Financial. The operating results of Shore Financial will be reflected in Hampton Roads Bankshares’ consolidated financial statements from and after the date the merger is consummated. The unaudited pro forma combined consolidated financial statements contained in this joint proxy statement/prospectus have been prepared using the purchase method of accounting to account for the merger.

Management and Operations after the Merger

Board of Directors. Scott C. Harvard, Henry P. Custis, Jr. and Richard F. Hall, III, members of the Shore Financial board of directors, will be added to the board of directors of Hampton Roads Bankshares immediately after the effective time of the merger. In addition, two of those individuals will be appointed to the Bank of Hampton Roads board of directors immediately after the effective time of the merger. See “—Interests of Certain Persons in the Merger—Management Following the Merger” beginning on page     .

Management. See “—Interests of Certain Person in the Merger—Management Following the Merger” beginning on page     .

Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of Hampton Roads Bankshares will be the same as the articles of incorporation and bylaws of the surviving entity.

Resales of Hampton Roads Bankshares Common Stock

The shares of Hampton Roads Bankshares common stock to be issued to shareholders of Shore Financial under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of Hampton Roads Bankshares after the merger.

Certain directors and executive officers of Shore Financial will be considered affiliates of Hampton Roads Bankshares after the merger. They may resell shares of Hampton Roads Bankshares common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each person deemed to be an affiliate will enter into an agreement with Hampton Roads Bankshares providing that the person will not transfer any shares of Hampton Roads Bankshares common stock received in the merger, except in compliance with the Securities Act. Hampton Roads Bankshares encourages any such person to obtain advice of securities counsel before reselling any Hampton Roads Bankshares common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following summary sets forth the material U.S. federal income tax consequences of the merger to the holders of Shore Financial common stock who exchange such stock for (1) shares of Hampton Roads Bankshares common stock, (2) cash, or (3) a combination of the cash and Hampton Roads Bankshares common stock. The tax consequences under state, local and foreign laws are not addressed in this summary. The following summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only shareholders who are citizens or residents of the United States who hold their Shore Financial common stock as a capital asset. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entities); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; foreign holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; holders of Shore Financial stock options, stock warrants or debt instruments; and holders subject to the alternative minimum tax.

The Merger

No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Consummation of the merger is conditioned upon Shore Financial receiving an opinion from Williams Mullen to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code. The issuance of the opinion is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of Shore Financial, and Hampton Roads Bankshares and in each case in form and substance reasonably satisfactory to such counsel. Opinions of counsel are not binding on the Internal Revenue Service.

Based upon the above assumptions and qualifications, for U.S. federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Shore Financial and Hampton Roads Bankshares each will be a party to the merger within the meaning of Section 368(b) of the Internal Revenue Code, and neither Shore Financial nor Hampton Roads Bankshares will recognize any gain or loss as a result of the merger.

Consequences to Shareholders

Exchange of Shore Financial Common Stock Solely for Hampton Roads Bankshares Common Stock. A holder of Shore Financial common stock who exchanges all of his or her Shore Financial common stock solely for Hampton Roads Bankshares common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of Hampton Roads Bankshares common stock.

Cash in Lieu of Fractional Shares. Holders of Shore Financial common stock who receive cash in lieu of fractional shares of Hampton Roads Bankshares common stock in the merger generally will be treated as if the fractional shares of Hampton Roads Bankshares common stock had been distributed to them as part of the merger, and then redeemed by Hampton Roads Bankshares in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Internal Revenue Code, as described below. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares.

Exchange of Shore Financial Common Stock Solely for Cash. A holder of Shore Financial common stock who exchanges his or her Shore Financial common stock actually owned solely for cash, while any Shore Financial common stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is also exchanged solely for cash, will recognize capital gain or loss measured by the difference between the holder’s adjusted basis for the Shore Financial common stock exchanged and the cash received.

A holder of Shore Financial common stock who exchanges his or her Shore Financial common stock actually owned solely for cash, while any Shore Financial common stock constructively owned by that holder under Section 318 of the Internal Revenue Code, as described below, is exchanged in full or part for common stock of Hampton Roads Bankshares, will be treated as if that Shore Financial common stock exchanged for cash was redeemed by Hampton Roads Bankshares in return for such cash.

Exchange of Shore Financial Common Stock for Hampton Roads Bankshares Common Stock and Cash. A holder of Shore Financial common stock who exchanges his or her Shore Financial common stock actually owned for a combination of cash and common stock of Hampton Roads Bankshares will recognize income or gain in an amount equal to the lesser of (a) the amount of cash received, or (b) the gain realized on the exchange. The gain realized on the exchange will equal the fair market value of Hampton Roads Bankshares common stock received plus the amount of cash received, less the holder’s adjusted tax basis in the shares of Shore Financial common stock exchanged by the holder. No loss may be recognized by a holder of Shore Financial common stock from the combined distribution of cash and Hampton Roads Bankshares common stock or the stock distribution.

Possible Treatment of Cash as a Dividend. Whether the cash received by a holder of Shore Financial common stock, in those situations described in the immediately preceding two paragraphs, will be treated as capital gain or as ordinary dividend income is determined under the principles of Section 302 of the Internal Revenue Code. In applying these principles, the holder is treated as if shares of Hampton Roads Bankshares having a fair market value equal to the cash paid to the holder had been distributed by Hampton Roads Bankshares to the holder with such shares of Hampton Roads Bankshares common stock then being redeemed by Hampton Roads Bankshares in return for the cash. If this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code, taking into account the holder’s actual and constructive ownership of Shore Financial common stock under Section 318 of the Internal Revenue Code, the holder of Shore Financial common stock who receives cash will recognize capital gain measured by the difference between that holder’s adjusted basis for the Shore Financial common stock exchanged and the cash received. If the hypothetical redemption does not qualify as an “exchange” under Section 302 of the Internal Revenue Code, the cash received by the holder will be treated as ordinary dividend income, generally to the extent of the holder’s ratable share of accumulated earnings and profits. To the extent the cash distribution exceeds the holder’s ratable share of accumulated earnings and profits, the amount received will be applied against and reduce the holder’s adjusted basis in his or her stock and any excess will be treated as gain from the sale or exchange of the stock.

In general, whether this hypothetical redemption constitutes an “exchange” under Section 302 of the Internal Revenue Code will depend upon whether and to what extent the hypothetical redemption reduces the holder’s percentage stock ownership in Hampton Roads Bankshares. The hypothetical redemption will be treated as an “exchange” if, under the principles of Section 302 of the Internal Revenue Code, the hypothetical redemption

(a) is “substantially disproportionate,” (b) is “not essentially equivalent to a dividend” or (c) results in a “complete termination” of the holder’s interest in Hampton Roads Bankshares common stock.

In general, the determination of whether the hypothetical redemption will be “substantially disproportionate” will require a comparison of (x) the percentage of the outstanding voting stock of Hampton Roads Bankshares that the holder of Shore Financial common stock is deemed to actually and constructively own immediately before the hypothetical redemption by Hampton Roads Bankshares and (y) the percentage of the outstanding voting stock of Hampton Roads Bankshares actually and constructively owned by the holder immediately after the hypothetical redemption by Hampton Roads Bankshares. Generally, the hypothetical redemption will be “substantially disproportionate” to a holder of Shore Financial common stock if the percentage described in (y) above is less than 80% of the percentage described in (x) above.

Whether the hypothetical redemption is “not essentially equivalent to a dividend” with respect to the holder will depend on the holder’s particular circumstances. In order for the hypothetical redemption to be “not essentially equivalent to a dividend,” the hypothetical redemption must result in a “meaningful reduction” in the holder’s percentage stock ownership of the merged company’s common stock. The Internal Revenue Service has ruled that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” generally if such shareholder has some reduction in such shareholder’s percentage stock ownership. Holders should consult their tax advisors as to the applicability of the ruling to their own individual circumstances.

The hypothetical redemption will result in a “complete termination” of the holder’s interest in Hampton Roads Bankshares common stock if either (i) all of the shares actually and constructively owned by the shareholder are exchanged for cash pursuant to the merger or (ii) all of the shares actually owned by the holder are exchanged pursuant to the merger and the holder is eligible to waive, and effectively waives, the attribution of shares constructively owned by the holder in accordance with the procedures described in Section 302(c)(2) of the Internal Revenue Code. Only family attribution, as referred to below, may be waived under Section 302(c)(2) of the Internal Revenue Code.

Taxation of Capital Gain. Any capital gain recognized by any holder of Shore Financial common stock under the above discussion will be long-term capital gain if the holder has held the Shore Financial common stock for more than twelve months at the time of the exchange. In the case of a non-corporate holder, that long-term capital gain may be subject to a maximum federal income tax of 15%. The deductibility of capital losses by shareholders may be limited.

Basis in Hampton Roads Bankshares Common Stock. Each holder’s aggregate tax basis in Hampton Roads Bankshares common stock received in the merger will be the same as the holder’s aggregate tax basis in the Shore Financial common stock exchanged, decreased by the amount of any cash received in the merger and by the amount of any tax basis allocable to any fractional share interest for which cash is received and increased by any gain recognized in the exchange. The holding period of Hampton Roads Bankshares common stock received by a holder in the merger will include the holding period of the Shore Financial common stock exchanged in the merger to the extent the Shore Financial common stock exchanged is held as a capital asset at the time of the merger.

Constructive Ownership. In applying the constructive ownership provisions of Section 318 of the Internal Revenue Code, a holder of Shore Financial common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders should consult their tax advisors as to the applicability of these provisions.

Backup Withholding and Reporting Requirements

Holders of Shore Financial common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger. However, backup withholding will not apply to any holder who either (a) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the election form and the transmittal letter, or (b) otherwise proves to Hampton Roads Bankshares and its exchange agent that the holder is exempt from backup withholding.

Shareholders also will be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Shore Financial common stock. We strongly encourage shareholders of Shore Financial to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

PROPOSAL II

APPROVAL OF ADOPTION OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF HAMPTON ROADS BANKSHARES, INC.

Hampton Roads Bankshares’ articles of incorporation are silent on the approval required for mergers and other similar transactions and, as such, Virginia law applies. See “Vote Required for Amendments to Articles of Incorporation and Certain Transactions” in the discussion of the Comparative Rights of Shareholders on page     . Virginia law provides that a plan of merger shall be adopted by the board of directors (except in certain circumstances provided for in Virginia law). If (i) the corporation is the surviving corporation, (ii) its articles of incorporation are not amended, shareholders hold the same number of shares, with identical preferences, limitations, and rights immediately after the effective date of the merger, and (iii) the number of shares outstanding immediately after the merger, plus the number of shares issuable as a result of the merger, will not exceed by more than 20% the total number of shares of the surviving corporation outstanding immediately before the merger, then, the shareholders of a surviving corporation do not need to approve a merger. Unless a corporation’s articles of incorporation provide otherwise, a merger should be approved by the shareholders by a vote of two-thirds (2/3) of the shares outstanding for each class of stock outstanding unless the board of directors requires a greater vote.

Among the reasons for the merger considered by both Hampton Roads Bankshares and Shore Financial are the opportunities to further grow the combined company into and through the Delmarva Peninsula. In addition, Hampton Roads Bankshares believes that potential strategic alternatives, including further mergers or acquisitions, are or may become available in current markets as well as in markets other than the Delmarva Peninsula. See Shore Financial’s “Reasons for the Merger” in the Summary on page and Hampton Roads Bankshares’ “Reasons for the Merger” in the Summary on page    ; Shore Financial’s “Reasons for the Merger” in the discussion of Proposal I on page     ; Hampton Roads Bankshares’ “Reasons for the Merger” in the discussion of Proposal I on page     . Hampton Roads Bankshares believes that it needs flexibility to take advantage of opportunities that may be presented to enhance shareholder value, including future mergers and acquisitions. Because the approval and recommendation of at least two-thirds (2/3) of the Hampton Roads Bankshares’ board of directors would be required before approval of less than two-thirds (2/3) of the corporation’s shareholders would be effective and such directors are elected by the shareholders, Hampton Roads Bankshares’ believes that the interests of the shareholders are adequately protected. While Hampton Roads Bankshares’ business plan includes the expansion of the company through acquisitions of other financial services businesses, Hampton Roads Bankshares does not currently have any agreements with respect to any acquisitions of other businesses, other than the proposed transaction with Shore Financial.

Both Virginia law and the Nasdaq marketplace rules allow for shareholder approval by majority vote of certain transactions if recommended by a company’s board of directors by at least a two-third’s (2/3) vote. Shore Financial’s articles of incorporation currently provide for such approval and Hampton Roads Bankshares believes that the combined company would benefit from adopting the language currently contained in Shore Financial’s articles of incorporation pertaining to certain transactions for inclusion in Hampton Roads Bankshares’ articles of incorporation. The proposed Articles of Amendment to Hampton Roads Bankshares’ articles of incorporation is appended hereto in Annex D and the proposed language is as follows:

The Articles of Incorporation are amended to add the following as Article VIII:

Any amendment to the Corporation’s Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all of substantially all of the Corporation’s assets other than in the regular course of business and a plan of dissolution shall be approved by the vote of a majority of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds (2/3) of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of more than two-thirds of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction. However, nothing in this Article VIII shall require a vote of the shareholders to approve any action in circumstances where the Virginia Stock Corporation Act permits the Board of Directors to take action without a shareholder vote.

The Hampton Roads Bankshares’ board of directors believes that adopting such language will provide the flexibility necessary to meet the corporate growth objectives of Hampton Roads Bankshares and is in the best interests of Hampton Roads Bankshares and its shareholders. If the proposal is approved, officers of Hampton Roads Bankshares will promptly make the appropriate filings in the Commonwealth of Virginia and take other action necessary to implement the amendment. If the proposed merger with Shore Financial is approved by the shareholders, such amendment will be made effective prior to the closing of the merger with Shore Financial.

Based on the foregoing, the Hampton Roads Bankshares board of directors unanimously determined that proposed amendment to the company’s articles of incorporation is in the best interests of Hampton Roads Bankshares and its shareholders. The Hampton Roads Bankshares’ board of directors unanimously recommends that Hampton Roads Bankshares’ shareholders vote “FOR” the proposed amendment to the Hampton Roads Bankshares’ Articles of Incorporation.

PROPOSAL III

ELECTION OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

Hampton Roads Bankshares’ articles of incorporation provide that Hampton Roads Bankshares will have no less than eight and no more than eighteen members of the board of directors. The articles of incorporation also divides Hampton Roads Bankshares’ board of directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. Hampton Roads Bankshares’ bylaws require all directors to be shareholders of Hampton Roads Bankshares and require a majority of directors to be citizens of Virginia. Three directors will be elected at the annual meeting. All three nominees are “Class A” directors and will serve until the 2011 annual meeting of shareholders. All nominees were approved by the board of directors. Hampton Roads Bankshares currently has ten members of its board of directors.

The election of each nominee requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Proxies received from Hampton Roads Bankshares’ shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of Hampton Roads Bankshares who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees currently are members of Hampton Roads Bankshares’ board of directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by Hampton Roads Bankshares’ board of directors, or the number of directors will be reduced.

The name, age, and principal occupation during the past five years of each nominee and director of Hampton Roads Bankshares are set forth in the chart below:

Name	Age	Principal Occupation	Director Since(1)
		Nominees for Election of “Class A” Directors with Terms Expiring in 2011

Roland Carroll Smith, Sr.	67	President and Chief Executive Officer, Hearndon Construction Corporation	2006
Bobby L. Ralph	68	Former Director of Social Services, City of Suffolk	1997
Emil A. Viola	72	Chairman of the Board-Treasurer, Vico Construction Corporation	1987

		Incumbent “Class C” Directors with Terms Expiring in 2010

Herman A. Hall, III	59	Managing Member, Hallmark Development, LLC; Vice Chairman—Bank of Hampton Roads	1987
W. Lewis Witt	65	Owner, Inner-View, Ltd.	1992
Robert R. Kinser	56	Attorney at Law, Basnight, Kinser, Telfeyan, Leftwich & Nuckolls, P.C	2006
Jordan E. Slone	46	Chairman and Chief Executive Officer, Harbor Group International	2006

		Incumbent “Class B” Directors with Terms Expiring in 2009

Jack W. Gibson	57	Vice Chairman, President and Chief Executive Officer, Hampton Roads Bankshares, Inc.	1987
Douglas J. Glenn	41	Executive Vice President and General Counsel of Hampton Roads Bankshares, Inc.; Attorney at Law, Pender & Coward, P.C.	2006
Patricia M. Windsor	64	Retired, Secretary-Treasurer, Lakeside Construction Corporation	2003

(1)

In 2001, Bank of Hampton Roads completed a Plan of Reorganization pursuant to which each share of Bank of Hampton Roads common stock was exchanged for a share of Hampton Roads Bankshares common stock and Bank of Hampton Roads became a wholly-owned banking subsidiary of Hampton Roads Bankshares

(the “Plan of Reorganization”). The effective date of the Plan of Reorganization was July 1, 2001. The director-nominees serve on Hampton Roads Bankshares’ board of directors and on Bank of Hampton Roads’ board of directors. The dates set forth above indicate the dates on which the director-nominees first served on Bank of Hampton Roads’ board of directors.

In addition, as of the closing of the merger, Hampton Roads Bankshares will increase the number of directors by three. The additional directors will be Henry P. Custis, Jr., Scott C. Harvard and Richard F. Hall, III, so long as Mr. Hall remains an independent director under Nasdaq rules (the “SFC Directors”). At the first annual meeting of Hampton Roads Bankshares’ shareholders following the closing of the merger, the Hampton Roads Bankshares board of directors shall nominate the SFC Directors for election to the board of directors. If a seat on the board of directors is vacated by any of the SFC Directors during the three-year period after the closing of the merger, his replacement will be chosen by the remaining SFC Directors subject to the reasonable approval of the board of directors.

The Board of Hampton Roads Bankshares unanimously recommends that shareholders vote “FOR” the nominees set forth above.

Beneficial Ownership of Directors, Executive Officers and Principal Shareholders of Hampton Roads Bankshares

The following table sets forth for (1) each director-nominee, each incumbent director, and the executive officers named in the Summary Compensation Table, (2) all directors and executive officers as a group, and (3) each beneficial owner of more than 5% of Hampton Roads Bankshares common stock: (i) the number of shares of Hampton Roads Bankshares common stock beneficially owned on April 1, 2008, and (ii) such person’s or group’s percentage ownership of outstanding shares of Hampton Roads Bankshares common stock on such date. Except as set forth below, Hampton Roads Bankshares is not aware of any other shareholder that beneficially owns 5% or more of the outstanding shares of Hampton Roads Bankshares common stock. All of Hampton Roads Bankshares’ directors and executive officers receive mail at Hampton Roads Bankshares’ principal executive office at 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Ds filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, Hampton Roads Bankshares believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares(1)
Directors:
Jack W. Gibson	515,511.78	(2)	4.86%
Herman A. Hall, III	174,631.69	(3)	1.68%
W. Lewis Witt	106,072.83	(4)	1.02%
Patricia M. Windsor	28,786.64	(5)	0.28%
Bobby L. Ralph	50,009.94	(6)	0.48%
Emil A. Viola	483,080.64	(7)	4.66%
Douglas J. Glenn	96,043.76	(8)	0.92%
Roland Carroll Smith, Sr.	118,489.26	(9)	1.14%
Robert R. Kinser	84,424.48	(10)	0.81%
Jordan E. Slone	102,987.00	(11)	0.99%
Non-Director Executive Officers (not included above)
Donald W. Fulton, Jr.	29,393.27	(12)	0.28%
Gregory P. Marshall	77,743.62	(13)	0.75%
Julie R. Anderson	75,105.67	(14)	0.72%
Renee’ R. McKinney	84,076.01	(15)	0.81%

All Directors and Executive Officers, as a group (15 persons)	2,026,356.59	(16)	18.58%
Beneficial Owner of More than 5% of Hampton Roads Bankshares Stock
John Sheldon Clark 1633 Broadway, 30th Floor New York, NY 10019	540,000	(17)	5.21%

(1)	Applicable percentages are based on 10,362,841.60 shares outstanding on March 1, 2008. Also includes shares of common stock subject to options as of March 1, 2008. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)	Includes 236,709 options to purchase shares, 5,992.47 shares of restricted stock held by Hampton Roads Bankshares for Jack W. Gibson, 46,432.88 shares held in Hampton Roads Bankshares’ 401(k) Profit Sharing Plan and Trust, 4,572.96 shares owned by M. Joyce Gibson (wife), 4,071.28 shares owned by Jacqueline A. Gibson (daughter), 26,402.18 shares held in a Rabbi Trust for Jack W. Gibson and 28,546.88 shares held in an IRA for Jack W. Gibson.
(3)	Includes 45,081 options to purchase shares, 6,059.85 shares of restricted stock held by Hampton Roads Bankshares for Herman A. Hall, III and 58,149.85 shares held in an IRA for Herman A. Hall, III.
(4)	Includes 24,404 options to purchase shares, 637.45 shares of restricted stock held by Hampton Roads Bankshares for W. Lewis Witt, 16,750.57 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,826.61 shares held in an IRA for W. Lewis Witt, 6,579.83 shares held in an IRA for Judith W. Witt, 5,855.46 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt and 43,756.45 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.
(5)	Includes 2,000 options to purchase shares, 5,637.84 shares of restricted stock held by Hampton Roads Bankshares for Patricia M. Windsor, 15,593.80 shares held in a Revocable Trust for Patricia M. Windsor, and 4,200.00 shares held in an IRA for Patricia M. Windsor.
(6)	Includes 37,657 options to purchase shares and 5,856.26 shares of restricted stock held by Hampton Roads Bankshares for Bobby L. Ralph.

(7)	Includes 2,000 options to purchase shares, 5,985.23 shares of restricted stock held by Hampton Roads Bankshares for Emil A. Viola, 92,824.79 shares held in an IRA for Emil A. Viola, 12,526.80 shares held in the Viola Foundation and 56,749.18 shares held in the Michael C. Viola Children’s Trust.
(8)	Includes 32,000 options to purchase shares, 17,391 options to purchase shares by Tiffany K. Glenn (wife), 4,127.79 shares held in Hampton Roads Bankshares’ 401(k) Profit Sharing Plan and Trust for Tiffany K. Glenn, 11,331.80 shares of restricted stock held by Hampton Roads Bankshares for Douglas J. Glenn, 2,855.00 shares held in a Rabbi Trust for Douglas J. Glenn, 5,835.72 shares held in a Rabbi Trust for Tiffany K. Glenn, 12,217.23 shares owned jointly by Douglas J. Glenn and Tiffany K. Glenn, 412.43 shares held by Tiffany K. Glenn as custodian for Grayson Glenn (son) and 421.60 shares held by Tiffany K. Glenn as custodian for Bayler Glenn (daughter).
(9)	Includes 10,000 options to purchase shares, 504.46 shares owned jointly by Roland Carroll Smith, Sr. and Jacqueline M. Smith (wife), 500.00 shares owned by Jacqueline M. Smith, 1,169.37 shares of restricted stock held by Hampton Roads Bankshares for Roland Carroll Smith, Sr., 43,780.02 shares held in a Revocable Trust for Roland Carroll Smith, Sr., 5,097.72 shares held by Roland Carroll Smith, Sr. as custodian for Harrison D. Smith (grandson), 10,084.02 shares held by Roland Carroll Smith, Sr. as custodian for Erinn M. Smith (granddaughter), 10,084.02 shares held by Roland Carroll Smith, Sr. as custodian for Meaghan C. Smith (granddaughter) and 35,066.64 shares owned by Hearndon Construction, a company owned by Roland Carroll Smith, Sr.
(10)	Includes 12,000 options to purchase shares, 247.31 shares owned jointly by Robert R. Kinser and Karen W. Kinser (wife), 360.07 shares owned by Karen W. Kinser, 9,406.43 shares held by Robert R. Kinser as custodian for Luke E. Kinser (son), 9,322.78 shares held by Robert R. Kinser as custodian for Sarah Kinser (daughter) and 368.04 shares held by Robert R. Kinser as custodian for James T. Kinser (brother).
(11)	Includes 12,000 options to purchase shares, 1,500.00 shares held by the 2003 Irrevocable Slone Children’s Trust, 30,000.00 shares held by Garden Capital Acquisitions, LLC, a company operated by Jordan E. Slone, and 27,863.00 shares held by Slone Investments.
(12)	Includes 14,846 options to purchase shares, 8,562.00 shares owned jointly by Donald W. Fulton, Jr. and Daniela H. Fulton (wife), 3,251.62 shares held in a Rabbi Trust for Donald W. Fulton, Jr. and 2,733.65 shares held in Hampton Roads Bankshares’ 401(k) Profit Sharing Plan and Trust.
(13)	Includes 28,953 options to purchase shares, 5,386.58 shares of restricted stock held by Hampton Roads Bankshares for Gregory P. Marshall, 6,902.32 shares held in Hampton Roads Bankshares’ 401(k) Profit Sharing Plan and Trust, 18,516.23 shares owned jointly by Gregory P. Marshall and Mary E. Marshall (wife), 10,502.49 shares held in a Rabbi Trust for Gregory P. Marshall and 7,483.00 shares held in a Simplified Employee Pension for Gregory P. Marshall.
(14)	Includes 36,729 options to purchase shares, 5,386.58 shares of restricted stock held by Hampton Roads Bankshares for Julie R. Anderson, 9,183.42 shares held in Hampton Roads Bankshares’ 401(k) Profit Sharing Plan and Trust, 1,300.00 shares held in an IRA for Julie R. Anderson, 10,035.37 shares held in a Rabbi Trust for Julie R. Anderson and 12,471.30 shares owned jointly by Julie R. Anderson and Douglas A. Anderson (husband).
(15)	Includes 34,025 options to purchase shares, 5,386.58 shares of restricted stock held by Hampton Roads Bankshares for Renee’ R. McKinney, 16,767.64 shares held in Hampton Roads Bankshares’ 401(k) Profit Sharing Plan and Trust, 502.67 shares held by Renee’ R. McKinney as custodian for Jamie N. McKinney (daughter), 182.29 shares held in and IRA for Jamie N. McKinney, and 6,516.73 shares held in a Rabbi Trust for Renee’ R. McKinney.
(16)	Includes 545,795 options to purchase shares.
(17)	Includes 135,000 shares owned by his spouse, as set forth in a Schedule 13D filed with the Securities and Exchange Commission on January 19, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section l6(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and persons who beneficially own more than 10% of Hampton Roads Bankshares common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish Hampton Roads Bankshares with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to Hampton Roads Bankshares, Hampton Roads Bankshares believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with in 2007, except for the following. Due to miscommunications from his broker, Jordan E. Slone was one business day late in reporting a transaction to purchase 1,000 shares on July 16, 2007. This transaction was reported on July 19, 2007.

Executive Officers

The following sets forth the names, ages and business experience for the past five years of Hampton Roads Bankshares’ executive officers and the date each executive officer became employed by Hampton Roads Bankshares.

•

Julie R. Anderson, 49, has been employed by Bank of Hampton Roads since 1999. She was promoted from Senior Vice President and Chief Credit Officer to Executive Vice President and Chief Credit Officer in November 2007. She has worked in practically all facets of the banking industry, including experience in commercial, consumer, dealer and construction lending.

•

Donald W. Fulton, Jr., 61, became Senior Vice President and Chief Financial Officer of Hampton Roads Bankshares and Senior Vice President and Chief Administrative Officer of Bank of Hampton Roads during 2003. In 2002 and a portion of 2003, Mr. Fulton was an independent consultant to financial services and other companies.

•

Jack W. Gibson, 57, has been President, Chief Executive Officer and a director of Hampton Roads Bankshares since its inception in 2001 and President, Chief Executive Officer and a director of Bank of Hampton Roads since its inception in 1987. In 2008 Mr. Gibson was elected as Vice Chairman by the board of directors.

•

Douglas J. Glenn, 41, was appointed Executive Vice President and General Counsel effective November 1, 2007. He had been a director of Hampton Roads Bankshares since March 2006 and will continue his service on the board. Prior to joining Hampton Roads Bankshares, Mr. Glenn practiced law for sixteen years at Pender & Coward, P.C.; he had served as a partner in the law firm since 1998.

•

Tiffany K. Glenn, 38, has worked for Bank of Hampton Roads since 1993 in various positions, including accounting, stock transfer, and marketing. She was promoted to Senior Vice President, Marketing Officer and Secretary in 1999.

•

Gregory P. Marshall, 49, has been employed by Bank of Hampton Roads since 2001. He was promoted from Senior Vice President and Commercial Loan Officer to Executive Vice President and Commercial Loan Officer in November 2007. Mr. Marshall also serves as chairman of Hampton Roads Bankshares’ ALCO committee.

•

Renee’ R. McKinney, 43, has been employed by Bank of Hampton Roads since its inception. She has worked in practically all facets of the banking industry and was promoted to Senior Vice President and Branch Administrator in 1998.

Corporate Governance

The board of directors in its business judgment has determined that the following seven of its 10 members are independent as defined under the Nasdaq Stock Market’s listing standards: Patricia M. Windsor, Roland Carroll Smith, Sr., Bobby L. Ralph, Emil A. Viola, Herman A. Hall, III, W. Lewis Witt, and Robert R. Kinser. In

reaching this conclusion, the board of directors considered that Hampton Roads Bankshares and its subsidiaries provide services to, and otherwise conduct business with, certain members of the board of directors or members of their immediate families or companies with which members of the board of directors are affiliated. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section of this joint proxy statement/prospectus.

Consistent with the Nasdaq Stock Market’s listing standards, Hampton Roads Bankshares considered the following as impairing a director’s independence:

•	A director who is an employee of Hampton Roads Bankshares, or whose immediate family member is an executive officer.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Hampton Roads Bankshares, other than director or committee fees.

•

A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, Hampton Roads Bankshares’ present or former internal or external auditor.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Hampton Roads Bankshares’ present executives serve on the company’s compensation committee.

•

A director who is an executive officer or an employee, or whose immediate family member is an executive officer, or a company that makes payment to, or receives payment from, Hampton Roads Bankshares for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Except for Jordan E. Slone, none of Hampton Roads Bankshares’ non-employee directors, their immediate family members, or employees, are engaged in such relationships with it.

The board of directors considered the following transactions between Hampton Roads Bankshares and certain of its directors or their affiliates and determined that such transactions did not impair the director’s independence under the above standard:

•	Loans made by Hampton Roads Bankshares and its subsidiaries to certain directors and their associates in the ordinary coarse of business.

•

Payments made to Vico Construction Corporation and Viola Commercial Group, LLC, businesses affiliated with Emil A. Viola, which were under $1 million and 2% of such company’s consolidated gross revenues.

•	Payments made to Greenbrier Self Storage, a business affiliated with W. Lewis Witt, which were under $1 million and 2% of such company’s consolidated gross revenues.

Information About Shareholders

The board of directors has not established a written policy regarding communications with shareholders. A formal policy has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. Although not prescribed in a policy, shareholders may communicate with the Board through written communications addressed to Hampton Roads Bankshares’ executive office at 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Board and Committee Meetings

The business of Hampton Roads Bankshares is managed under the direction of the board of directors. The board of directors generally meets twice a month and held 24 meetings in 2007. During 2007, each member of the board of directors participated in at least 75% of all board meetings and at least 75% of all meetings of committees on which he or she served. The board of directors does not have a policy regarding attendance at annual shareholders’ meetings. However, board members are encouraged to attend such meetings and at the annual meeting held on May 8, 2007, all board members were in attendance. Set forth below is certain information on the members and duties of the various board committees.

The board of directors has established an Audit Committee, Compensation Committee, Education Committee, Nominating Committee, Architecture Committee, Executive Committee and Compliance Committee. All committee meetings are scheduled by the committee chairpersons as deemed necessary.

Audit Committee

The Audit Committee consists of Herman A. Hall, III, Patricia M. Windsor, and W. Lewis Witt. The board of directors has determined that each of these directors is an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards and the requirements of the Securities and Exchange Commission. The Audit Committee has determined that Herman A. Hall, III meets the qualifications of an “audit committee financial expert” as defined under final rules adopted by the Securities and Exchange Commission.

The Audit Committee’s charter appeared in Hampton Roads Bankshares’ 2007 Proxy Statement. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent registered public accounting firm of Hampton Roads Bankshares. It also must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee acts as the intermediary between Hampton Roads Bankshares and the independent registered public accounting firm and reviews the reports of the independent registered public accounting firm. The Audit Committee held seven meetings in 2007. See “Audit Committee Report” below.

Compensation Committee

The Compensation Committee consists of Emil A. Viola, Herman A. Hall, III, and W. Lewis Witt, all of whom the board of directors has determined are independent under standards set by the Nasdaq Stock Market. The Compensation Committee’s charter appeared in Hampton Roads Bankshares’ 2007 Proxy Statement. The Compensation Committee reviews the compensation of all executive officers, determines the compensation package for the President and Chief Executive Officer and administers Hampton Roads Bankshares’ compensation programs. The Compensation Committee held one meeting in 2007. See “Compensation Discussion and Analysis” and “Compensation Committee Report” below.

Education Committee

The Education Committee consists of W. Lewis Witt and Robert R. Kinser. The Education Committee reviews and approves requests from employees for education reimbursement and specialized training. The Education Committee held 1 meeting in 2007.

Nominating Committee

The Nominating Committee consists of Emil A. Viola, Herman A. Hall, III and W. Lewis Witt. The board of directors has determined that the members of the Nominating Committee are independent as defined under the Nasdaq Stock Market’s listing standards and the requirements of the Securities and Exchange Commission. The function of this committee is to identify and present nominees for membership on the board of directors. The Nominating Committee did not hold any meetings in 2007.

The Nominating Committee’s charter appeared in Hampton Roads Bankshares’ 2007 Proxy Statement. The board of directors relies on the discretion of the Nominating Committee members to identify potential nominees from sources that they deem appropriate. The Nominating Committee has not formulated specific criteria for nominees, but it considers qualifications that include, but are not limited to, ability to serve, conflicts of interest, and other relevant factors. In consideration of the fiduciary requirements of a Board member, and the relationship of Hampton Roads Bankshares and its subsidiaries to the communities it serves, the Nominating Committee places emphasis on character, ethics, financial stability, business acumen, and community involvement among other criteria it may consider. In addition, as a financial services holding company, Hampton Roads Bankshares is regulated by the Federal Reserve and the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia. Directors and director-nominees are subject to various laws and regulations pertaining to financial holding companies including a minimum stock ownership requirement.

The Nominating Committee utilizes a variety of resources in identifying nominees including individuals who serve Hampton Roads Bankshares and its subsidiaries on advisory boards, recommendations of management and other board members, and other business or community leaders who may be qualified to serve. The Nominating Committee may consider recommendations from shareholders, but has not established a formal process for doing so. A formal process has not been adopted because directors have historically had periodic contact with shareholders through business, personal, and community-based activities. Shareholders may contact any director with a recommendation for a nominee.

Under Hampton Roads Bankshares’ Bylaws, shareholders may submit nominees for director. For additional information regarding the requirements for shareholder nominations, see “Shareholder Proposals” elsewhere in this joint proxy statement/prospectus. Hampton Roads Bankshares has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

Architectural Committee

The Architectural Committee consists of Roland Carroll Smith, Sr., Robert R. Kinser and Herman A. Hall, III. The Architectural Committee was formed to review the desirability of future branch locations and make recommendations to the full board of directors accordingly. The Architectural Committee did not hold any meetings in 2007.

Executive Committee

The Executive Committee, which meets informally if necessary, consists of Emil A. Viola, Herman A. Hall, III, and Jack W. Gibson. The Executive Committee is charged with setting the format and guidelines for the meetings of the board of directors and the meetings of committees of the board of directors. The Executive Committee held three meetings in 2007.

Compliance Committee

The Compliance Committee consists of Bobby L. Ralph, Patricia M. Windsor and W. Lewis Witt. The function of this committee is to monitor the compliance of Hampton Roads Bankshares and its subsidiaries with applicable laws and regulations. The Compliance Committee held four meetings in 2007.

Audit Committee Report

The Audit Committee reviews Hampton Roads Bankshares’ financial reporting process, including internal control over financial reporting, on behalf of the board of directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including internal control over financial reporting. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Hampton Roads Bankshares’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and that Hampton Roads Bankshares’ internal control over financial reporting is effective. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgment about the quality, not just the acceptability, of Hampton Roads Bankshares’ accounting principles and underlying estimates in Hampton Roads Bankshares’ consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management of Hampton Roads Bankshares; and other material written communications between the independent registered public accounting firm and the management of Hampton Roads Bankshares, such as any management letter or schedule of unadjusted differences. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from Hampton Roads Bankshares and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with Hampton Roads Bankshares’ internal and independent registered public accounting firm the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal auditors and the independent registered public accounting firm to discuss the results of their audits, the evaluations of Hampton Roads Bankshares’ internal controls, and the overall quality of Hampton Roads Bankshares’ financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the internal auditors or the independent registered public accounting firm. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the Board has approved, that the audited consolidated financial statements of Hampton Roads Bankshares be included in Hampton Roads Bankshares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. In addition, as of December 31, 2007, Hampton Roads Bankshares carried out an evaluation of the effectiveness of the design and operation of Hampton Roads Bankshares’ disclosure controls and procedures pursuant to Rule 13a-15(e) of the Exchange Act. Based upon that evaluation, the Audit Committee, along with Hampton Roads Bankshares’ Chief Executive Officer and Chief Financial Officer, concluded that Hampton Roads Bankshares’ disclosure controls and procedures are effective in timely alerting them to material information relating to Hampton Roads Bankshares required to be included in Hampton Roads Bankshares’ Exchange Act filings. The Audit Committee and the board of directors also have recommended, subject to shareholder ratification, the selection of Hampton Roads Bankshares’ independent registered public accounting firm, Yount, Hyde & Barbour, P.C.

Herman A. Hall, III, Chairman

Patricia M. Windsor

W. Lewis Witt

Certain Relationships and Related Transactions

During 2007, some director-nominees, directors and executive officers of Hampton Roads Bankshares, their affiliates and members of their immediate families were customers of and had loan transactions with Hampton Roads Bankshares in the normal course of business and are expected to continue to have customer relationships with Hampton Roads Bankshares in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectability or present other unfavorable features. At December 31, 2007 and 2006, loans to executive officers, directors and their associates amounted to $26,671,391 and $22,547,499, respectively. During 2007, additional loans and repayments of loans by executive officers, directors and their associates were $13,121,763 and $8,997,872 respectively. There were no loans made to directors, or to entities of which directors are material shareholders or equity owners, which were in excess of 15% of the bank’s equity capital account.

Douglas J. Glenn, a director and Executive Vice President and General Counsel of Hampton Roads Bankshares, is the spouse of Tiffany K. Glenn, Hampton Roads Bankshares’ Senior Vice President, Marketing Officer and Secretary. For more information about Mr. Glenn and Ms. Glenn, please see “Executive Officers” above. Prior to joining Hampton Roads Bankshares, Mr. Glenn was an attorney in the law firm Pender & Coward, P.C., which provided legal services for Hampton Roads Bankshares. The fees paid by Hampton Roads Bankshares to Pender & Coward, P.C. in calendar year 2007 did not exceed 5% of the law firm’s gross revenues for the year. Pender & Coward, P.C., continues to provide legal services to us during 2008.

Jordan E. Slone, a director, is the managing member of two limited liability companies that serve as the managers for the legal entity(ies) which own and manage the Dominion Tower at 999 Waterside Drive, Norfolk, Virginia 23510. Hampton Roads Bankshares has leased the second floor of the Dominion Tower for our executive offices and a first floor branch office since August 2005. Our lease expires in September 2016, and we have one renewal option for a period of seven years. Rent payments made in 2007 totaled $570,047 for the year. It is expected that the rent paid will exceed 5% of the gross revenues of the entities that own Dominion Tower. The terms of this lease are substantially similar to the terms of leases that are the result of “arms length” negotiations between unrelated parties, and the rent is comparable to current market rates.

Executive Compensation

Compensation Discussion and Analysis

The Compensation Committee reviews the compensation, including salaries, bonuses, employee benefits, executive incentive plans, policies, practices and programs, for Hampton Roads Bankshares’ executive officers. We evaluate the performance of Hampton Roads Bankshares Chief Executive Officer, and with the assistance of the Chief Executive Officer, the performance of the other executive officers.

Our intent is to offer compensation packages that will attract and retain high quality personnel for our organization. We want to provide our employees with incentives that will align their interests with the long term and short term goals of the organization as a whole. Several components of our compensation packages include vesting periods and stock ownership which are designed to promote loyalty and longevity among employees. We wish to reward those employees who are excelling in their respective positions and, by so doing, ensure the future profitability of our company.

Our compensation packages currently consist of the following elements:

Salary: We consider many factors in determining the salary component for each of the executive officers. Because one of our objectives is to attract and retain high quality personnel, we conduct surveys of other financial institutions within our region taking into account asset size and revenue base to ensure that we are comparing ourselves to similar organizations. We then compute a range of salaries for each of the executive officer positions using the average salary paid to executives with similar job responsibilities at these surveyed financial institutions. Salary for each executive officer is then determined based on his or her individual and group achievements during the preceding year and include judgments based on performance evaluations, regulatory examination results, efficiency in performance of duties, and demonstrated leadership skills. Decisions to increase or decrease compensation materially from the prior period are influenced by the amount of new responsibilities taken on by the executive officers and their contributions to the profitability of Hampton Roads Bankshares.

When determining the 2007 salary for the CEO and the other executive officers, we measured the following financial accomplishments during 2006:

•	An increase in net income of 10% over 2005.

•	An increase in book value per share of 15% over 2005.

•	An increase in assets of 16% over 2005.

•	An increase in loans of 31% over 2005.

•	An increase in deposits of 11% over 2005.

We also factored in the following non-financial accomplishments during 2006:

•

The issuance of an additional 1,849,200 shares of common stock through a fully subscribed rights offering and a fully subscribed public offering. This additional capital will be used to grow and expand our franchise.

•

The inclusion of our common stock under our existing symbol, HMPR, on the Nasdaq Global Select Market. Our primary objective for listing our stock on Nasdaq was to provide greater visibility for our shares and to introduce our company to investors and analysts outside of our market. Our objectives were met with increased trading volume in our stock as well as invitations for us to participate in investor conferences in New York and Atlanta.

Incentive Plan: In order to focus our executive officers’ attention on the profitability of the organization as a whole, we pay cash incentives based upon our annual financial performance as measured by return on average assets. Among the employees eligible to receive bonuses under this plan are executive officers Jack W. Gibson, Donald W. Fulton, Jr., and Renee’ R. McKinney. Julie R. Anderson and Gregory P. Marshall received bonuses under the Lending Officer Bonus Guidelines discussed below and, therefore, did not receive bonuses under the Incentive Plan. Under this structure, cash bonuses were paid as a percentage of salary for attaining a return on average assets of 1.31% during 2007.

Lending Officer Bonus Guidelines: In order to ensure that lending officers are focusing their attention on those activities under their control that we have determined will best maximize the profitability of the organization, we have developed a bonus plan to reward certain lending officers for reaching certain performance objectives. Among the employees eligible to receive bonuses under this program in 2007 were executive officers Julie R. Anderson and Gregory P. Marshall. The guidelines contain both organizational and individual performance objectives. Under the guidelines, we must achieve a minimum return on average assets of 1.20% or a minimum return on average equity of 10% for the year for the maximum cash bonuses to be paid. Individual performance measures include obtaining growth goals, cross selling other products and generating fee income, and satisfactory management of loan portfolios, including satisfactory levels of credit quality.

2006 Stock Incentive Plan: We strongly encourage all directors and employees to own stock in Hampton Roads Bankshares. We feel that stock ownership among employees fosters loyalty and longevity and is an excellent method for aligning employee interests with the long term goals of the organization and our shareholders. In order to facilitate stock ownership, the Compensation Committee of the board of directors adopted the 2006 Stock Incentive Plan on March 14, 2006. This plan was approved by the shareholders of Hampton Roads Bankshares at the April 25, 2006 Annual Meeting of Shareholders. Under the plan, shares of our common stock may be issued to our directors, officers, key employees, consultants and advisors in the form of restricted stock awards, incentive stock awards, incentive stock options and non-statutory stock options. Each type of award under the plan is subject to different requirements and the awards may be conditioned by the performance of the officers and their contribution to the performance of Hampton Roads Bankshares. The plan provides that no person shall be granted incentive stock options worth more than $100,000 based on their exercise price or 50,000 shares of restricted stock or stock options during any calendar year.

During 2007, stock options and restricted stock were granted on a case by case basis. Gregory P. Marshall was granted 13,003 stock options as the result of a reload feature in a previous grant of stock options. These stock options carry the same terms as the original grant of stock options and were immediately vested at the time of the grant. Douglas J. Glenn received 20,000 stock options and 10,000 shares of non-vested stock as a condition of his employment agreement. His stock options vest ratably during year five through ten of his employment by Hampton Roads Bankshares. His non-vested stock cliff vests after five years of employment by Hampton Roads Bankshares. The exercise price for stock option grants is the market price for our common stock on the date of grant.

Executive Savings Plan: We have implemented an Executive Savings Plan with executive officers and certain other officers whereby an initial contribution of the officer’s salary made by the officer will be matched 100% each year by us as long as the officer’s employment with us continues and the officer is in good standing. The total expense to Hampton Roads Bankshares for the Executive Savings Plan match during 2007 was $268,200. The purpose of this plan is to promote employment longevity and to provide key employees with a retirement savings vehicle. The contributions and matching funds initially were invested in a certificate of deposit bearing an interest rate equivalent to the highest interest rate paid on a certificate of deposit in our subsidiary bank. The plan provided for 100% vesting on January 2008. During 2006, this plan was amended to allow the officers to make an election to move existing balances into a Rabbi Trust designed to purchase and hold shares of employer common stock. The amendment also accelerated vesting of the plan assets. In addition, the amendment permitted participants to make an additional contribution to their savings plan accounts that would increase their total contribution to a maximum of 10% of their current salary. Contributions into the plan subsequent to this election may be used to purchase employer stock or may be placed in savings accounts for the benefit of each individual participant. Dividends paid on common stock held in the plan are reinvested. Amounts may only be withdrawn from the plan upon termination of employment at which time the participant may elect to take the distribution as a lump sum payment or in annual installments. The plan also provides for additional payments to be made to the officers upon termination of employment following a change of control of Hampton Roads Bankshares. Additional information regarding these payments can be found further in this document.

Profit Sharing Plan: We have a defined contribution 401(k) plan for all full-time employees who are 21 years of age and have completed one year of service. We match 100% of the employees’ yearly contributions up to 4% of their respective annual salaries. We may also make an additional discretionary contribution; however, contributions by us will not exceed the maximum amount deductible annually for federal income tax purposes.

Supplemental Retirement Agreements: We entered into a Supplemental Retirement Agreement with Mr. Gibson on January 1, 1993. The purpose of the agreement is to provide a retirement vehicle for Mr. Gibson that will reward his years of service to Hampton Roads Bankshares. Under this agreement, Mr. Gibson is eligible to receive an annual benefit payable in 15 installments equal to 50% of his benefit computation base following the attainment of his plan retirement date, November 9, 2010. The benefit computation base is calculated as his average compensation including bonuses from us over the three consecutive completed calendar years just prior to the year of retirement or termination. The estimated annual benefits payable upon retirement at the plan retirement date are $330,569. Mr. Gibson became fully vested in the plan in January 2008.

During 2005, we entered into supplemental retirement agreements with Renee’ R. McKinney, Gregory P. Marshall, and Julie R. Anderson. The purpose of these agreements is to provide a retirement vehicle to these key employees that will reward their years of service to Hampton Roads Bankshares. Under these agreements, they are each eligible to receive an annual benefit payable in 15 installments each equal to $50,000 following the attainment of their plan retirement date. For purposes of these agreements, the plan retirement date is the first day of the month immediately following the date the participant attains age 65 for those officers who have attained age 45 as of the date they became a participant. In the case of all other participants, the first day of the month immediately following the date the participant attains age 60 is considered the plan retirement date.

The executive officers do not play a role in the compensation process except for the Chief Executive Officer, Jack W. Gibson, who presents information regarding the other executive officers to the compensation committee for their consideration. Mr. Gibson is not present while the compensation committee deliberates on his compensation package.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based upon that discussion, we recommend that the section be included in Hampton Roads Bankshares’ annual report on Form 10-K and joint proxy statement/prospectus.

Emil A. Viola, Chairman

Herman A. Hall, III

W. Lewis Witt

Summary Compensation Table

The following table presents the compensation expense related to each of the named executive officers for 2007. Some of the columns included in this table do not represent payments made to the named executive officers. There were no stock awards made to named executive officers during 2007.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(f)	Non-Equity Incentive Plan Compen- sation ($)(g)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($)(h)	All Other Compensation ($)		Total ($)
Jack W. Gibson Vice Chairman, President and CEO	2007	460,000		165,600	402,815	101,898	(a)	1,130,313
	2006	410,000	58,320	174,250	349,655	86,044	(a)	1,078,269
Donald W. Fulton, Jr. SVP and CFO	2007	160,000		57,600		40,559	(b)	258,159
	2006	140,000	16,200	59,500		33,244	(b)	248,944
Gregory P. Marshall EVP and Commercial Loan Officer	2007	175,000	29,642	65,000	17,127	41,817	(c)	328,586
	2006	160,000	10,800	95,064	16,007	42,766	(c)	324,637
Julie R. Anderson EVP and Chief Credit Officer	2007	180,000		85,000	17,322	47,204	(d)	329,526
	2006	160,000	16,200	124,081	16,189	38,354	(d)	354,822
Renee’ R. McKinney SVP and Branch Administrator	2007	130,000		46,800	15,827	36,969	(e)	229,596
	2006	115,000	10,800	48,875	14,792	32,176	(e)	221,643

(a)	In 2007 and 2006, respectively, these amounts include directors fees of $21,300 and $18,800, a contribution to the Executive Savings Plan account of $52,200 and $34,560, a discretionary contribution to the 401(k) account of $4,902 and $8,537, matching contributions to the 401(k) account of $9,000 and $8,800, dividends/interest paid to the Executive Savings Plan of $9,327 and $10,324, club dues paid, and personal use of a company automobile.
(b)	In 2007 and 2006, respectively, these amounts include a contribution to the Executive Savings Plan account of $18,850 and $10,000, a discretionary contribution to the 401(k) account of $4,667 and $7,380, matching contributions to the 401(k) account of $8,568 and $7,863, dividends/interest paid to the Executive Savings Plan of $3,357 and $2,183, and personal use of a company automobile.
(c)	In 2007 and 2006, respectively, these amounts include a contribution to the Executive Savings Plan account of $20,300 and $14,080, a discretionary contribution to the 401(k) account of $4,902 and $8,537, matching contributions to the 401(k) account of $9,000 and $8,800, dividends/interest paid to the Executive Savings Plan of $3,722 and $4,186, dividends on non-vested stock, and personal use of a company automobile.
(d)	In 2007 and 2006, respectively, these amounts include a contribution to the Executive Savings Plan account of $20,300 and $12,800, a discretionary contribution to the 401(k) account of $ 4,902 and $8,537, matching contributions to the 401(k) account of $ 9,000 and $8,800, dividends/interest paid on the Executive Savings Plan of $3,534 and $3,853, club dues paid, dividends on non-vested stock, and personal use of a company automobile.
(e)	In 2007 and 2006, respectively, these amounts include a contribution to the Executive Savings Plan account of $14,500 and $8,436, a discretionary contribution to the 401(k) account of $3,843 and $5,748, matching contributions to the 401(k) account of $7,056 and $6,541, dividends/interest paid on the Executive Savings Plan of $3,075 and $2,501, dividends on non-vested stock, and personal use of a company automobile.
(f)	This column represents the expense to Hampton Roads Bankshares related to stock options granted during the year. The expense was calculated according to Statement of Financial Accounting Standard No. 123R. Additional information regarding stock-based compensation expense can be found in the Notes to Consolidated Financial Statements filed with our 2007 Annual Report. Stock options granted to employees and directors during 2006 and 2007 have exercise prices equal to the market value of our common stock on the grant date.

(g)	This column represents the amounts paid to named executive officers under the Incentive Plan and the Senior Lending Officer Bonus Guidelines.
(h)	This column represents the change in the benefit obligation for the Supplemental Retirement Agreements from the previous year to the current year. These amounts were expensed during the year and a liability was recorded on Hampton Roads Bankshares’ balance sheet which represents the present value of payments that will be made to employees under the Supplemental Retirement Agreements upon their retirement. We have funded the Supplemental Retirement Agreements within this column with life insurance policies which name the company as beneficiary. These life insurance policies will reimburse Hampton Roads Bankshares for all expenses related to the Supplemental Retirement Agreements including the policy premiums and the payments made to employees upon their retirement.

We have entered into an employment agreement with Mr. Gibson which was renewed in 2007. Under the agreement, Mr. Gibson’s salary is determined each year by the compensation committee, but in no event will be less than $50,000. Mr. Gibson’s employment agreement also provides that Mr. Gibson may receive other compensation and benefits as the board of directors elects to provide to all of our employees. The employment agreement between us and Mr. Gibson is for a five year term and is renewed automatically for additional five year terms, unless we notify Mr. Gibson at the end of the fourth year of a five-year term of our intention not to renew the employment agreement.

If we terminate Mr. Gibson’s employment without cause, as defined in the agreement, we are required to pay, over a twelve month period, an amount equivalent to his base salary plus director fees earned in the twelve months preceding termination. If Mr. Gibson should terminate his employment for “good reason,” as defined in the agreement and which includes “change of control,” he would be entitled to receive a severance payment equivalent to three times his base amount minus one dollar plus the present value of any other payments in the nature of compensation. In addition, he would be eligible to continue to participate in our benefit programs, or their equivalent, for a period of up to three years. To the extent it is determined that the severance payment together with any other payments or benefits would be subject to the excise tax imposed under the Internal Revenue Code, Hampton Roads Bankshares will compensate him for such taxes. The severance payment would be made over a 60 month period.

We have also entered into employment agreements with the other executive officers. The terms and conditions of these employment agreements are similar to those of Mr. Gibson’s employment agreement described above, except that there are no provisions regarding minimum salary and Mr. Fulton’s, Mr. Marshall’s, and Ms. Anderson’s agreements contain certain prohibitions of competitive activities.

Grants of Plan-Based Awards Table

The following table presents stock options granted to the named executive officers during 2007:

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/share)
Gregory P. Marshall	05/02/07	05/02/07	10,003	14.00
	05/09/07	05/09/07	3,000	14.03

On May 2, 2007 and again on May 9, 2007, Mr. Marshall exercised stock options thereby triggering the embedded reload feature in the original stock options and causing the grant of additional stock options. These stock options carry the same terms as the original grant of stock options and were immediately vested at the time of the grant. The exercise price for these stock options is the market price for our common stock on the date of grant. We used the fair-value method to account for stock-based compensation and the fair value of stock options was estimated at the date of grant using a lattice option pricing model. The assumptions used to value the stock options granted to Mr. Marshall during 2007 were as follows: risk-free interest rate of 4.68%, volatility of 18.40%, dividend yield of 3.33%. We expensed these stock options on the date of grant.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2007:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jack W. Gibson	8,250	18,750	12.00	12/31/16
	1,737		10.65	1/1/16
	22,981		10.65	12/31/15
	3,467		9.75	1/1/15
	2,579		8.44	12/31/14
	19,831		9.75	12/31/14
	3,030		5.05	1/1/14
	2,531		8.77	12/31/13
	21,895		10.10	12/31/13
	4,806		4.00	1/1/13
	2,466		7.09	12/31/12
	24,876		8.00	12/31/12
	4,838		4.00	1/1/12
	2,406		7.03	12/31/11
	17,788		8.00	12/31/11
	4,038		4.00	1/1/11
	2,399		6.53	12/31/10
	25,788		8.00	12/31/10
	4,183		4.38	1/1/10
	2,391		7.43	12/31/09
	26,849		8.75	12/31/09
	2,712		5.90	1/1/09
	2,373		10.25	12/31/08
	24,322		11.80	12/31/08
					5,628	70,688

Donald W. Fulton, Jr.	3,000	4,500	12.00	12/31/16
	7,346		10.65	12/31/15

Gregory P. Marshall	6,402		14.00	12/31/13
	3,601		14.00	12/31/14
	2,070		14.03	12/31/14
	930		14.03	12/31/15
	1,000	4,000	12.00	12/31/16
	6,590		10.65	12/31/15
	4,360		8.00	12/31/12
					2,000	25,120
Julie R. Anderson	1,500	6,000	12.00	12/31/16
	7,911		10.65	12/31/15
	7,996		9.75	12/31/14
	8,109		10.10	12/31/13
	9,213		8.00	12/31/12
					2,000	25,120

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Renee’ R. McKinney	1,000	4,000	12.00	12/31/16
	5,651		10.65	12/31/15
	5,437		9.75	12/31/14
	6,001		10.10	12/31/13
	3,409		8.00	12/31/12
	4,883		8.00	12/31/11
	3,644		8.00	12/31/10
	3,746		8.75	12/31/09
					2,000	25,120

All of the above stock options were fully vested on the grant date except for the stock options granted on December 31, 2006. Of the stock options granted on December 31, 2006, Mr. Gibson’s options have a four year vesting schedule, Mr. Fulton’s options have a three year vesting schedule, and Mr. Marshall’s, Ms. Anderson’s, and Ms. McKinney’s options have five year vesting schedules. Non-vested stock awards for Mr. Marshall, Ms. Anderson and Ms. McKinney will vest over the two year period ending on December 31, 2009. Mr. Gibson’s non-vested stock awards will vest over the eight year period ending January 1, 2016.

Option Exercises and Stock Vested Table

The following table presents the stock options exercised for the named executive officers during 2007:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jack W. Gibson	31,588	$205,396	None	None
Donald W. Fulton, Jr.	2,762	6,542	None	None
Gregory P. Marshall	18,237	73,322	1,000	$12,560
Julie R. Anderson	6,181	25,434	1,000	12,560
Renee’ R. McKinney	3,456	3,468	1,000	12,560

Pension Benefits Table

The following table presents information related to the Supplemental Retirement Agreements for the named executive officers as of the year ended December 31, 2007:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jack W. Gibson	Supplemental Retirement Agreement	N/A	$1,895,731	None
Gregory P. Marshall	Supplemental Retirement Agreement	N/A	48,094	None
Julie R. Anderson	Supplemental Retirement Agreement	N/A	48,641	None
Renee’ R. McKinney	Supplemental Retirement Agreement	N/A	44,443	None

The Supplemental Retirement Agreements are discussed in further detail in the Compensation Disclosure and Analysis section of this report. The discount rate used to calculate the Present Value of Accumulated Benefit was 7% in accordance with the plan agreement.

Nonqualified Deferred Compensation Table

The following table presents information related to the Executive Savings Plan for the named executive officers during 2007:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jack W. Gibson	$—	$52,200	$9,327	None	$269,149
Donald W. Fulton, Jr.	—	18,850	3,357	None	70,657
Gregory P. Marshall	—	20,300	3,722	None	107,617
Julie R. Anderson	—	20,300	3,534	None	101,748
Renee’ R. McKinney	—	14,500	3,075	None	69,891

The Executive Savings Plan is discussed in further detail in the Compensation Disclosure and Analysis section of this report. Amounts disclosed above in the “Registrant Contributions in Last Fiscal Year” and “Aggregate Earnings in Last Fiscal Year” columns were also included in the “All Other Compensation” column of the Summary Compensation Table above.

Potential Payments upon Termination or Change in Control

The table below shows the present value of estimated company payments pursuant to the employment agreements, equity plans and other non-qualified plans described above, upon a termination of employment, including company gross-up payments for excise tax on the parachute payments upon a change of control, for each of Mr. Gibson, Mr. Marshall, Mr. Fulton, Ms. Anderson, and Ms. McKinney. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events, except retirement, are assumed to occur on December 31, 2007 and termination upon a change of control is assumed to be involuntary by Hampton Roads Bankshares or its successor. Termination upon retirement is assumed to occur upon the officer’s normal retirement date. Company payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

(Dollars in thousands)	Gibson	Fulton	Marshall	Anderson	McKinney
Termination of Employment by Executive with Good Reason
Restricted Stock	$—	$—	$38	$38	$38
Employment Agreement	1,842	435	607	600	443
Executive Savings Plan	217	52	87	81	55
Supplemental Retirement Agreement	2,454	—	—	—	—

Total	$4,513	$487	$732	$719	$536

Termination of Employment by Executive Without Good Reason
Restricted Stock	$—	$—	$38	$38	$38
Executive Savings Plan	217	52	87	81	55
Supplemental Retirement Agreement	2,454	—	—	—	—

Total	$2,671	$52	$125	$119	$93

(Dollars in thousands)	Gibson	Fulton	Marshall	Anderson	McKinney
Termination of Employment by Bank Without Cause
Restricted Stock	$—	$—	$38	$38	$38
Employment Agreement	452	157	172	177	128
Supplemental Retirement Agreement	2,454	—	—	—	—
Executive Savings Plan	217	52	87	81	55

Total	$3,123	$209	$297	$296	$221

Termination of Employment by Bank with Cause
Restricted Stock	$—	$—	$38	$38	$38
Executive Savings Plan	217	52	87	81	55

Total	$217	$52	$125	$119	$93

Death
Restricted Stock	$71	$—	$63	$63	$63
Supplemental Retirement Agreement	402	—	402	402	402
Executive Savings Plan	217	52	87	81	55

Total	$690	$52	$552	$546	$520

Disability
Restricted Stock	$71	$—	$63	$63	$63
Employment Agreement	230	80	88	90	65
Executive Savings Plan	217	52	87	81	55
Supplemental Retirement Agreement	2,454	—	455	455	455

Total	$2,972	$132	$693	$689	$638

Hampton Roads Bankshares Payment upon Change in Control
Employment Agreement	$1,842	$435	$607	$600	$443
Supplemental Retirement Agreement
Vested Prior to Change in Control	2,454	—	—	—	—
Accelerated Vesting due to Change in Control	1,519	—	683	683	683
Executive Savings Plan	708	226	276	273	193
Restricted Stock	71	—	63	63	63

Sub-total	6,594	661	1,629	1,619	1,382
Contractual Gross-up for Excise Taxes	1,741	254	709	705	615

Total	$8,335	$915	$2,338	$2,324	$1,997

Retirement
Restricted Stock	$4	$—	$63	$63	$63
Supplemental Retirement Agreement	2,494	—	230	230	221
Executive Savings Plan	217	51	87	81	55

Total	$2,715	$51	$380	$374	$339

Director Compensation Table

The following table presents the director compensation during 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Herman A. Hall, III		22,050	—	20,050
W. Lewis Witt	21,950	—	—	21,950
Patricia M. Windsor	—	22,150	—	22,150
Bobby L. Ralph	20,500	—	—	20,500
Emil A. Viola	—	19,600	—	19,600
Douglas J. Glenn	19,500	122,500	49,803	191,803
Roland Carroll Smith, Sr.	—	18,700	—	18,700
Robert R. Kinser	18,950	—	—	18,950
Jordan E. Slone	15,400	—	—	15,400

During fiscal year 2007, each director of Hampton Roads Bankshares received a director’s fee of $800 per board meeting attended, $250 per committee meeting attended, and $100 per advisory board meeting attended. Hampton Roads Bankshares has a Directors’ Deferred Compensation Agreement through which directors can elect to defer their directors’ fees by using the fees to purchase non-vested shares of our stock. The non-vested shares will begin vesting five years from the date of grant and will be fully vested nine years from the date of grant. The directors can also elect to defer their board fees and we will accrue interest on the deferred fees at an interest rate equal to the highest rate currently being offered on a Bank of Hampton Roads certificate of deposit.

During 2007, Douglas J. Glenn received 20,000 stock options and 10,000 shares of non-vested stock as a condition of his employment agreement. His stock options vest ratably during year five through ten of his employment by Hampton Roads Bankshares. His non-vested stock cliff vests after five years of employment by Hampton Roads Bankshares. The exercise price for these stock options is the market price for our common stock on the date of grant. We used the fair-value method to account for stock-based compensation and the fair value of stock options was estimated at the date of grant using a lattice option pricing model. The assumptions used to value the stock options granted to Mr. Glenn during 2007 were as follows: risk-free interest rate of 4.36%, volatility of 27.27%, dividend yield of 3.43%. We will expense the stock options and the non-vested stock ratably over their vesting schedules.

Compensation Committee Interlocks and Insider Participation

No member of Hampton Roads Bankshares’ Compensation Committee was an officer or employee of Hampton Roads Bankshares during 2007. During 2007, none of our executive officers served as a member of the Compensation Committee of another entity, nor did any of our executive officers serve as a director of another entity, one of whose executive officers served on our Compensation Committee. All three members of our Compensation Committee have outstanding loans with us. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features. See “Certain Relationships and Related Transactions” above.

PROPOSAL IV

RATIFICATION OF HAMPTON ROADS BANKSHARES INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed, and the board of directors has ratified the selection of Yount, Hyde & Barbour, P.C. (“YHB”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2008, and the board of directors desires that such appointment be ratified by our shareholders at the annual meeting. YHB audited our consolidated financial statements for 2007. Representatives of YHB will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

A majority of the votes cast by holders of Hampton Roads Bankshares common stock is required for the ratification of the appointment of the independent registered public accounting firm.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

As reported on a Current Report on Form 8-K filed March 30, 2007, the Audit Committee approved the dismissal of KPMG LLP (“KPMG”) as Hampton Roads Bankshares’ independent registered public accounting firm on March 27, 2007. Concurrent with this action on the same date, the Audit Committee appointed YHB as its new independent registered public accounting firm. The decision to change accountants was approved by Hampton Roads Bankshares’ audit committee and ratified by its board of directors. During the fiscal year ended December 31, 2006 and from January 1, 2007 to March 27, 2007, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the same period, there were no reportable events, as that term is described in Item 304(a)(1)(v) of Regulation S-K. Hampton Roads Bankshares has agreed to indemnify and hold KPMG harmless against any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on Hampton Roads Bankshares’ past financial statements incorporated by reference in this joint proxy statement/prospectus and in the Registration Statement on Form S-4.

Fees of Independent Public Accountants

Amounts paid to YHB for work performed in 2007 and to KPMG for work performed in 2006 appear below:

	2007		2006
Audit fees(1)	$124,000		$161,500
Audit-related fees	1,733	(2)	57,500	(3)
Tax fees(4)	10,500		—
All other fees(5)	32,000		—

(1)	Fees for financial statement audit, including audit of internal control over financial reporting and interim reviews.
(2)	Fees for consultation concerning financial accounting and reporting standards.
(3)	Fees for professional services rendered in connection with the Form S-1 registration statement filed with the SEC.
(4)	Fees for preparing federal and state income tax returns.
(5)	Fees for audit of 401(k) plan and review of Form 11-K; SysTrust audit of systems reliability; agreed upon procedures for vulnerability testing.

As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. During 2007, the Audit Committee pre-approved 100% of services provided by YHB. The Audit Committee has considered the provisions of these services by YHB and has determined that the services are compatible with maintaining YHB’s independence.

The Board of Directors of Hampton Roads Bankshares unanimously recommends that the shareholders vote “FOR” the ratification of Yount, Hyde & Barbour, P.C.

INFORMATION ABOUT HAMPTON ROADS BANKSHARES AND

SHORE FINANCIAL

Hampton Roads Bankshares

Hampton Roads Bankshares is a bank holding company organized under the laws of the Commonwealth of Virginia and is registered under the federal Bank Holding Company Act. It has one banking subsidiary—The Bank of Hampton Roads which has 17 offices in Virginia—through which all of its business is conducted.

Hampton Roads Bankshares is engaged in the business of offering banking services to the general public. Through its subsidiary, Hampton Roads Bankshares offers checking accounts, savings and time deposits, and commercial, real estate, personal, home improvement, automobile and other installment and term loans. It also offers financial services, travelers’ checks, safe deposit boxes, collection, notary public and other customary bank services (with the exception of trust services) to its customers. The three principal types of loans that the bank makes are commercial and industrial loans, real estate loans and loans to individuals for household, family and other consumer expenditures.

As of December 31, 2007, Hampton Roads Bankshares reported, on a consolidated basis, total assets of $564 million, net loans of $472 million, deposits of $431 million and shareholders’ equity of $74 million.

The principal executive offices of Hampton Roads Bankshares are located at 999 Waterside Drive, Suite 200, Norfolk, VA 23510, telephone number (757) 217-1000.

This joint proxy statement/prospectus incorporates by reference Hampton Roads Bankshares’ annual report on Form 10-K for the year ended December 31, 2007, portions of which are specifically incorporated by reference in this joint proxy statement/prospectus as described under “Where You Can Find More Information” on page    .

Shore Financial

Shore Financial is a bank holding company organized under the laws of the Commonwealth of Virginia and is registered under the federal Bank Holding Company Act. Shore Financial’s services include commercial, real estate and installment loans and checking, savings and time deposit accounts. Shore Financial has one banking subsidiary—Shore Bank.

As of December 31, 2007, Shore Financial reported, on a consolidated basis, total assets of $267 million, net loans of $219 million, deposits of $197 million and shareholders’ equity of $28 million.

The principal executive offices of Shore Financial are located at 25020 Shore Parkway, P. O. Box 920, Onley, Virginia 23418, telephone number (757) 787-1335.

This joint proxy statement/prospectus includes, as Annex E, Shore Financial’s annual report on Form 10-K for the fiscal year ended December 31, 2007, portions of which are specifically incorporated by reference in this joint proxy statement/prospectus as described under “Where You Can Find More Information” on page    .

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2008, certain information as to the common stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to Shore Financial to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, (ii) the directors and executive officers of Shore Financial, and (iii) all directors and executive officers of Shore Financial as a group.

Name of Beneficial Owner	Total Shares Owned and Nature of Ownership(1)		Common Shares Underlying Options	Percent of Class
Richard F. Hall, Jr. P.O. Box 6 Accomac, Virginia 23301	237,600	(2)	0	9.5%

Directors and Named Executive Officers:
Terrell E. Boothe	25,577	(2)	0	1.0%
Henry P. Custis, Jr.	183,609	(3)	0	7.3%
D. Page Elmore	18,542		0	*
Richard F. Hall, III	58,450	(2)	0	2.3%
Scott C. Harvard	98,719	(2)(4)	61,441	3.8%
Dr. Lloyd J. Kellam, III	9,033	(2)	0	*
L. Dixon Leatherbury	47,448		0	1.9%
J. Anderson Duer, Jr	23,041	(4)	10,560	*
Steven M. Belote	23,028	(4)	15,840	*

All directors and executive officers
As a group (10 persons)	506,007	(2)(5)		19.4%

*	Represents less than 1% of Shore Financial common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and minor children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Hall Jr., 86,400 shares; Mr. Boothe, 252 shares; Mr. Hall III, 14,544 shares; Mr. Harvard,1,657 shares; Dr. Kellam, 93 shares.
(3)	Mr. Custis’s address is c/o Custis, Lewis & Dix, P.O. Box 577, Accomac, Virginia 23301.
(4)	Includes 61,441, 10,560 and 15,840 shares that may be acquired by Messrs. Harvard, Duer and Belote, respectively, pursuant to currently exercisable options granted under Shore Financial’s 1992 Stock Option Plan and 2001 Stock Incentive Plan.
(5)	Includes 98,401 shares that may be acquired by executive officers pursuant to currently exercisable options granted under Shore Financial’s 1992 Stock Option Plan and 2001 Stock Incentive Plan.

DESCRIPTION OF HAMPTON ROADS

BANKSHARES, INC. COMMON STOCK

General

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.625 per share and 1,000,000 shares of preferred stock, no par value. As of April 11, 2008, there were             shares of common stock issued and outstanding held by             shareholders of record. The issued shares of common stock represent non-withdrawable capital, are not accounts of an insurable type, and are not federally insured. We do not have any shares of preferred stock issued or outstanding.

Common Stock

Voting Rights

Each holder of shares of common stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends

Holders of shares of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor. We are a corporation separate and distinct from Bank of Hampton Roads and the other subsidiaries. Since most of our revenues will be received by us in the form of dividends or interest paid by our subsidiaries, our ability to pay dividends will be subject to regulatory restrictions as described in “Price Range for Common Stock and Dividends” above.

No Preemptive or Conversion Rights

Holders of shares of our common stock do not have preemptive rights to purchase additional shares of our common stock, and have no conversion or redemption rights.

Calls and Assessments

All of the issued and outstanding shares of our common stock are non-assessable and non-callable.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities.

Preferred Stock

Our board of directors is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable without shareholder approval. Our board is also authorized to fix the designations, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock.

Our board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of our common stock and, under certain circumstances, discourage an attempt by others to gain control of us.

The creation and issuance of any series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, our future capital needs, then existing market conditions and other factors that, in the judgment of the our board, might warrant the issuance of preferred stock.

Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law

General

Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Classified Board of Directors

Our articles and bylaws divide the board of directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the articles and bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Increasing the Number of Directors

Under Virginia law, a board of directors may amend or repeal bylaws unless articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our articles of incorporation do not reserve the power to amend the bylaws to increase or decrease the number of directors exclusively to the shareholders and no bylaw, and no amendment thereto, expressly prohibits the board of directors from amending the bylaws to increase or decrease the number of directors. According to Virginia law, our board of directors may amend our bylaws at any time to increase or decrease the number of directors by up to 30% of the number of directors of all classes immediately following the most recent election of directors by the shareholders. In addition, the newly created directorships resulting from an increase in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our board, our directors may increase the size of the board and install directors opposed to the hostile takeover attempt.

Inability of Shareholders to Call Special Meetings

Pursuant to our bylaws, special meetings of shareholders may be called only by our president, the chairman of our board of directors or the board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the board of directors to call a special meeting.

Advance Notification Requirements

Our bylaws also require a shareholder who desires to nominate a candidate for election to the board of directors at annual shareholders meeting to provide us advance notice of at least 45 days before the date the proxy statement for the last annual meeting was first mailed.

Affiliated Transactions

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Hampton Roads Bankshares has not adopted such an amendment.

Control Share Acquisitions

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. However, the bylaws of Hampton Roads Bankshares contain a provision that makes these provisions inapplicable to acquisitions of our common stock.

Board of Directors

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in the Virginia Stock Corporation Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Indemnification and Limitations on Liability of Officers and Directors

As permitted by the Virginia Stock Corporation Act, the articles of incorporation of Hampton Roads Bankshares contain provisions that indemnify its directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to Hampton Roads Bankshares or its shareholders for breach of their fiduciary duties, except to the extent that the Virginia Stock Corporation Act prohibits indemnification or elimination of liability. These provisions do not limit or eliminate the rights of Hampton Roads Bankshares or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the articles of incorporation of Hampton Roads Bankshares provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. Hampton Roads Bankshares has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the articles of incorporation of Hampton Roads Bankshares are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Hampton Roads Bankshares pursuant to the foregoing provisions, Hampton Roads Bankshares has been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of Shore Financial common stock upon consummation of the merger will be freely tradable without restriction or registration under the Securities Act, except for shares owned by “affiliates” as described under “Proposal I—Approval of the Merger and Related Matters—Resales of Hampton Roads Bankshares Common Stock” on page     .

Hampton Roads Bankshares cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of both Hampton Roads Bankshares’ shareholders and Shore Financial’s shareholders are governed by the Virginia Stock Corporation Act and by their respective articles of incorporation and bylaws. Following the merger, the rights of Shore Financial’s shareholders that receive Hampton Roads Bankshares common stock will be governed by the articles and bylaws of Hampton Roads Bankshares. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Shore Financial’s articles of incorporation and bylaws, Hampton Roads Bankshares’ articles of incorporation and bylaws and Virginia law.

Authorized Capital Stock

Hampton Roads Bankshares	Shore Financial

40,000,000	6,000,000

Size of Board of Directors

Hampton Roads Bankshares	Shore Financial

10	7

Cumulative Voting for Directors

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation, thereby precluding the election of any directors by the holders of less than a majority of the outstanding shares of voting stock. Virginia law provides that shareholders do not have the right to cumulate votes for directors unless the articles of incorporation so provide.

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ shareholders do not have a right to cumulative voting in the election of directors because the articles of incorporation do not provide for such a right.	Shore Financial’s shareholders do not have a right to cumulative voting in the election of directors because the articles of incorporation do not provide for such a right.

Classes of Directors

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ articles of incorporation and bylaws provide that Hampton Roads Bankshares’ board of directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.	Shore Financial’s articles of incorporation provide that Shore Financial’s board of directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.

Qualifications of Directors

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ bylaws set forth no age requirements for directors. However, the bylaws require that a person who is a director hold at least the number of Hampton Roads Bankshares common stock having a book value of not less than $5,000 or as may be prescribed in Section 6.1-47 of the Code of Virginia.	Shore Financial’s bylaws state that no person shall be eligible for election as a director after such person’s 70th birthday. Shore Financial’s bylaws do not require that a person own shares of stock of Shore Financial to be qualified as a director.

Filling Vacancies on the Board

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ articles of incorporation and bylaws are silent on the filling of vacancies on the board of directors and as such, any vacancy can be filled in the manner described in Section 13.1-682 of the Virginia Stock Corporation Act, subject to the limitations on the nomination of directors imposed by the bylaws. Section 13.1-682 of the Virginia Stock Corporation Act provides that, any vacancy occurring on Hampton Roads Bankshares’ board of directors may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum, or by the shareholders. The term of a person who is elected to fill a vacancy by the board of directors shall expire at the next shareholders’ meeting at which directors are elected.	Shore Financial’s articles provide that a majority vote of the directors in office may fill any vacancy occurring on Shore Financial’s board of directors until the next annual meeting of the shareholders. The successor elected by the shareholders at the next annual meeting shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected.

Removal of Directors

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ articles of incorporation provide that a director may only be removed by the shareholders for cause. In addition, the Hampton Roads Bankshares’ bylaws provide that a director may be removed if he or she fails to attend at least seventy-five percent of the meetings in any calendar year by a majority vote of the board of directors that occurs within six months of the end of the applicable calendar year.	Shore Financial’s articles of incorporation provide that a director may only be removed for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

Notice of Shareholder Proposals and Director Nominations

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ bylaws provide that shareholders may nominate directors at any meeting of shareholders at which directors are to be elected, provided the shareholder has given written notice of nomination to the Secretary of Hampton Roads Bankshares not less than 45 days prior to the month and day when the corporation mailed its proxy materials for the prior year’s annual meeting of shareholders (or if the date of the annual meeting has changed more than 30 days from the prior year, a reasonable time before Hampton Roads Bankshares mails its proxy materials) or in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder’s nomination notice must contain specific information as further delineated in Hampton Roads Bankshares’ bylaws.

The articles of incorporation and bylaws of Hampton Roads Bankshares do not address shareholder proposals.

Shore Financial’s bylaws provide that any shareholder entitled to vote may nominate directors but only if written notice of the nomination is given not less than 90 days prior to the annual shareholders meeting, or in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder’s nomination notice must contain specific information as further delineated in Shore Financial’s bylaws.

For shareholder proposals, the Shore Financial bylaws require the shareholder to provide a written notice at least 90 days before the annual meeting of shareholders. The proposal must contain specific information as further delineated in Shore Financial’s bylaws.

Anti-Takeover Provisions—Business Combinations

Hampton Roads Bankshares	Shore Financial

Virginia law contains business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by restricting the voting rights of shares acquired by a person who has gained a significant holding in the corporation. Hampton Roads Bankshares’ articles of incorporation and bylaws are silent on this issue, therefore the laws of Virginia apply.	Virginia law contains business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by restricting the voting rights of shares acquired by a person who has gained a significant holding in the corporation. Shore Financial’s articles of incorporation and bylaws are silent on this issue, therefore the laws of Virginia apply.

Shareholder Action Without a Meeting

Virginia law provides that action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice, (i) if the action is taken by all the shareholders entitled to vote on the action, in which case no action by the board of directors would be required, or (ii) if the articles of incorporation so provide, by consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ articles of incorporation are silent as to shareholder action without a meeting and its bylaws require shareholder action without a meeting to be taken by unanimous written consent.	Shore Financial’s articles of incorporation and bylaws are silent as to shareholder action without a meeting. Accordingly, Virginia law would govern and thus, shareholder action can be taken without a meeting only if it is taken by unanimous written consent.

Calling Special Meetings of Shareholders

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ bylaws provide that special meetings of shareholders may be called by the board of directors on a motion by the chairman of the board of directors, the president, or such other persons as authorized to do so by law. The notice of special meeting of shareholders must contain specific items as delineated in Hampton Roads Bankshares’ bylaws.	Shore Financial’s bylaws provide that a special meeting of the shareholders may be called by the chairman of the board, the president, or a majority of the board of directors. The notice of special meeting of shareholders must contain specific items as delineated in Shore Financial’s bylaws.

Notice of Meetings

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ bylaws require that notice of any annual or special meeting of the shareholders be mailed not less than 10 or more than 60 days before the date of the meeting. In addition, the bylaws provide that notice must be given not less than 25 days nor more than 60 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, domestication or entity conversion, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of Hampton Roads Bankshares other than in the usual and regular course of business, or the dissolution of Hampton Roads Bankshares. Such notice must contain specific information as delineated in the bylaws.	Shore Financial’s bylaws require that notice of any annual or special meeting of the shareholders be mailed not less than 10 or more than 60 days before the date of the meeting. In addition, Virginia law requires that notice must be given not less than 25 days nor more than 60 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, domestication or entity conversion, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of Shore Financial other than in the usual and regular course of business, or the dissolution of Shore Financial. Such notice must contain specific information as delineated in the bylaws and Virginia law.

Vote Required for Amendments to Articles

of Incorporation and Certain Transactions

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ articles of incorporation are silent on amendments to the articles of incorporation and as such Virginia law applies. Virginia law provides that an amendment shall be adopted by the board of directors (except in certain circumstances provided for in Virginia law), and approved by the shareholders by a vote of 2/3s of the shares outstanding for each class of stock outstanding unless the board of directors requires a greater vote.

Hampton Roads Bankshares’ articles of incorporation are silent on the approval required for mergers and as such Virginia law applies. Virginia law provides that a plan of merger shall be adopted by the board of directors (except in certain circumstances provided for in Virginia law). If (i) the corporation is the surviving corporation, (ii) its articles of incorporation are not amended, shareholders hold the same number of shares, with identical preferences, limitations, and rights immediately after the effective date of the merger, and (iii) the number of shares outstanding immediately after the merger, plus the number of shares issuable as a result of the merger, will not exceed by more than 20% the total number of shares of the surviving corporation outstanding immediately before the merger, then, the shareholders of a surviving corporation do not need to approve a merger. Otherwise, a merger should be approved by the shareholders by a vote of 2/3s of the shares outstanding for each class of stock outstanding unless the board of directors requires a greater vote.

Shore Financial’s articles of incorporation are silent on amendments to the articles of incorporation and as such Virginia law applies. Virginia law provides that an amendment shall be adopted by the board of directors (except in certain circumstances provided for in Virginia law), and approved by the shareholders by a vote of 2/3s of the shares outstanding for each class of stock outstanding unless the board of directors requires a greater vote.

Shore Financial’s articles of incorporation provide that a plan of merger or share exchange, dissolution, or transaction involving the sale of all or substantially all of Shore Financial’s assets other than in the regular course of business must be approved by a majority vote of each eligible voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present; provided, the transaction has been approved and recommended by at least 2/3 of the directors in office at the time of such approval and recommendation. If the transaction has not been approved by at least 2/3 of the directors in office, the transaction must be approved by an affirmative vote of 80% or more of all of the votes entitled to be cast on the transaction.

Amendment of Bylaws

Hampton Roads Bankshares	Shore Financial

Hampton Roads Bankshares’ bylaws provide that unless prohibited by the articles of incorporation (which are silent on the issue) or Virginia law, the board of directors may amend the bylaws by the affirmative vote of a majority vote of the board of directors. Shareholders entitled to vote for the election of directors shall have the right to rescind, alter, amend or repeal any bylaw amendment or to expressly provide that any bylaw adopted by the shareholders may not be amended, altered or repealed by the board of directors.	Shore Financial’s bylaws provide that the board of directors may amend the bylaws by the affirmative vote of 2/3 of the members of the board of directors or by the shareholders by a 2/3s vote of all shares entitled to vote by each class of stock outstanding. However, an amendment that has been recommended to the shareholders by a 2/3s vote of the members of the board of directors shall be approved if it receives a vote of the majority of all votes entitled to be cast by each class of stock outstanding.

PROPOSAL V

ADJOURNMENT OF THE MEETINGS

Shore Financial

In the event that there are not sufficient votes to constitute a quorum or approve the matters to be considered at the time of the special meeting and the merger agreement and related plan of merger could not be approved unless the special meeting was adjourned to a later date or dates in order to permit further solicitation of proxies, if necessary, Shore Financial has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Shore Financial recommends that its shareholders vote FOR the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to the Shore Financial shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned, if the meeting is adjourned for 30 days or less.

Hampton Roads Bankshares

In the event that there are not sufficient votes to constitute a quorum or approve the proposals to be considered at the time of the annual meeting by the Hampton Roads Bankshares shareholders, Hampton Roads Bankshares has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Hampton Roads Bankshares recommends that its shareholders vote FOR the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to Hampton Roads Bankshares shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned, if the meeting is adjourned for 30 days or less.

LEGAL MATTERS

Williams Mullen, Richmond, Virginia, will opine as to the qualification of the merger as a reorganization and the tax treatment of the consideration paid in connection with the merger under the Internal Revenue Code and Williams Mullen will opine as to the legality of the common stock of Hampton Roads Bankshares offered by this joint proxy statement/prospectus. In addition, certain U.S. federal income tax consequences of the merger will be passed upon for Shore Financial by LeClairRyan.

EXPERTS

The consolidated financial statements of Hampton Roads Bankshares and subsidiaries as of December 31, 2007 and for the year then ended, incorporated by reference in this joint proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of Yount, Hyde & Barbour, P.C., independent registered public accountants, and upon the authority of Yount, Hyde & Barbour, P.C. as experts in accounting and auditing.

The consolidated financial statements of Hampton Roads Bankshares and subsidiaries as of December 31, 2006, and for each of the years in the two-year period ended December 31, 2006, incorporated by reference in this joint proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements refers to Hampton Roads Bankshares’ adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.

The consolidated financial statements of Shore Financial and its subsidiary as of December 31, 2007 and 2006 and for the years then ended, incorporated by reference in this joint proxy statement/prospectus and in the registration statement on Form S-4, have been incorporated by reference herein and in the registration statement in reliance upon the report of Goodman & Company, L.L.P., independent certified public accountants, and upon the authority of Goodman & Company, L.L.P., as experts in accounting and auditing.

SHAREHOLDER PROPOSALS

Hampton Roads Bankshares

The next annual meeting of shareholders will be held by Hampton Roads Bankshares on or about April 28, 2009. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in Hampton Roads Bankshares’ proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 23, 2008. All such proposals and notifications should be sent to Jack W. Gibson, Vice Chairman, President and Chief Executive Officer, at 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Hampton Roads Bankshares’ bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of Hampton Roads Bankshares at its principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the bylaws, without charge, upon written request to the Secretary of Hampton Roads Bankshares. Based upon an anticipated mailing date of April 17, 2008 for the 2008 proxy, Hampton Roads Bankshares must receive proper notice of any such shareholder nomination no later than March 2, 2009.

Shore Financial

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by Shore Financial in connection with the next annual meeting of shareholders of Shore Financial, which will be held only if the merger is not consummated before the time of such meeting, was no later than November 20, 2007.

WHERE YOU CAN FIND MORE INFORMATION

Hampton Roads Bankshares filed with the SEC under the Securities Act the registration statement that registers the shares of Hampton Roads Bankshares common stock to be issued to Shore Financial’s shareholders in connection with the Merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Hampton Roads Bankshares and its common stock. The rules and regulations of the SEC allow Hampton Roads Bankshares and Shore Financial to omit certain information included in the registration statement from this joint proxy statement/prospectus.

Hampton Roads Bankshares (File No. 1-32968) also files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Hampton Roads Bankshares, who file electronically with the SEC. The address of that site is www.sec.gov. Hampton Roads Bankshares also posts a link to its SEC filings on its web site. Its website address is www.bankofhamptonroads.com. Information contained on the Hampton Roads Bankshares website is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained in its website as part of this joint proxy statement/prospectus. You can also inspect reports, proxy statements and other information that Hampton Roads Bankshares has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

Shore Financial (File No. 0-23847) files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Shore Financial, who file electronically with the SEC. The address of that site is www.sec.gov. Shore Financial also posts its SEC filings on its web site. Its website address is www.shorebank.com. Information contained on the Shore Financial website is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained in its website as part of this joint proxy statement/prospectus. You can also inspect reports, proxy statements and other information that Shore Financial has filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows Hampton Roads Bankshares and Shore Financial to “incorporate by reference” information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately by Hampton Roads Bankshares and Shore Financial with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below previously filed with the SEC:

• Hampton Roads Bankshares Annual Report on Form 10-K	Year ended December 31, 2007.

• Hampton Roads Bankshares Current Reports on Form 8-K	Filed on January 9, 2008 (entry into merger agreement) and March 12, 2008 (amendment to bylaws).

• Shore Financial Annual Report on Form 10-K	Year ended December 31, 2007.

You can obtain additional copies of the documents incorporated by reference in this joint proxy statement/prospectus free of charge by requesting them in writing or by telephone from the following address:

Hampton Roads Bankshares, Inc.	Shore Financial Corporation
999 Waterside Drive, Suite 200	25020 Shore Parkway
Norfolk, Virginia 23510	PO Box 920
(755) 217-1000	Onley, Virginia 23418
Attn: Jack W. Gibson	(757) 787-1335
Attn: Scott C. Harvard

If you would like to request any documents, please do so by May 15, 2008 in order to receive them before the shareholder meeting.

Neither Hampton Roads Bankshares nor Shore Financial has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this joint proxy statement/prospectus about Hampton Roads Bankshares has been supplied by Hampton Roads Bankshares and information about Shore Financial has been supplied by Shore Financial. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

HAMPTON ROADS BANKSHARES, INC.

AND

SHORE FINANCIAL CORPORATION

A-i

A-ii

A-iii

A-iv

LIST OF EXHIBITS

Exhibit A:	Plan of Merger

Exhibit B:	Employment Agreement of Scott C. Harvard

Exhibit C:	Employment Agreement of Certain Officers

Exhibit 5.7:	Form of Affiliate Letter

Exhibit 6.10:	Form of Support Agreement

Exhibit 8.4:	Matters as to which LeClair Ryan will opine

Exhibit 9.7:	Matters as to which Williams Mullen will opine

A-v

AGREEMENT AND PLAN OF MERGER

DISCLOSURE SCHEDULES

Disclosure Schedule 3.1(a)(iii)	- SFC Subsidiaries

Disclosure Schedule 3.1(a)(iv)	- SFC Other Direct or Indirect Ownership Interests

Disclosure Schedule 3.1(b)(iii)	- Shore Bank Other Direct or Indirect Ownership Interests

Disclosure Schedule 3.2	- Capitalization

Disclosure Schedule 3.4	- Loan Portfolio Reserves

Disclosure Schedule 3.4.1	- SFC Residential Mortgage Loans Sold

Disclosure Schedule 3.5	- Certain Loans and Related Matters

Disclosure Schedule 3.6(b)	- Authority; No Violation

Disclosure Schedule 3.7	- Consents and Approvals

Disclosure Schedule 3.8	- SFC Broker’s Fees

Disclosure Schedule 3.10	- Legal Proceedings; Etc.

Disclosure Schedule 3.11	- Taxes and Tax Returns

Disclosure Schedule 3.12	- Employee Benefit Plans

Disclosure Schedule 3.12(a)	- Employee Benefit Plans

Disclosure Schedule 3.12(g)	- Employee Benefit Plans

Disclosure Schedule 3.12(k)	- Employee Benefit Plans

Disclosure Schedule 3.12(l)	- Employee Benefit Plans

Disclosure Schedule 3.12(m)	- Employee Benefit Plans

Disclosure Schedule 3.13(a)	- Employee Benefit Plans

Disclosure Schedule 3.13(b)	- Employee Benefit Plans

Disclosure Schedule 3.14(a)	- Real Estate

Disclosure Schedule 3.14(b)	- Real Estate

Disclosure Schedule 3.15	- Environmental Matters

Disclosure Schedule 3.16	- Commitments and Contracts

Disclosure Schedule 3.16(b)	- Commitments and contracts

Disclosure Schedule 3.19	- Insurance

Disclosure Schedule 3.20(b)	- SFC Employees

Disclosure Schedule 3.20(d)	- Labor

Disclosure Schedule 3.21	- Compliance with Laws

Disclosure Schedule 3.22	- Transactions with Management

Disclosure Schedule 3.23	- Derivative Contracts

Disclosure Schedule 3.24	- Broker Deposits

A-vi

Disclosure Schedule 3.28(a)	- SFC Intangibles

Disclosure Schedule 3.28(b)	- Third-Party Intellectual Property - Licenses

Disclosure Schedule 3.28(c)	- Third-Party Intellectual Property

Disclosure Schedule 3.30	- Communications with Shareholders

Disclosure Schedule 4.1(c)	- HRB Subsidiaries

Disclosure Schedule 4.3	- HRB Options

Disclosure Schedule 4.4(b)	- Authorization

Disclosure Schedule 4.6	- Legal Proceedings, Etc.

Disclosure Schedule 4.11	- Consents and Approvals

Disclosure Schedule 4.15	- HRB Broker’s Fees

Disclosure Schedule 4.17	- Loan Portfolio Reserves

Disclosure Schedule 4.17.1	- HRB Residential Mortgage Loans Sold

Disclosure Schedule 4.18	- Compliance with Laws

Disclosure Schedule 5.1(b)(iv)	- Conduct of the Business of SFC

Disclosure Schedule 5.1(b)(vi)	- Conduct of the Business of SFC

Disclosure Schedule 5.6	- Notice of Deadlines

A-vii

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

HAMPTON ROADS BANKSHARES, INC.

AND

SHORE FINANCIAL CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of the 8th day of January, 2008 (this “Agreement”), by and between HAMPTON ROADS BANKSHARES, INC., a Virginia corporation (“HRB”), and SHORE FINANCIAL CORPORATION, a Virginia corporation (“SFC”).

WITNESSETH THAT:

WHEREAS, the respective Boards of Directors of HRB and SFC deem it in the best interests of HRB and of SFC, respectively, and of their respective shareholders, that HRB and SFC merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986 (as amended, the “Code”); and

WHEREAS, the Boards of Directors of HRB and SFC have approved this Agreement and the Boards of Directors of HRB and SFC have directed that this Agreement be submitted to the HRB and SFC shareholders, respectively, for approval and adoption in accordance with the laws of Virginia.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that SFC will be merged with and into HRB and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of SFC, par value $0.275 per share, into cash and shares of common stock of HRB, par value of $0.625 per share, shall be as hereinafter set forth.

ARTICLE 1

THE MERGER

Section 1.1 Consummation of Merger; Closing Date.

(a) Subject to the provisions hereof, SFC shall be merged with and into HRB (which shall hereinafter be referred to as the “Merger”) pursuant to the laws of the Commonwealth of Virginia, and HRB shall be the surviving corporation (sometimes hereinafter referred to as “Surviving Corporation” when reference is made to it after the Effective Time of the Merger). Subject to the provisions hereof, HRB and SFC shall file with the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A attached hereto (the “Plan of Merger”) in accordance with all applicable legal requirements. The Merger shall become effective on the date and at the time on which Articles of Merger have been accepted for filing with said State Corporation Commission, unless a later date is specified in such Articles of Merger (such time is hereinafter referred to as the “Effective Time of the Merger” or the “Effective Time”). Unless otherwise agreed upon by HRB and SFC, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under the Merger Agreement, (ii) the date on which the shareholders of HRB approve the transactions contemplated by this Agreement or (iii) the date on which the shareholders of SFC approve the transactions contemplated by this Agreement.

(b) The closing of the Merger (the “Closing”) shall take place at the Norfolk offices of Williams Mullen on a date and time as the parties may agree (the “Closing Date”). At the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

Section 1.2 Effect of Merger. At the Effective Time of the Merger, SFC shall be merged with and into HRB and the separate existence of SFC shall cease. The Articles of Incorporation and Bylaws of HRB, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger as contemplated herein, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Merger shall have the effects set forth in Section 13.1-721.A of the Code of Virginia, as amended. Further, Shore Bank shall remain a separate bank for at least three (3) years after the Effective Time.

Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of SFC last in office shall execute and deliver or cause to be executed and delivered in the name of SFC such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SFC.

Section 1.4 Directors. At or prior to the Effective Time, HRB shall cause the number HRB directors to be increased by three. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those persons serving as directors of HRB immediately prior to the Effective Time of the Merger, together with Henry P. Custis, Jr., Scott C. Harvard and Richard F. Hall, III, so long as Mr. Hall remains an independent director under NASDAQ rules (the “SFC Directors”). At the first annual meeting of the HRB shareholders following the Effective Time, the HRB Board of Directors shall nominate the SFC Directors for election to the HRB Board of Directors. If a seat on the HRB Board of Directors is vacated by any of the SFC Directors during the three-year period after the Effective Time, his or her replacement shall be chosen by the remaining SFC Directors subject to the reasonable approval of the HRB Board of Directors. The HRB Board of Directors shall appoint two of the SFC Directors to become members of the Bank of Hampton Roads Board of Directors at the Effective Time for at least three years. Similarly, the HRB Board of Directors shall appoint two of its directors to become members of the Shore Bank Board of Directors at the Effective Time.

Section 1.5 Officers. HRB has entered into an employment agreement with Scott C. Harvard in the form attached hereto as Exhibit B and with the following members of SFC’s management: Steven M. Belote, Robert J. Bloxom, J. Anderson Duer and Brenda L. Wallace, in the form attached hereto as Exhibit C, each of which will become effective at the Effective Time of the Merger.

ARTICLE 2

BASIS AND MANNER OF CONVERSION; MANNER OF EXCHANGE

Section 2.1 Conversion of SFC Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of SFC Shares:

(a) Each HRB Share that is issued and outstanding at the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b) Subject to Sections 2.2, 2.4 and 2.5, each SFC Share issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

(i)	One and eight-tenths (1.8) (the “Exchange Ratio”) HRB Shares (the “Per Share Stock Consideration”); or

(ii)	cash in the amount of $22.00 (the “Per Share Cash Consideration”).

Section 2.2 Election and Proration Procedures.

(a) An election form in such form as SFC and HRB shall mutually agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of SFC Shares as of a record date that shall be the same date as the record date for eligibility to vote on the Merger. The “Mailing Date” shall be the date on which proxy materials relating to the Merger are mailed to holders of SFC Shares. HRB shall make available Election Forms as may be reasonably requested by all persons who become holders of SFC Shares after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and SFC shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

(b) Each Election Form shall entitle the holder of SFC Shares (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Per Share Stock Consideration for all of such holder’s shares (a “Stock Election”), (ii) elect to receive the Per Share Cash Consideration for all of such holder’s shares (a “Cash Election”), (iii) elect to receive the Per Share Stock Consideration with respect to some of such holder’s shares and the Per Share Cash Consideration with respect to such holder’s remaining shares (a “Mixed Election”) or (iv) make no election or indicate that such holder has no preference as to the receipt of the Per Share Cash Consideration or the Per Share Stock Consideration (a “Non-Election”). Holders of record of SFC Shares who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the SFC Shares held by that Representative for a particular beneficial owner. SFC Shares as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” SFC Shares as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” SFC Shares as to which no election has been made are referred to as “Non-Election Shares.” The aggregate number of SFC Shares with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.”

(c) To be effective, a properly completed Election Form must be received by Registrar and Transfer Company (the “Exchange Agent”) on or before 5:00 p.m., New York City time, on the third business day immediately preceding the SFC Meeting (or such other time and date as SFC and HRB may mutually agree) (the “Election Deadline”). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more SFC Certificates (or customary affidavits and, if required by HRB, indemnification regarding the loss or destruction of such SFC Certificates or the guaranteed delivery of such SFC Certificates) representing all SFC Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any SFC shareholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any SFC shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her SFC Certificates, or of the guarantee of delivery of such SFC Certificates, previously deposited with the Exchange Agent. Notwithstanding the previous two sentences, if the Effective Time shall not occur within 15 days following the Election Deadline, then during the period commencing on the 16th day following the Election Deadline and ending on 5:00 p.m., New York City time, on the third business day prior to the Closing Date (the “Election Modification Period”), any SFC shareholder may change or revoke his or her election in the manner specified in the previous two sentences. All elections shall be revoked automatically if the Exchange Agent is notified in writing by HRB and SFC that this Agreement has been terminated. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline, (ii) revokes (as opposed to changes) his or her Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline or (iii) revokes his or her Election Form during the Election Modification Period, the SFC Shares held by such shareholder shall be designated Non-Election Shares. HRB shall cause the Certificates representing SFC Shares described in (ii) or (iii) in the immediately preceding sentence to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

(d) Notwithstanding any other provision contained in this Agreement, at least fifty-five percent (55%) and no more than seventy-five percent (75%) of the total number of SFC Shares outstanding at the Effective Time (the “Minimum Stock Conversion Number” and the “Maximum Stock Conversion Number” respectively) shall be converted into the Per Share Stock Consideration and the remaining outstanding SFC Shares shall be converted into the Per Share Cash Consideration.

(e) Within three business days after the Election Deadline, HRB shall cause the Exchange Agent to effect the allocation among holders of SFC Shares of rights to receive the Per Share Cash Consideration and the Per Share Stock Consideration as follows:

(i)	If the Stock Election Number exceeds the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the number of HRB Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Exchange Ratio by (3) a fraction the numerator of which is the Maximum Stock Conversion Number and the denominator of which is the Stock Election Number (the “Stock Proration Factor”) and (B) cash in an amount equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Per Share Cash Consideration by (3) one minus the Stock Proration Factor;

(ii)	If the Stock Election Number is less than the Minimum Stock Conversion Number (the amount by which the Minimum Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A)	if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and each holder of Non-Election Shares shall receive (1) the number of shares of HRB Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) the Exchange Ratio by (z) a fraction the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (the “Non-Election Proration Factor”) and (B) cash in an amount equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) the Per Share Cash Consideration by (z) one minus the Non-Election Proration Factor; or

(B)	if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and each holder of Cash Election Shares shall receive (1) the number of shares of HRB Stock equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Exchange Ratio by (z) a fraction the numerator of which is the amount by which the Shortfall Number exceeds the number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares (the “Cash Proration Factor”) and (B) cash in an amount equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Per Share Cash Consideration by (z) one minus the Cash Proration Factor.

(C)	The purchase of fractional shares pursuant to Section 2.4 of this Agreement shall be taken into account in calculating the number of Non-Election Shares and Cash Election Shares to convert into the right to receive Per Share Stock Consideration under this Section 2.2(e)(ii) to ensure that the Minimum Stock Conversion Number is at least fifty-five percent (55%).

(iii)	If the Stock Election Number is less than the Minimum Stock Conversion Number (i.e., a Shortfall Number), HRB reserves the right to issue and pay, in its sole and absolute discretion, less than the Minimum Stock Conversion Number and thereby pay a greater proportion of cash in the Merger, provided all such Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, but in no event does HRB intend to reduce the Minimum Stock Conversion Number below 50% as a result of its rights under this Section 2.2(e)(iii).

(iv)	If the Stock Election Number is equal to or more than the Minimum Stock Conversion Number and less than or equal to the Maximum Stock Conversion Number, then all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and all Cash Election Shares and Non-Election Shares shall be converted into the right to receive the Per Share Cash Consideration.

Section 2.3 Exchange Procedures.

(a) After completion of the allocation referred to in Section 2.2(e), each holder of an outstanding certificate representing shares of SFC Shares prior to the Effective Date (a “SFC Certificate”) who has surrendered such SFC Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole HRB Shares and/or the amount of cash into which the aggregate number of shares of SFC Shares previously represented by such SFC Certificate(s) surrendered shall have been converted pursuant to this Agreement and, if such holder’s shares of SFC Shares have been converted into HRB Shares, any other distribution on HRB Shares issuable in the Merger with a record date after the Effective Date, in each case without interest. The Exchange Agent shall accept such SFC Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices. Each SFC Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of HRB Shares or the right to receive the amount of cash into which such SFC Shares shall have been converted. No dividends that have been declared by HRB will be remitted to any person entitled to receive HRB Shares under Section 2.2(e) until such person surrenders the SFC Certificate(s) representing SFC Shares, at which time such dividends shall be remitted to such person, without interest.

(b) The Exchange Agent and HRB shall not be obligated to deliver cash and/or a certificate or certificates representing HRB Shares to which a holder of SFC Shares would otherwise be entitled as a result of the Merger until such holder surrenders the SFC Certificate(s) representing the shares of SFC for exchange as provided in this Section 2.3, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by HRB.

(c) Notwithstanding anything in this Agreement to the contrary, SFC Certificates surrendered for exchange by an SFC affiliate shall not be exchanged for certificates representing HRB Shares to which such SFC affiliate may be entitled pursuant to the terms of this Agreement until HRB has received a written agreement from such person as specified in Section 5.7.

Section 2.4 No Fractional Securities. No certificates or scrip representing fractional HRB Shares shall be issued upon the surrender for exchange of SFC Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of HRB Shares. A holder of shares of SFC Shares converted in the Merger who would otherwise have been entitled to a fractional HRB Share shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Per Share Cash Consideration.

Section 2.5 Certain Adjustments. If, after the date hereof and on or prior to the Effective Time, the outstanding shares of HRB Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of SFC Shares, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event. In the event that the sum of (i) the number of shares of SFC Shares presented for exchange pursuant to Section 2.2 and Section 2.3 or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of SFC Shares issuable upon the exercise of options (whether pursuant to SFC Stock Options or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of SFC Shares represented in Section 3.2 as being outstanding as of the date hereof, and (y) the number of shares of SFC Shares issuable upon the exercise of SFC Stock Options represented in Section 3.2 as being outstanding as of the date hereof, then the per share Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, and issuable shares of SFC Shares.

Section 2.6 SFC Stock Options. From and after the Effective Time, all options granted under the SFC Stock Option Plans to purchase SFC Shares (each, an “SFC Stock Option”), that are then outstanding and unexercised, shall be converted into and become options to purchase HRB Shares, and HRB shall assume each such SFC Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such SFC Stock Option assumed by HRB may be exercised solely to purchase HRB Shares; (ii) the number of HRB Shares purchasable upon exercise of such SFC Stock Option shall be equal to the number of shares of SFC Shares that were purchasable under such SFC Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iii) the per share exercise price under each such SFC Stock Option shall be adjusted by dividing the per share exercise price of each such SFC Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each SFC Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to HRB Shares on or subsequent to the Effective Time. The adjustment provided in this Section 2.6 with respect to any SFC Stock Options (whether or not “incentive stock options” (as defined in Section 422 of the Code)) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, the provisions of such Section 424(a) of the Code shall override anything to the contrary contained herein.

Section 2.7 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of SFC Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, HRB or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of SFC, HRB, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of SFC Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SFC

SFC hereby represents and warrants to HRB as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

Section 3.1 Corporate Organization.

(a) Organization and Related Matters of SFC.

(i)	SFC is a corporation duly organized, validly existing and in good standing under the laws of Virginia. SFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SFC is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SFC, or the character or location of the properties and assets owned or leased by SFC makes such licensing or qualification necessary. SFC is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of SFC and the Bylaws of SFC, each as amended to the date hereof, have been made available to HRB.

(ii)	SFC has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SFC on a consolidated basis.

(iii)	Disclosure Schedule 3.1(a)(iii) lists each Subsidiary together with the jurisdiction of organization of each such Subsidiary. Each Subsidiary is in compliance in all material respects with all rules and regulations promulgated by any relevant Regulatory Authority. (A) SFC owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (B) no equity securities of any of the Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of each Subsidiary held by SFC or its Subsidiaries are fully paid and nonassessable and are owned by SFC or its Subsidiaries free and clear of any liens.

(iv)	SFC does not own any capital stock of any Person, or have any direct or indirect interest in any partnership or joint venture except as set forth in Disclosure Schedule 3.1(a)(iv). Disclosure Schedule 3.1(a)(iv) lists the owner(s) and percentage ownership (direct or indirect) of each subsidiary, partnership or joint venture disclosed thereon.

(v)	The minute books of SFC contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

(b) Organization and Related Matters of Shore Bank.

(i)	Shore Bank is a banking corporation duly organized, validly existing and in good standing under the laws of Virginia. Shore Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Shore Bank is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by Shore Bank, or the character or location or the properties and assets owned or leased by Shore Bank make such licensing or qualification necessary. True and correct copies of the Articles of Incorporation and Bylaws of Shore Bank, as each may be amended to the date hereof, have been made available to HRB.

(ii)	Shore Bank has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business.

(iii)	Shore Bank does not own any capital stock of any Person, or have any interest in any partnership or joint venture except as set forth in Disclosure Schedule 3.1(b)(iii). Disclosure Schedule 3.1(b)(iii) lists the owner(s) and percentage ownership of each subsidiary, partnership or joint venture disclosed thereon.

(iv)	Shore Bank is an “insured bank” as defined in the Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Deposit Insurance Fund of the FDIC.

(v)	Shore Bank is a member of the Federal Reserve System.

(vi)	The minute books of Shore Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

Section 3.2 Capitalization. The authorized capital stock of SFC consists of 6,000,000 SFC Shares, of which 2,500,927 SFC Shares are issued and outstanding as of the date hereof (none of which is held in the treasury of SFC) and 500,000 shares of preferred stock, $1.00 par value, of which 0 shares are issued and outstanding as of the date hereof. All of the issued and outstanding SFC Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any SFC Shares, or any securities or rights convertible into or exchangeable for SFC Shares, except for options to purchase 130,089 SFC Shares (which are described in more detail in Disclosure Schedule 3.2).

Section 3.3 Financial Statements, Condition and Reports.

(a) SFC has made available to HRB copies of the consolidated financial statements of SFC as of and for the years ended December 31, 2004, 2005 and 2006, and for the period ended September 30, 2007, and SFC will make available to HRB, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SFC, the consolidated financial statements of SFC as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the “Financial Statements of SFC”).

(b) Each of the Financial Statements of SFC (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SFC have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of SFC (including the related notes) fairly presents or will fairly present the consolidated financial position of SFC as of the respective dates thereof and fairly presents or will fairly present the results of operations of SFC for the respective periods therein set forth.

(c) Since September 30, 2007, neither SFC nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of SFC on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SFC or reflected in the notes thereto, or (ii) which were incurred after September 30, 2007 in the ordinary course of business consistent with past practices. Since September 30, 2007, and except for the matters described in (i) and (ii) above, neither SFC nor any of its Subsidiaries has incurred or paid any obligation or liability which would be material to the Condition of SFC on a consolidated basis.

(d) Each of the consolidated reports of condition and income for the years ending December 31, 2006, 2005 and 2004 and for the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007, that SFC and each of its Subsidiaries has filed with the appropriate Regulatory Authority, fairly present the financial position, results of operation, changes in stockholders equity and changes in cash flows, as the case may be for the periods to which they relate, in each case in accordance with the FFIEC instructions applicable to such reports.

(e) Since January 1, 2004, SFC and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that was required to be filed with (i) the Federal Reserve, (ii) the FDIC and (iii) any other Regulatory Authority with jurisdiction over SFC and each of its Subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed, and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) SFC’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2006, 2005 and 2004, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2006 under the Securities Act of 1933 (“Securities Act”), or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”), in the form filed or to be filed (collectively, the “SFC SEC Documents”) with the Securities and Exchange Commission, as of the date filed, (A) complied or will comply in all material respects as to form with the application requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Copies of the SFC SEC Documents have been made available to HRB, to the extent not available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system.

Section 3.4 Loan Portfolio; Reserves; Mortgage Loan Buy-Backs. Except as set forth in Disclosure Schedule 3.4 and except for any changes hereafter made to the hereinafter described allowances or reserves pursuant to this Agreement, (i) all evidences of indebtedness reflected as assets in the Financial Statements of SFC and the Call Reports of Shore Bank as of September 30, 2007 were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of SFC and the Call Reports of Shore Bank as of September 30, 2007 were, and the allowance for possible loan losses to be shown on the Financial Statements of SFC, and the Call Reports of Shore Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of SFC or any of its Subsidiaries and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (iii) the reserve for losses with respect to other real estate owned (“OREO Reserve”) shown on the Financial Statements of SFC, and the Call Reports of Shore Bank as of September 30, 2007 were, and the OREO Reserve to be shown on the Financial Statements of SFC and the Call Reports of Shore Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of SFC and any of its Subsidiaries as of the dates thereof; (iv) the reserve for losses in respect of litigation (“Litigation Reserve”) shown on the Financial Statements of SFC, and the Call Reports of Shore Bank as of September 30, 2007 were, and the Litigation Reserve to be shown on the Financial Statements of SFC and the Call Reports of Shore Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to SFC or any of its Subsidiaries, as of the dates thereof, (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(a) and applicable regulatory requirements and guidelines. Disclosure Schedule 3.4.1 sets forth all one to four family residential mortgage loans originated on or after January 1, 2004 by SFC or any of its Subsidiaries (i) that were sold in the secondary mortgage market and have been re-purchased by SFC or any of its Subsidiaries or (ii) that the institutions to whom such loans were sold (or their successors or assigns) have asked SFC or any of its Subsidiaries to purchase back (but have not been purchased back).

Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, neither SFC nor any of its Subsidiaries is a party to any written or oral: (i) loan agreement, note or borrowing arrangement, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by SFC or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as “substandard,” “doubtful,” “loss,” “other loans especially mentioned”, “other assets especially mentioned”, “special mention”, “credit risk assets”, “classified”, “criticized”, “watch list”, “concerned loans” or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of SFC, Shore Bank or any five percent (5%) shareholder of SFC or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to SFC or any of its Subsidiaries including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority.

Section 3.6 Authority; No Violation.

(a) SFC has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of SFC and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. By a unanimous vote, the Board of Directors of SFC has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement, the Plan of Merger and the transactions contemplated hereby be submitted to SFC’s shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceeding on the part of SFC is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by SFC and delivered by SFC (and assuming due authorization, execution and delivery by HRB), will constitute a valid and binding obligation of SFC and will be enforceable against SFC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

(b) Except as set forth in Disclosure Schedule 3.6(b), neither the execution and delivery of this Agreement by SFC nor the consummation by SFC of the transactions contemplated hereby, nor compliance by SFC with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of SFC or any of its Subsidiaries, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SFC or any of its Subsidiaries or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of SFC or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SFC or any of its Subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

Section 3.7 Consents and Approvals. Except for (i) the approval of the shareholders of SFC and the shareholders of HRB pursuant to the joint proxy statement of SFC and HRB relating to the Merger (the “Proxy Statement”); (ii) the Consents of the Regulatory Authorities; (iii) the filing of Articles of Merger (with the Plan of Merger substantially in the form of Exhibit A) with the Commonwealth of Virginia; and (iv) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by SFC of this Agreement, and the consummation by SFC of the Merger and the other transactions contemplated hereby.

Section 3.8 Broker’s Fees. Except for Davenport & Company LLC, whose engagement letter is attached as Disclosure Schedule 3.8, neither SFC, any of its Subsidiaries, nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 3.9 Absence of Certain Changes or Events. Since September 30, 2007, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of SFC Shares (other than regular quarterly cash dividends in an amount not to exceed $0.08 per share of SFC common stock on the record and payment dates consistent with past practice); (ii) any change or any event involving a prospective change in the Condition of SFC or any of its Subsidiaries or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of SFC or any of its Subsidiaries taken as a whole; or (iii) any act or omission by SFC or its Subsidiaries prior to the date of this Agreement, which act or omission, if it occurred after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of SFC provided in this Agreement, including, without limitation, Section 5.1 hereof.

Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, neither SFC nor or any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of SFC, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against SFC or any of its Subsidiaries and, to the Knowledge of SFC, there is: no proceeding, claim, action or governmental investigation against SFC or any of its Subsidiaries; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against SFC or any of its Subsidiaries; no default by SFC or any of its Subsidiaries under any contract or agreement to which SFC or any of its Subsidiaries is a party; and neither SFC nor or any of its Subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of SFC or any of its Subsidiaries and neither SFC nor or any of its Subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

Section 3.11 Taxes and Tax Returns.

(a) SFC has made available to HRB copies of the federal, state and local income tax returns of SFC and its Subsidiaries for the years 2004, 2005 and 2006 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Disclosure Schedule 3.11, SFC and each of its Subsidiaries has duly filed (or obtained extensions to file) in correct form in all material respects all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and SFC and each of its Subsidiaries has duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by it to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of SFC and each of its Subsidiaries), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of SFC, and the Call Reports of Shore Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Neither SFC nor any of its Subsidiaries is responsible for the taxes of any other Person under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law. Neither SFC nor any of its Subsidiaries is a party to or bound by any tax allocation or tax sharing agreement.

(b) Except as disclosed in Disclosure Schedule 3.11, neither SFC nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of SFC and its Subsidiaries have been adequately provided for in the Financial Statements of SFC.

(c) Except as disclosed in Disclosure Schedule 3.11, neither SFC nor any of its Subsidiaries has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

(d) There has not been an ownership change, as defined in Section 382(g) of the Code, of SFC or any of its Subsidiaries that occurred during or after any taxable period in which SFC or any of its Subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of SFC or any of its Subsidiaries immediately preceding the date of this Agreement.

(e) (i) Proper and accurate amounts have been withheld by SFC and each of its Subsidiaries from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by SFC and each of its Subsidiaries for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or provision therefor has been included by SFC in the Financial Statements of SFC.

(f) In the past five years, neither SFC nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(g) SFC has no Knowledge that any authority intends to assess any additional taxes for any period for which tax returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to SFC or any of its Subsidiaries. Neither SFC nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where SFC or its Subsidiaries have not filed tax returns) any (i) notice indicating an intent to open an audit or other review, or (ii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against SFC or any of its Subsidiaries.

(h) Neither SFC nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, its computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date, except to the extent any such item is taken into account in its Financial Statements.

(i) Neither SFC nor any of its Subsidiaries has engaged in a “reportable transaction” as defined in Section 1.6011-4(b) of the Treasury Regulations.

(j) Each of SFC and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code §6662.

Section 3.12 Employee Benefit Plans.

(a) Disclosure Schedule 3.12(a) sets forth a complete and correct list of all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all employment, compensation, commission, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, split dollar life insurance, supplemental retirement, severance, change of control, loans or other benefit plans, agreements, programs, arrangements, or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by SFC or any of its Subsidiaries on behalf of current or former directors, officers or employees of SFC or any of its

Subsidiaries (collectively, the “Benefit Plans”). SFC has, with respect to each Benefit Plan, delivered to HRB true and complete copies of: (i) all current Benefit Plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material communications to employees and Benefit Plan participants and beneficiaries; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service and any application for a determination letter; (vii) a written summary of any unwritten Benefit Plans; and (viii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation (“PBGC”)) since January 1, 2004.

(b) Neither SFC nor any of its Subsidiaries (and any pension plan maintained by any of them) has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

(c) Neither SFC nor any of its Subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

(d) All Benefit Plans comply, in all material respects, in operation, administration and form, with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law, to such “employee benefit plans.” All contributions and all payments and premiums required to have been made to or under any Benefit Plan have been timely and properly made (or otherwise properly accrued, if not yet due), and nothing has occurred with respect to the operation of the Benefit Plans that would cause the imposition of any liability, penalty or tax under ERISA or the Code. Neither SFC nor any of its Subsidiaries have any material liability under any such plan that is not reflected in the Financial Statements of SFC.

For purposes of this Agreement, “COBRA” means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and “HIPAA” means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996 and the Standards for Privacy of Individually Identifiable Health Information and the Security Standards for the Protection of Electronic Protected Health Information set forth in 45 CFR Parts 160 and 164.

(e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and/or Section 4975 of the Code and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by SFC or any of its Subsidiaries.

(f) No Benefit Plan which is a defined benefit “pension benefit plan” under ERISA has any “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan’s “benefit liabilities,” as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

(g) Except as described in Disclosure Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of SFC or any of its Subsidiaries under any Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

(h) No Benefit Plan is subject to Title IV of ERISA or is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. SFC has never been a party to or participant in a multiemployer plan.

(i) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Plan or against the assets of any Benefit Plan. No assets of SFC or any of its Subsidiaries are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

(j) Each Benefit Plan which is intended to qualify under Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. Each such Benefit Plan has received a favorable determination opinion from the Internal Revenue Service. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust. Each Benefit Plan subject to Code section 409A complies with current requirements under Code section 409A and applicable guidance.

(k) Except as described in Disclosure Schedule 3.12(k), no Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA, and no Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(l) Each “employee pension benefit plan”, as defined in Section 3(2) of ERISA, that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (“Top Hat Plan”). Each Top Hat Plan is in compliance with the filing requirement of 29 CFR §2520.104-23. Except as set forth in Disclosure Schedule 3.12(l), no assets of SFC are allocated to or held in a “rabbi trust” or similar funding vehicle.

(m) Except as set forth on Disclosure Schedule 3.12(m), no Benefit Plan provides benefits to any current or former employee of SFC or any of its Subsidiaries beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such plan may be amended or terminated at any time by unilateral action of SFC.

(n) SFC and its Subsidiaries have made all bonus and commission payments (on a pro rata basis) to which it is committed to make to any Employee under any Benefit Plan (or otherwise) for calendar year 2007.

Section 3.13 Title and Related Matters.

(a) Except as set forth in Disclosure Schedule 3.13(a), SFC and each of its Subsidiaries has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under its name on the Financial Statements of SFC or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2007), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of SFC or incurred in the ordinary course of business after September 30, 2007 and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.

(b) Except as set forth in Disclosure Schedule 3.13(b), all agreements pursuant to which SFC and each of its Subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance. Except as set forth in Disclosure Schedule 3.13(b), SFC and each of its Subsidiaries has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

(c) Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by SFC and each of its Subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by SFC and each of its Subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

Section 3.14 Real Estate.

(a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by SFC and each of its Subsidiaries or in which SFC or any of its Subsidiaries has any ownership or leasehold interest.

(b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sub-landlord and the landlord’s property manager (if any), under which SFC and each of its Subsidiaries is the lessee of any real property and which relates in any manner to the operation of the businesses of SFC and its Subsidiaries.

(c) Neither SFC nor any of its Subsidiaries has violated, and is not currently in material violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

(d) As to each parcel of real property owned or used by SFC or any of its Subsidiaries, neither SFC nor any of its Subsidiaries has received notice of any pending or, to the Knowledge of SFC, threatened condemnation proceedings, litigation proceedings or mechanic’s or materialmen’s liens.

Section 3.15 Environmental Matters.

(a) Each of SFC and its Subsidiaries, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace.

(b) There is no litigation or other proceeding pending or, to the Knowledge of SFC, threatened before any court, governmental agency or board or other forum in which SFC, its Subsidiaries or any Participation Facility has been or, with respect to any threatened litigation or other proceeding, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below), whether or not occurring at, on or involving a site owned, leased or operated by SFC, its Subsidiaries or any Participation Facility.

(c) There is no litigation or other proceeding pending or, to the Knowledge of SFC, threatened before any court, governmental agency or board or other forum in which any Loan Property (or SFC or any of its Subsidiaries in respect of such Loan Property) has been or, with respect to any threatened litigation or other proceeding, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a Loan Property.

(d) To the Knowledge of SFC, there is no reasonable basis for any litigation or other proceeding of a type described in Sections 3.15(b) or 3.15(c) of this Agreement.

(e) During the period of (i) ownership or operation by SFC or any of its Subsidiaries of any of its current properties, (ii) participation by SFC or any of its Subsidiaries in the management of any Participation Facility, or (iii) holding by SFC or any of its Subsidiaries of a security interest in any Loan Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property.

(f) Prior to the period of (i) ownership or operation by SFC or any of its Subsidiaries, (ii) participation by SFC or any of its Subsidiaries in the management of any Participation Facility, or (iii) holding by SFC or any of its Subsidiaries of a security interest in any Loan Property there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property.

(g) Copies of any environmental reports in the possession of SFC or any of its Subsidiaries are described in Disclosure Schedule 3.15.

Section 3.16 Commitments and Contracts.

(a) Except as set forth in Disclosure Schedule 3.16, neither SFC nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

(i)	Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person’s capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by SFC or any of its Subsidiaries);

(ii)	Any labor contract or agreement with any labor union;

(iii)	Any contract covenants which limit the ability of SFC or any of its Subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which SFC or any of its Subsidiaries may carry on their businesses (other than as may be required by law or applicable regulatory authorities);

(iv)	Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $25,000 or more; or

(v)	Any other contract or agreement which would be required to be disclosed in reports filed by SFC or any of its Subsidiaries with the SEC, the FRB, the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia or the FDIC and which has not been so disclosed.

(b) Except as set forth in Disclosure Schedule 3.16(b), there is not, under any such agreement, lease or contract to which SFC or any of its Subsidiaries is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

Section 3.17 Regulatory and Tax Matters. Neither SFC nor any of its Subsidiaries has taken or agreed to take any action or has any Knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder, or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 3.18 Registration Obligations. Neither SFC nor any of its Subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act or any state securities laws.

Section 3.19 Insurance. SFC and each of its Subsidiaries is presently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of SFC and each of its Subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which SFC and each of its Subsidiaries is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.19.

Section 3.20 Labor.

(a) No work stoppage involving SFC or any of its Subsidiaries is pending as of the date hereof or, to the Knowledge of SFC, threatened. Neither SFC nor any of its Subsidiaries is involved in, or, to the Knowledge of SFC, threatened with or affected by, any proceeding asserting that SFC or any of its Subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding. No union represents or claims to represent any employees of SFC or any of its Subsidiaries and, to the Knowledge of SFC, no labor union is attempting to organize employees of SFC or any of its Subsidiaries.

(b) Set forth on Disclosure Schedule 3.20(b) is a true and complete list of all employees of SFC and each of its Subsidiaries as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees.

(c) SFC and each of its Subsidiaries is in compliance in all material respects with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

(d) Except as set forth on Disclosure Schedule 3.20(d) hereto, there has not been, there is not presently pending or existing and, to the Knowledge of SFC, there is not threatened any proceeding against or affecting SFC or any of its Subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting SFC or any of its Subsidiaries.

Section 3.21 Compliance with Laws. SFC and each of its Subsidiaries has conducted its business in material compliance with all applicable federal, foreign, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. Except as disclosed in Disclosure Schedule 3.21, SFC and each of its Subsidiaries:

(a) is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business; and

(b) has not received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that SFC or any of its Subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any permit, (iii) requiring SFC or any of its Subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SFC or any of its Subsidiaries, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit policies, management or business.

Section 3.22 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of SFC and each of its Subsidiaries at the time such deposits were entered into, (b) the loans listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure Schedule 3.16, (d) obligations under employee benefit plans of SFC and its Subsidiaries set forth in Disclosure Schedule 3.12 and (e) the items described on Disclosure Schedule 3.22 and any loans or deposit agreements entered into in the ordinary course with customers of SFC and its Subsidiaries, there are no contracts with or commitments to present shareholders who own or owned more than one percent (1%) of SFC’s outstanding shares of common stock, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

Section 3.23 Derivative Contracts. Neither SFC nor any of its Subsidiaries is a party to nor has any of them agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement which is a financial derivative contract (including various combinations thereof) (“Derivative Contracts”), except for those Derivative Contracts set forth in Disclosure Schedule 3.23.

Section 3.24 Deposits. Except as set forth on Disclosure Schedule 3.24, none of the deposits of SFC or any of its Subsidiaries are “brokered” deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of SFC or any of its Subsidiaries.

Section 3.25 Accounting Controls. SFC and each of its Subsidiaries has devised and maintained systems of internal accounting control that are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of SFC and each of its Subsidiaries (as appropriate); (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as SFC or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the properties and assets of SFC and each of its Subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of SFC and each of its Subsidiaries (as appropriate); and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

Section 3.26 Proxy Materials. None of the information relating to SFC or any of its Subsidiaries to be included in the Proxy Statement which is to be mailed to the shareholders of SFC and HRB in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meetings of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

Section 3.27 Deposit Insurance. The deposit accounts of Shore Bank are insured by the FDIC in accordance with the provisions of the Act; Shore Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

Section 3.28 Intellectual Property.

(a) SFC Intangibles.

(i)

Disclosure Schedule 3.28(a) lists and identifies all Intellectual Property (as defined below) that is directly owned by SFC or its Subsidiaries and that is material to SFC’s, or any of its Subsidiaries’, business, including, without limitation, the rights to any names used by SFC or its Subsidiaries

(the “SFC Intangibles”) and, with respect to the foregoing, specifically identifies the owner and each material license, agreement, or other permission that SFC or its Subsidiaries have granted to any third party with respect to any of the SFC Intangibles.

(ii)	SFC has made available to HRB correct and complete copies of all patent, trademark, and copyright registrations, applications, and written licenses, agreements, and permissions (as any of the foregoing has been amended to date) and correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each of SFC Intangibles.

(iii)	With respect to the SFC Intangibles, and except as otherwise indicated in Disclosure Schedule 3.28(a):

(A)	SFC, or a Subsidiary of SFC, possesses all right, title, and interest in and to the SFC Intangibles free and clear of any security interest, lien, license, or other restriction and such SFC Intangibles are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

(B)	no action is pending and, to the Knowledge of SFC, no action is threatened that challenges the legality, validity, enforceability, use, or ownership of the SFC Intangibles.

(b) Third Party Intellectual Property. Disclosure Schedule 3.28(b) lists and identifies any Intellectual Property licensed to SFC or any of its Subsidiaries by a third party (other than Intellectual Property licensed pursuant to shrink-wrap and similar agreements) that is material to SFC’s, or any Subsidiary of SFC’s, business (“Third Party Intellectual Property”) pursuant to a written license, sublicense, agreement or permission (the “SFC License”) and identifies the owner or licensor of the Third Party Intellectual Property. SFC has made available to HRB correct and complete copies of each such SFC License. With respect to each item of Third Party Intellectual Property:

(i)	each SFC License covering the item of Third Party Intellectual Property is an enforceable agreement of SFC or the Subsidiary who is a party thereto, and, to SFC’s Knowledge, is enforceable against the other parties thereto;

(ii)	no party to a SFC License covering the item of Third Party Intellectual Property is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; and

(iii)	no Action is pending or, to SFC’s Knowledge, is threatened that challenges the legality, validity, or enforceability of the underlying item of Third Party Intellectual Property.

(c) No Infringement. Except as set forth in Disclosure Schedule 3.28(c), the use or sale by SFC or any of its Subsidiaries of any products or services in SFC’s or one of its Subsidiaries’ businesses and use by SFC or any of its Subsidiaries of the Intellectual Property (including, without limitation, SFC Intangibles and Third Party Intellectual Property) does not materially interfere with, infringe on, misappropriate or otherwise come into conflict with any Intellectual Property rights of third parties and has not materially interfered with, infringed on, misappropriated or otherwise come into conflict with, any Intellectual Property rights of any third party and no activity of any third party materially infringes upon the rights of SFC or any Subsidiary of SFC with respect to any of the SFC Intangibles. Except as set forth in Disclosure Schedule 3.28(c), no action alleging or relating to any infringement of the rights of SFC or any Subsidiary of SFC or infringement of the rights of any third parties by SFC or any Subsidiary of SFC is currently pending or, to SFC’s Knowledge, threatened. To SFC’s Knowledge, no third party has materially interfered with, infringed upon or misappropriated any Intellectual Property rights of SFC or any of its Subsidiaries in the SFC Intangibles.

(d) Use of Third Party Intellectual Property. Each material item of Intellectual Property owned, licensed or used by SFC or any of its Subsidiaries immediately prior to the Effective Time hereunder will be owned or available for use by Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder.

Section 3.29 Antitakeover Provisions. SFC has taken all actions required to exempt SFC, this Agreement, the Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state “antitakeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.

Section 3.30 Communications with Shareholders. Disclosure Schedule 3.30 identifies and sets forth all correspondence between SFC and its shareholders since January 31, 2007.

Section 3.31 Claims under Insurance Policies. SFC has no Knowledge of any pending or threatened claim under its directors and officers’ insurance policy or fidelity bond coverage.

Section 3.32 Fairness Opinion. The Board of Directors of SFC has received an opinion from Davenport & Company LLC dated as of the date that the SFC Board of Directors approved this Agreement stating that the Merger is fair, from a financial point of view, to the shareholders of SFC.

Section 3.33 Untrue Statements and Omissions. No representation or warranty contained in Article 3 of this Agreement or in the Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

HRB

HRB hereby represents and warrants to SFC as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

Section 4.1 Organization and Related Matters of HRB.

(a) HRB is a corporation duly organized, validly existing and in good standing under the laws of Virginia. HRB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and HRB is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by HRB, or the character or location of the properties and assets owned or leased by HRB makes such licensing or qualification necessary. HRB is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of HRB and the Bylaws of HRB, each as amended to the date hereof, have been made available to SFC.

(b) HRB has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of HRB on a consolidated basis.

(c) Bank of Hampton Roads and each of the other Subsidiaries of HRB set forth on Disclosure Schedule 4.1(c) (“HRB Subsidiaries”) is a wholly-owned subsidiary of HRB, is in compliance in all material respects with all rules and regulations promulgated by any relevant Regulatory Authority, is an “insured bank” as defined in the Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Deposit Insurance Fund of the FDIC.

Section 4.2 Organization and Related Matters of Bank of Hampton Roads.

(a) Bank of Hampton Roads is a banking corporation duly organized, validly existing and in good standing under the laws of Virginia. Bank of Hampton Roads has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and Bank of Hampton

Roads is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by Bank of Hampton Roads, or the character or location or the properties and assets owned or leased by Bank of Hampton Roads make such licensing or qualification necessary. True and correct copies of the Articles of Incorporation and Bylaws of Bank of Hampton Roads, as each may be amended to the date hereof, have been made available to SFC.

(b) Bank of Hampton Roads has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted.

Section 4.3 Capitalization. The authorized capital stock of HRB consists of 40,000,000 HRB shares, 10,317,700 shares of which are issued and outstanding, and 1,000,000 shares of preferred stock, no par value, none of which is issued and outstanding as of the date hereof. All issued and outstanding HRB Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. As of the date hereof, other than options to purchase 855,356 HRB Shares (which are described in more detail in Disclosure Schedule 4.3), there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any HRB Shares, or any securities or rights convertible into or exchangeable for HRB Shares.

Section 4.4 Authority; No Violation.

(a) HRB has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of HRB and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. By a unanimous vote, the Board of Directors of HRB has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement, the Plan of Merger and the transactions contemplated hereby be submitted to HRB’s shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceeding on the part of HRB is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by HRB and delivered by HRB (and assuming due authorization, execution and delivery by SFC), will constitute a valid and binding obligation of HRB and will be enforceable against HRB in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

(b) Except as set forth in Disclosure Schedule 4.4(b), neither the execution and delivery of this Agreement by HRB nor the consummation by HRB of the transactions contemplated hereby, nor compliance by HRB with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of HRB or any of its Subsidiaries, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HRB or any of its Subsidiaries or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of HRB or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which HRB or any of its Subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

Section 4.5 Financial Statements, Condition and Reports.

(a) HRB has made available to SFC copies of the consolidated financial statements of HRB as of and for the years ended December 31, 2004, 2005 and 2006, and for the period ended September 30, 2007, and HRB will make available to SFC, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of HRB, the consolidated financial statements of HRB as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the “Financial Statements of HRB”).

(b) Each of the Financial Statements of HRB (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of HRB have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of HRB (including the related notes) fairly presents or will fairly present the consolidated financial position of HRB as of the respective dates thereof and fairly presents or will fairly present the results of operations of HRB for the respective periods therein set forth.

(c) Since September 30, 2007, neither HRB nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of HRB on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of HRB or reflected in the notes thereto, and (ii) which were incurred after September 30, 2007 in the ordinary course of business consistent with past practices. Since September 30, 2007, and except for the matters described in (i) and (ii) above, neither HRB nor any of its Subsidiaries has incurred or paid any obligation or liability which would be material to the Condition of HRB on a consolidated basis.

(d) Each of the consolidated reports of condition and income for the years ending December 31, 2006, 2005 and 2004 and for the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007, that HRB and each of its Subsidiaries has filed with the appropriate Regulatory Authority, fairly present the financial position, results of operation, changes in stockholders equity and changes in cash flows, as the case may be of each such bank for the periods to which they relate, in each case in accordance with the FFIEC instructions applicable to such reports.

(e) Since January 1, 2002, HRB and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that was required to be filed with (i) the Federal Reserve, (ii) the FDIC and (iii) any other Regulatory Authority with jurisdiction over HRB and each of its Subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed, and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) HRB’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2006, 2005 and 2004, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2004 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, in the form filed or to be filed (collectively, the “HRB SEC Documents”) with the Securities and Exchange Commission, as of the date filed, (A) complied or will comply in all material respects as to form with the application requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Copies of the HRB SEC Documents have been made available to SFC, to the extent not available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system.

Section 4.6 Legal Proceedings, Etc. Except as set forth in Disclosure Schedule 4.6, neither HRB nor or any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of HRB, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against HRB or any of its Subsidiaries and, to the Knowledge of HRB, there is: no proceeding, claim, action or governmental investigation against HRB or any of its Subsidiaries; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against HRB or any of its Subsidiaries; no default by HRB or any of its Subsidiaries under any contract or agreement to which HRB or any of its Subsidiaries is a party; and neither HRB nor or any of its Subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of HRB or any of its Subsidiaries and neither HRB nor or any of its Subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

Section 4.7 Regulatory Matters. Neither HRB nor any of its Subsidiaries has taken or agreed to take any action or has any Knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder, or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 4.8 No Default. Neither HRB nor any of its Subsidiaries are in default under or in violation of any provision of their charter or articles of organization, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

Section 4.9 Sarbanes-Oxley. HRB is in compliance with the provisions of the Sarbanes-Oxley Act currently applicable to it, and the certifications provided and to be provided pursuant to Sections 302 and 906 thereof, and the management report on internal controls and related auditor attestation required by Sarbanes-Oxley Section 404, are accurate and the management report has not identified any material weakness.

Section 4.10 Tax Matters. (i) HRB and each of its Subsidiaries has timely filed all tax returns that it was required to file. All such tax returns are true, correct, complete and accurate in all material respects and are prepared in compliance with all applicable laws and regulations. All taxes owed by HRB and its Subsidiaries (whether or not shown or required to be shown on any tax return) have been paid or provision for such taxes has been made. Neither HRB nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. Neither HRB nor any of its Subsidiaries has any obligation to file tax returns in a jurisdiction where HRB or its Subsidiaries has not filed or has ceased filing tax returns. There are no liens on any of the assets of HRB or any of its Subsidiaries (other than taxes not yet due and payable) that arose in connection with any failure (or alleged failure) to pay any tax.

Section 4.11 Consents and Approvals. Except for (i) the approval of the shareholders of SFC and the shareholders of HRB pursuant to the Proxy Statement; (ii) the Consents of the Regulatory Authorities; (iii) the filing of Articles of Merger (with the Plan of Merger substantially in the form of Exhibit A) with the Commonwealth of Virginia; and (iv) as set forth in Disclosure Schedule 4.11, no Consents of any person are necessary in connection with the execution and delivery by HRB of this Agreement, and the consummation by HRB of the Merger and the other transactions contemplated hereby.

Section 4.12 Proxy Materials. None of the information relating to HRB to be included in the Proxy Statement which is to be mailed to the shareholders of SFC and HRB in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meetings of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

Section 4.13 Accounting, Tax, Regulatory Matters. HRB has no Knowledge of any fact, will not take or agree to take any action, and has not agreed and will not agree to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement.

Section 4.14 Untrue Statements and Omissions. No representation or warranty contained in Article 4 of this Agreement or in the Disclosure Schedules of HRB contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.15 Financial Advisors. Except for McKinnon & Company, whose engagement letter is attached as Disclosure Schedule 4.15, neither HRB, any of its Subsidiaries, nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 4.16 Absence of Certain Changes or Events. Since September 30, 2007, there has not been (i) any change or any event involving a prospective change in the Condition of HRB or any of its Subsidiaries or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of HRB or any of its Subsidiaries taken as a whole; or (ii) any act or omission by HRB or its Subsidiaries prior to the date of this Agreement, which act or omission, if it occurred after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of HRB provided in this Agreement, including, without limitation, Section 5.17 hereof.

Section 4.17 Loan Portfolio; Reserves; Mortgage Loan Buy-Backs. Except as set forth in Disclosure Schedule 4.17 and except for any changes hereafter made to the hereinafter described allowances or reserves pursuant to this Agreement, (i) all evidences of indebtedness reflected as assets in the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads as of September 30, 2007 were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads as of September 30, 2007 were, and the allowance for possible loan losses to be shown on the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of HRB or any of its Subsidiaries and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (iii) the OREO Reserve shown on the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads as of September 30, 2007 were, and the OREO Reserve to be shown on the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of HRB and any of its Subsidiaries as of the dates thereof; (iv) the Litigation Reserve shown on the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads as of September 30, 2007 were, and the Litigation Reserve to be shown on the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to HRB or any of its subsidiaries, as of the dates thereof, (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(a) and applicable regulatory requirements and guidelines. Disclosure Schedule 4.17.1 sets forth all one to four family residential mortgage loans originated on or after January 1, 2004 by HRB or any of its Subsidiaries (i) that were sold in the secondary mortgage market and have been re-purchased by HRB or any of its Subsidiaries or (ii) that the institutions to whom such loans were sold (or their successors or assigns) have asked HRB or any of its Subsidiaries to purchase back (but have not been purchased back).

Section 4.18 Compliance with Laws. HRB and each of its Subsidiaries has conducted its business in material compliance with all applicable federal, foreign, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders. Except as disclosed in Disclosure Schedule 4.18, HRB and each of its Subsidiaries:

(a) is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business; and

(b) has not received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that SFC or any of its Subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any permit, (iii) requiring SFC or any of its Subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SFC or any of its Subsidiaries, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit policies, management or business.

Section 4.19 Fairness Opinion. The Board of Directors of HRB has received an opinion from McKinnon & Company dated as of the date that the HRB Board of Directors approved this Agreement stating that the Merger is fair, from a financial point of view, to the shareholders of HRB.

Section 4.20 Environmental Matters. To the Knowledge of HRB, each of HRB and its Subsidiaries and any property owned by HRB or its Subsidiaries or in which HRB or its Subsidiaries hold a security interest are, and have been, in compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance, with all Environmental Laws, including any laws relating to the release into the environment of any Hazardous Material. To the Knowledge of HRB, there is no reasonable basis for any litigation or other proceeding in which HRB or any of its Subsidiaries may be named as a defendant or a responsible party with respect to the alleged noncompliance of any Environmental Law.

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of the Business of SFC.

(a) During the period from the date of this Agreement to the Effective Time of the Merger, SFC and each of its Subsidiaries shall, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact for itself and for HRB its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees (except to the extent that the pending Merger encourages officers or employees to leave) and (iii) except as required by law or regulation, take no action which would adversely affect or materially delay the ability of SFC, its Subsidiaries or HRB to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

(b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, neither SFC nor any of its Subsidiaries shall without the prior written consent of HRB:

(i)	change, delete or add any provision of or to its Articles of Incorporation or Bylaws;

(ii)

except for the issuance of SFC Shares pursuant to the terms of the SFC Stock Options, change the number of shares of the authorized, issued or outstanding capital stock of SFC, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of SFC, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of SFC (other than regular quarterly cash dividends in an amount not to exceed $0.08 per share of SFC common stock on the record and payment dates consistent with past practice);

(iii)	incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

(iv)	make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $100,000 except as disclosed in Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

(v)	except for residential real property owned by and reflected on the books of SFC and its Subsidiaries as of the date hereof, the sale of which will not result in a material loss, sell, transfer, convey or otherwise dispose of any real property (including “other real estate owned”) or interest therein;

(vi)	except as disclosed in Disclosure Schedule 5.1(b)(vi), pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increase in fees or other increase in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

(vii)	enter into or extend any material agreement, lease or license relating to real property, personal property, data processing or bankcard functions;

(viii)	acquire the assets or equity securities of any Person or acquire direct or indirect control of any Person, other than in connection with (A) any internal reorganization or consolidation involving existing SFC subsidiaries which has been approved in advance in writing by HRB or (B) foreclosures in the ordinary course of business;

(ix)	increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with SFC’s and any of its Subsidiaries’ past practices;

(x)	take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied;

(xi)	purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than one (1) year, or any Derivative Contract, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation; or

(xii)	commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against SFC or any of its Subsidiaries for material money damages or restrictions upon any of their operations.

Section 5.2 Current Information.

(a) During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, SFC will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of HRB and to report the general status of the ongoing operations of SFC and its Subsidiaries. SFC will promptly notify HRB if it discovers any material change in the normal course of business or the operations or the properties of SFC and its Subsidiaries any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting SFC or any of its Subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving SFC or any of its Subsidiaries, and will keep HRB fully informed of such events. SFC will furnish to HRB, promptly after the preparation and/or receipt by SFC thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to HRB, be treated, for purposes of Section 3.3 hereof, as between the Financial Statements of SFC and the Call Reports of Shore Bank.

(b) During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, HRB will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SFC and to report the general status of the ongoing operations of HRB and its Subsidiaries. HRB will promptly notify SFC if it discovers any material change in the normal course of business or the operations or the properties of HRB and its Subsidiaries any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting HRB or any of its Subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving HRB or any of its Subsidiaries, and will keep SFC fully informed of such events. HRB will furnish to SCF, promptly after the preparation and/or receipt by HRB thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SFC, be treated, for purposes of Section 4.5 hereof, as between the Financial Statements of HRB and the Call Reports of Bank of Hampton Roads.

Section 5.3 Access to Properties; Personnel and Records.

(a) SFC. For so long as this Agreement shall remain in effect, SFC shall permit HRB or its agents full access, during normal business hours and upon reasonable notice, to the properties of SFC and its Subsidiaries and shall disclose and make available (together with the right to copy) to HRB and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of SFC and its Subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant’s reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which HRB may have a reasonable interest, and SFC shall use its best efforts to provide HRB and its representatives access to the work papers of SFC’s accountants. SFC shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would violate any fiduciary obligations or duties of the officers or directors of SFC or would violate any confidentiality agreement; provided that SFC shall cooperate with HRB in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to HRB shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by SFC.

(b) HRB. For so long as this Agreement shall remain in effect, HRB shall permit SFC or its agents full access, during normal business hours and upon reasonable notice, to the properties of HRB and its Subsidiaries and shall disclose and make available (together with the right to copy) to SFC and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of HRB and its Subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant’s reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SFC may have a reasonable interest, and HRB shall use its best efforts to provide SFC and its representatives access to the work papers of HRB’s accountants. HRB shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would violate any fiduciary obligations or duties of the officers or directors of HRB or would violate any confidentiality agreement; provided that HRB shall cooperate with SFC in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SFC shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by HRB.

(c) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five (5) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof so that such other party may seek a protective order or other appropriate remedy, and provided further, in the event such other party is unable to obtain a protective order or such other remedy, the party that is subject to such legal requirement shall furnish only that portion of such information which it is advised by counsel is legally required and shall use best efforts to insure that confidential treatment will be accorded such information. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

Section 5.4 Approval of Shareholders of SFC and HRB.

(a) SFC Shareholders. SFC will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties (the “SFC Meeting”) for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable and the Board of Directors of SFC will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and SFC will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors of SFC will not be obligated to hold such meeting, make any such recommendation or use its best efforts to obtain such approval if such decisions are made in connection with a Superior Proposal as permitted in Section 5.5.

(b) HRB Shareholders. HRB will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties (the “HRB Meeting”) for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable and the Board of Directors of HRB will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and HRB will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby provided, however, that the Board of Directors of HRB will not be obligated to hold such meeting, make any such recommendation or use its best efforts to obtain such approval if such decisions are in the proper exercise of their fiduciary duties based upon a written opinion of legal counsel.

(c) SFC and HRB will jointly prepare the Proxy Statement to be used in connection with the meetings of the SFC and HRB shareholders to approve the Merger. SFC and HRB shall use their reasonable best efforts to hold their respective shareholder meetings on the same day.

Section 5.5 No Other Bids. For as long as this Agreement is in effect, except with respect to this Agreement and the transactions contemplated hereby, neither SFC, nor any of its Subsidiaries, nor any “affiliate” (as defined below) thereof, nor any investment banker, attorney, accountant or other representative (collectively, “representative”) retained by SFC shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any “takeover proposal” (as defined below) by any other party. Neither SFC nor any affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing, but SFC may furnish such non-public information and negotiate and enter into an agreement or contract with respect to an unsolicited takeover proposal and communicate information about such a takeover proposal to its shareholders if in the proper exercise of their fiduciary duties after consultation with legal counsel, the Board of Directors of SFC determines that such actions are in the best interests of SFC and its shareholders and the Board of Directors determines based upon a written opinion of Davenport & Company, LLC that it is a Superior Proposal. SFC shall promptly notify HRB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. SFC shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 5.5, an “affiliate” of SFC means any executive officer or director of SFC or direct or indirect beneficial owner of a ten percent (10%) or greater equity or voting interest in SFC. As used in this Section 5.5, “takeover proposal” shall mean any proposal for a merger or other business combination involving SFC or for the acquisition of ten percent (10%) of the equity interest in SFC or for the acquisition of ten percent (10%) of the assets or liabilities of SFC.

Section 5.6 Notice of Deadlines. Disclosure Schedule 5.6 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which SFC or any of its Subsidiaries is a party.

Section 5.7 Affiliates. No later than thirty (30) days following the execution of this Agreement, SFC shall deliver to HRB a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of SFC, “affiliates” of SFC for purposes of Rule 145 under the Securities Act. In addition, SFC shall use its best efforts to cause each Person who is identified as an “affiliate” in the letter referred to above to deliver to HRB not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement substantially in the form of Exhibit 5.7 providing that such Person will not sell, pledge, transfer or otherwise dispose of SFC Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the HRB Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act, and the rules and regulations thereunder. HRB shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act for the purposes of resale of HRB Shares by such persons.

Section 5.8 Maintenance of Properties. SFC and each of its Subsidiaries will maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

Section 5.9 Consents to Assign and Use Leased Premises; Extensions.

(a) With respect to the leases disclosed in Disclosure Schedule 3.14(b), SFC and each of its Subsidiaries will obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of SFC and each of its Subsidiaries to HRB and to permit the use and operation of the leased premises by HRB.

(b) At the election of HRB, with respect to each lease disclosed in Disclosure Schedule 3.14(b) that expires on or prior to December 31, 2008, SFC and each of its Subsidiaries shall take, or shall cause to be taken, all steps reasonably requested by HRB to negotiate extensions of such leases on such terms as are reasonably acceptable to HRB.

Section 5.10 Conforming Accounting and Reserve Policies. At the request of HRB, SFC shall immediately prior to Closing establish and take such reserves and accruals as HRB reasonably shall request to conform SFC’s loan, accrual, reserve and other accounting policies to the policies of HRB, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on SFC and further provided that no adjustment will be made that does not conform to generally accepted accounting principles. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information by SFC. No adjustment shall violate any law, rule or regulation applicable to SFC.

Section 5.11 Publicity. Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither HRB nor SFC shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

Section 5.12 Fixed Asset Inventory. At least thirty (30) days prior to the Effective Time of the Merger, SFC shall take, or shall cause to be taken, an inventory of all fixed assets of SFC and its Subsidiaries, to verify the presence of all items listed on its depreciation schedules, and SFC shall allow HRB representatives, at the election of HRB, to participate in or be present for such inventory and shall deliver to HRB copies of all records and reports produced in connection with such inventory.

Section 5.13 Environmental Audits. Upon HRB’s reasonable request, SFC will, at its own expense, with respect to each parcel of real property that SFC or any of its Subsidiaries owns, leases or subleases, procure and deliver to HRB, at least thirty (30) days prior to the Effective Time of the Merger, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to HRB.

Section 5.14 Title Insurance. Upon HRB’s reasonable request, SFC will, at its own expense, with respect to each parcel of real property that SFC or any of its Subsidiaries owns, leases or subleases, procure and deliver to HRB, at least thirty (30) days prior to the Effective Time of the Merger, a commitment to issue owner’s title insurance in such amounts and by such insurance company reasonably acceptable to HRB, which policy shall be free of all material exceptions to HRB’s reasonable satisfaction.

Section 5.15 Surveys; Appraisals. Upon HRB’s reasonable request, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.14, SFC, at its own expense, will procure and deliver to HRB at least thirty (30) days prior to the Effective Time of the Merger, a survey and appraisal of such real property, which survey and appraisal shall be reasonably acceptable to and shall be prepared by a licensed surveyor and appraiser reasonably acceptable to HRB, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the “Survey”). The appraisal shall indicate the appraised value of the real property in accordance with normal appraisal industry standards. The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

Section 5.16 Tax Matters. Without the prior written consent of HRB, neither SFC nor any of its Subsidiaries shall make or change any election, change in annual accounting period, adopt or change any accounting method, file an amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to SFC or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to SFC or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of SFC or any of its Subsidiaries for any period ending after the Closing Date or decreasing any Tax attribute of SFC or any of its Subsidiaries existing on the Closing Date.

Section 5.17 Conduct of the Business of HRB.

From the date hereof until the Effective Time, HRB will not, and will cause each of its Subsidiaries not to (except as expressly permitted by this Agreement or as previously disclosed), without the prior written consent of SFC:

(a) Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and authorizations and their existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b) Take any action, engage in any transactions or enter into any agreement which would adversely affect or delay in any material respect the ability of HRB or SFC to obtain any necessary approvals, consents or waivers of any governmental authority or third party required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement.

(c) Notwithstanding anything herein to the contrary, (i) knowingly take, or knowingly omit to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth herein not being satisfied, except as may be required by applicable law or regulation.

(d) Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, except for repurchases and other acquisitions of shares of its common stock made pursuant to any plan exempt pursuant to Regulation M, as promulgated by the SEC, or to any stock repurchase program announced prior to the date of this Agreement, or any extension of renewal thereof, in accordance with Rule 10b-18 and Regulation M, each as promulgated by the SEC.

(e) Agree or commit to do anything prohibited by this Section 5.17.

ARTICLE 6

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

Section 6.2 Regulatory Matters.

(a) As promptly as practicable following the execution and delivery of this Agreement, HRB and SFC shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of SFC and HRB. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

(b) Each party hereto will furnish the other party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

Section 6.3 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, HRB will cause one or more of its designated representatives to confer on a regular and frequent basis with SFC and to report with respect to the general status and the ongoing operations of HRB.

Section 6.4 Registration Statement. HRB shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Proxy Statement for the meetings of the shareholders of SFC and HRB to be held for the purpose of having such shareholders vote upon the approval of this Agreement. SFC will furnish to HRB the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. HRB shall take all actions required to qualify or obtain exemptions from such qualifications for the HRB Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

Section 6.5 Reservation of Shares. HRB shall reserve for issuance such number of HRB Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of HRB Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, HRB shall take all appropriate actions to increase the amount of its authorized common stock.

Section 6.6 Consideration. HRB shall issue the HRB Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.

Section 6.7 Benefit Plans.

(a) To the extent permissible and practicable, the SFC and Shore Bank benefit plans in place as of the date of this Agreement shall remain in place after the Effective Date. To the extent such plans are inconsistent with the HRB and Bank of Hampton Roads benefits plans, SFC and HRB will endeavor in good faith to modify the SFC benefit plans so that the Shore Bank employees will receive substantially similar benefits as the HRB and Bank of Hampton Roads employees, including the ability to participate in an executive savings plan for the eligible officers of Shore Bank, and after taking into account all factors deemed relevant by the Boards of HRB and Shore Bank.

(b) HRB also shall honor in accordance with their terms as in effect on the date of this Agreement all of SFC’s and its Subsidiaries’ obligations for vacation, sick leave, personal leave and the like accrued and unused through the date of the consummation of the Merger.

Section 6.8 Indemnification. HRB agrees that following the Effective Date, it shall indemnify and hold harmless any person who has rights to indemnification from SFC, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and SFC’s Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring or arising on or prior to the Effective Time, whether asserted or claimed prior to at or after the Effective Time. HRB further agrees that any such person who has rights to indemnification pursuant to this Section 6.8 is expressly made a third party beneficiary of this Section 6.8 and may directly, in such person’s personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, HRB shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between HRB and the indemnified party. HRB shall pay the premiums to extend the directors and officers’ liability insurance coverage of SFC for persons who are currently covered by such insurance of SFC for five years after the Effective Date for an annual premium not to exceed $30,000 per year for such individuals. In the event the annual premium exceeds $30,000 for any year of the five (5) year period, HRB shall give the past directors of SFC 30 days notice of the total amount of the premium then due, and during that 30 day period the past directors of SFC shall have the right, jointly or severally, to pay the difference between the actual premium and the $30,000 in order to keep the amount of coverage in place as was in place at the Effective Time.

Section 6.9 NASDAQ Listing. HRB shall use its commercially reasonable best efforts to list, prior to the Effective Time, on the NASDAQ Global Select Market, subject to official notice of issuance, the HRB Shares to be issued to the holders of SFC Shares in the Merger.

Section 6.10 Support Agreements. Each of the directors, Richard F. Hall, Jr. and executive officers of SFC has executed and delivered to HRB the Support Agreements in the form of Exhibit 6.10 attached hereto.

ARTICLE 7

MUTUAL CONDITIONS TO CLOSING

The obligations of HRB, on the one hand, and SFC, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of SFC and HRB.

Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the Merger as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of HRB.

Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through (iii), and in the reasonable judgment of either HRB or SFC, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of HRB or SFC, as the case may be.

Section 7.4 Proxy Statement and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and HRB shall have received all state securities laws, or “blue sky” permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the HRB Shares pursuant to the terms of this Agreement.

Section 7.5 Listing. The HRB shares to be issued in connection herewith shall have been approved by listing on the NASDAQ Global Select Market.

ARTICLE 8

CONDITIONS TO THE OBLIGATIONS OF HRB

The obligations of HRB to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

Section 8.1 Representations and Warranties. The representations and warranties of SFC set forth in this Agreement and in any certificate or document delivered pursuant hereto that are qualified by materiality shall be true and correct in all respects and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) for changes therein contemplated by this Agreement and (iii) for representations and warranties the inaccuracy of which relate to matters that, individually or in the aggregate, do not represent a Material Adverse Effect with respect to SFC or materially adversely affect the Merger and the other transactions contemplated by this Agreement.

Section 8.2 Performance of Obligations. SFC and each of its Subsidiaries shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

Section 8.3 Certificate Representing Satisfaction of Conditions. SFC shall have delivered to HRB a certificate of the Chief Executive Officer of SFC dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SFC under Article 3 of this Agreement.

Section 8.4 Opinion of Counsel. SFC shall have delivered to HRB HRB shall have received an opinion of counsel from LeClair Ryan or other counsel to SFC acceptable to HRB in substantially the form set forth in Exhibit 8.4 hereof.

Section 8.5 Consents Under Agreements. SFC and each of its Subsidiaries shall have obtained the consent or approval of any Person whether or not identified in Disclosure Schedule 3.6(b) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of SFC or any of its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument.

Section 8.6 Outstanding Shares of SFC. HRB and SFC shall have agreed on the total number of SFC Shares outstanding and the total number of SFC Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire SFC Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for SFC Shares.

Section 8.7 Officer Employment Agreements. Each SFC officer named in Section 1.5 of this Agreement shall have entered into the employments agreements contemplated by Section 1.5 hereof.

Section 8.8 Tax Opinion. HRB shall have received an opinion of LeClair Ryan, in form and substance reasonably satisfactory to HRB and its counsel, on or before the date on which the Proxy Statement of HRB is to be mailed to the HRB shareholders, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by HRB or the shareholders of HRB in the Merger. In rendering its opinion, LeClair Ryan may require and rely upon representations outlined in letters from HRB and others.

Section 8.9 Fairness Opinion. The Board of Directors of HRB shall have received an opinion from McKinnon & Company dated as of the date that the HRB Board of Directors approves this Agreement stating that the Merger is fair, from a financial point of view, to the shareholders of HRB.

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF SFC

The obligation of SFC to consummate the Merger as contemplated herein is subject to fulfillment of each of the following conditions, unless waived as hereinafter provided for:

Section 9.1 Representations and Warranties. The representations and warranties of HRB set forth in this Agreement and in any certificate or document delivered pursuant hereto that are qualified by materiality shall be true and correct in all respects and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) for changes therein contemplated by this Agreement and (iii) for representations and warranties the incurring of which relate to matters that individually or in the aggregate do not represent a Material Adverse Effect with respect to HRB or materially adversely affect the Merger and the other transactions contemplated by this Agreement.

Section 9.2 Performance of Obligations. HRB shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

Section 9.3 Certificate Representing Satisfaction of Conditions. HRB shall have delivered to SFC a certificate of the Chief Executive Officers of HRB dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of HRB under Article 4 of this Agreement.

Section 9.4 HRB Shares. The HRB Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through HRB.

Section 9.5 Tax Opinion. SFC shall have received an opinion of Williams Mullen, in form and substance reasonably satisfactory to SFC and its counsel, on or before the date on which the Proxy Statement of SFC is to be mailed to holders of SFC Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of SFC to the extent that they receive HRB Shares in exchange for their SFC Shares in the Merger. In rendering its opinion, Williams Mullen may require and rely upon representations outlined in letters from SFC and others.

Section 9.6 Fairness Opinion. The Board of Directors of SFC shall have received an opinion from Davenport & Company LLC dated as of the date that the SFC Board of Directors approves this Agreement stating that the Merger is fair, from a financial point of view, to the shareholders of SFC.

Section 9.7 Opinion of Counsel. SFC shall have received the opinion of Williams Mullen, counsel to HRB, dated the effective time to the effect set forth in Exhibit 9.7 hereof.

ARTICLE 10

TERMINATION, WAIVER AND AMENDMENT

Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

(a) by the mutual consent in writing of the Board of Directors of HRB and SFC; or

(b) by the Board of Directors of HRB or SFC if the Merger shall not have occurred on or prior to September 30, 2008, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b); or

(c) by the Board of Directors of HRB or SFC (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of SFC and Section 9.1 in the case of HRB or in breach of any covenant or agreement contained in this Agreement) in the event of a breach or inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach or inaccuracy and which breach or inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of SFC and Section 9.1 of this Agreement in the case of HRB; or

(d) by the Board of Directors of HRB or SFC (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of SFC and Section 9.1 in the case of HRB or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

(e) by the Board of Directors of HRB or SFC in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of SFC or HRB fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at the SFC Meeting, or the HRB Meeting, as applicable, where the transactions were presented to such shareholders for approval and voted upon; or

(f) by the Board of Directors of HRB or SFC (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of SFC and Section 9.1 in the case of HRB or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement; or

(g) By the Board of Directors of HRB if SFC shall have: (i) failed to recommend adoption of the Merger Agreement in connection with the SFC Meeting or withdrawn, modified or qualified in any manner adverse to HRB such recommendation; (ii) materially breached its obligations under this Agreement by reason of a failure to call the SFC Meeting in accordance with Section 5.4(a) or a failure to prepare and mail to its shareholders the Proxy Statement in accordance with Section 5.4(c); or (iii) intentionally and willfully breached (and not cured within thirty (30) after notice thereof) any of its representations, warranties covenants or agreements set forth in this Agreement, which breach would provide HRB the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement;

(h) By SFC if, as permitted under Section 5.5 it enters into a definitive merger agreement to be acquired by another Person who makes an unsolicited takeover proposal that is a Superior Proposal;

(i) By the Board of Directors of SFC if HRB shall have: (i) failed to recommend adoption of the Merger Agreement in connection with the HRB Meeting or withdrawn, modified or qualified in any manner adverse to SFC such recommendation; (ii) materially breached its obligations under this Agreement by reason of a failure to call the HRB Meeting in accordance with Section 5.4(b) or a failure to prepare and mail to its shareholders the Proxy Statement in accordance with Section 5.4(c); or (iii) intentionally and willfully breached (and not cured within thirty (30) after notice thereof) any of its representations, warranties covenants or agreements set forth in this Agreement, which breach would provide SFC the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.1 of this Agreement;

(j) By SFC, at any time during the five-day period following the establishment of the HRB Average Price if the HRB Average Price of HRB Shares is less than $9.50 per share; or

(k) By HRB, at any time during the five-day period following the establishment of the HRB Average Price if the HRB Average Price of HRB Shares is greater than $14.94 per share.

Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that the provisions of this Section 10.2, Section 10.5, Section 10.6 and Article 11 of this Agreement shall survive any such termination and abandonment.

Section 10.3 Amendments. To the extent permitted by law, this Agreement and the Plan of Merger may be amended by a subsequent writing signed by each of HRB and SFC.

Section 10.4 Waivers. Subject to Section 11.11 hereof, prior to or at the Effective Time of the Merger, HRB, on the one hand, and SFC, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other’s obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

Section 10.5 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by HRB or SFC shall not survive the Effective Time of Merger, except that any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than HRB or SFC (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of HRB or SFC contained herein shall be deemed to be terminated or extinguished so as to deprive HRB on the one hand, and SFC, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that HRB or SFC and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

Section 10.6 Termination Fee; Expenses; Exclusive Remedy.

(a) SFC shall pay HRB, by wire transfer the sum of $1,000,000 (the “Termination Fee”) if this Agreement is terminated as follows:

(i) if HRB terminates this Agreement pursuant to Section 10.1(g), then SFC shall pay the Termination Fee on the business day following such termination; or

(ii) if HRB terminates this Agreement pursuant to Section 10.1(e)(ii) due to the failure of the shareholders of SFC to approve this Agreement and at any time after the date of this Agreement and at or before the date of the SFC Meeting a takeover proposal shall have been made with respect to SFC, then SFC shall pay the Termination Fee on the business day following such termination;

provided, if within twelve months of the date of such termination of this Agreement under subsections (i) and (ii) above, SFC or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any takeover proposal, then SFC shall pay HRB, by wire transfer, an additional sum of $1,400,000 (the “Additional Termination Fee”) upon the date of such execution or consummation.

(b) If SFC terminates this Agreement pursuant to Section 10.1(h), then SFC shall pay HRB the Termination Fee and the Additional Termination Fee, by wire transfer, on the business day following such termination.

(c) If SFC terminates this Agreement pursuant to Section 10.1(i), then HRB shall pay SFC the Termination Fee, by wire transfer, on the business day following such termination.

(d) If any Support Agreement is materially breached and the shareholders of SFC fail to approve this Agreement and the Merger, then SFC shall pay HRB the Termination Fee, by wire transfer, on the business day following the failure of the SFC shareholders to approve this Agreement and the Merger; provided, if within twelve months of the date that the SFC shareholders fail to approve this Agreement and the Merger, SFC or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any takeover proposal, then SFC shall pay HRB (in addition to the Termination Fee), by wire transfer, the Additional Termination Fee upon the date of such execution or consummation.

(e) If either party fails to pay all amounts due the other party under Sections 10.6(a), (b), (c) or (d), as applicable, on the dates specified, then such defaulting party shall pay all costs and expenses (including legal fees and expenses) incurred by the other party in connection with any action or proceeding taken by it to collect such unpaid amounts.

(f) If this Agreement is terminated by either party under Section 10.1(c) or Section 10.1(d), then the other party shall reimburse such party for their reasonable out of pocket costs incurred on or after December 1, 2007 that are directly related to the proposed Merger.

(g) Except as provided in Sections 10.6(a), (b), (c), (d), (e) and (f), all fees and expenses incurred by the parties hereto shall be borne solely by the party that has incurred such fees and expenses.

(h) The termination fees and expenses set forth in this Section 10.6 shall be the sole and exclusive remedies available to any party against any other party for any claims under or based upon this Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time of the Merger, HRB shall be entitled to revise the structure of the Merger and/or the subsidiary Merger and related transactions in order to (x) substitute a HRB Subsidiary in the place of HRB prior to the Merger, whereby such HRB Subsidiary would be the Continuing Corporation upon consummation of the Merger or (y) provide that a different entity shall be the surviving corporation in a merger provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not change the amount of consideration to be received by SFC’s shareholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of SFC’s shareholders. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

Section 11.2 Definitions; Rules of Construction.

(a) Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“Act” shall mean the Federal Deposit Insurance Act.

“Affiliate” of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any ten percent (10%) or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Bank of Hampton Roads” means Bank of Hampton Roads, a commercial bank chartered under the laws of the Commonwealth of Virginia and a wholly-owned subsidiary of HRB.

“Cash Election Shares” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“Cash Proration Factor” shall have the meaning set forth in Section 2.2(e)(ii)(B) of this Agreement.

“Closing” shall have the meaning set forth in Section 1.1(b) of this Agreement.

“Closing Date” shall have the meaning set forth in Section 1.1(b) of this Agreement.

“COBRA” shall have the meaning set forth in Section 3.12(d) of this Agreement.

“Code” shall have the meaning set forth in the first recital to this Agreement.

“Condition” with respect to any Person shall mean its business, assets, operation, financial condition or results of operations.

“Consent” shall mean a consent, approval or authorization; waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

“Control” with respect to any Person shall mean ownership or the power to vote twenty-five percent (25%) or more of any class of voting security or the power to exercise, directly or indirectly, a controlling influence over its management or policies.

“Derivative Contracts” shall have the meaning set forth in Section 3.23 of this Agreement.

“Effective Time” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Effective Time of the Merger” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Election Deadline” shall have the meaning set forth in Section 2.2(c) of this Agreement.

“Election Form” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Election Modification Period” shall have the meaning set forth in Section 2.2(c) of this Agreement.

“Environmental Law” means any applicable federal, state or local law, statute, including, but without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

“ERISA” shall have the meaning set forth in Section 3.12(a) of this Agreement.

“Exchange Agent” shall have the meaning set forth in Section 2.2(c) of this Agreement.

“Exchange Act” shall have the meaning set forth in Section 3.3(f) of this Agreement.

“Exchange Ratio” means the fraction a HRB Share that is issued for an SFC Share pursuant to Section 2.1(b)(i) hereof.

“Financial Statements of SFC” shall have the meaning set forth in Section 3.3(a) of this Agreement.

“Financial Statements of HRB” shall have the meaning set forth in Section 4.5 of this Agreement.

“HRB” shall have the meaning set forth in the preamble to this Agreement.

“HRB Average Price” shall mean the average of the daily closing prices of HRB Shares on the NASDAQ Global Select Market for the twenty (20) consecutive trading days ending on the fifth (5th) day before the Closing Date; provided that for any trading day within such twenty (20) day period there are no trades of HRB Shares, then the closing price on any such day shall be deemed to be the closing price on the immediately preceding day on which HRB Shares traded.

“HRB SEC Documents” shall have the meaning set forth in Section 4.5(f) of this Agreement.

“HRB Shares” shall mean the common stock, par value $0.625 per share, of HRB.

“Hazardous Material” means any substance that is or becomes listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous or otherwise regulated under any Environmental Law and any substance to which exposure is regulated by any governmental authority or any Environmental Law, including, without limitation, asbestos and asbestos containing material and petroleum and any fraction or derivative thereof.

“HIPAA” shall have the meaning set forth in Section 3.12(d) of this Agreement.

“Intellectual Property” shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” – an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has since January 1, 2006 served, as a director or executive officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Litigation Reserve” shall have the meaning set forth in Section 3.4 of this Agreement.

“Loan Property” means any property owned by SFC, or in which SFC holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Mailing Date” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Material Adverse Effect” with respect to a party hereto shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, or business of such party, or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) actions and omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (b) the direct effects of compliance with us Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, (c) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (d) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, and (e) changes in general economic conditions affecting banks and their holding companies generally, including changes in the prevailing level of interest rates.

“Maximum Stock Conversion Number” shall have the meaning set forth in Section 2.2(d) of this Agreement.

“Merger” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Merger Consideration” means the number of whole HRB Shares, plus cash in lieu of any fractional share interest, and/or the amount of cash into which SFC Shares shall be converted pursuant to the provisions of Article 2 hereof.

“Minimum Stock Conversion Number” shall have the meaning set forth in Section 2.2(d) of this Agreement.

“Mixed Election” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“Non-Election” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“Non-Election Proration Factor” shall have the meaning set forth in Section 2.2(e)(ii)(A) of this Agreement.

“Non-Election Shares” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“OREO Reserve” shall have the meaning set forth in Section 3.4 of this Agreement.

“PBGC” shall have the meaning set forth in Section 3.12(a) of this Agreement.

“Participation Facility” means any facility in which SFC has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility, “Participation in the Management” of a facility has the meaning set forth in 40 CFR §300.1100(c).

“Per Share Stock Consideration” shall have the meaning set forth in Section 2.1(b)(i) of this Agreement.

“Per Share Cash Consideration” shall have the meaning set forth in Section 2.1(b)(ii) of this Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity or other legal entity.

“Proxy Statement” shall have the meaning set forth in Section 3.7 of this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission (the “FTC”), the United States Department of Justice (the “Justice Department”), the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”), and Virginia State Corporation Commission and all other state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the “SEC”).

“Representative” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“Securities Act” shall have the meaning set forth in Section 3.3(f) of this Agreement.

“SFC” shall have the meaning set forth in the preamble to this Agreement.

“SFC Certificate” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“SFC Meeting” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“SFC SEC Documents” shall have the meaning set forth in Section 3.3(f) of this Agreement.

“SFC Shares” shall mean the common stock, par value $.275 per share, of SFC.

“SFC Stock Option” shall have the meaning set forth in Section 2.6 of this Agreement.

“SFC Stock Option Plans” shall mean SFC’s 1992 Stock Option Plan and SFC’s 2001 Stock Incentive Plan.

“Shore Bank” means Shore Bank, a commercial bank chartered under the laws of the Commonwealth of Virginia and a wholly-owned subsidiary of SFC.

“Shortfall Number” shall have the meaning set forth in Section 2.2(e)(ii) of this Agreement.

“Stock Election Shares” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“Stock Election Number” shall have the meaning set forth in Section 2.2(b) of this Agreement.

“Stock Proration Factor” shall have the meaning set forth in Section 2.2(e)(i) of this Agreement.

“Subsidiary” means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a majority of the equity interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly through one or more other Subsidiaries of such Person.

“Superior Proposal” shall mean an unsolicited acquisition proposal received by SFC at any time prior to the SFC Meeting that would, if consummated, result in a transaction that is more favorable to SFC’s shareholders from a financial point of view than the Merger.

“Surviving Corporation” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Transaction,” for purposes of Section 10.6(a), shall mean a merger, share exchange, sale of assets, sale of stock or other combination or plan of liquidation involving SFC or its shareholders and any other Person, regardless of which Person is the surviving entity.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement and any reference to a particular section of this Agreement shall include all subsections thereof.

(c) The words “party” and “parties” shall refer to SFC, HRB.

(d) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(e) Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP in the United States of America.

Section 11.3 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between HRB and SFC with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

If to SFC:

Shore Financial Corporation

25020 Shore Parkway

P.O. Box 920

Onley, Virginia 23418-2821

Attention: Scott C. Harvard

Bus Fax: 757.787.3275

with a copy to:

LeClair Ryan

951 East Byrd Street, 8th Floor

Richmond, Virginia 23219

Attention: George P. Whitley

Bus Fax: 804.783.2294

If to HRB, then to:

Hampton Roads Bankshares, Inc.

Bank of Hampton Roads

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

Attention: Jack W. Gibson

Bus Fax: 757.217.3656

with a copy to:

Williams Mullen

999 Waterside Drive, Suite 1700

Norfolk, Virginia 23510-3303

Attention: William A. Old, Jr.

Fax: 757.629.0660

All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

Section 11.5 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this

Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

Section 11.6 Costs and Expenses. Except as provided herein, expenses incurred by SFC on the one hand and HRB on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

Section 11.7 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

Section 11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by HRB to another affiliate of HRB).

Section 11.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

Section 11.11 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

Section 11.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof”, “herein”, and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including”, “included”, “such as”, or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

Section 11.13 Subsidiaries. Unless a different meaning is expressly required, each representation or warranty of a party contained herein shall be construed to apply to such party and its subsidiaries.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

HRB:

HAMPTON ROADS BANKSHARES, INC.

By:	/s/ JACK W. GIBSON
Its Chief Executive Officer

SFC:

SHORE FINANCIAL CORPORATION

By:	/s/ SCOTT C. HARVARD
Its Chief Executive Officer

EXHIBIT B

EMPLOYMENT AGREEMENT

This Employment Agreement, (the “Agreement”), made this the 8th day of January, 2008, by and between Shore Bank, a banking corporation organized under the laws of the Commonwealth of Virginia (the “Bank” or “Employer”), with a principal address of 25020 Shore Parkway, Onley, Virginia (23418), and Scott C. Harvard (the “Officer”), with an address of 24364 Swan Lane, Onancock, Virginia (23417), and to which Hampton Roads Bankshares, Inc., a Virginia corporation and the proposed parent company of the Employer (“HRB”), is made a party.

WITNESSETH:

WHEREAS, this Agreement is entered into by the Bank as a condition of the closing of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated January 8, 2008, by and between HRB and Shore Financial Corporation, a Virginia corporation, (“SFC”), pursuant to which Merger Agreement the Bank will become a wholly owned subsidiary of HRB and, further, Officer is being directly and materially benefited as an equity holder and executive of SFC and through this Agreement with the Bank;

WHEREAS, the Officer currently is rendering or desires to render valuable services to the Employer and and HRB and it is the desire of the Employer and HRB to have the benefit of the Officer’s continued and future loyalty, service and counsel;

WHEREAS, Employer is engaged in the business of banking and Officer has particular and peculiar knowledge and background in the operation of a business of this nature; and

WHEREAS, the Officer wishes to continue in the employ of the Employer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

1. Employment. The Employer agrees to continue to employ the Officer, and the Officer agrees to continue to or serve the Employer, as the Bank’s President and Chief Executive Officer, upon the terms and conditions herein provided. As of the Commencement Date (as defined below) or as soon thereafter as HRB’s Board of Directors shall meet, the Officer will also be elected as the Executive Vice President for DelMarVa Operations for HRB and serve as an executive officer of HRB in that position as HRB is currently structured. For purposes of this Agreement, “DelMarVa” shall be defined as the geographic area encompassing parts of Delaware, Maryland and Virginia generally known as the DelMarVa Peninsula. The Officer agrees to perform such managerial duties and responsibilities as shall be assigned to him by Employer’s Board of Directors (the “Board”) and/or the President and/or Chief Executive Officer of HRB; provided, however, as HRB is currently structured, the Officer will report to HRB’s Chief Executive Officer. The Officer shall devote his time and attention on a full-time basis to the discharge of the duties undertaken by him hereunder; provided, however, that the Officer may (i) continue to serve on the Board of the Federal Home Loan Bank of Atlanta for so long as Officer is elected or re-elected to such position and (ii) serve on the boards of directors of other companies with the prior consent of the Board.

2. Terms and Compensation.

(a) Term of Agreement. The term (the “Term”) of this Agreement shall commence on the date (the “Commencement Date”) of the closing of the Merger Agreement. On the Commencement Date, the Officer’s certain Amended and Restated Employment Agreement dated December 14, 1999, with SFC and certain Management Continuity Agreement dated December 14, 1999, with SFC shall both terminate and be superseded and replaced with this Agreement. Thereafter, the Agreement shall continue until the first to occur of (i) except as otherwise provided in Section 3 hereof, the end of the sixtieth (60th) consecutive full month following the Commencement Date, (ii) the Officer’s death, or (iii) except as provided in Paragraph (d) of this Section 2, the Officer’s disability. Notwithstanding the foregoing, however, in the event the Officer is not informed by the Bank, in writing, prior to the last day of the forty-eighth (48th) consecutive full month following the Commencement Date of employment, or any subsequent renewal term, that this Agreement will not be renewed, this Agreement will automatically renew itself for additional periods of sixty (60) months (each a “Renewal Term”) from the original anniversary date or, as the case may be, any Renewal Term. For purposes of this Agreement, the “Term” shall include and refer to, as appropriate by the context, any Renewal Term.

(b) Compensation. Officer shall be paid an annual base salary of not less than $250,000 (“Base Salary”), payable in accordance with the Bank’s normal payroll practices. Any increases or adjustments in Officer’s annual Base Salary shall be in the sole discretion of the Board.

(c) Benefits. The Officer shall be eligible for participation in any additional plans, programs or forms of compensation or benefits that the Bank might provide from time to time to the class of employees that includes the Officer, or, as allowed, for the Officer solely, which benefit plans currently or may include: (i) the Bank’s 401K Retirement Program subject to normal Internal Revenue Service guidelines with respect to the maximum amount of participation; (ii) a non contributory profit sharing plan where a discretionary contribution made by the Bank on behalf of its personnel is allocated based upon IRS allocations for profit sharing plans necessary to insure that it remains a qualified retirement account in accordance with ERISA guidelines; and (iii) a deferred compensation arrangement described in subsection 2(d) below. In addition, it is the intent of HRB to have Shore Bank, subject to the approval of the Shore Bank’s Board of Directors, establish an executive savings plan for Shore Bank employees, including the Officer, on, or as soon as practicable after, the Commencement Date, that provides benefits similar to the executive savings plan currently maintained by Bank of Hampton Roads. The benefits, rights and obligations of the Officer under the various plans or arrangements set forth above or in this Agreement shall be exclusively governed by the respective plans or governing documents as they may be amended or established from time to time in the event of any conflict with this Agreement.

(d) Retention Bonus; Deferred Compensation Arrangement. On the Commencement Date, $             shall be paid to Officer as a retention bonus. In addition, on the earlier of ten years from the Commencement Date or the date on which Officer’s employment by the Bank and its affiliates ceases for whatever reason, the Officer shall be paid $             pursuant to a deferred compensation arrangement that will offer investment options that will be as substantially similar as possible to the investment options to be made available under the Bank’s proposed executive savings plan, plus any additional amounts described in the next sentence. While the Officer is employed by the Bank or its affiliates, the Bank will accrue the following additional amounts for the benefit of Officer as of last day of each calendar year beginning December 31, 2009 and ending December 31, 2018: (i) if the Bank’s year-over-year net income under GAAP for such calendar year increases by 10% or more, $100,000, or (ii) if Bank’s year-over-year net income under GAAP for such calendar year increases, but such increase is less than 10%, $25,000, including, in either case, earnings on such amounts beginning on or about December 31st of each year that an award is made based on the investment options that will be as substantially similar as possible to the investment options to be made available under the Bank’s proposed executive savings plan. For purposes of clarity, calculations for 2008 shall be inclusive of expenses related to the merger of HRB and SFC.

(e) Disability. In the event of the physical or mental disability of the Officer by reason of which the Officer is unable to perform the duties of his employment hereunder, the Employer shall continue to pay or provide to the Officer the compensation and benefits provided under Paragraphs (b) and (c) of this Section 2 for the first six (6) months of such disability. If, however, the disability continues beyond such six-month period, the Employer may, at its election, terminate the Officer’s employment under this Agreement, in which case the Officer may be entitled to receive disability benefits, if any, available to the Officer under the Employer’s plans in effect at that time.

(f) Death. In the event that the Officer’s death should occur during the Term of this Agreement, this Agreement shall terminate and the Officer or his estate or beneficiaries, as the case may be, shall be entitled only to income earned but not yet paid as of the date of death and any and all retirement or death benefits payable under the Employer’s plans in effect at that time and no further compensation will be paid under this Agreement.

(g) Automobile. During the Term, the Bank will provide Officer with the use of a vehicle which Officer may choose and select within a reasonable budget established by the Board. All fuel, insurance and maintenance shall be paid for by the Bank pursuant to the Bank’s Automobile Policy as adopted by the Board.

(h) Vacation. The Officer will be entitled to paid vacation days in accordance with the Bank’s vacation policy for senior executive officers as adopted by the Board but in no event less than 20 days.

(i) Insurance and other Expenses. The Bank will provide Officer with health insurance, dental insurance and life insurance coverage as are provided to the class of employees that includes the Officer, as well as the necessary tools to perform Officer’s duties as an executive officer of the Bank, including, but not limited to, reimbursement (aa) for the Officer’s current cellular phone plan or participation in the Bank’s cell phone plan, (bb) current and customary dues and related expenses at the Eastern Shore Yacht & Country Club, and (cc) dues for necessary civic organizations which Officer may join and are used or designed to further enhance Officer’s opportunity to conduct the business of the Bank, subject to approval by the Board.

(j) Stock Options. Officer shall be eligible to participate in HRB’s current stock option program (including the Bank’s current stock option program as may be assumed by HRB as of the Commencement Date) and any future stock option program as may be adopted from time to time by HRB, subject at all times to a determination by the HRB Board of Directors to include the Officer in any stock option program. In addition to stock options that will arise or as are granted during Officer’s employment period, on the Commencement Date, HRB will issue to the Officer (i) incentive stock options for 8,000 shares of HRB common stock and (ii) non-statutory stock options for 10,000 shares of HRB common stock, with the exercise price of each option being equal to the fair market value of HRB common stock on the date of grant. Such options shall vest over five (5) years and be subject to the stock incentive plan as adopted by HRB’s Board of Directors and shareholders in effect at the time of issuance.

(k) Incentive for Future Bank Acquisitions. During the course of Officer’s employment by the Bank, if, through the substantial efforts of and participation by Officer, either HRB or the Bank acquires another bank or related financial institution, then, within thirty (30) days subsequent to the closing of any such transaction, HRB will issue to the Officer incentive stock options for 5,000 shares of HRB common stock, with the exercise price of each option being equal to the fair market value of HRB common stock on the date of grant. Such options shall vest over five (5) years and be subject to the stock incentive plan as adopted by HRB’s Board of Directors and shareholders in effect at the time of issuance.

(l) Termination of Compensation and Benefits. The foregoing compensation, benefits, and other arrangements described in this Section 2 shall cease when Officer is no longer employed by Employer for any reason or upon termination of this Agreement.

3. Termination of Employment.

(a) Termination by the Employer. Officer’s employment with the Bank may be terminated by the Bank in accordance with the following provisions:

(i) The Bank may, at any time, terminate Officer’s employment for “good cause” (as defined below). If such termination is for good cause, then the Officer shall be entitled only to receive his base salary in respect of services performed through the Date of Termination and the compensation and benefits of the Officer will cease as of the Date of Termination as defined in Paragraph 3(d). For purposes of this Agreement, “good cause” means a dismissal of the Officer by Employer because of

(i) the material failure of the Officer, for reasons other than disability, to render services to the Employer as provided herein; (ii) the Officer’s gross or willful neglect of duty, neglect or refusal to perform all duties assigned to him, in good faith, under this Agreement or by Employer; (iii) imprudent financial management of Employer by the Officer not otherwise authorized which causes Employer an extraordinary or material loss; (iv) conviction of or guilty plea to a felony or a crime involving moral turpitude; (v) illegal use of drugs or alcohol; (vi) the material breach of this Agreement; (vii) material waste or misuse of assets of Employer; (viii) embezzlement, dishonesty, fraud or other similar acts reflecting adversely upon Officer’s honesty and integrity, (ix) illegal or intentional acts by the Officer demonstrating bad faith toward the Employer, including, but not limited to, any conduct by Officer so as to permit, condone or acquiesce in any act or conduct of other persons, which could cause Employer, its parent or any of its subsidiaries, to be in material violation of any law, statute or regulation, or (x) commission by Officer of any other act which causes a material adverse impact on the Bank’s standing in the community or with its customers, staff or shareholders, including, but not limited to, if Officer is suspended and/or temporarily prohibited from participating in the conduct of the Employer’s business by any regulatory authority governing Employer’s business.

(ii) The Bank may, at any time, terminate Officer’s employment without “good cause” (as defined above). If such termination is without good cause then Employer shall pay the Officer a termination allowance in not more than twelve (12) equal monthly payments commencing on the last day of the month in which the date of actual termination occurs, the total amount of which will equal the Officer’s Base Salary, but not including any bonuses, exclusive of any payments made pursuant to Section 2(e), paid to the Officer by Employer in the twelve (12) months preceding the Notice of Termination. Except as provided in this paragraph, upon the termination herein described, the compensation and benefits of the Officer will cease as of the Date of Termination as defined in Paragraph 3(d).

(iii) If Officer’s employment is terminated by the Bank without good cause and such termination occurs within one (1) year after a “Change in Control” of Employer’s Parent Company (as such terms are defined below) then the provisions of Paragraph 4 shall govern the compensation or benefits owed to the Officer upon the Officer’s termination.

(b) Termination by the Officer. Officer’s employment with the Bank may be terminated by the Officer in accordance with the following provisions:

(i) The Officer shall be entitled to terminate his employment pursuant to this Agreement voluntarily at any time, provided, however, that in the event the Officer terminates his employment pursuant to this Agreement without “good reason” (as defined below) or other than in connection with a “Change in Control” as described below, then the Officer shall be entitled to no termination allowance and/or no severance allowance and no further compensation or benefits after the “Date of Termination” as defined in part (d) of this Paragraph 3.

(ii) The Officer may terminate his employment for good reason and will be entitled in such event to the payments and other benefits provided in Paragraph 3(a)(ii) in the event of a termination of the Officer’s employment without good cause. For purposes of this Agreement, “good reason” shall mean: (aa) the continued assignment to the Officer of duties inconsistent with the Officer’s position, duty and responsibilities with Employer as of the Commencement Date to which the Officer objects, in writing; (bb) the relocation of the Officer to a primary place of employment which might require the Officer to move his residence which, for this purpose, includes any reassignment to a place or employment located more than thirty-five (35) miles from Onley, Virginia, without Officer’s express written consent to such relocation; or (cc) any failure by Employer or HRB, or any successor entity following a “Change of Control” (as defined below), to comply with the provisions of Section 2 or other material term of this Agreement. Notwithstanding the foregoing, “good reason” shall not include any resignation by the Officer where good cause exists for the Officer’s termination by the Employer or an isolated, insubstantial, immaterial and/or inadvertent action not taken in bad faith by the Employer or HRB and which is remedied within a reasonable time after receipt of notice thereof given by the Officer.

(iii) The Officer shall be entitled to terminate his employment pursuant to this Agreement within six (6) months after the occurrence of a “Change in Control” with respect to HRB, its successor’s or assigns, (Employer’s “Parent Company”), in which case Employer shall be obligated to pay the Officer and furnish him the benefits provided in Section 4 hereof. For purposes of this Agreement, a Change in Control shall be defined as (a) the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Parent Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Parent Company or (b) (i) the date any one person, or more than one person, acting as a group, acquires ownership of stock of the Parent Company possessing 30% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Parent Company’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Parent Company’s Board before the date of the appointment or election.

(c) Notice of Termination. Any termination of the Officer’s employment by the Employer or by the Officer shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision(s) in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances providing the basis for termination.

(d) Date of Termination. The “Date of Termination” shall mean (i) if the Agreement is terminated by the Officer, the date on which the Notice of Termination is delivered to Employer, (ii) if the Agreement is terminated by the Employer because of the Officer’s disability, thirty (30) days after the Notice of Termination is given, or (iii) if the Officer’s employment is terminated by the Employer for any other reason, the date on which a Notice of Termination is given.

4. Compensation upon Termination for a Change in Control Event. If the Officer’s employment is terminated by the Bank in accordance with Section 3(a)(iii) or the Officer terminates his employment pursuant to Section 3(b)(iii) hereof, then:

(a) Accrued but Unpaid Compensation. The Employer shall pay the Officer’s full base salary through the Date of Termination at the rate then in effect and the amount, if any, of awards theretofore made which have not yet been paid.

(b) Severance Allowance. The Employer shall pay the Officer a severance allowance in sixty (60) equal monthly payments commencing on the last day of the month in which the Date of Termination occurs, the total amount of which will equal 2.99 times (2.99x) the base amount.

For purposes of this Paragraph 4(b), the following definitions shall apply:

(i) Base Amount—The term “base amount” means the Officer’s average annualized includible compensation for the base period.

(ii) Annualized Includible Compensation for the Base Period—The term “annualized includible compensation for the base period” means the average annual compensation paid by the Employer, which was includible in the gross income of the Officer for federal income tax purposes for taxable years in the base period.

(iii) Base Period—The term “base period” means the period consisting of the most recent three (3) taxable years ending before the date on which the Change of Control occurs.

(iv) Present Value—Present value shall be determined in accordance with Section 1274(b)(2) of the Code.

(c) Incentive Plans. The Employer shall pay such other amounts to which the Officer is entitled according to the terms of the incentive plans, equity plans, supplemental retirement plans, etc., in which the Officer participates.

(d) Employee Benefits. The Employer shall maintain in full force and effect, for the Officer’s continued benefit until the earlier of the first (1st) anniversary of the Date of Termination or the date the Officer becomes a participant in similar plans, programs or arrangements provided by a subsequent employer, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Officer was entitled to participate immediately prior to the Date of Termination, provided that the Officer’s continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Officer’s participation in any such plan or program is barred, the Employer shall arrange to provide the Officer with benefits substantially similar to those which the Officer is entitled to receive under such plans and programs. At the end of the period of coverage, the Officer shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Employer and relating specifically to the Officer.

(e) No Duty to Mitigate. The Officer shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by the Officer as the result of employment by another employer after the Date of Termination, or otherwise.

5. Return of Bank Property. When the Officer’s employment with the Bank ends, the Officer shall immediately deliver to the Bank all of its property, including, but not limited to (i) all documents and copies of such documents whether in hard copy or electronic format, including, but not limited to, address and telephone records of customers, listings of customer names and/or account numbers, and any telephone records of customers, listings of customer names and/or account numbers, and any other items or records in the Officer’s possession, or subsequently coming into the Officer’s possession pertaining to the business of Employer, including without limitation, confidential and proprietary information which the Officer would not possess but for his or her employment relationship with Employer and (ii) any tangible personal property of Employer or provided by Employer to Officer, including, but not limited to, computer(s) and related peripherals, laptops, automobiles, cellular telephones, access cards and credit cards.

6. Prohibition of Certain Activities.

(a) During the Officer’s employment with the Bank and for a period of one (1) year following the date Officer’s employment with the Bank ends, the Officer will not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, partner or in any other individual or representative capacity whatsoever, engage in a position where Officer is engaged in the process of providing services or products that compete with the services or products the Bank provided at any time during the last year of Officer’s employment with the Bank. This restriction shall only apply within a twenty-five (25) mile radius of any office or branch operated by the Bank on the date Officer’s employment with the Bank ends.

(b) During the Officer’s employment with the Bank and for a period of one (1) year following the later of (i) the date Officer’s employment with the Bank ends or (ii) the date Officer ceases to receive any payment from the Bank pursuant to this Agreement (except as provided below), Officer will not solicit, or assist any person or entity to solicit, any person or entity who, during the six (6) month period prior to the date Officer’s employment with the Bank ends, paid or engaged the Bank for products or services, for the purpose of providing services or selling products where those services or products compete with the services or products offered by the Bank as of the date Officer’s employment with the Bank ends. If Officer’s employment with the Bank is terminated pursuant to sections 3(a)(iii) or 3(b)(iii) of this Agreement, the duration of the restriction set forth in this section 6(b) shall be one (1) year from the date Officer’s employment with the Bank ends.

(c) During the Officer’s employment with the Bank and for a period of one (1) year following the later of (i) the date Officer’s employment with the Bank ends or (ii) the date Officer ceases to receive any payment from the Bank pursuant to this Agreement (except as provided below), the Officer agrees that he will not on his own behalf or on behalf of any person or entity, in any capacity, solicit, recruit or hire or assist others in soliciting, recruiting or hiring any person who is currently or was during the preceding twelve (12) months prior to the Officer’s termination of employment with Employer, an employee or officer with Employer, Employer’s subsidiaries or Employer’s Parent Company. If Officer’s employment with the Bank is terminated pursuant to sections 3(a)(iii) or 3(b)(iii) of this Agreement, the duration of the restriction set forth in this section 6(c) shall be one (1) year from the date Officer’s employment with the Bank ends.

(d) During the Officer’s employment with the Bank, and at all times thereafter, Officer agrees not to disclose, communicate or divulge to any third party, or use, or permit others to use, any confidential information of the Bank. For purposes of this Agreement, “confidential information” shall mean all information disclosed to Officer, or known to Officer as a consequence of or through Officer’s employment with the Bank, where such information is not generally known by the public or was regarded or treated as proprietary by the Bank.

Subsections (a), (b), (c), and (d) of this Section 6 are intended by the parties hereto as separate and divisible provisions, and if for any reason either one is held to be invalid or unenforceable, neither the validity nor the enforceability of the other shall thereby be affected. If any court holds that the whole or any part of Subsections (a), (b), (c), and (d) is unenforceable by reason of the extent, duration or geographic scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographic scope, or other provisions hereof, and in its reduced form such Section shall be enforceable in the manner contemplated hereby.

7. Notice of Subsequent Employment. For a period which is the later of one (1) year (i) after the Officer’s employment with Employer ends or (ii) the date Officer ceases to receive any payment from the Bank pursuant to this Agreement (except as provided below), the Officer agrees to notify Employer of the name and address of the Officer’s employer and the Officer hereby authorizes Employer to contact any such employer during that period for the limited purpose of making the employer aware of this Agreement and protection against any disclosure of confidential and proprietary information, or unfair competition. If Officer’s employment with the Bank is terminated pursuant to sections 3(a)(iii) or 3(b)(iii) of this Agreement, the duration of the restriction set forth in this section 7 shall be one (1) year from the date Officer’s employment with the Bank ends.

8. Remedies. The Officer acknowledges that if Officer breaches or threatens to breach this Agreement, in addition to any and all other rights and remedies it may have, Employer shall be entitled to injunctive relief, both pendente lite and permanent, against the Officer, as the Officer recognizes that a remedy at law would be inadequate and insufficient. Employer shall be entitled to recover from the Officer all costs and expenses, including but not limited to reasonable attorney’s fees and court costs, incurred by Employer as a result of or arising out of any breach of threatened breach under or pursuant to this Agreement in addition to such other rights and remedies as Employer may have under this Agreement or any other agreement, at law or in equity.

9. Section 4999 Gross-Up Payment. In the event it shall be determined that any payments and benefits called for under the Agreement and any Amendments thereto, together with any other payments and benefits (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Agreement (a “Payment”) would be subject to the excise tax imposed under Section 4999 of the Code, or any successor statute, or any interest or penalties are incurred by the Officer with respect to such excise tax (collectively, the “Excise Tax”), then the Officer shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Officer retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

(a) Gross -Up Determination. Subject to the provision of Subsection (b) herein, all determinations required to be made under this Agreement, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Employer’s external accounting firm or such other independent certified accounting firm (the “Accounting Firm”) selected by mutual consent of Employer and the Officer, which shall provide detailed supporting calculations both to Employer and the Officer within fifteen (15) business days of the receipt of notice from the Officer that there has been a Payment, or such earlier time as is requested by Employer. The calculations under this Agreement will be made in a manner consistent with the requirements of Code Sections 280G and 4999 and any applicable related regulations and any related Internal Revenue Service rulings. All fees and expenses of the Accounting Firm for such determination shall be borne solely by Employer. Any determination by the Accounting Firm shall be binding upon Employer and the Officer. Any Gross-Up Payment, as determined pursuant to this Agreement shall be paid by Employer to the Officer within five (5) days of the receipt of determination by the Accounting Firm that such payment is due; provided, however, that all gross-up payments must be paid no later than the end of the calendar year in which the Officer remits the related taxes. If it is determined that no Excise Tax is payable to the Officer, it shall so indicate to the Officer in writing.

(b) Notification to Employer. The Officer shall notify Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Employer of the Gross-Up Payment. Such notice shall be given as soon as practicable but no later than ten (10) business days after the Officer is informed in writing of such claim and said notice shall advise Employer of the nature of such claim and the date on which such claim is requested to be paid. The Officer shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Employer notifies the Officer in writing prior to the expiration of such period that it desires to contest such claim, the Officer shall:

(i)	give Employer any information reasonably requested relating to such claim,

(ii)	take such action in connection with contesting such claim as Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonable selected by Employer,

(iii)	cooperate with Employer in good faith in order to effectively contest such claim; and

(iv)	permit Employer to participate in any proceedings relating to such claim;

provided, however, that Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with any contest of a claim for payment of the Excise Taxes and Employer shall indemnify and hold the Officer harmless, on an after tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

Without limitation on the foregoing provisions of this Agreement, Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Officer to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Employer shall determine; provided, however, that if Employer directs the Officer to pay such claim and sue for a refund, Employer shall advance the amount of such payment to the Officer, on an interest-free basis and shall indemnify and hold the Officer harmless, on an after-tax-basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Employer’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(c) Underpayment of Gross-Up Payment. In the event there is an underpayment of the Gross-Up Payment due to the uncertainty in the application of Section 4999 of the Code at the time of the initial determination the Accounting Firm, and the Officer thereafter is required to make a payment of any Excise Tax, the Accounting Firm will determine the amount of any such underpayment that has occurred and such amount will be promptly paid by Employment to or for the benefit of the Officer.

(d) Refund of Gross-Up Payment. If, after the receipt by the Officer of an amount advanced by Employer pursuant to this Agreement, the Officer becomes entitled to receive any refund with respect to such claim, the Officer shall [subject to Employer’s complying with the requirements of Subsection (b) above], promptly pay to Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Officer of an amount advanced by Employer pursuant to Subsection (b) above, a determination is made that the Officer shall not be entitled to any refund with respect to such claim and Employer does not notify the Officer in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

10. Specified Employee. If Officer is a Specified Employee on his separation from service, payments under Sections 3 and 4 of this Agreement shall be delayed until the six-month anniversary of the Officer’s separation from service date. For purposes of this Agreement, Specified Employee means an Officer who on the date of his separation from service is a Key Employee of the Employer provided that the Employer is publicly traded on an established securities market. Key Employee means an Officer who meets the requirements of Code section 416(i)(1)(A)(i), (ii), or (iii) applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5). Compensation for purposes of identifying the Key Employee is defined according to Treasury Regulation section 1.415(c)-2(a) applied without regard to the safe harbor provided in Treasury Regulation section 1.415(c)-2(d), the special timing rules provided in Treasury Regulation section 1.415(c)-2(e), and the special rules provided in Treasury Regulation section 1.415(c)-2(g).

11. Litigation Expenses. Employer agrees to pay promptly as incurred, to the full extent permitted by law, all the legal fees and expenses which the Officer may reasonably incur as a result of any contest (regardless of the outcome thereof unless a court of competent jurisdiction determines that the Officer acted in bad faith in initiating the contest) brought by Employer, the Officer or others concerning the validity or enforceability of, or liability under, the Change in Control of Employer’s Parent Company (as defined above) provision of this Agreement or Amendments thereto, or any guarantee of performance thereof (including as a result of any contest by the Officer about the amount of any payment pursuant to the Change in Control provision or its Amendments), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A); provided however, that the reasonableness of the fees and expenses must be determined by a court of competent jurisdiction.

12. Miscellaneous.

(a) Waiver. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

(b) Severability. If any provision of this Agreement, as applied to any circumstances, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.

(c) Amendment. This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

(d) Nonassignabilitv of Payments. Neither the Officer nor his estate shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Officer (and his personal representative), Employer and any successor organization or organizations which shall succeed to substantially all of the business and property of Employer, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of Employer or otherwise, including by operation of law.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia, whether statutory or decisional, applicable to agreements made and entirely to be performed within such state and such provisions of federal law as may be applicable. Venue for any dispute arising hereunder shall lie exclusively in the state or federal courts located in or having jurisdiction over the City of Norfolk, Virginia, or where Employer’s Parent Company is headquartered.

(g) Assignment. Officer shall not have the right to transfer or assign any or all of his or her rights or interest hereunder. Pursuant to the provisions of Section 3(b) hereof, Officer agrees that should Employer convey all or substantially all of Employer’s assets to a third-party, which assets include this Agreement, that Employer may assign this Agreement to such third-party without the prior consent of Officer, and, further, that such assignment shall be deemed to be undertaken with Officer’s consent with regard to the third-party.

(h) Background, Enumerations and Headings. The Background, enumerations and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

(i) Gender and Number. Unless the context otherwise requires, whenever used in this Agreement the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include neuter or feminine gender and vice versa.

(j) Excise Tax. Notwithstanding anything in this Agreement to the contrary, for any taxable year(s) in which the Officer shall be liable for the payment of an Excise Tax with respect to any payment or benefit in the nature of compensation made or provided pursuant to section 2(d) of this Agreement or as a result of the compensation paid the Officer by HRB for a certain Restrictive Covenant executed by the Officer in favor of HRB as of the Commencement Date, HRB shall pay to the Officer a Gross-Up Payment in an amount such that after payment of the Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes, (and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, the Officer retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments. The determination of the Gross-Up Payment and other matters related thereto shall be subject to the applicable provisions of Section 9 of this Agreement. It is intended by the parties to this Agreement that this Section 12(j) shall survive the expiration of the Term.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Scott C. Harvard		Shore Bank,
a Virginia banking corporation

	(SEAL)	By:	(SEAL)

Date:		Print Name:
Title:
Date:

Hampton Roads Bankshares, Inc.,
a Virginia corporation

		By:	(SEAL)
Print Name:
Title:
Date:

EXHIBIT 6.10

FORM OF

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January     , 2008, by and among HAMPTON ROADS BANKSHARES, INC., a Virginia corporation (“HRB”), SHORE FINANCIAL CORPORATION, a Virginia corporation (“SFC”), and the undersigned shareholder of SFC (the “Shareholder”).

The Shareholder desires that HRB and SFC enter into an Agreement and Plan of Merger, dated as of January     , 2008, between HRB and SFC (as the same may be amended or supplemented, the “Merger Agreement”). The Merger Agreement provides for the merger of SFC with and into HRB (the “Merger”).

The Shareholder and SFC are executing this Agreement as an inducement and condition to HRB entering into, executing and performing the Merger Agreement and the transactions (the “Transactions”) contemplated therein, including, without limitation, the Merger.

NOW, THEREFORE, in consideration of the execution and delivery by HRB of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties. The Shareholder represents and warrants to HRB as follows:

(a) The Shareholder is the record and beneficial owner of the number of SFC Shares (“Shareholder’s Shares”) set forth below such Shareholder’s name on the signature page hereof. Except for the Shareholder’s Shares, the Shareholder is not the record or beneficial owner of any SFC Shares.

(b) This Agreement has been duly executed and delivered by and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

(c) None of the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in subsection 1(d) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder’s Shares are subject. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, arbitral award or holding, statute, law, rule or regulation applicable to the Shareholder or the Shareholder’s Shares.

(d) The Shareholder’s Shares and the certificates representing the Shareholder’s Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all pledges, Liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Exhibit A hereto and which will be satisfied and released at Closing.

(e) Except for SFC’s engagement of Davenport & Company, LLC as SFC’s investment banker in connection with the Transactions, no broker, investment banker, financial adviser or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

(f) The Shareholder understands and acknowledges that HRB is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 2 of this Agreement is granted in consideration for the execution and delivery of the Merger Agreement by HRB.

2. Voting Agreements. The Shareholder agrees with, and covenants to, HRB as follows:

(a) At any meeting of shareholders of SFC called to vote upon the Merger Agreement and/or the Transactions or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and/or the Transactions is sought (collectively, the “Shareholders’ Meeting”), the Shareholder shall vote (or cause to be voted) all of the Shareholder’s Shares in favor of the Merger Agreement, and the approval of the terms thereof and each of the Transactions, and shall not grant any proxies to any third party, except where such proxies are expressly directed to vote in favor of the Merger Agreement and the Transactions. The Shareholder hereby waives all notice and publication of notice of any Shareholders’ Meeting to be called or held with respect to the Merger Agreement and the Transactions. The Shareholder hereby grants HRB an irrevocable proxy, coupled with an interest, to vote all of the Shareholder’s Shares in favor of the Merger Agreement and the Transactions, and against any competing proposals or “Takeover Proposal” as defined in Section 5.5 of the Merger Agreement.

(b) At any meeting of SFC’s shareholders or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder’s Shares against (i) any competing proposals or Takeover Proposal, including, without limitation, any merger, consolidation or exchange agreement or merger or exchange (other than the Merger Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SFC, or (ii) any amendment of SFC’s articles of incorporation or bylaws or other proposal or transaction involving SFC, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement, or any of the Transactions (each of the foregoing in clause (i) or (ii) above, a “Competing Transaction”).

3. Covenants. The Shareholder agrees with, and covenants to, HRB as follows:

(a) The Shareholder shall not (i) [exercise any SFC Stock Option], (ii) “Transfer” (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, hypothecation or other disposition or transfer of the Shareholder’s Shares or any interest therein), or consent to any Transfer of, any or all of the Shareholder’s Shares or any interest therein, except to HRB pursuant to the Merger Agreement; (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of Shareholder’s Shares or any interest therein, except to HRB, (iv) grant any proxy, written consent, power of attorney or other authorization in or with respect to Shareholder’s Shares or the right to vote or provide a written consent or waiver with respect to Shareholders’ Shares, except for this Agreement, or (v) deposit Shareholder’s Shares into a voting trust or enter into any voting agreement, arrangement or understanding with respect to Shareholder’s Shares; provided that Shareholder may Transfer any of Shareholder’s Shares (a) by will or pursuant to the laws of descent and distribution, or (b) to any family member of Shareholder or charitable institution; provided further, that such transferee shall, prior to such Transfer, become a party to this Agreement subject to its terms and obligations to the same extent as the Shareholder, by executing and delivering to HRB a counterpart to this Agreement in form and substance satisfactory to HRB.

(b) In connection with the Merger, each of Shareholder’s Shares shall, pursuant to Section 2.1 of the Merger Agreement, be exchanged for cash or shares of HRB Shares, subject to adjustment as provided in the Merger Agreement.

(c) Except as specifically permitted by Section 5.5 of the Merger Agreement solely in such Shareholder’s capacity as a director of SFC, the Shareholder shall not, nor shall he permit any investment banker, attorney or other adviser or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Competing Transaction or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, other than the Merger and the other Transactions contemplated by the Merger Agreement and other than any Transfer expressly permitted by the proviso to Section 3(a) of this Agreement.

(d) The Shareholder shall not make any statement, written or oral, to the effect that he does not support the Merger or that other shareholders of SFC should not support the Merger. The limitations in this Section 3(d) shall not limit in any way the duties and obligations of the Shareholder in his capacity as a member of the board of directors of SFC or the Shareholder’s ability to freely exercise his good faith business judgment in the context of SFC board meetings, board deliberations and board resolutions, whether by written consent or otherwise; provided, however, the Shareholder agrees to not make any statement described in the first sentence of this paragraph unless such statement is made in the context of a meeting of, or communications among, the board of directors of SFC that is only open or made available to (i) members of the board of SFC or its subsidiary bank, (ii) SFC’s legal advisors, (iii) executive officers of SFC or its subsidiary bank, (iv) representatives of Davenport & Company, LLC, and (v) other persons owing duties of confidentiality to SFC.

4. No Prior Proxies. The Shareholder represents, warrants and covenants that any proxies or voting rights previously given in respect of the Shareholder’s Shares other than to HRB are not irrevocable, and that any such proxies or voting rights are hereby irrevocably revoked.

5. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shareholder’s Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of SFC affecting the SFC Shares, or the acquisition of additional SFC Shares (including pursuant to the exercise or exchange of any SFC Stock Options) or other voting securities of SFC by any shareholder, the number of SFC Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional SFC Shares or other voting securities of SFC issued to or acquired by the Shareholder.

6. Stop Transfer. SFC agrees with, and covenants to, HRB that SFC shall not register the transfer of any certificate representing any of the Shareholder’s Shares, including any additional SFC Shares acquired by the Shareholder and pursuant to any SFC Stock Options, unless such transfer is made to HRB or otherwise in compliance with this Agreement. The Shareholder agrees that, upon the request of HRB at any time, the Shareholder will tender to SFC any and all certificates and instruments representing such Shareholder’s Shares and SFC Stock Options and SFC will prominently inscribe upon such certificates the following legend in substantially the following form:

THE SHARES OF COMMON STOCK OF SHORE FINANCIAL CORPORATION REPRESENTED BY THIS CERTIFICATE OR HEREAFTER ACQUIRED IN RESPECT OF SUCH SHARES ARE SUBJECT TO A SUPPORT AGREEMENT WITH HAMPTON ROADS BANKSHARES, INC. DATED AS OF JANUARY     , 2008, AND NONE OF SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF SHORE FINANCIAL CORPORATION.

7. Further Assurances. The Shareholder shall, upon request of HRB and at HRB’s reasonable expense, execute and deliver any additional documents and take such further actions as may reasonably be deemed by HRB to be necessary or desirable to carry out the provisions hereof and to vest in HRB the power to vote such Shareholder’s Shares as contemplated by Section 2 of this Agreement and the other irrevocable proxies provided therein.

8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this Agreement shall terminate.

9. Capacity; Obligations to Vote.

(a) This Agreement relates solely to the capacity of the Shareholder as a shareholder or other beneficial owner of the Shareholder’s Shares and shall not affect or prevent the exercise by such Shareholder of his responsibilities as a director or officer of SFC or any actions related thereto. The term “Shareholder’s Shares” shall not include any SFC securities beneficially owned by the Shareholder as a trustee or fiduciary, and this Agreement is not in any way intended to affect the exercise by the Shareholder of his fiduciary responsibility in respect of any such securities.

(b) The parties hereto agree that, notwithstanding the provisions contained in Section 2 hereof, the Shareholder shall not be obligated to vote as required in Sections 2(a) and 2(b) of this Agreement in the event that HRB is in material default with respect to any covenant, representation, warranty or agreement with respect to it contained in the Merger Agreement.

10. Miscellaneous.

(a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement. As used herein, the singular shall include the plural and any reference to gender shall include all other genders. The terms “include,” “including” and similar phrases shall mean including without limitation, whether by enumeration or otherwise.

(b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by reliable overnight delivery or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to HRB or SFC, to the addresses set forth in Section 11.8 of the Merger Agreement; and (ii) if to the Shareholder, to its address shown below its signature on the last page hereof.

(c) The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement. A facsimile signature shall constitute an original signature and shall have the same force and effect as an original manual signature for all purposes.

(e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, but shall not modify the Merger Agreement or supersede any other agreement entered into as part of the Merger Agreement or thereafter.

(f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regard to the applicable conflicts of laws principles thereof.

(g) This Agreement shall be binding upon and inure to the benefit of HRB, SFC and the Shareholder, and their respective successors, assigns, heirs and personal and legal representatives; provided Shareholders may not transfer or assign any rights or interests in the Shares, except to HRB or as expressly permitted by this Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by SFC or the Shareholder without the prior written consent of the other parties, except as expressly contemplated by Section 3(a) of this Agreement. Any assignment in violation of the foregoing shall be void.

(h) The Shareholder agrees that irreparable damage would occur and that HRB would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Shareholder acknowledges and agrees that any breach or threatened breach of this Agreement will result in irreparable damage to HRB and its subsidiaries and that HRB and any of its Subsidiaries shall be entitled to exercise all rights and remedies, including one or more temporary restraining orders and/or injunctions and other equitable relief, including specific performance, to prevent breaches or threatened breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the Commonwealth of Virginia without the necessity of posting any bond or security (all of which are waived by the Shareholder), and to exercise all other rights and remedies at law or in equity, including, without limitation, the right to damages. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the Commonwealth of Virginia in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court

(i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Support Agreement as of the day and year first above written.

HAMPTON ROADS BANKSHARES, INC.

By:
Name:
Title:

SHORE FINANCIAL CORPORATION

By:
Name:
Title:

SHAREHOLDER

Name:
Address:

Number of Shares Beneficially Owned and Capacity of Ownership:

Annex B

January 8, 2008

The Board of Directors

Shore Financial Corporation

25020 Shore Parkway

Onley, VA 23418

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Shore Financial Corporation (“SFC”) of the Merger Consideration (as defined below) per share to be received by the SFC shareholders in the proposed merger (the “Merger”) of SFC with and into Hampton Roads Bankshares, Inc. (“HRB”) pursuant to the Agreement and Plan of Merger dated January 8, 2008 (the “Agreement”). As is more specifically set forth in the Agreement, upon consummation of the Merger, the shareholders of SFC common stock, par value $0.275 per share, may at their option, elect to receive $22.00 in cash or 1.80 shares of HRB common stock, par value $0.65 per share, or a combination thereof (the “Merger Consideration”), subject to certain adjustments. The Merger Consideration is subject to election procedures specified in the Agreement, and provided that at least 55% and no more than 75% of the Merger Consideration for the SFC common shares outstanding consist of shares of HRB common stock.

Davenport & Company LLC, as part of its investment banking business is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Davenport was selected by SFC’s Board of Directors to act as its financial advisor because of Davenport’s expertise in valuing and advising financial institutions in merger and acquisition transactions and because Davenport was familiar with SFC and its business. Davenport will receive a fee for serving as SFC’s financial advisor, a portion of which is payable in connection with rendering this opinion and a portion of which is contingent upon the successful completion of the Merger. SFC has also agreed to indemnify Davenport for certain liabilities arising out of its engagement. In the past two years, Davenport has had no material relationship with SFC unrelated to the Merger. In the ordinary course of its business as a broker-dealer, Davenport may, from time to time, purchase securities from, and sell securities to, SFC and HRB.

In arriving at our opinion, we have, among other things:

1. Reviewed the Agreement;

2. Reviewed certain business, financial, and other information regarding SFC and its prospects that was furnished to us by the management of SFC and that we have discussed with the management of SFC.

3. Reviewed certain business, financial, and other information regarding HRB and its prospects that was furnished to us by the management of HRB and that we have discussed with the management of HRB.

4. Reviewed the publicly reported prices and trading activity for SFC’s common stock and HRB’s common stock;

5. Compared the business, financial, and other information regarding SFC and HRB with similar information regarding certain other publicly traded companies that we deemed to be relevant;

6. Compared the proposed financial terms of the Merger with the financial terms of various other mergers and acquisitions of financial institutions in recent years;

B-1

7. Reviewed the pro forma financial impact of the Merger on SFC and HRB, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of SFC and HRB;

8. Reviewed the relative contributions of assets, liabilities, equity and earnings of SFC and HRB to the resulting institution and the relative pro forma ownership of the shareholders of SFC and HRB in the combined company; and

9. Conducted other studies, analyses and investigations, and considered other information that we deemed appropriate.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by SFC and HRB or their representatives, or that was otherwise reviewed by us, and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We are not experts in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for losses, and assumed that such allowances, for each of SFC and HRB, are in the aggregate, adequate to cover such losses. We did not review any individual credit files nor make any independent evaluation, appraisal or physical inspection of the assets, liabilities or properties of SFC and HRB, nor were we furnished with such evaluation or appraisal.

With respect to the financial forecast information furnished to or discussed with us by SFC and HRB, we assumed that such financial forecast information had been reasonably prepared and reflected the best currently available estimates and judgment of SFC’s and HRB’s management as to the expected future financial performance of SFC and HRB. We assumed no responsibility for and expressed no view as to any such forecasts or estimates or the assumptions upon which they were based. We have also assumed that the Merger will be completed substantially in accordance with the terms set forth in the Agreement and that the Merger will be accounted for as a purchase under generally accepted accounting principles. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Our opinion expressed herein was prepared solely for the Board of Directors of SFC in connection with and for the purposes of its evaluation of the Merger. This opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for SFC, does not address the effect of any other business combination in which SFC might engage and does not constitute a recommendation to any shareholder of SFC as to how such shareholder should vote with respect to the Merger. We are not expressing any opinion herein as to the prices at which HRB’s and SFC’s common stock will trade following the announcement or consummation of the Merger. This opinion does not express any opinion about the fairness of the amount or nature of the compensation to SFC’s officers, directors, employees or class of such persons, relative to compensation to the public shareholders of SFC. In accordance with internal procedures adopted pursuant to FINRA rules and regulations, Davenport & Company LLC’s fairness opinion was approved by a fairness committee of Davenport & Company LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration offered to SFC shareholders in the Merger as provided for and described in the Agreement is fair to the holders of SFC common stock from a financial point of view.

Sincerely,

DAVENPORT & COMPANY LLC

/s/ GARY S. PENROSE
Gary S. Penrose
Senior Vice President

B-2

Annex C

March 13, 2008

Board of Directors

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”), of the consideration to be paid by Hampton Roads Bankshares pursuant to the Agreement and Plan of Merger by and between Hampton Roads Bankshares, Inc. and Shore Financial Corporation (“Shore Financial”) dated January 8, 2008 (the “Merger Agreement”). Under the terms of the Merger, Hampton Roads Bankshares will exchange 1.80 shares of Hampton Roads Bankshares or $22.00 in cash for each share of Shore Financial outstanding, subject to an overall limitation and various other contingencies as set forth in the Merger Agreement.

McKinnon & Company, Inc. as part of its investment banking business is regularly involved in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, securities trading, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to Hampton Roads Bankshares and Shore Financial. For our services, including the rendering of this opinion, Hampton Roads Bankshares has paid us $50,000, will pay us an additional $50,000 on mailing of this Joint Proxy Statement/Prospectus and will pay us an additional fee upon closing of the Merger of $352,000. In addition, Hampton Roads Bankshares has agreed to reimburse us for out-of-pocket expenses and indemnify us against certain liabilities, including liabilities under federal and state securities laws.

In connection with this opinion, we have reviewed, analyzed and relied upon certain materials relating to the financial and operating condition of Hampton Roads Bankshares and Shore Financial including, among other things, the Merger Agreement; the annual reports to shareholders for Hampton Roads Bankshares and Shore Financial, certain interim reports of Hampton Roads Bankshares and Shore Financial, including quarterly reports and certain other communications; other financial information concerning the businesses and operations of Hampton Roads Bankshares and Shore Financial furnished to us by the respective companies for the purposes of our analysis, including certain internal financial analyses and forecasts for the combined company prepared by the management of Hampton Roads Bankshares; certain publicly available information with respect to the banking companies and the types of terms of other transactions that we considered relevant to our analysis and this opinion. We further held discussions with the senior managements of Hampton Roads Bankshares and Shore Financial regarding their past, current and prospective operations, financial condition, regulatory examinations, audits and other matters.

In conducting our review and arriving at our opinion, we relied upon and assumed the accuracy and completeness of all the financial and other information provided to us or publicly available, and we did not attempt to verify such information independently. We relied upon the management of Hampton Roads Bankshares as to the reasonableness and achievability of financial and operating budgets and forecasts and related assumptions and assumed that such budgets and forecasts reflected the best available estimates and judgments of the management of Hampton Roads Bankshares and that such budgets and forecasts will be realized in the amounts and in the time periods estimated. We did not make or obtain any evaluations or appraisals of the property of Hampton Roads Bankshares or Shore Financial, nor did we examine any loan credit files.

C-1

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: the historical and current financial position and results of operations of Hampton Roads Bankshares and Shore Financial; the assets and liabilities of Hampton Roads Bankshares and Shore Financial; and the nature and terms of certain other merger transactions involving financial institutions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

We express no opinion as to the underlying business decision of Hampton Roads Bankshares to effect the Merger, or the availability or advisability of any alternatives to the Merger. This opinion, and any supporting analysis or other material supplied by us, may not be quoted, referred to or used in any public filing or in any written document or for any other purpose without the prior written approval of McKinnon & Company, Inc.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration, as proposed in the Merger Agreement dated January 8, 2008, is fair, from a financial point of view, to the common shareholders of Hampton Roads Bankshares, Inc.

Very truly yours,

/s/    MCKINNON & COMPANY, INC.

C-2

Annex D

Articles of Amendment

Of

Hampton Roads Bankshares, Inc.

1.	The name of the corporation is Hampton Roads Bankshares, Inc.

2.	The Articles of Incorporation are amended to add the following as Article VIII:

Any amendment to the Corporation’s Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all of substantially all of the Corporation’s assets other than in the regular course of business and a plan of dissolution shall be approved by the vote of a majority of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds (2/3) of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of more than two-thirds of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction. However, nothing in this Article VIII shall require a vote of the shareholders to approve any action in circumstances where the Virginia Stock Corporation Act permits the Board of Directors to take action without a shareholder vote.

3.	The amendment was adopted by the Corporation’s Shareholders at its annual meeting on the of , 2008.

4.	The amendment was proposed unanimously by the Board of Directors on March 11, 2008, and submitted to the shareholders in accordance with the provisions of the Virginia Stock Corporation Act. At the time that the amendment was submitted to the shareholders, the only shares outstanding and entitled to vote were shares of common stock. Of those entitled to vote, shares voted in favor of the amendment, shares voted against the amendment, and shares abstained from voting or did not vote. The number of votes cast in favor of the amendment was sufficient for approval of the amendment.

The undersigned, Jack W. Gibson, Vice Chairman, President and Chief Executive Officer of the Corporation, declares that the set out above are true and correct.

Dates this the              of                     , 2008, in Norfolk, Virginia.

Hampton Roads Bankshares, Inc.

By
Jack W. Gibson, Vice Chairman, President and Chief Executive Officer

D-1

Annex E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2007

Commission file number: 000-23847

SHORE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1873994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25020 Shore Parkway, Onley, Virginia 23418

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (757) 787-1335

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $0.275 par value	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒    Smaller reporting company  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

On June 30, 2007, the aggregate market value of the 2,108,615 shares of Common Stock of the registrant outstanding on such date, excluding shares held by affiliates of the registrant, was approximately $28.7 million. This figure is based on the closing price of $13.59 per share of the registrant’s Common Stock on June 30, 2007.

The number of shares outstanding of the registrant’s common stock as of March 5, 2008.

Class	Outstanding at March 5, 2008
Common Stock, $0.275 par value	2,504,479

This Form 10-K, including information incorporated by reference into this Form 10-K, contains certain forward-looking statements. For this purpose any statements contained in this Form 10-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors.

PART I

Item 1.

BUSINESS

General

Shore Financial Corporation (the “Company”) is a Virginia corporation organized in September 1997 by Shore Bank (the “Bank”) for the purpose of becoming a unitary holding company of the Bank. The Company’s assets primarily consist of its investment in the Bank and approximately $5.0 million in cash and other investments. The business and management of the Company consists of the business and management of the Bank. The Bank is a Virginia chartered Federal Reserve member commercial bank that began business in 1961. The Company and the Bank are headquartered in Onley, Virginia.

The Bank operates out of a 19,000 square foot headquarters and operations facility and delivers its banking services through eight full-service banking centers and two investment offices located on the Eastern Shore of Virginia and Maryland, including the counties of Accomack and Northampton in Virginia and the Pocomoke City/Worcester County and Salisbury/Wicomico County market areas in Maryland. The Bank has a 22.6% market share of the banking deposits in the Accomack and Northampton Counties in Virginia and 3.1% of the market share in Wicomico County, Maryland, based on June 30, 2007 deposit information. The Pocomoke facility opened during September 2007 and, therefore, did not factor into the June 2007 deposit data. However, as of December 31, 2007, the Pocomoke facility had deposits totaling $4.0 million, which would represent 3.2% of the Pocomoke City deposit market as of June 30, 2007 on a pro forma basis. At December 31, 2007, the Company had consolidated assets of $266.7 million, Bank deposits of $196.6 million and stockholders’ equity of $27.7 million. Ninety-six dedicated employees staff the Company’s facilities.

The Bank offers a full menu of banking products and services in the communities it serves. For business customers, the Bank offers checking, cash management, remote deposit capture, credit card merchant services, internet banking and a variety of loan options, including operating lines of credit, equipment loans and real estate loans. The Bank is a leading real estate lender in its Virginia markets. For consumers, the Bank offers a totally free checking account, along with telephone and internet banking services, check cards, free use of the Bank’s twenty-two ATMs and a full compliment of retail banking products. The Bank has a mortgage banking division that offers a wide variety of residential loans that are originated on a pre-sold basis. The Bank does not securitize these loans.

The Company also offers other services that complement the core financial services offered by the Bank. The Bank’s subsidiary, Shore Investments, Inc. (“Shore Investments”), provides non-deposit investment products including stocks, bonds, mutual funds, and insurance products through its two locations and the Bank’s eight banking centers. An investment officer with over sixteen years of experience in the investment brokerage field manages Shore Investment’s Virginia office, while a Certified Financial Planner is the investment officer in its Maryland office. Shore Investments has also invested in a Virginia title insurance agency, Bankers Title, LLC, that enables the Bank to offer title insurance policies to its real estate loan customers.

On January 8, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hampton Roads Bankshares, Inc. (“HRB”). The Merger Agreement sets forth the terms and conditions of HRB’s acquisition of the Company through the merger of the Company with and into HRB (the “Merger”). Shore Bank, a wholly-owned subsidiary of the Company, will become a wholly-owned subsidiary of HRB in the Merger and will operate separately from the Bank of Hampton Roads, a wholly-owned subsidiary of HRB.

Market Area

The Bank’s headquarters/operations center and five banking centers are located in Accomack and Northampton Counties, which together form the Eastern Shore of Virginia. These two counties run approximately seventy miles from the Maryland state line south and have thousands of miles of coastline on the Chesapeake Bay and its tributaries on the west and the Atlantic Ocean on the east. They represent the southern portion of the Delmarva (Delaware-Maryland-Virginia) Peninsula.

The Eastern Shore of Virginia is 20 miles by bridge and tunnel from Hampton Roads, Virginia (Norfolk, Virginia Beach, Chesapeake, Portsmouth, Hampton, Suffolk), one of the largest population centers in the country. Tourism and agriculture, along with poultry and seafood processing are the predominant industries on the Eastern Shore.

Northamption County, Virginia has experienced significant development in recent years, especially on the southern end of the county. A planned-unit development named Bay Creek opened in spring 2001 that includes a 3,000-unit gated community and two golf courses designed by golf legends Arnold Palmer and Jack Nicklaus.

Accomack County, Virginia is the home of NASA’s Wallops Island Space Facility and the Regional Space Port Authority, as well as the tourist destinations of Chincoteague Island and the Assateague National Wildlife Refuge that draw over one million visitors annually. Until the recent slowdown in real estate activity, residential development was vibrant in Accomack County and is expected to continue in coming years. The space flight facility has recently had several successful rocket launches and plans exist for future launches and growth. Additionally, plans and funding initiatives have began for a Wallops Research Park that will house commercial operations that support the space flight facility as well as Basys, a company that retrofits large aircraft for private use and employs over one hundred people.

The Bank also has two banking centers in Salisbury, Maryland, the crossroads of the Delmarva Peninsula. Salisbury is the regional hub for industry, commerce, health care, recreation and the arts and is home to Perdue Farms, Peninsula Regional Medical Center, and Salisbury University, as well as a vibrant microwave and wireless communications industry. Along with a strong and diversified industrial base, wholesalers, retailers, and service firms serving ten counties in three states have made Wicomico County a regional supply center for the Eastern Shore of Delaware, Maryland, and Virginia.

During 2007, the Bank opened its eighth banking location in Pocomoke City, Maryland. Pocomoke is located in Worcester County, Maryland on the Maryland-Virginia border. It represents a new banking market for the Company that provides growth opportunities from the ever expanding Ocean City/Snow Hill markets and the bordering county of Somerset. Additionally, the branch serves the Bank’s customers located in northern Accomack County and allows the Bank to expand its customer base in this area. Since its opening in late September 2007, growth in the branch has exceeded expectations.

Competition

In its market area, the Bank competes with regional commercial banks and independent community banks with multiple offices on the Eastern Shore. These and certain other non-bank competitors have greater financial resources, diversified markets, and branch networks than the Bank and may be able to offer similar services at varying costs with higher lending limits. With nationwide banking, the Bank also faces the prospect of additional competitors entering its market area.

The Bank faces strong competition both in originating loans and in attracting deposits. Competition in originating loans comes primarily from commercial banks and mortgage lenders and to a lesser extent consumer finance companies, credit unions, and savings institutions. The Bank competes for loans principally on the basis of the quality of service it provides to borrowers, the interest rates and loan fees it charges and the types of loans it originates.

The Bank faces substantial competition in attracting deposits from other banks, money market and mutual funds, credit unions, insurance companies and brokerage houses. The ability of the Bank to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk, convenience and other factors. The Bank competes for these deposits by offering a variety of deposit accounts at competitive rates, having convenient business hours and by marketing the service it provides as the only locally-owned independent bank on the Eastern Shore of Virginia, one of four in Salisbury/Wicomico, Maryland and one of five in Pocomoke/Worcester, Maryland.

Credit Policies

The principal risk associated with each of the categories of loans in the Bank’s portfolio is the creditworthiness of its borrowers. Within each category, such risk is increased or decreased, depending on prevailing economic conditions. The Bank employs extensive written policies and procedures to mitigate credit risk. The loan portfolio is managed under a specifically defined credit process. This process includes formulation of portfolio management strategy, guidelines for underwriting standards and risk assessment, procedures for ongoing identification and management of credit deterioration, and regular portfolio reviews to estimate loss exposure and to ascertain compliance with the Bank’s policies.

In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are disclosed but not reflected in its annual financial statements, including commitments to extend credit. At December 31, 2007, commitments to extend credit totaled $50.3 million.

One-to-Four Family Residential Real Estate and Land Lending. The Bank’s primary lending program has been the origination of loans secured by one-to-four family residences and land, virtually all of which are located in its market area. At December 31, 2007, one-to-four family real estate and land loans aggregated $119.9 million or 54.1% of the Bank’s gross loans. The Bank evaluates both the borrower’s ability to make principal and interest payments and the value of the property that will secure the loan. Federal law permits the Bank to make loans in amounts of up to 100% of the appraised value of the underlying real estate. Generally, loans are made with a loan to value up to 90% for conventional mortgage loans on primary residences. The Bank generally originates mortgage loans that have an adjustable rate feature in which the rate changes every one, three or five years, but also offers some fifteen and thirty year fixed rate residential mortgages. Most adjustable rate loans are tied to comparable maturity U.S. Treasury Bills. Where loans are not indexed, they generally have a balloon feature. Additionally, the Bank offers conforming fixed rate mortgages through its mortgage banking division. There are unquantifiable risks resulting from potential increased costs to the borrower as a result of repricing. Accordingly, it is possible that, during periods of rising interest rates, the risk of defaults on adjustable rate mortgages (“ARMs”) may increase due to the upward adjustment of interest costs to borrowers.

Construction Lending. The Bank makes local construction loans, primarily residential and small commercial loans. The construction loans are secured by the property for which the loan was obtained. At December 31, 2007, construction loans outstanding were $5.5 million or 2.5% of gross loans. The average life of a construction loan is less than twelve months and they either reprice daily based on the prime rate or are fixed during the construction period.

Commercial Real Estate Lending. The Bank also originates commercial real estate loans. Various types of commercial real estate secure these loans, including multifamily residential buildings, commercial buildings and offices, and raw land used for development. At December 31, 2007, commercial real estate loans aggregated $69.4 million or 31.3% of the Bank’s gross loans. The interest rates on commercial real estate loans are usually fixed for 1 to 5 years, generally amortize over 5 to 25 years and may have a call provision. The Bank’s commercial real estate loans are secured by properties in its market area.

In its underwriting of commercial real estate, the Bank may lend, under federal regulation, up to 100% of the security property’s appraised value, although the Bank’s loan to appraised value ratio on such properties is 80% or less in most cases. Commercial real estate lending entails significant additional risk, compared with residential mortgage lending. Commercial real estate loans may involve larger loan balances concentrated with single borrowers or groups of related borrowers. Additionally, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of a business or a real estate project and thus may be subject to adverse conditions in the real estate market or in the economy generally. The Bank’s commercial real estate loan underwriting criteria require an examination of debt service coverage ratios, the borrower’s creditworthiness and prior credit history and reputation, and the personal guarantees or endorsements of borrowers.

Commercial Loans. At December 31, 2007, commercial loans aggregated $9.2 million or 4.2% of the Bank’s gross loans. Commercial business loans generally have a higher degree of risk than residential mortgage loans, but have commensurably higher yields. To manage these risks, the Bank generally secures appropriate collateral and carefully monitors the financial condition of its large commercial exposures. Commercial business loans typically are made on the basis of the borrower’s ability to make repayment from the cash flow generated by its business and are often secured by business assets, such as accounts receivable, equipment and inventory. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral for commercial business loans may depreciate over time and cannot be appraised with as much precision as residential real estate. The Bank has a credit review and monitoring system to regularly review the cash flow and collateral of commercial borrowers.

Consumer Lending. The Bank offers various secured and unsecured consumer loans, including unsecured personal loans and lines of credit, home equity lines of credit, automobile loans, deposit account loans and installment and demand loans. At December 31, 2007, the Bank had consumer loans of $17.7 million or 8.0% of gross loans. Such loans are generally made to customers with whom the Bank has a preexisting relationship and are generally in amounts of under $200,000. The Bank originates virtually all of its consumer loans in its market area.

Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured, such as lines of credit, or secured by rapidly depreciable assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

Employees

At December 31, 2007, the Company had 87 full-time and 9 part-time employees. The Company considers relations with its employees to be good.

Regulation and Supervision

Set forth below is a brief description of certain laws and regulations that relate to the regulation of the Company and the Bank. The descriptions of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, do not purport to be complete and are qualified in their entirety by reference to applicable laws and regulations.

The Company

General. The Company, as a bank holding company, is subject to regulation under the Bank Holding Company Act of 1956 (the “BHCA”) and the regulation, supervision and examination requirements of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Bank holding companies are subject to extensive regulation by the Federal Reserve as set forth in Regulation Y, 12 C.F.R. Part 225. Regulation Y establishes the registration, reporting, examination, applications, acquisitions, control and divestiture, change in bank control, appraisals, and change in director and senior executive officers requirements applicable to bank holding companies. Regulation Y and the interpretations and rulings issued by the Federal Reserve thereunder identify various prohibited non-banking activities in which bank holding companies and their subsidiaries may not engage as well as various exempt activities in which a bank holding company and its subsidiaries may engage either with or, in some cases, without prior Federal Reserve approval. Regulation Y further confirms the authority of the Federal Reserve under the BHCA to impose criminal and civil penalties for violations of the BHCA and the regulations and orders issued thereunder and to issue cease and desist orders when necessary in connection therewith.

Activities Obligations and Restrictions. There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries that are designed to reduce potential loss exposure to the depositors of the depository institutions and to the Federal Deposit Insurance Corporation (“FDIC”) insurance funds. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy.

Banking laws also provide that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or stockholder. This provision would give depositors a preference over general and subordinated creditors and stockholders in the event a receiver is appointed to distribute the asset of any bank or savings bank subsidiaries.

Exchange Act. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the filing of annual, quarterly and other reports with the Securities and Exchange Commission (the “SEC”). As an Exchange Act reporting company, the Company is directly affected by the Sarbanes-Oxley Act of 2002 and the rules and regulations enacted pursuant thereto (the “SOX Act”), the corporate responsibility and accounting reform legislation signed into law on July 30, 2002.

The Bank

General. As a state chartered commercial bank, the Bank is subject to regulation, supervision and examination requirements of the Bureau of Financial Institutions of the Virginia State Corporation Commission (“SCC”). The Bank is also subject to the regulation, supervision and examination requirements of the Federal Reserve and the FDIC. State and federal laws also govern the activities in which the Bank may engage, the investments it may make and the aggregate amount of loans that may be granted to one borrower. Various consumer and compliance laws and regulations also affect the Bank’s operations. The Federal Reserve and the SCC conduct periodic examinations to test the Bank’s compliance with various regulatory requirements. The SCC completed its most recent examination in March 2007, while the Federal Reserve completed a compliance examination of the Bank during November 2002 and a safety and soundness examination during April 2005. Federal and state laws preclude the Bank from disclosing the results of these examinations.

Insurance of Accounts. The FDIC insures the deposits of the Bank up to the limits set forth under applicable law. On February 15, 2006, federal legislation to reform federal deposit insurance was enacted. The new law merged the old Bank Insurance Fund and Savings Association Insurance Fund into the single Deposit

Insurance Fund (the “DIF”). On November 2, 2006, the FDIC adopted final regulations establishing a risk-based assessment system that is intended to more closely tie each bank’s deposit insurance assessments to the risk it poses to the DIF. Under the new risk-based assessment system, which became effective in the beginning of 2007, the FDIC evaluates each bank’s risk based on three primary factors: (1) its supervisory rating, (2) its financial ratios, and (3) its long-term debt issuer rating, if the bank has one. The new rates for most banks will vary between five and seven cents for every $100 of domestic deposits.

Applied to the Bank’s assessment base of approximately $202.9 million, this translates to an annual deposit premium estimated to be between $101,500 and $142,000. Most banks, including Shore Bank, have not been required to pay any deposit insurance premiums since 1995. As part of the reform, Congress provided credits to institutions that paid high premiums in the past to bolster the FDIC’s insurance reserves. As a result, according to the FDIC, the majority of banks had assessment credits to initially offset all of their premiums in 2007. The assessment credit for the Bank was calculated at $126,900. The assessment credit was not recognized up front, but has been recognized as a reduction in deposit premiums that would otherwise have been due. At December 31, 2007, the Company had $48,000 of this credit remaining to offset future deposit insurance premiums. The Company anticipates this credit to continue offsetting premiums through the second quarter of 2008, after which it will begin incurring quarterly premiums of approximately $25,000 based on the Bank’s December 2007 assessment base. The level of annual deposit premiums is dependent on the amount of the Bank’s deposit assessment base.

Check 21. On October 28, 2003, President Bush signed into law the Check Clearing for the 21st Century Act, also known as Check 21. Check 21 gives “substitute checks,” such as a digital image of a check and copies made from that image, the same legal standing as the original paper check. Some of the major provisions of Check 21 include:

•	allowing check truncation without making it mandatory;

•	demanding that every financial institution communicate to accountholders in writing a description of its substitute check processing program and their rights under the law;

•	legalizing substitutions for and replacements of paper checks without agreement from consumers;

•	retaining in place the previously mandated electronic collection and return of checks between financial institutions only when individual agreements are in place;

•

requiring that when accountholders request verification, financial institutions produce the original check (or a copy that accurately represents the original) and demonstrate that the account debit was accurate and valid; and

•	requiring recrediting of funds to an individual’s account on the next business day after a consumer proves that the financial institution has erred.

This legislation will likely affect bank capital spending as many financial institutions assess whether technological or operational changes are necessary to stay competitive and take advantage of the new opportunities presented by Check 21.

Regulatory Capital Requirements. The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Generally, the Company and the Bank are required to maintain a minimum ratio of total capital to risk-weighted assets of 8%. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007, that the Company meets all capital adequacy requirements to which it is subject. In fact, at December 31, 2007, the Bank exceeded all of its regulatory capital requirements, with total capital to risk-weighted assets, tier 1 capital to risk-weighted assets and tier 1 capital to average assets ratios of 13.57%, 12.31% and 8.77%, respectively.

Capital Distributions. The Bank is subject to legal limitations on capital distributions including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the statute). For all state member banks of the Federal Reserve seeking to pay dividends, the prior approval of the applicable Federal Reserve Bank is required if the total of all dividends declared in any calendar year will exceed the sum of the bank’s net profits for that year and its retained net profits for the preceding two calendar years. Federal law also generally prohibits a depository institution from making any capital distribution (including payment of a dividend or payment of a management fee to its holding company) if the depository institution would thereafter fail to maintain capital above regulatory minimums. Federal Reserve member banks are also authorized to limit the payment of dividends by any state member bank if such payment may be deemed to constitute an unsafe or unsound practice. In addition, under Virginia law, no dividend may be declared or paid that would impair a Virginia chartered bank’s paid-in capital. The SCC has general authority to prohibit payment of dividends by a Virginia chartered bank if it determines that the limitation is in the public interest and is necessary to ensure the bank’s financial soundness.

Financial Modernization Legislation. The Gramm-Leach-Bliley Act of 1999 (“GLBA”) was signed into law on November 12, 1999. The main purpose of GLBA is to permit greater affiliations within the financial services industry, primarily banking, securities and insurance. The provisions of GLBA that are believed to be of most significance to the Company are discussed below.

GLBA repeals sections 20 and 32 of the Glass-Steagall Act, which separated commercial banking from investment banking, and substantially amends the BHCA, which limited the ability of bank holding companies to engage in the securities and insurance businesses. To achieve this purpose, GLBA provides for a new type of company, the “financial holding company.” A financial holding company may engage in or acquire companies that engage in a broad range of financial services, including

•	Securities activities such as underwriting, dealing, brokerage, investment and merchant banking; and

•	Insurance underwriting, sales and brokerage activities.

A bank holding company may elect to become a financial holding company only if all of its depository institution subsidiaries are well-capitalized, well-managed and have at least a satisfactory Community Reinvestment Act rating. While the Company meets the requirements to become a financial holding company, it has not elected to be treated as a financial holding company under GLBA at this time.

GLBA, and certain regulations issued by federal banking agencies, also provide protections against the transfer and use by financial institutions of consumers’ nonpublic personal information. A financial institution must provide to its customers, at the beginning of the customer relationship and annually thereafter, the institution’s policies and procedures regarding the handling of customers’ nonpublic personal financial information. The privacy provisions generally prohibit a financial institution from providing a customer’s personal financial information to unaffiliated third parties unless the institution discloses to the customer that the information may be so provided and the customer is given the opportunity to opt out of such disclosure.

USA Patriot Act of 2001. In October 2001, the USA Patriot Act of 2001 (the “Patriot Act”) was enacted in response to the terrorist attacks in New York, Pennsylvania and Washington, D.C. which occurred on September 11, 2001. The Patriot Act is intended to strengthen U.S. law enforcements and the intelligence communities’ abilities to work cohesively to combat terrorism on a variety of fronts. The potential impact of the Patriot Act on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

Reporting Terrorist Activities. The Federal Bureau of Investigation (“FBI”) has sent, and will send, banking regulatory agencies lists of the names of persons suspected of involvement in terrorist attacks. The Bank has been requested, and will be requested, to search its records for any relationships or transactions with persons on those lists. If the Bank finds any relationships or transactions, it must file a suspicious activity report and contact the FBI.

The Office of Foreign Assets Control (“OFAC”), which is a division of the Department of Treasury, is responsible for helping to ensure that United States entities do not engage in transactions with “enemies” of the United States, as definied by various Executive Orders and Acts of Congress. OFAC has sent, and will send, banking regulatory agencies lists of names of persons and organizations suspected of aiding, harboring or engaging in terrorist acts. If the Bank finds a name on any transaction, account or wire transfer that is on an OFAC list, it must freeze such account, file a suspicious activity report and notify the FBI. The Bank has appointed a security officer to oversee the inspection of its accounts and the filing of any notifications. The Bank actively checks high-risk OFAC areas such as new accounts, wire transfers and customer files. The Bank performs these checks utilizing software, which is updated each time a modification is made to the lists provided by OFAC and other agencies of Specially Designated Nationals and Blocked Persons.

Other Regulations. Interest and other charges collected or contracted for by the Bank are subject to state usury laws and federal laws concerning interest rates. The Bank’s loan operations will also be subject to federal laws applicable to credit transactions, such as:

•	the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

In addition, the deposit operations of the Bank will be subject to:

•

the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

•

the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that Act, which govern automatic deposits to and withdrawals from deposit accounts and clients’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Item 1A.

RISK FACTORS

General economic conditions, either national or in the markets where the Company operates, may become unfavorable.

The Company is affected by general economic conditions in the United States and, in particular, the markets in which it operates. An economic downturn within the Company’s markets or the nation as a whole could negatively impact household and corporate incomes. This impact may lead to decreased demand for both loan and deposit products and increase the number of customers who fail to pay interest or principal on their loans.

Due to the limited number of markets in which the Company operates, it is less able than a larger institution to spread the risks of unfavorable local economic conditions across a large number of diversified economies. Moreover, we cannot give any assurance that we will benefit from any market growth or favorable economic conditions in our primary market areas if they do occur.

If the Company does not adjust to rapid changes in the financial services industry, its financial performance may suffer.

The Company’s ability to deliver strong financial performance and returns on investment to shareholders will depend in part on its ability to expand the scope of available financial services offerings to meet the needs and demands of its customers. In addition to the challenge of competing against other banks in attracting and retaining customers for traditional banking services, the Company’s competitors also include securities dealers, brokers, mortgage bankers, investment advisors, specialty finance and insurance companies who seek to offer one-stop financial services that may include services that banks have not been able or allowed to offer to their customers in the past. The increasingly competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers.

Legislative or regulatory changes or actions, or significant litigation, could adversely impact the Company or the businesses in which the Company is engaged.

The Company is subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of its operations. Laws and regulations may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. The impact of any changes to laws and regulations or other actions by regulatory agencies may negatively impact the Company or its ability to increase the value of its business. Additionally, actions by regulatory agencies or significant litigation against the Company could cause it to devote significant time and resources to defending itself and may lead to penalties that materially affect the Company and its shareholders. Future changes in the laws or regulations or their interpretations or enforcement could be materially adverse to the Company and its shareholders.

The Company is exposed to operational risk.

Similar to any corporation, the Company is exposed to many types of operational risk, including reputational risk, legal and compliance risk, the risk of fraud or theft by employees or outsiders, unauthorized transactions by employees or operational errors, including clerical or record-keeping errors or those resulting from faulty or disabled computer or telecommunications systems.

Negative public opinion can result from the Company’s actual or alleged conduct in any number of activities, including lending practices, corporate governance and acquisitions and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can adversely affect the Company’s ability to attract and keep customers and can expose it to litigation and regulatory action.

Given the volume of transactions at the Company, certain errors may be repeated or compounded before they are discovered and successfully rectified. The Company’s necessary dependence upon automated systems to record and process its transaction volume may further increase the risk that technical system flaws or employee tampering or manipulation of those systems will result in losses that are difficult to detect. The Company may also be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control (for example, computer viruses or electrical or telecommunications outages), which may give rise to disruption of service to customers and to financial loss or liability. The Company is further exposed to the risk that its external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as is the Company) and to the risk that the Company’s (or its vendors’) business continuity and data security systems prove to be inadequate.

Changes in interest rates could affect the Company’s income and cash flows.

The Company’s income and cash flows depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors that are beyond the Company’s control, including general economic conditions and the policies of various governmental and regulatory agencies (in particular, the Federal Reserve). Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the prepayment speed of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits or other sources of funding. The impact of these changes may be magnified if the Company does not effectively manage the relative sensitivity of its assets and liabilities to changes in market interest rates. Fluctuations in these areas may adversely affect the Company and its shareholders.

Changes in accounting standards could impact reported earnings.

The accounting standard setters, including the Financial Accounting Standards Board, SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of the Company’s consolidated financial statements. These changes can be hard to predict and can materially impact how it records and reports its financial condition and results of operations. In some cases, the Company could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements.

The preparation of the Company’s financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates that affect the financial statements. Two of the Company’s most critical estimates are the level of the allowance for credit losses and the valuation of certain assets, including available-for-sale investment securities and real estate owned. Due to the inherent nature of these estimates, the Company cannot provide absolute assurance that it will not significantly increase the allowance for credit losses and/or sustain credit losses that are significantly higher than the provided allowance, nor that it will not recognize a significant loss or impairment of its investment securities and real estate owned assets. For more information on the sensitivity of these estimates, refer to the Critical Accounting Policies and Judgments section of Part II.

The Company’s stock price may fluctuate.

The Company’s stock price is publicly traded and, therefore, several factors exist that could cause the price to fluctuate substantially in the future. These factors include:

•	actual or anticipated variations in earnings;

•	changes in analysts’ recommendations or projections regarding bank stocks;

•	the Company’s announcements of developments related to its businesses;

•	operating and stock performance of other companies deemed to be peers;

•	new technology used or services offered by traditional and non-traditional competitors;

•	news reports of trends, concerns and other issues related to the financial services industry; and

•	the low transaction volume of the Company’s stock.

The Company’s stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to the Company’s performance. General market price declines or market volatility in the future could adversely affect the price of its common stock, and the current market price may not be indicative of future market prices.

Even though the Company’s common stock is currently traded on the NASDAQ Stock Market’s Global Market, it has less liquidity than the average stock quoted on a national securities exchange.

The trading volume in the Company’s common stock on the NASDAQ Global Market has been relatively low when compared with larger companies listed on the NASDAQ Global Market or the stock exchanges. Because of this, it may be more difficult for shareholders to sell a substantial number of shares for the same price at which shareholders could sell a smaller number of shares. Additionally, volatility of the stock price may occur on relatively small trading volumes of the Company’s stock.

The Company cannot predict the effect, if any, that future sales of its common stock in the market, or the availability of shares of common stock for sale in the market, will have on the market price of the common stock. The Company can give no assurance that sales of substantial amounts of common stock in the market, or the potential for large amounts of sales in the market, would not cause the price of its common stock to decline or impair The Company’s future ability to raise capital through sales of its common stock.

Item 1B.

UNRESOLVED STAFF COMMENTS

There are no unresolved staff comments currently outstanding.

Item 2.

PROPERTIES

The Company’s headquarters is located at 25020 Shore Parkway, Onley, Virginia, a two story colonial brick building built in 2004 that houses the Company’s corporate offices and operations center. The Bank operates eight branch banking offices (5 in Virginia, 2 in Salisbury, Maryland and 1 in Pocomoke City, Maryland), owning five of them free of any encumbrances, owning the building of one branch site free of any encumbrances, but is leases the land under an agreement expiring in 2009, with two remaining five-year renewals and leases the other two branch locations on a temporary basis. The Bank leases the temporary locations (one being a formed owned property sold during 2007) under two year leases to house two of its branches while the new locations are being constructed. Shore Investments leases office space under an agreement expiring in 2010, with two optional five-year renewal periods.

Item 3.

LEGAL PROCEEDINGS

In the ordinary course of its operations, the Company is a party to various legal proceedings. Based upon information currently available, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on the business, financial condition, or results of operations of the Company.

Item 4.

SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted to a vote of security holders during the fourth quarter of 2007.

PART II

Item 5.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER

MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The Company’s common stock is listed on the NASDAQ Global Market under the symbol “SHBK.” The following table sets forth the per share high and low closing prices along with dividends that were paid quarterly on the common stock as reported on the NASDAQ Global Market for the periods indicated:

	High	Low	Cash Dividends Paid
2006
First Quarter	$15.13	$13.96	$0.058
Second Quarter	$14.67	$13.75	$0.058
Third Quarter	$17.56	$13.75	$0.058
Fourth Quarter	$15.90	$14.50	$0.070

2007
First Quarter	$14.75	$13.36	$0.070
Second Quarter	$14.45	$13.00	$0.070
Third Quarter	$13.83	$12.50	$0.070
Fourth Quarter	$13.30	$11.33	$0.080

At February 22, 2008, there were 2,502,967 shares of common stock outstanding held by 878 stockholders of record.

Performance Graph

The following graph compares, for the five years ended December 31, 2007, the yearly cumulative total shareholder return on the Company’s common stock with (1) the yearly cumulative total shareholder return on stocks included in the Nasdaq composite stock index and (2) the yearly cumulative total shareholder return on stocks included in the SNL stock index for banks of with less than $500 million in total assets.

There can be no assurance that the Company’s stock performance in the future will continue with the same or similar trends depicted in the graph below.

	Period Ending
Index	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07
Shore Financial Corporation	100.00	170.89	207.25	180.51	190.60	159.53
NASDAQ Composite	100.00	150.01	162.89	165.13	180.85	198.60
SNL Bank < $500M Index	100.00	145.97	168.49	178.39	187.41	152.17

Dividend Policy

On January 8, 2008, the Company declared a $0.08 per share quarterly cash dividend paid on February 1, 2008 to shareholders of record on January 25, 2008. The Company hopes to continue with a quarterly cash dividend on its common stock in the future. Any future determination as to payment of cash dividends will be at the discretion of the Company’s Board of Directors and will depend on the Company’s earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. During the years ended December 31, 2007 and 2006, the Bank paid $700,000 and $1.0 million, respectively, in dividends to the Company.

Item 6.

SELECTED FINANCIAL DATA

	Years Ended December 31,
	2007	2006	2005	2004	2003
	(In thousands, except per share data)
Income Statement Data:
Interest income	$16,257	$15,113	$12,851	$10,697	$9,501
Interest expense	7,452	6,618	4,414	3,275	3,275
Net interest income	8,805	8,495	8,437	7,422	6,226
Provision (recovery) for loan losses	(73)	59	304	419	380
Noninterest income	3,400	3,392	2,379	1,920	1,889
Noninterest expense	8,440	7,739	6,644	5,559	4,780
Income taxes	1,107	1,156	1,193	1,011	893

Net income	$2,731	$2,933	$2,675	$2,353	$2,062

Per Share Data:
Net income—basic(1)	$1.09	$1.18	$1.08	$0.95	$0.84
Net income—dilutive(1)	1.08	1.16	1.06	0.93	0.83
Cash dividends(1)	0.29	0.25	0.22	0.18	0.14
Book value at period end	11.08	10.46	11.39	10.64	9.80
Tangible book value at period end	10.95	10.30	11.17	10.39	9.51
Average shares outstanding (000’s)(1)	2,500	2,492	2,485	2,474	2,444
Balance Sheet Data (period end):
Assets	$266,667	$260,676	$247,419	$237,689	$196,550
Loans, net of unearned income and allowance	218,887	207,725	192,697	175,995	140,207
Securities	22,894	30,408	32,351	38,972	40,611
Deposits	196,564	198,103	188,970	192,737	158,891
Stockholders’ equity	27,721	26,126	23,629	21,959	20,201
Performance Ratios:
Return on average assets	1.04%	1.14%	1.10%	1.08%	1.11%
Return on average equity	10.05%	11.76%	11.74%	11.01%	10.64%
Net interest margin	3.63%	3.57%	3.75%	3.72%	3.63%
Efficiency(2)	68.05%	63.99%	63.54%	59.47%	59.70%
Asset Quality Ratios:
Allowance for loan losses to period end loans	1.22%	1.36%	1.49%	1.35%	1.41%
Allowance for loan losses to nonaccrual loans	340.35%	308.59%	267.95%	253.05%	362.68%
Nonperforming assets to period end loans and foreclosed properties	0.36%	0.44%	0.56%	0.53%	0.39%
Net charge-offs (recoveries) to average loans	0.05%	0.02%	-0.08%	0.01%	-0.01%
Capital and Liquidity Ratios:
Leverage(3)	10.40%	10.02%	9.55%	9.24%	10.28%
Risk-based:
Tier 1 capital	14.36%	13.77%	13.21%	12.74%	14.37%
Total capital	15.60%	15.09%	14.53%	14.14%	15.74%
Average loans to average deposits	106.48%	104.48%	96.93%	87.60%	79.78%

(1)	Earnings per share, dividends per share and average share data adjusted to reflect the six-for-five stock split effected by the Company during August 2006.
(2)	Computed by dividing noninterest expense, net of nonrecurring expenses, by the sum of net interest income and noninterest income, net of security gains and losses.
(3)	Computed as a percentage of stockholders’ equity to period end assets.

Item 7.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

The year 2007 represented a challenging period for the financial services world. The economy slowed as the real estate boom enjoyed over the past several years came to a halt and the cost of oil and consumer goods rose. Many large homebuilders and mortgage companies faced significant financial challenges due to the lack of housing demand and resulting mortgage demand. The true repercussions of the subprime loan business, a business not participated in by the Company, occurring in recent years reared its ugly head, also playing a large part in the mortgage company failures. The large financial institutions and investment firms holding the mortgage-backed securities, collateralized debt obligations and other offshoot products of the mortgage industry ended taking asset devaluations in the billions of dollars as the demand for these securities, that once appeared endless, became virtually nonexistent. Additionally, it became apparent that many of the subprime loans could not be repaid by the borrowers.

As a result of the subprime fallout, financial markets became nervous with access to low cost funding proving difficult as the capital markets became volatile and suspect of the industry as a whole. If this financial debacle wasn’t enough, rising energy costs began significantly affecting the cost of common goods and services, resulting in a decline in the average consumer’s disposal income. As this ordeal played out, it became rather apparent that many individuals had been living off of the rising equity in their homes in recent years as a result of the real estate boom and had become engrossed in debt that many couldn’t afford to service. Although the majority smaller financial institutions such as the Company do not engage in many of the business activities impacting the larger institutions during 2007, the disruptions in the capital markets and the economy as a whole impacted the Company’s financial performance during 2007.

The Company entered 2007 knowing even before the subprime meltdown came to light the year would be challenging. The real estate industry continued its decline that began during 2006 and, with the yield curve being relatively flat and funding costs continuing to rise, the Company’s net interest margin entered the year under significant pressure. In spite of these challenges, the Company was able to accomplish many strategic initiatives during the year and improve its net interest margin substantially.

During 2007, the Bank added its eighth branch in Pocomoke City, Maryland with growth already exceeding expectations; established three new advisory boards; began construction on a branch rebuild in Salisbury, Maryland and a branch relocation in Cape Charles, Virginia; added significant strength to its management team with the hiring of four experienced bank executives; introduced remote deposit capture to its commercial customers with twenty-four outlets operating after only seven months of offering the product; initiated a significant Online Banking upgrade which has resulted in a 40% increase in usage; rebranded the Bank’s image through the use of an outside marketing firm; implemented several successful deposit products and promotions; and culminated the year with the negotiation and subsequent announcement of the Company’s proposed merger with Hampton Roads Bankshares.

As for 2007 operating results, the Company producing earnings of $2.73 million during the year, compared to $2.93 million in 2006. These results represented shareholder return of $1.08 per diluted share compared to $1.16 in 2006. Although many of the aforementioned strategic initiatives impacted earnings, the Company benefited immediately from many of them during 2007 and should continue to do so going forward. The Company also benefited from other factors during the year, including an increase in its net interest margin from a low of 3.31% during January 2007 and 3.57% during 2006 to 3.63% for the 2007 year. As expected, interest rates in the Bank’s adjustable rate mortgage loan portfolio began adjusting up as a result of the Federal Reserve’s aggressive monetary policy of interest rate tightening during the first half of 2006. Additionally, the Bank’s mortgage banking operation experienced a 69.8% increase in fees generated during the year as compared to 2006.

The Company’s total assets grew to $266.7 million at December 31, 2007, compared to $260.7 million at December 31, 2006, primarily resulting from a 5.2% increase in loans. Total gross loans ended 2007 at $221.6 million, compared to $210.6 million at December 31, 2006. Total deposits ended the year at $196.6 million, compared to $198.1 million at December 31, 2006. Continued growth in the Bank’s real estate loan portfolio, specifically those secured by one-to-four family residences, represented the largest portion of the increase. Deposits were impacted by the continued challenges and aggressive market competition surrounding retail funding and the maturity of $5.0 million in brokered certificates of deposit that were obtained during 2006. The Company’s shareholders’ equity was $27.7 million at December 31, 2007, compared to $26.1 million at the prior year end.

The Bank’s loan portfolio quality remained strong during 2007. The Bank experienced net loan charge-offs of $101,000 during 2007, which is 0.05% of average loans during the period, while the level of nonperforming assets to period end loans was 0.36% at December 31, 2007. The Bank had no other real estate owned (“OREO”) or other foreclosed assets at December 31, 2007 and maintained an allowance for loan losses to period end loans of 1.22%.

Results of Operation

General

Net interest income is the major component of the Company’s earnings and is equal to the amount by which interest income exceeds interest expense. Interest income is derived from interest-earning assets composed primarily of loans and securities. Interest expense results from interest-bearing liabilities, primarily consisting of deposits and short-term borrowings. Changes in the volume and mix of these assets and liabilities, as well as changes in the yields earned and rates paid, determine changes in net interest income. Net interest margin is calculated by dividing net interest income by average earning assets and represents the Company’s net yield on its earning assets.

Interest Income

2007 Compared to 2006

During the year ended December 31, 2007, the Company earned $16.3 million in interest income, representing a 7.6% increase over the $15.1 million earned for the year ended December 31, 2006. The Company’s net interest income benefited from the improvement in its net interest margin and loan growth.

Contributing to the improved net interest margin was a 34 basis point increase in yields on earning assets from 6.33% during 2006 to 6.67% for the 2007 year. Loan yields made up the majority of this increase by improving from 6.57% during 2006 to 6.92% during 2007. Investment yield improved 14 basis points to 5.01% during the year.

Average loans outstanding increased $8.0 million to $214.3 million from $206.3 million during 2006. The Bank’s real estate mortgage loan portfolio experienced the most growth with an increase of 5.8% in average balances outstanding, while average commercial loans increased 3.8% and average consumer loans (including home equity lines) declined 7.9%. Real estate mortgage loan balances, which include construction loans, averaged $121.1 million during 2007, while commercial and consumer loans averaged $76.3 million and $16.8 million, respectively. The Bank realized gross loan production of $66.4 million during 2007 compared to $82.0 million during 2006, which illustrates the impact of a declining real estate market and the economy in general. Average securities declined by $3.1 million to $28.4 million during 2007 compared to $31.5 million during 2006 as the Company continued using maturing securities to fund liquidity needs while the retail deposit market remained competitive. Also, profitable investment opportunities continued to be scarce during most of the year.

2006 Compared to 2005

During the year ended December 31, 2006, the Company earned $15.1 million in interest income, representing a 17.6% increase over the $12.9 million earned for the year ended December 31, 2005. The Company’s net interest income benefited from growth in its loan portfolio and improved yields on earning assets, but was negatively impacted by increasing cost of funding.

Spearheaded by 10.7% growth in average loans outstanding resulting from $82.0 million on total loan production, average earning assets were $240.2 million during 2006, representing a $13.1 million increase over 2005. Average total loans increased $19.9 million to $206.3 million during 2006 from $186.4 million during 2005. The Bank’s real estate mortgage loan portfolio experienced the most growth with an increase of 17.0% in average balances outstanding, while average commercial loans increased 4.2% and average consumer loans (including home equity lines) were flat. Real estate mortgage loan balances, which include construction loans, averaged $114.5 during 2006, while commercial and consumer loans averaged $73.5 million and $18.2 million, respectively. The Bank realized strong loan production during the first half of 2006 while production levels slowed to a more moderate pace during the second half of the year. Average securities declined by $6.6 million to $31.5 million during 2006 compared to $38.1 million during 2005. The Company used maturing securities to fund liquidity needs during 2006 due to limited opportunities in the investment market and the rising cost of funds, mostly due to a flat yield curve.

Yields on earning assets continued to benefit from the Company’s asset sensitive financial position. Total yields improved to 6.33% during 2006 compared to 5.69% in 2005. Loans yielded 6.57% during the year, compared to 6.03% during 2005, resulting primarily from the repricing of adjustable rate loans and loan growth. The maturity of lower yielding investment securities helped improve the yield on securities to 4.87% during 2006, compared to 4.21% for the year ended December 31, 2005.

Interest Expense

2007 Compared to 2006

The Company’s interest expense increased $900,000 to $7.5 million during the year ended December 31, 2007 compared to $6.6 million during 2006, slowing significantly from prior year’s growth levels and contributing to the margin improvement. As mentioned, retail deposit growth remained challenging with total average deposits, including noninterest-bearing demand deposits, increasing only 1.9% to $201.2 million during the year ended December 31, 2007 from $197.4 million during 2006. Average interest-bearing liabilities increased 1.4% to $207.0 million during 2007, as compared to $204.1 million during 2006, while the cost of interest-bearing liabilities increased 36 basis points from 3.24% during 2006 to 3.60% during 2007. The Company’s cost of funds (including demand deposits) was 3.17% during 2007, compared to 2.86% for the year ended December 31, 2006.

Interest rates rose quickly during the Federal Reserve’s aggressive tightening campaign between 2005 and 2006, resulting in a significant impact on the Company’s relatively short duration funding portfolio. As the rate increases ceased and ultimately resulted in the Federal Reserve lowing interest rates during late 2007, the Company’s funding costs became more manageable. Notwithstanding the current decline occurring primarily in short-term interest rates, the inability to attract significant low cost deposits continues to put pressure on funding costs. The Company does not expect a change in this trend for the immediate future.

The existing competition for retail deposits becomes very apparent when analyzing checking and savings account balances. Average account balances in this category were $65.5 million during 2007 and the cost of these funds for the year was 1.46%, representing a 2.3% decline in averages balances and a 50 basis point increase in cost over the prior year. To compensate for this decline and generate adequate liquidity to fund loan demand, the Bank continued to aggressively price its time deposits. Accordingly, average time deposit balances increased to $107.6 million and the cost of these funds increased by 30 basis points to 4.48% for the year. Average Federal

Home Loan Bank (“FHLB”) borrowings and their related costs were flat during the year at $33.8 million and 4.94%, respectively, although the Bank began relying on them more late in the year as brokered deposits matured with new brokered deposit funding costs being noncompetitive and normal seasonal deposit declines occurred.

2006 Compared to 2005

As the yield curve became more inverted during 2006, the Company faced the challenge of obtaining cost-effective funding to support its loan growth and other liquidity needs. During the recent period of rising rates, customers became more interest rate sensitive and began moving funds out of lower yielding accounts into higher yielding accounts. Also, the uncertainty surrounding the direction of interest rates caused customers to demand shorter term time deposits as opposed those with longer terms. As the retail deposit market became more competitive, the Company looked to the wholesale funding markets for alternative liquidity needs. Although at different points in 2006 the wholesale markets provided less expensive funding than the retail market, the funds were still costly and, accordingly, negatively impacted the Company’s interest expense.

The Company’s interest expense increased $2.2 million to $6.6 million during the year ended December 31, 2006, compared to $4.4 million during 2005. Average interest-bearing liabilities increased 5.6% to $204.1 million during the year ended December 31, 2006, as compared to $193.4 million during 2005, while the cost of interest-bearing liabilities increased 96 basis points from 2.28% during 2005 to 3.24% during 2006. Total average deposits, including noninterest-bearing demand deposits, increased 2.7% to $197.4 million during the year ended December 31, 2006 from $192.3 million during 2005. The Company’s cost of funds (including demand deposits) was 2.86% during 2006, compared to 2.00% for the year ended December 31, 2005.

Average checking and savings account balances were $67.1 million during 2006 and the cost of these funds for the year was 96 basis points, representing a 18 basis point increase over the prior year. Average time deposit balances were $103.4 million and the cost of these funds increased by 93 basis points to 4.18% for the year. As part of the increased reliance on wholesale funding during 2006, the Bank purchased $7.0 million of brokered deposits and average Federal Home Loan Bank (“FHLB”) borrowings increased by $5.1 million to $33.7 million during the year. Of the total FHLB borrowings outstanding at December 31, 2006, $12.5 million represent amounts with fixed terms up to seven years while the remaining balance floats based on an overnight rate. The cost of these funds increased 133 basis points to 4.92% during 2006.

Net Interest Income

2007 Compared to 2006

As a result of the factors discussed above, the Company’s net interest income increased 3.6% to $8.8 million during the year ended December 31, 2007 as compared to $8.5 million in 2006. Although the Company realized improvement in its net interest margin during 2007, the ever-changing interest rate environment and competition continues to make additional margin improvement challenging.

2006 Compared to 2005

As previously discussed, the Company’s net interest margin was negatively impacted by the flat yield curve, resulting in a decline of 18 basis points to 3.57%. The shape of the yield curve diluted the positive impact of being asset sensitive during 2006, primarily due to the fact that funding rates, which are primarily short-term, were increasing faster than rates on interest earning assets. As a result, the Company’s net interest income was relatively flat at $8.5 million during the year ended December 31, 2006 as compared to $8.4 million in 2005.

The following tables illustrate average balances of total interest-earning assets and total interest-bearing liabilities for the periods indicated, showing the average distribution of assets, liabilities, stockholders’ equity and the related income, expense, and corresponding weighted average yields and costs. The average balances used in these tables and other statistical data were calculated using daily average balances.

Average Balances, Income and Expenses, Yields and Rates

	Years Ended December 31,
	2007			2006			2005
(Dollars In Thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets:
Securities(1)	$28,394	$1,424	5.01%	$31,504	$1,533	4.87%	$38,141	$1,607	4.21%
Loans (net of unearned income):
Real estate mortgage	121,144	7,653	6.32%	114,500	6,837	5.97%	97,888	5,503	5.62%
Commercial	76,326	5,744	7.53%	73,529	5,207	7.08%	70,573	4,540	6.43%
Home equity lines	13,738	1,151	8.38%	15,286	1,242	8.13%	15,636	985	6.30%
Consumer	3,069	284	9.25%	2,962	271	9.15%	2,319	205	8.84%

Total loans	214,277	14,832	6.92%	206,277	13,557	6.57%	186,416	11,233	6.03%
Interest-bearing deposits in other banks	3,019	125	4.14%	2,385	109	4.57%	2,481	81	3.26%

Total earning assets	245,690	16,381	6.67%	240,166	15,199	6.33%	227,038	12,921	5.69%

Less: allowance for loan losses	(2,860)			(2,873)			(2,611)
Total nonearning assets	20,394			19,239			19,841

Total assets	$263,224			$256,532			$244,268

Liabilities
Interest-bearing deposits:
Checking and savings	$65,533	$959	1.46%	$67,053	$641	0.96%	$79,600	$620	0.78%
Time deposits	107,638	4,823	4.48%	103,381	4,322	4.18%	85,165	2,766	3.25%

Total interest-bearing deposits	173,171	5,782	3.34%	170,434	4,963	2.91%	164,765	3,386	2.06%
FHLB advances	33,785	1,670	4.94%	33,668	1,655	4.92%	28,601	1,028	3.59%

Total interest-bearing liabilities	206,956	7,452	3.60%	204,102	6,618	3.24%	193,366	4,414	2.28%

Non-interest bearing liabilities:
Demand deposits	28,064			27,005			27,556
Other liabilities	1,035			475			554

Total liabilities	236,055			231,582			221,476
Stockholders’ equity	27,169			24,950			22,792

Total liabilities and stockholders’ equity	$263,224			$256,532			$244,268

Net interest income(1)		$8,929			$8,581			$8,507

Interest rate spread(1)(2)(3)			3.07%			3.09%			3.41%
Net interest margin(1)(4)			3.63%			3.57%			3.75%

(1)	Presented on a tax equivalent basis. The tax equivalent adjustment to net interest income was $125,000, $86,000 and $70,000 for the years ended December 31, 2007, 2006 and 2005, respectively.
(2)	Interest rate spread is the average yield earned on earning assets less the average rate incurred on interest-bearing liabilities.
(3)	Net interest margin is derived by dividing net interest income by average total earning assets.

The following table describes the impact on the interest income of the Company resulting from changes in average balances and average rates for the periods indicated. The change in interest due to the mixture of volume and rate has been allocated solely to rate changes.

Volume and Rate Analysis

	Years Ended
	December 31, 2007 compared to December 31, 2006			December 31, 2006 compared to December 31, 2005			December 31, 2005 compared to December 31, 2004
	Change Due To:			Change Due To:			Change Due To:
(Dollars In Thousands)	Volume	Rate	Increase (Decrease)	Volume	Rate	Increase (Decrease)	Volume	Rate	Increase (Decrease)
Assets:
Securities	$(151)	$42	$(109)	$(280)	$206	$(74)	$(43)	$53	$10
Loans (net of unearned income):
Real estate mortgage	397	419	816	934	400	1,334	811	(39)	772
Commercial	198	339	537	190	477	667	704	356	1,060
Home equity lines	(126)	35	(91)	(22)	279	257	8	260	268
Consumer	10	3	13	57	9	66	(14)	(1)	(15)

Total loans	479	796	1,275	1,159	1,165	2,324	1,509	576	2,085
Interest-bearing deposits in other banks	29	(13)	16	(3)	31	28	4	52	56

Total earning assets	$357	$825	$1,182	$876	$1,402	$2,278	$1,470	$681	$2,151

Liabilities
Interest-bearing deposits:
Checking and savings	$(15)	$333	$318	$(98)	$119	$21	$32	$121	$153
Time deposits	178	323	501	592	964	1,556	1	206	207

Total interest-bearing deposits	163	656	819	494	1,083	1,577	33	327	360
FHLB advances	6	9	15	182	445	627	315	464	779

Total interest-bearing liabilities	169	665	834	676	1,528	2,204	348	791	1,139

Change in net interest income	$188	$160	$348	$200	$(126)	$74	$1,122	$(110)	$1,012

Interest Sensitivity

Management evaluates interest rate sensitivity periodically through the use of an asset/liability management reporting model. Using this model, management determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance-sheet commitments in order to manage sensitivity risk. These decisions are based on management’s outlook regarding future interest rate movements, the state of the local and national economy, and other financial and business risk factors.

An important element of the Company’s asset/liability management process is monitoring its interest sensitivity gap. The interest sensitivity gap is the difference between interest sensitive assets and interest sensitive liabilities at a specific time interval. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities, and is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets during a given period. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect. This gap can be managed by repricing assets or liabilities, by selling investments available for sale, by replacing an asset or liability at maturity, or by adjusting the interest rate during the life of an asset or liability. Matching the amounts of assets and liabilities maturing in the same time interval helps to hedge the risk and minimize the impact on net interest income in periods of rising or falling interest rates.

The following table presents the Company’s interest sensitivity position at December 31, 2007. This one-day position, which continually is changing, is not necessarily indicative of the Company’s position at any other time.

Interest Sensitivity Analysis

	December 31, 2007
(Dollars In Thousands)	Within 90 Days	91-365 Days	1 to 5 Years	Over 5 Years	Total
Interest-Earning Assets:
Loans(1)	$54,202	$73,519	$88,161	$5,704	$221,586
Securities(2)	2,352	2,002	12,366	6,174	22,894
Money market and other short term securities	4,037	—	—	—	4,037
Other earning assets	—	—	—	3,720	3,720

Total earning assets	$60,591	$75,521	$100,527	$15,598	$252,237

Cumulative earning assets	$60,591	$136,112	$236,639	$252,237	$252,237

Interest-Bearing Liabilities:
Money market savings	$16,911	$—	$—	$—	$16,911
Interest checking(3)	—	—	32,096	—	32,096
Savings(3)	2,306	1,053	14,577	—	17,936
Certificates of deposit	37,173	41,992	21,940	531	101,636
FHLB advances	11,700	7,000	22,000	417	41,117

Total interest-bearing liabilities	$68,090	$50,045	$90,613	$948	$209,696

Cumulative interest-bearing liabilities	$68,090	$118,135	$208,748	$209,696	$209,696

Period gap	$(7,499)	$25,476	$9,914	$14,650	$42,541
Cumulative gap	$(7,499)	$17,977	$27,891	$42,541	$42,541
Ratio of cumulative interest-earning assets to interest-bearing liabilities	88.99%	115.22%	113.36%	120.29%	120.29%
Ratio of cumulative gap to total earning assets	-2.97%	7.13%	11.06%	16.87%	16.87%

(1)	Includes nonaccrual loans of $793,000, which are spread throughout the categories.
(2)	All securities without specific maturities are included in the 1 to 5 years category since they are not considered as sensitive to interest rate changes.
(3)	Management has determined that interest checking and savings accounts, excluding $996,000 in savings accounts with more frequent rate adjustment terms, are not sensitive to changes in related market rates and, therefore, they are placed in the 1 to 5 years and over 5 years categories, respectively.

Noninterest Income

2007 Compared to 2006

During the year ended December 31, 2007, the Company’s noninterest income was $3.40 million compared to $3.39 million in 2006. Noninterest income benefited from growth in mortgage banking fees and investments brokerage commissions, while a decline in loan production impacted loan fees during the year. Also impacting noninterest income for the year was a $135,500 decline in net gains from investing activities as compared to the prior year. Excluding gains from investing activities, core noninterest income increased 4.5% over that earned in 2006.

Mortgage banking fees increased 69.8% to $221,700 during 2007 as compared to 2006, while investment brokerage commissions grew to $387,400, or 14.9%, over the prior year. Although industry wide the mortgage banking business struggled and qualifying criteria became more stringent as a result of the subprime debacle, opportunities continued to exist in our markets for well qualified, long-term fixed rate loan products. These loans are pre-sold to third parties so the Company does not fund or securitize these products.

Accordingly, the Company does not have the exposure on its balance sheet and to its earnings that has plagued other companies in the financial services industry. Investment brokerage commissions benefited from increased activity and an increase in the Company’s commission percentage as a result of the improved production levels.

The Bank generates loan fees from late charges and prepayment penalties on loans and deposit account fees from charges related insufficient funds, check printing, cashiers checks, service charges, ATM, check cards and others. While these fees are generally core earnings that are not interest sensitive and have provided a stable source of income for the Bank, they can fluctuate during different economic cycles. With the reduction in gross loan production and loan prepayment activity, loan fees declined by 21% during 2007, while deposit account fees were relatively flat at $2.3 million during 2007 as a result of a flattening in courtesy overdraft fees generated. The Bank instituted a courtesy overdraft program during 2006 which, as expected, resulted in a significant increase in fees during 2006 over the prior year. However, also as anticipated, the initial boost in revenue realized during the first year of the program moderated to normal levels going forward.

2006 Compared to 2005

During 2006, the Company continued to benefit in growth of noninterest income, primarily in the areas of deposit account fees and investment brokerage commissions. During the year ended December 31, 2006, noninterest income increased to $3.39 million from $2.38 million in 2005, representing a 42.6% increase. The addition of a courtesy overdraft product helped increase deposit account fees to $2.29 million during 2006, representing a 70.2% increase over the $1.34 million generated in 2005. Deposit account fees consist of charges related insufficient funds, check printing, cashiers checks, service charges, ATM, check cards and others. These fees are core earnings that are not interest sensitive and have provided a stable source of income for the Bank.

Investment brokerage commissions benefited from increased production by the Company’s investment brokers during 2006, one of which was hired during 2005 with fifteen years experience. This resulted in an increase in investment brokerage commissions of 95.9% to $337,200, compared to $172,100 during 2005. The

Company also experienced growth of 34.8% and 4.6% in loan fees and other income, respectively, and took advantage of investment portfolio profits by realizing $210,000 of net gains on sales of securities during 2006, compared to $315,900 of gains on the sales of investments and real estate in 2005. Loan fees primarily consist of late charges and prepayment penalties on loans and are also considered core earnings for the Bank.

Noninterest Expense

2007 Compared to 2006

During the year ended December 31, 2007, the Company’s noninterest expenses increased to $8.29 million from $7.74 million during 2006, while its efficiency ratio was 68.05% compared to 63.99% for 2006. As previously mentioned, the Company tackled many strategic initiatives during 2007 that will provide benefits going forward, but will impact noninterest expense in the short-term. One such initiative is rebuilding the Salisbury, Maryland branch facility which generated a $147,900 net loss upon disposal of the old facility. The 2007 expense included cost associated with opening the Bank’s eighth banking facility and additional personnel employed to enhance the Company’s loan administration, operations, mortgage banking and internet banking divisions, as well as, normal annual salary and benefit adjustments. Additionally, the Bank instituted a new marketing and branding program during the year that entailed a significant upfront investment, but will generate a more consistent message in the markets it serves.

As a result of the additional personnel, the new branch, normal salary and benefit adjustments and higher commissions paid to mortgage banking and investment brokerage employees due to production increases, compensation and benefits increased by 9.10% to $4.25 million during the year ended December 31, 2007, as compared to $3.90 million for the year ended December 31, 2006. In spite of the branch addition and the leasing of two temporary locations due to the branch rebuild and branch relocation, occupancy and equipment expenses remained flat at $1.91 million during 2007, while data processing expenses increased a nominal 2.8% to $821,100. The new marketing and branding initiative caused marketing and promotion expenses to increase 54.7% to $204,700, while expenses related to the pending merger caused professional fees to increase 9.3% to $435,900. Other noninterest expenses increased to $670,300, or 11.6%, primarily resulting from higher employee expenses, courier costs and expenses related to increased check card and deposit account activity.

2006 Compared to 2005

During 2006, the Company’s noninterest expenses increased to $7.74 million from $6.64 million during 2005, while its efficiency ratio remained relatively flat at 63.99% compared to 63.54% for 2005. The majority of the increase occurred in compensation and benefits expense, primarily resulting from increases in commissions associated with operating the Company’s investment brokerage services, the expensing of stock options granted to non-executive employees and general increase in compensation and other benefits. Compensation and benefits increased by 24.0% to $3.90 million during the year ended December 31, 2006, as compared to $3.14 million for the year ended December 31, 2005.

The Company also took on other customer service initiatives, including expansion of the Bank’s ATM network by seventeen machines, additional internet banking services and other new deposit products. As a result of these initiatives, occupancy and equipment expenses increased 9.8% to $1.91 million during 2006, compared to $1.74 million for 2005, while data processing costs, professional fees and other expenses increased 4.8%, 26.0% and 14.2%, respectively.

Provision for Loan Losses

2007 Compared to 2006

During the year ended December 31, 2007, the Company incurred a net reduction of $72,600 in the provision for loan losses, primarily resulting from an $118,000 downward adjustment to the allowance for loan losses. As discussed under the Asset Quality section below, management evaluates the allowance for loan losses on a regular basis using a methodology that considers various risk factors in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 5, Accounting for Contingencies. During the fourth quarter of 2007, the methodology revealed an excess in the allowance for loan losses and, accordingly, the Bank made the appropriate adjustment. Excluding this adjustment, the loan loss provision was $45,400 which primarily relates to the courtesy overdraft product and is fairly consistent with the $58,700 incurred during 2006.

2006 Compared to 2005

During 2006, the Company’s provision for loan losses was $58,700, primarily consisting of write-offs related to the Bank’s new courtesy overdraft product instituted during 2006. This amount represents a $245,000 decrease from the 2005 provision of $303,700, primarily resulting from the Bank’s methodology for evaluating the allowance for loan losses indicating that 2006 levels were commensurate with the risk existing in the Bank’s loan portfolio at that time.

Financial Condition

Loan Portfolio

The Bank’s loan portfolio is comprised of real estate mortgage loans, construction loans, commercial loans, home equity loans, and consumer loans. The primary market areas in which the Bank originates loans are the counties of Accomack and Northampton, Virginia, Salisbury/Wicomico County, Maryland and Pocomoke City/Worcester County, Maryland.

Total loans (excluding allowances for loan losses) increased to $221.6 million at December 31, 2007, a 5.2% increase over the $210.6 million outstanding at December 31, 2006. The growth resulted from gross loan production of approximately $66.4 million, primarily in the category of residential real estate. Residential real estate (including construction and land loans) increased 6.1% during 2007, while commercial loans grew 5.7% and consumer and home equity loans were flat during the year.

The following table summarizes the composition of the Bank’s loan portfolio at the dates indicated.

Loan Portfolio

	December 31,
(Dollars In Thousands)	2007	2006	2005	2004	2003
Residential mortgage	$119,910	$111,890	$97,245	$86,537	$72,339
Commercial mortgage	69,448	64,698	61,917	59,414	39,621
Commercial—other	9,168	9,682	9,590	8,673	8,568
Real estate construction(1)	5,492	6,340	9,026	5,658	4,005
Home equity lines of credit	13,882	14,743	15,293	15,581	14,951
Consumer	3,842	3,381	2,559	2,378	2,508

Total loans	221,742	210,734	195,630	178,241	141,992

Less:
Deferred loan (fees) cost, net	(156)	(136)	(82)	158	217
Allowance for loan losses	(2,699)	(2,873)	(2,851)	(2,404)	(2,002)

Net loans	$218,887	$207,725	$192,697	$175,995	$140,207

(1)	Amounts are disclosed net of loans in process of approximately $2.9 million, $2.8 million, $5.9 million, $4.2 million and $3.1 million for 2007, 2006, 2005, 2004 and 2003, respectively.

The following table sets forth the composition of the Bank’s loan portfolio by percentage at the dates indicated.

Loan Portfolio by Percentage

	December 31,
	2007	2006	2005	2004	2003
Residential mortgage	54.08%	53.10%	49.71%	48.55%	50.95%
Commercial mortgage	31.32%	30.70%	31.65%	33.33%	27.90%
Commercial—other	4.13%	4.59%	4.90%	4.87%	6.03%
Real estate construction	2.48%	3.01%	4.61%	3.18%	2.82%
Home equity lines of credit	6.26%	7.00%	7.82%	8.74%	10.53%
Consumer	1.73%	1.60%	1.31%	1.33%	1.77%

Total loans	100.00%	100.00%	100.00%	100.00%	100.00%

The following table presents the maturities of selected loans outstanding at December 31, 2007.

Maturity Schedule of Loans

	December 31, 2007
	Due in one year	Due after one year through five years	Due after five years		After one year
(Dollars In Thousands)				Totals	Fixed Rate	Variable Rate
Residential and commercial mortgages	$23,683	$38,015	$127,503	$189,201	$35,067	$130,532
Commercial—other	4,417	2,227	2,524	9,168	1,564	3,187
Real estate construction	5,492	0	0	5,492	0	0
Home equity lines of credit	13,882	0	0	13,882	0	0
Consumer	2,594	926	322	3,842	1,164	84

Total	$50,068	$41,168	$130,349	$221,585	$37,795	$133,803

Securities

When securities are purchased, they are classified as securities held to maturity if management has the positive intent and the Company has the ability to hold them until maturity. These investment securities are carried at cost adjusted for amortization of premium and accretion of discounts. Unrealized losses in the portfolio are not recognized unless management of the Company believes that other than a temporary decline has occurred. Securities held for indefinite periods of time and not intended to be held to maturity are classified as available for sale at the time of purchase. Securities available for sale are recorded at fair value. The net unrealized holding gain or loss on securities available for sale, net of deferred income taxes, is included in other comprehensive income as a separate component of stockholders’ equity. A decline in the fair value of any securities available for sale below cost, that is deemed other than temporary, is charged to earnings and results in a new cost basis for the security. Cost of securities sold is determined on the basis of specific identification. The Company holds no securities classified as trading.

Investment Securities. The carrying value of investment securities (effected for all applicable fair value adjustments) amounted to $22.9 million at December 31, 2007, compared to $30.4 million and $32.4 million at December 31, 2006 and 2005, respectively. Decreases in securities primarily resulted from loan demand during 2005 through 2007, slow deposit growth during these periods and few adequate return opportunities in the investment market. The comparison of amortized cost to fair value is shown in Note 3 of the notes to the financial statements. Note 3 also provides an analysis of gross unrealized gains and losses of investment securities. Investment securities consist of the following:

Investment Securities Portfolio

	Years Ended December 31,
(Dollars In Thousands)	2007	2006	2005
Amortized Cost:
U.S. Treasury and other U.S. government agencies	$7,959	$12,942	$17,546
Tax-exempt municipal bonds	6,413	6,414	3,996
Mortgage-backed securities	1,056	1,263	1,528
Corporate bonds	1,000	2,003	2,008
Common stock	2,425	2,271	1,989
Preferred stock	1,864	2,898	1,898
Other equity securities	—	—	817

Total available for sale securities	20,717	27,791	29,782
Other investment securities	2,670	2,443	2,461

Total securities	$23,387	$30,234	$32,243

Securities Available for Sale. Securities available for sale are used as part of the Company’s interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs, the need to increase regulatory capital and other factors. The fair value of securities available for sale totaled $20.2 million at December 31, 2007, compared to $28.0 million and $29.9 million at December 31, 2006 and 2005, respectively. The comparison of fair market value to amortized cost is shown in Note 3 of the notes to the financial statements. Note 3 also provides an analysis of gross unrealized gains and losses of securities available for sale. The following summarizes available for sale securities for the respective periods.

Securities Available for Sale

	Years Ended December 31,
(Dollars In Thousands)	2007	2006	2005
Fair Value:
U.S. Treasury and other U.S. government agencies	$8,056	$12,739	$17,287
Tax-exempt municipal bonds	6,433	6,414	3,988
Mortgage-backed securities	1,047	1,221	1,492
Corporate bonds	1,004	2,022	2,060
Common stock	1,928	2,691	2,369
Preferred stock	1,756	2,878	1,897
Other equity securities	—	—	797

Total available for sale securities	20,224	27,965	29,890
Other investment securities	2,670	2,443	2,461

Total securities	$22,894	$30,408	$32,351

The following table sets forth the maturity distribution and weighted average yields of the securities portfolio at December 31, 2007. The weighted average yields are calculated on the basis of carrying value of the investment portfolio and on the interest income of investments adjusted for amortization of premium and accretion of discount.

Maturities of Investments

	Available-for-Sale
(Dollars In Thousands)	Amortized Cost	Fair Market Value	Weighted Average Yield
U.S. Government Agencies and other U.S. securities:
Within one year	$1,000	$998	4.00%
After one year to five years	5,982	6,034	4.30%
After five years	977	1,024	4.99%

Total	7,959	8,056	4.34%

Municipal Securities:
Within one year	—	—	0.00%
After one year to five years	2,388	2,395	3.52%
After five years	4,025	4,038	3.88%

	6,413	6,433	3.74%

Mortgage Backed Securities:
Within one year	—	—	0.00%
After one year to five years	255	252	3.47%
After five years	801	795	4.80%

	1,056	1,047	4.48%

Corporate Bonds:
Within one year	1,000	1,004	6.24%
After one year to five years	—	—	0.00%
After five years	—	—	0.00%

	1,000	1,004	6.24%

Other Securities:
No stated maturity	6,959	6,354	5.42%

Total securities	$23,387	$22,894	4.59%

Deposits

The Bank depends on deposits to fund its lending activities, generate fee income opportunities, and create a captive market for loan products. The table below presents a history of average deposits and the rates paid on interest-bearing deposit accounts for the periods indicated.

Average Deposits and Average Rates Paid

	Years Ended December 31,
	2007		2006		2005
(Dollars In Thousands)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Interest-bearing deposits:
Checking and savings	$65,533	1.46%	$67,053	0.96%	$79,600	0.78%
Certificates of deposit:
Less than $100,000	78,968	4.42%	77,327	4.10%	66,146	3.16%
$100,000 and over	28,670	4.66%	26,054	4.42%	19,019	3.54%

Total interest-bearing deposits	173,171	3.34%	170,434	2.91%	164,765	2.06%
Noninterest-bearing deposits	28,064	0.00%	27,005	0.00%	27,556	0.00%

Total average deposits	$201,235	2.87%	$197,439	2.51%	$192,321	1.76%

Deposits averaged $201.2 million during the year ended December 31, 2007, an increase of 1.9% and 4.6% over the $197.4 million and $192.3 million during 2006 and 2005, respectively. Certificates of deposit accounted for the largest portion of the increase, followed by noninterest-bearing demand deposits.

The following table is a summary of the maturity distribution of certificates of deposit in amounts of $100,000 or more as of December 31, 2007.

Maturities of CD’s of $100,000 or More

	December 31, 2007
(Dollars In Thousands)	Amount	Percent
Three months or less	$10,447	37.19%
Over three months to one year	11,363	40.45%
Over one year to five years	6,282	22.36%
Over five years	—	0.00%

Total	$28,092	100.00%

Capital Resources

Capital represents funds, earned or obtained, over which banks can exercise greater control in comparison with deposits and borrowed funds. The adequacy of the Company’s capital is reviewed by management on an ongoing basis with reference to the size, composition, and quality of the Company’s resources and consistent with regulatory requirements and industry standards. Management seeks to maintain a capital structure that will support anticipated asset growth and absorb potential losses.

Banking regulations established to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 2007, that the Company meets all capital adequacy requirements to which it is subject.

The following table details the components of Tier 1 and Tier 2 capital and related ratios for the periods indicated.

Analysis of Capital

	December 31,
(Dollars In Thousands)	2007	2006
Tier 1 Capital:
Common stock	$688	$687
Additional paid-in capital	8,400	8,373
Retained earnings	18,959	16,953
Accumulated other comprehensive income	(326)	113

Total capital (GAAP)	27,721	26,126
Less: Intangibles	(340)	(402)
Net unrealized gain (loss) on debt and equity securities	326	(113)
Net unrealized losses on equity securities	(399)	—

Total Tier 1 capital	27,308	25,611

Tier 2 Capital:
Allowable allowances for loan losses	2,341	2,269
Net unrealized gains on equity securities	15	180

Total Tier 2 capital	$29,664	$28,060

Risk-weighted assets	$190,197	$185,991

Capital Ratios(1):
Tier 1 risk-based capital ratio	14.36%	13.77%
Total risk-based capital ratio	15.60%	15.09%
Tier 1 capital to average adjusted total assets	10.28%	9.93%

(1)	The required minimum capital ratios for capital adequacy purposes, as defined collectively by the federal banking agencies, for Tier 1 risk-based capital, total risk-based capital, and Tier 1 capital to average adjusted assets was 4.0%, 8.0% and 4.0%, respectively. To be considered “well capitalized” under federal prompt corrective action regulations, these same required ratios are 6.0%, 10.0% and 5.0%, respectively. See Note 11 of the notes to the financial statements for a detail of the capital ratios.

Asset Quality

Allowance for loan losses. The allowance for loan losses represents an amount management believes is adequate to provide for probable loan losses inherent in the loan portfolio. Management evaluates the allowance for loan losses on a regular basis using a methodology that considers various risk factors in accordance with SFAS No. 5, Accounting for Contingencies. This methodology includes analyzing historical loan losses, existing doubtful accounts, the experience of its lenders, growth by loan category, specific loan risk (i.e. construction loans), economic conditions and loan to value considerations. The outcome of this methodology results in range that is used to determine the Bank’s allowance for loan losses. However, risks of future losses cannot be quantified precisely or attributed to particular loans or classes of loans. Because those risks are influenced by general economic trends as well as conditions affecting individual borrowers, management’s judgment of the allowance is necessarily approximate and imprecise. The allowance is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance in comparison to peer banks identified by regulatory agencies.

Set forth below is a table detailing the allowance for loan losses for the periods indicated.

Allowance for Loan Losses

	Years Ended December 31,
(Dollars In Thousands)	2007	2006	2005	2004	2003
Balance, beginning of period	$2,873	$2,851	$2,404	$2,002	$1,603
Loans charged off:
Commercial	(43)	—	(29)	(11)	—
Real estate mortgage	—	—	—	—	(4)
Consumer	(166)	(108)	(18)	(27)	(24)

Total loans charged-off	(209)	(108)	(47)	(38)	(28)

Recoveries:
Commercial	—	19	172	11	—
Real estate mortgage	—	—	—	—	—
Consumer	108	52	18	10	47

Total recoveries	108	71	190	21	47

Net recoveries (charge-offs)	(101)	(37)	143	(17)	19
Provision (recovery) for loan losses	(73)	59	304	419	380

Balance, end of period	$2,699	$2,873	$2,851	$2,404	$2,002

Allowance for loan losses to loans outstanding at end of period	1.22%	1.36%	1.49%	1.35%	1.41%

Allowance for loan losses to nonaccrual loans outstanding at end of period	340.35%	308.59%	267.95%	253.05%	362.68%

Net charge-offs (recoveries) to average loans outstanding during period	0.05%	0.02%	-0.08%	0.01%	-0.01%

During 2007, as has been the case over the past five years, the Bank’s charge-offs continued to be minimal. Over the past five years, charge-offs have primarily occurred in the consumer loan category. During 2004, the Bank obtained possession of property related to a loan of which $172,000 was charged during 2001. During 2005, the Bank sold the property, recovered all deficient amounts and recognized a gain of $149,000.

Although growth in the Bank’s loan portfolio during 2007 primarily occurred in the residential real estate category, a continued emphasis has been placed on growing the commercial and consumer loan categories over the last several years. Increased competition in the real estate mortgage arena and the desire to diversify contributed to this shift in lending and customer relationships. However, with this change comes increased risk associated with potential loan losses. Based on the results of management’s analysis, it believes that allowances for losses existing at December 31, 2007 are sufficient to cover any anticipated or unanticipated losses on loans outstanding in accordance with SFAS No. 5, Accounting for Contingencies.

An allocation of the allowance for loan losses in dollars and as a percent of the total allowance is provided in the following tables. Because all of these factors are subject to change, the allocation is not necessarily predictive of future loan losses in the indicated categories.

Allocation of Allowance for Loan Losses

	Commercial		Real Estate		Consumer
(Dollars In Thousands)	Allowance for Loan Losses	Percentage of Loan Allowance	Allowance for Loan Losses	Percentage of Loan Allowance	Allowance for Loan Losses	Percentage of Loan Allowance
December 31,
2007	$1,664	61.67%	$864	32.00%	$171	6.33%
2006	1,846	64.25%	864	30.06%	163	5.68%
2005	1,949	68.37%	242	8.49%	660	23.14%
2004	1,556	64.73%	242	10.07%	606	25.20%
2003	1,175	58.69%	278	13.89%	549	27.42%

The following table details information concerning nonaccrual and past due loans, as well as foreclosed assets.

Nonperforming Assets

	December 31,
(Dollars In Thousands)	2007	2006	2005	2004	2003
Nonaccrual loans:
Commercial	$135	$73	$194	$374	$126
Real estate mortgage	482	832	811	272	321
Home equity lines of credit	171	24	—	120	28
Consumer	5	2	59	184	77

Total nonaccrual loans	793	931	1,064	950	552
Other real estate owned	—	—	—	—	—

Total nonperforming assets	$793	$931	$1,064	$950	$552

Loans past due 90 or more days accruing interest	—	—	—	—	—
Allowance for loan losses to nonaccrual loans	340.35%	308.59%	267.95%	253.05%	362.68%
Nonperforming assets to period end loans and other real estate owned	0.36%	0.44%	0.56%	0.53%	0.39%

Total nonperforming assets consist of nonaccrual loans and foreclosed properties that are not producing income for the Bank. The Bank’s policy is that whenever a loan reaches 90 days delinquent interest accruals are suspended until six months after the loan becomes current again. In recent years, the Bank has experienced strong asset quality in its loan portfolio. Over the period, low interest rates and a strong real estate market created a vibrant lending environment and provided borrowers the opportunity to finance larger purchases at lower costs. Accordingly, trends in total nonperforming assets and the related ratios have been relatively positive for the periods presented.

At December 31, 2007, no loans were identified by the Bank as impaired as defined by generally accepted accounting principles and, accordingly, no specific allowances were provided with respect to impaired loans. At December 31, 2006, the Bank identified one loan totaling $3,000 as impaired. However, the Bank did not allocate a valuation allowance for this loan at December 31, 2006. At December 31, 2005, the Bank identified $314,000 of loans as impaired with a valuation allowance allocation of $47,000. At December 31, 2004, no loans were identified by the Bank as impaired and, accordingly, no specific allowances were provided with respect to impaired loans. At December 31, 2003, the Bank identified one impaired loan totaling $126,000 with no valuation allowance being place on this loan. The Bank obtained and sold the collateral for this loan during the first quarter of 2004 with the net proceeds being sufficient to satisfy all principal and interest amounts due.

In conjunction with the methodology described above to calculate the allowance for loan losses, the Bank closely monitors individual loans that are deemed to be potential problem loans. Loans are viewed as potential problem loans when possible credit problems of borrowers or industry trends cause management to have doubts as to the ability of such borrowers to comply with current repayment terms. Those loans are subject to regular management attention, and their status is reviewed on a regular basis. In instances where management determines that a specific allowance should be set, the Bank takes such action as deemed appropriate.

As of December 31, 2007, all loans 60 days or more delinquent, including nonperforming loans, totaled $1.39 million. Additionally, other performing loans totaling $7.68 million existed that were current, but had other potential weaknesses that management considers to warrant additional monitoring. All loans in these categories are subject to constant management attention, and their status is reviewed on a regular basis. These loans are generally secured by residential and commercial real estate and equipment with appraised values that exceed the remaining principal balances on such loans.

Liquidity; Asset Management

Liquidity represents the Company’s ability to meet present and future obligations through the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include cash, interest-bearing deposits with banks, federal funds sold, investments maturing within one year, and investments that are categorized as available-for-sale. The Company’s ability to obtain deposits and purchase funds at favorable rates impacts its liability liquidity. As a result of the Company’s management of liquid assets and the ability to generate liquidity through liability funding, management believes that the Company maintains overall liquidity that is sufficient to satisfy its depositor’s requirements and meet its customers’ credit needs.

The table below summarizes the Company’s balance sheet liquidity position for the periods presented. Additionally, alternative sources of liquidity are available to the Company in the wholesale funding markets including its capacity to borrow additional funds or purchase brokered certificates of deposits. The Bank has an available line of credit with the FHLB for up to 25% of Bank assets, or approximately $66.1 million at December 31, 2007. However, the Bank may request an increase in this borrowing capacity from the FHLB. At December 31, 2007, the Bank had sufficient collateral pledged to borrow a total of approximately $87.3 million from the FHLB. The borrowing capacity is subject to certain collateral requirements as stipulated in the FHLB borrowing agreement. Additionally, the Bank maintains available borrowing arrangements of approximately $8.5 million with other institutions. Based on these factors, the Company maintains sufficient liquidity to meet anticipated needs.

Summary of Liquid Assets

	December 31,
(Dollars In Thousands)	2007	2006	2005
Cash and due from banks	$11,265	$9,470	$9,176
Available-for-sale and other securities	22,894	30,408	32,351

Total liquid assets	$34,159	$39,878	$41,527

Deposits and other liabilities	$238,912	$234,550	$223,790

Ratio of liquid assets to deposits and other liabilities	14.30%	17.00%	18.56%

Total cash and cash equivalents were $11.3 million at December 31, 2007, compared to $9.5 million and $9.2 million at December 31, 2006 and 2005, respectively. Net cash flows from operating activities were $3.4 million for the year ended December 31, 2007, compared to $3.7 million and $3.0 million for the years ended December 31, 2006 and 2005, respectively. This fluctuation primarily resulted from net income growth and other changes in normal operating activities during the periods.

Net cash flows used for investing activities were $5.3 million during the year ended December 31, 2007, compared to $13.2 million and $11.1 million during the years ended December 31, 2006 and 2005, respectively. Loan growth declined in 2007 with net originations of $11.1 million, compared to net originations of $15.1 million and $17.1 million during the years ended December 31, 2006 and 2005, respectively. Other investment activities continued to be slow due to liquidity needs for loan growth.

Net cash flows from financing activities were $3.6 million for the year ended December 31, 2007, compared to $9.8 million and $7.8 million during 2006 and 2005, respectively. Deposits declined $1.5 million in 2007, primarily due to run off of retail time deposits and maturing brokered time deposits, compared to growth of $9.1 million during 2006 and a decline of $3.8 million in 2005. As has been the case over the past three year, the Bank’s deposit markets continued to be very competitive during 2007, resulting in a more challenging environment to grow retail deposits profitably. Therefore, wholesale funding sources continued to be used during 2007 to fund liquidity shortfalls. During 2006, the Bank purchased $7.0 million of brokered time deposits since they were a less expensive alternative funding source to FHLB advances at that time. However, this wholesale product was less competitive during 2007 and, therefore, the Bank relied more heavily on FHLB borrowings to meet liquidity shortfalls. Net FHLB borrowings increased $5.9 million during 2007, while they were fairly flat at $1.2 million during 2006 and increased $12.1 million during 2005.

The Bank occasionally finds it necessary to borrow funds on a short-term basis due to fluctuations in loan and deposit levels. As discussed above, the Bank has arrangements with the FHLB and other institutions whereby it may borrow funds overnight and on terms. At December 31, 2007, the Bank had $41.1 million in outstanding FHLB advances, compared to $35.2 million at December 31, 2006.

The following table details information concerning the Bank’s short-term borrowings for the periods presented.

Summary of Borrowed Funds

	December 31,
(Dollars In Thousands)	2007	2006	2005
Actual period end balances	$18,700	$24,750	$25,500
Monthly average balance of short-term borrowings outstanding during the period	$16,276	$19,542	$21,033
Weighted-average interest rate on monthly average short-term borrowings	5.29%	5.09%	3.34%
Maximum month-end balance of short-term borrowings outstanding during the period	$23,150	$29,150	$28,500

Contractual Obligations, Contingent Liabilities and Commitments

The following table summarizes the Company’s significant contractual obligations, contingent liabilities and certain other commitments outstanding at December 31, 2007:

Contractural Obligations, Contingent Liabilities and Commitments

	Payments Due By Period
Contractural Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
(Dollars In Thousands)
Operating lease obligations	$329	$135	$170	$24	$—
Other long-term liabilities reflected on the Company’s balance sheet under GAAP Federal Home Loan Bank Advances	41,117	18,700	17,000	5,000	417
Other commitments
Standby letters of credit	1,797	1,797	—	—	—
Commitments to extend credit	48,040	48,040	—	—	—

Total contractual obligations	$91,283	$68,672	$17,170	$5,024	$417

Return on Equity and Assets

The following table summarizes ratios considered to be significant indicators of the Company’s profitability and financial condition during the periods indicated.

Return on Equity and Assets

	December 31,
	2007	2006	2005
Return on average assets	1.04%	1.14%	1.10%
Return on average equity	10.05%	11.76%	11.74%
Average equity to average asset ratio	10.32%	9.73%	9.33%
Dividend payout ratio	26.61%	21.19%	20.16%

Critical Accounting Policies and Judgments

The accounting principles followed by the Company and the methods of applying these principles conform with generally accepted accounting principles and to general practices within the banking industry. Our most critical accounting policies require management’s judgment to ascertain the valuation of assets, liabilities, commitments and contingencies. These policies require the use of subjective and complex estimates, assumptions and judgments, which are based on information available as of the date of the financial statements and are important to our reported financial condition and results of operations. Accordingly, as this information changes, our financial statements could reflect different estimates, assumptions and judgments and as such have a greater possibility of producing results that could be materially different than originally reported.

The allowance for loan losses is established and maintained at levels management deems adequate to cover losses inherent in the loan portfolio, based upon our evaluation of the risks in the portfolio and changes in the nature and volume of loan activity. Management evaluates the allowance for loan losses on a regular basis using a methodology that considers historical loan losses, existing doubtful accounts, the experience of its lenders, growth by loan category, specific loan risk (i.e. construction loans), economic conditions and loan to value considerations. Additionally, we consider the impact of economic events and other market factors, the outcome of which is uncertain. While we use the best information available in establishing the allowance, actual economic conditions differing significantly from our assumptions in determining the loan loss valuation allowance may result in future adjustments, or regulators may require adjustments based upon information available to them at the time of their examinations. Although we believe that our allowance for loan losses is adequate and properly recorded in our financial statements, differing economic conditions or alternate methods of estimation could result in materially different amounts of loan losses.

The estimation of fair value is significant to several of our assets, including available-for-sale (“AFS”) investment securities and OREO. AFS securities are recorded at fair value, while OREO is generally recorded at the lower of cost or fair value (less estimated selling costs). Fair values can be volatile and may be influenced by a number of factors, including market interest rates, prepayment speeds, discount rates and market conditions, among others. Since these factors can change significantly and rapidly, fair values are difficult to predict and are subject to material changes, which could impact our financial condition.

Impact of Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.” This statement amends Statements No. 133 and 140 by: permitting fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation; clarifying which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133; establishing a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifying that concentrations of credit risk in the form of subordination are not embedded derivatives; and amending Statement No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The statement was effective for fiscal years beginning after September 15, 2006. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. It requires an entity to recognize a servicing asset or servicing liability each time an obligation is undertaken to service a financial asset by entering into a servicing contract in certain situations, and requires all separately recognized servicing assets and liabilities to be initially measured at fair value, if practicable. The statement permits the choice between the “amortization method” and the “fair value measurement method” for the subsequent measurement of the servicing assets or liabilities, and allows for a one-time reclassification of available-for-sale securities to trading securities at initial adoption. The statement also requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position, and additional disclosures for all separately recognized servicing assets and servicing liabilities. The statement was effective for fiscal years beginning after September 30, 2006. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109,” which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more-likely-than-not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is more likely than not (greater than 50 percent) realized upon ultimate settlement. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. FIN 48 was effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. While the Statement applies under other accounting pronouncements that require or permit fair value measurements, it does not require any new fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. In addition, the Statement establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Lastly, SFAS No. 157 requires additional disclosures for each interim and annual period separately for each major category of assets and liabilities. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of this Statement to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”, which permits entities to choose to measure many financial instruments and certain other items at fair value and also establishes fair presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141(R), Business Combinations, which replaces SFAS 141. This Statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired in the business combination, liabilities assumed and any non-controlling interest in the acquiree as well as the goodwill acquired in a business combination. SFAS 141(R) also establishes disclosure requirements which will enable the users to evaluate the nature and financial effects of the business combinations. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact of the adoption of SFAS 141(R) on the Company’s consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS 160, Non-controlling Interests in Consolidated Financial Statements—Amendment of ARB No. 51, which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes expanded disclosure requirements that clearly identify and distinguish between the interest of the parent’s owners and the interests of the non-controlling owners of a subsidiary. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 160 on the Company’s consolidated financial position and results of operations.

Effects of Inflation

The Company believes that its net interest income and results of operations have not been significantly affected by inflation during the years ended December 31, 2007, 2006 and 2005.

Item 7A.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company uses a third party provider to perform computer modeling methodologies that assist in determining the overall magnitude of interest sensitivity risk. Based on these methodologies, management formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance-sheet commitments in order to reduce sensitivity risk. These decisions are based on management’s outlook regarding future interest rate movements, the state of the local and national economy, and other financial and business risk factors.

The modeling methodologies used measure interest rate sensitivity by analyzing the potential impact on net interest income under various interest rate scenarios. One such scenario would assume a hypothetical 200 basis point instantaneous and parallel shift in the yield curve in interest rates. Accordingly, management modeled the impact of a 200 basis point decline in interest rates and a 200 basis point increase in interest rates at December 31, 2007. The model indicates that a 200 basis point instantaneous and parallel decrease in the yield curve in interest rates would cause net interest income to decrease by $206,000, while a 200 basis point instantaneous and parallel increase in the yield curve in interest rates would cause net interest income to increase by $61,000.

The computer model uses standard algebraic formula for calculating present value. The calculation discounts the future cash flows of the Company’s portfolio of interest rate sensitive instruments to present value utilizing techniques designed to approximate current market rates for securities, current offering rates for loans, and the cost of alternative funding for the given maturity of deposits and then assumes an instantaneous and parallel shift in these rates. The difference between these numbers represents the resulting hypothetical change in the fair value of interest rate sensitive instruments.

As with any modeling techniques, certain limitations and shortcomings are inherent in the Company’s methodology. Significant assumptions must be made in the calculation including: (1) no growth in volume or balance sheet mix; (2) constant market interest rates reflecting the average rate from the last month of the given quarter; and (3) pricing spreads to market rates derived from an historical analysis, or from assumptions by instrument type. Additionally, the computations do not contemplate certain actions management could undertake in response to changes in interest rates.

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Consolidated Statements of Financial Condition

	December 31, 2007	December 31, 2006
ASSETS
Cash (including interest-earning deposits of approximately $4,036,500 and $2,267,000, respectively)	$11,265,300	$9,469,800
Investment securities:
Available-for-sale (amortized cost of $20,716,600 and $27,791,300, respectively)	20,224,400	27,965,300
Other investments, at cost	2,669,600	2,442,700
Loans receivable, net	218,887,300	207,725,200
Premises and equipment, net	7,371,000	7,044,300
Other assets	6,249,700	6,028,700

Total Assets	$266,667,300	$260,676,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Interest-bearing	$168,579,200	$172,548,300
Noninterest-bearing	27,984,700	25,554,500

Total deposits	196,563,900	198,102,800
Advances from Federal Home Loan Bank	41,116,700	35,233,300
Other liabilities	1,266,000	1,213,600

Total liabilities	238,946,600	234,549,700

Stockholders’ equity
Preferred stock, par value $1 per share, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $.275; 6,000,000 shares authorized; 2,500,927 and 2,497,327 issued and outstanding, respectively	687,800	686,800
Additional capital	8,400,000	8,372,600
Retained earnings	18,959,200	16,953,400
Accumulated other comprehensive income (loss)	(326,300)	113,500

Total stockholders’ equity	27,720,700	26,126,300

Total Liabilities and Stockholders’ Equity	$266,667,300	$260,676,000

Consolidated Statements of Income

	Years Ended December 31,
	2007	2006	2005
Interest and dividend income
Loans	$14,832,300	$13,556,500	$11,232,700
Investments
Taxable interest	911,700	1,143,900	1,307,600
Tax-exempt interest	241,600	167,400	135,600
Dividends	271,100	244,700	174,600

Total interest and dividend income	16,256,700	15,112,500	12,850,500

Interest expense
Deposits	5,782,500	4,962,700	3,385,900
FHLB/other advances	1,669,800	1,654,800	1,028,100

Total interest expense	7,452,300	6,617,500	4,414,000

Net interest income	8,804,400	8,495,000	8,436,500
Provision (recovery) for loan losses	(72,600)	58,700	303,700

Net interest income after provision for loan losses	8,877,000	8,436,300	8,132,800

Noninterest income
Deposit account fees	2,319,100	2,286,400	1,343,100
Loan fees	125,700	159,100	118,000
Mortgage banking fees	221,700	130,600	173,400
Commissions on investment brokerage sales	387,400	337,200	172,100
Gains from investment securities activities	74,500	210,000	166,400
Gains on sale of real estate	—	—	149,500
Other	272,000	268,600	256,900

Total noninterest income	3,400,400	3,391,900	2,379,400

Noninterest expense
Compensation and employee benefits	4,254,000	3,897,600	3,144,100
Occupancy and equipment	1,906,200	1,911,000	1,740,800
Data processing	821,100	799,000	762,200
Professional fees	435,900	398,900	316,700
Marketing and promotion	204,700	132,300	148,200
Loss on disposal of fixed assets	147,900	—	6,500
Other	670,300	600,400	525,600

Total noninterest expense	8,440,100	7,739,200	6,644,100

Income before income taxes	3,837,300	4,089,000	3,868,100
Income taxes	1,106,700	1,155,900	1,192,800

Net income	$2,730,600	$2,933,100	$2,675,300

Earnings Per Common Share:
Basic	$1.09	$1.18	$1.08

Diluted	$1.08	$1.16	$1.06

The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Stockholders’ Equity

	Number of Shares	Common Stock	Additional Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2004	2,063,284	$680,900	$8,199,000	$12,494,400	$584,700	$21,959,000
Common stock cash dividend declared	—	—	—	(538,300)	—	(538,300)
Exercise of stock options, net of 1,492 of existing shares exchanged in lieu of exercise payment	10,923	3,600	59,100	—	—	62,700
Tax benefit associated with the exercise of stock options	—	—	9,300	—	—	9,300
Comprehensive income (loss)	—	—	—	2,675,300	(539,400)	2,135,900

Balance, December 31, 2005	2,074,207	684,500	8,267,400	14,631,400	45,300	23,628,600
Common stock cash dividend declared	—	—	—	(610,300)	—	(610,300)
Exercise of stock options	7,804	2,300	53,900	—	—	56,200
Compensation expense associated with the granting of stock options	—	—	40,400	—	—	40,400
Tax benefit associated with the exercise of stock options	—	—	10,900	—	—	10,900
6-for-5 Stock Split	415,316	—	—	(800)	—	(800)
Comprehensive income	—	—	—	2,933,100	68,200	3,001,300

Balance, December 31, 2006	2,497,327	686,800	8,372,600	16,953,400	113,500	26,126,300
Common stock cash dividend declared	—	—	—	(724,800)	—	(724,800)
Exercise of stock options	3,600	1,000	21,700	—	—	22,700
Tax benefit associated with the exercise of stock options	—	—	5,700	—	—	5,700
Comprehensive income (loss)	—	—	—	2,730,600	(439,800)	2,290,800

Balance, December 31, 2007	2,500,927	$687,800	$8,400,000	$18,959,200	$(326,300)	$27,720,700

The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Cash flows from operating activities
Net income	$2,730,600	$2,933,100	$2,675,300
Adjustments to reconcile to net cash provided by operating activities:
Provision (recovery of provision) for loan losses	(72,600)	58,700	303,700
Depreciation and amortization	688,900	746,200	731,500
Gains from investment securities activities	(74,500)	(210,000)	(166,400)
Gain on sale of real estate	—	—	(149,500)
Loss on disposal of fixed assets	147,900	—	6,500
Other noncash operating activities	(163,900)	(104,600)	(59,800)
Changes in:
Deferred loan fees	19,600	54,000	(34,100)
Other assets	(68,300)	(213,400)	(75,000)
Other liabilities	220,100	443,000	(255,100)

Net cash flows from operating activities	3,427,800	3,707,000	2,977,100

Cash flows from investing activities
Purchase of available-for-sale securities	(828,500)	(4,984,900)	(3,108,400)
Proceeds from maturities, sales and calls of available-for-sale securities	7,989,200	7,194,200	9,716,600
Purchase of other investments	(2,438,000)	(2,804,500)	(3,709,300)
Proceeds from maturities, sales and calls of other investments	2,211,100	2,822,700	2,981,300
Proceeds from sale of real estate	—	—	323,100
Loan originations, net of repayments	(11,109,100)	(15,141,400)	(17,144,500)
Purchase of premises and equipment	(1,099,400)	(260,800)	(115,200)

Net cash flows from investing activities	(5,274,700)	(13,174,700)	(11,056,400)

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Cash flows from financing activities
Net increase (decrease) in demand deposits	$8,729,700	$(13,911,500)	$(2,177,400)
Net increase (decrease) in time deposits	(10,268,600)	23,043,800	(1,590,000)
Proceeds from FHLB advances	300,900,000	169,400,000	133,600,000
Repayments of FHLB advances	(295,016,600)	(168,216,700)	(121,516,700)
Proceeds from exercise of stock options	22,700	56,200	62,700
Payment of dividends on common stock	(724,800)	(610,300)	(538,300)

Net cash flows from financing activities	3,642,400	9,761,500	7,840,300

Change in cash and cash equivalents	1,795,500	293,800	(239,000)

Cash and cash equivalents, beginning of year	9,469,800	9,176,000	9,415,000

Cash and cash equivalents, end of year	$11,265,300	$9,469,800	$9,176,000

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$7,400,600	$6,204,300	$4,288,700
Cash paid during the period for income taxes	$1,265,000	$1,220,000	$1,158,500
Conversion of Trust Preferred Stock investment to common stock	$—	$—	72,000

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

Shore Financial Corporation (the “Company”) is a Virginia corporation organized in September 1997 by Shore Bank (the “Bank”) for the purpose of becoming a unitary holding company of the Bank. The Company became a unitary holding company of the Bank on March 16, 1998. The business and management of the Company consists of the business and management of the Bank. The Bank became a Virginia chartered, Federal Reserve member, commercial bank on March 31, 1998. Previously, the Bank was a federally chartered savings bank. The Company and the Bank are headquartered on the Eastern Shore in Onley, Virginia.

The Company’s assets primarily consist of approximately $4.7 million in cash and investments and its investment in the Bank. Currently, the Company does not participate in any other activities outside of controlling the Bank. The Bank provides a full range of banking services to individual and corporate customers through its eight banking offices located on the Eastern Shore of Virginia and Maryland, including the counties of Accomack and Northampton, Virginia, and the Salisbury/Wicomico County area in Maryland. The Company’s common stock became publicly traded in August 1997, upon completing its subscription rights and initial public offerings, which included the sale of 431,250 shares of common stock.

Shore Investments, Inc. (“Shore Investments”), a subsidiary of the Bank, engages in financial activities supporting the Bank’s operations. These activities include, but are not limited to, the selling of investment and insurance products. The Bank’s subsidiary is invested in a title insurance agency and an investment company while the Company is invested in a trust company, all of which provide services to banking customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, the Bank and Shore Investments. All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate owned.

Advertising

The Company expenses advertising costs as they are incurred.

Investment Securities

Investments in debt securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Management has a positive intent and ability to hold these securities to maturity and, accordingly, adjustments are not made for temporary declines in their market value below amortized cost. Investments in debt and equity securities classified as trading, if any, are stated at fair value. Unrealized holding gains and losses for trading securities are included in the statement of income. The Company had no such securities during the periods reported in the financial statements. All other investment securities with readily determinable fair values are classified as available-for-sale. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported, net of tax effect, in other comprehensive income until realized.

Investments in Federal Home Loan Bank of Atlanta, Federal Reserve Bank of Richmond, VBA Investment Services, Bankers Title of Hampton Roads LLC, Community Bankers’ Bank and Maryland Financial Bank stock are stated at cost, as these securities are restricted and do not have readily determinable fair values.

Gains and losses on the sale of securities are determined using the specific identification method. Other-than-temporary declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost, if any, are included in earnings as realized losses.

Loans Receivable

Loans receivable consist of real estate loans secured by first deeds of trust on single-family residences, other residential property, commercial property and land located primarily in an area known as the Eastern Shore of Virginia and Maryland, as well as secured and unsecured consumer and commercial loans.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The Bank places loans on nonaccrual status after being delinquent greater than 90 days, or earlier, if the loans have developed inherent problems prior to being 90 days delinquent that indicate payments of principal or interest will not be made in full. Whenever the accrual of interest is stopped, a specific allowance is established through a charge to income for previously accrued but uncollected interest income. Thereafter, interest is recognized only as cash is received until six months after the loan is brought current.

The allowance for loan losses represents an amount management believes is adequate to provide for probable loan losses inherent in the loan portfolio. Management evaluates the allowance for loan losses on a regular basis using a methodology that considers various risk factors in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 5, Accounting for Contingencies. This methodology includes analyzing historical loan losses, existing doubtful accounts, the experience of its lenders, growth by loan category, specific loan risk (i.e. construction loans), economic conditions and loan to value considerations. However, risks of future losses cannot be quantified precisely or attributed to particular loans or classes of loans. Because those risks are influenced by general economic trends as well as conditions affecting individual borrowers, management’s judgment of the allowance is necessarily approximate and imprecise. The allowance is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance in comparison to peer banks identified by regulatory agencies. In the opinion of management, the present allowance is adequate to absorb reasonably foreseeable loan losses. Additions to the allowance are reflected in current operations. Charge-offs to the allowance are made when the loan is considered uncollectible or is transferred to real estate acquired in settlement of loans.

A loan is considered impaired when it is probable that the Bank will be unable to collect all principal and interest amounts according to the contractual terms of the loan agreement. A performing loan may be considered impaired. The allowance for loan losses related to loans identified as impaired is primarily based on the excess of the loan’s current outstanding principal balance over the estimated fair value of the related collateral. For a loan that is not collateral-dependent, the allowance is recorded at the amount by which the outstanding principal balance exceeds the current best estimate of the future cash flows on the loan discounted at the loan’s original effective interest rate. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

For impaired loans that are on nonaccrual status, cash payments received are generally applied to reduce the outstanding principal balance. However, all or a portion of a cash payment received on a nonaccrual loan may be recognized as interest income to the extent allowed by the loan contract, assuming management expects to fully collect the remaining principal balance on the loan.

Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under home equity lines of credit, overdraft protection arrangements, commercial lines of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that restrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Real Estate Owned

Real estate acquired through foreclosure is initially recorded at the lower of fair value or the loan balance at date of foreclosure. Subsequently, property that is held for resale is carried at the lower of cost or fair value minus estimated selling costs. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense.

Management periodically performs valuations, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value minus estimated selling costs.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the respective assets. Estimated useful lives are as follows:

Buildings	25 to 40 years
Furniture and equipment	5 to 15 years
Computer equipment and software	3 to 5 years
Automobiles	3 to 5 years

Income Taxes

Deferred income taxes represent the cumulative tax effect from temporary differences in the recognition of taxable or deductible amounts for income tax and financial reporting purposes.

Prior to July 1, 1996, in computing federal income taxes, savings banks that met certain definitional tests and other conditions prescribed by the Internal Revenue Code were allowed, within limitations, to deduct from taxable income an allowance for bad debts based on actual loss experience, a percentage of taxable income before such deduction or an amount based on a percentage of eligible loans. The applicable percentage of taxable income used for the bad debt deduction was 8%. Effective July 1, 1996, the percentage of taxable income method and the percentage of eligible loans method for determining the bad debt deduction are no longer available. At December 31, 2007, the cumulative bad debt reserve, upon which no taxes have been paid on tax returns, was approximately $1.2 million. Of this amount, $783,000 represents that portion of the cumulative bad debt reserve for which financial statement income taxes have not been provided, in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 109, Accounting for Income Taxes.

Earnings Per Common Share

Basic Earnings Per Share (“EPS”) excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Segment Reporting

Public business enterprises are required to report information about operating segments in annual financial statements, and selected information about operating segments in financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available, and evaluated regularly by management in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments.

Derivative Instruments and Hedging Transactions

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The Company did not hold derivatives during the periods reported on in the consolidated financial statements.

On March 13, 2002, the FASB determined that loan commitments related to the acquisition or origination of mortgage loans that will be held for sale must be accounted for as derivative instruments, effective for fiscal quarter beginning after April 20, 2002. Accordingly, the Company adopted such accounting on July 1, 2002. The Company did not hold any mortgage loans for sale during the periods reported on in the consolidated financial statements.

Cash and Cash Equivalents

Cash equivalents include currency, balances due from banks, interest-earning deposits with maturities of ninety days or less and federal funds sold.

The Company is required to maintain reserves with the Federal Reserve Bank of Richmond. The aggregate daily average reserves required for the final reporting period was $25,000 for each of the years ended December 31, 2007 and 2006, which was satisfied by the Company.

Goodwill and Other Intangibles

The Company adopted Statement of Financial Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), effective January 1, 2002. Accordingly, goodwill is no longer subject to amortization over its estimated useful life, but is subject to an annual assessment for impairment by applying a fair value based test.

Additionally, under SFAS 142, acquired intangible assets are separately recognized if the benefit of the asset can be sold, transferred, licensed, rented, or exchanged, and amortized over their useful life. Branch acquisition transactions were outside the initial scope of SFAS 142 and, accordingly, intangible assets related to such transactions continued to amortize upon the adoption of SFAS 142. However, in October 2002, the FASB issued Statement No. 147, Acquisitions of Certain Financial Institutions—an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9. This statement amends previous interpretative guidance on the application of the purchase method of accounting to acquisitions of financial institutions, and requires the application of FASB Statement No. 141, Business Combinations, and FASB No. 142 to branch acquisitions if such transactions meet the definition of a business combination.

Management has evaluated the deposit acquisition that occurred in 2002. The acquisition of the Susquehanna Bank deposits in the Salisbury, Maryland market do not qualify as a business combination and the intangible asset related to this deposit acquisition will continue to be amortized over the estimated useful life of the deposits acquired.

Stock Compensation Plans

Prior to January 1, 2006, the Company accounted for stock compensation using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans prior to January 1, 2006 had no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost was recognized for them. On January 1, 2006, the Company adopted SFAS 123(R), Share-Based Payment. The standard eliminated the ability to account for share-based compensation transactions under the intrinsic value method and required that such transactions be accounted for using a fair value-based method which results in the recognition of compensation expense in the Company’s statement of income. For the years ended December 31, 2007 and 2006, the Company recognized $900 and $40,300 of such expense, respectively.

SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS 123, Accounting for Stock-Based Compensation, was issued by the FASB in December, 2002. SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In accordance with SFAS 148, the Company provides disclosures as if the fair value-based method of measuring all outstanding stock options was already adopted and recognized in 2005. The following table presents the effect on net income and on basic and diluted net income per share as if the fair value-based method had been applied to all outstanding and unvested awards at December 31, 2005. Since the fair-value based method was adopted in 2006, no such disclosure is necessary for the years ended December 31, 2007 and 2006.

Years Ended December 31, 2005
(Dollars in thousands, except per share data)
Net income, as reported	$2,675,300
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(116,600)

Pro forma net income	$2,558,700

Earnings per share:
Basic - as reported	$1.08

Basic - pro forma	$1.03

Diluted - as reported	$1.06

Diluted - pro forma	$1.01

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Years Ended December 31,
	2007	2006	2005
Dividend yield	2.10%	1.90%	1.90%
Expected life (years)	7.0	5.5	5.5
Expected volatility	25.00%	25.00%	25.00%
Risk-free interest rate	5.00%	4.65%	4.65%

Accounting for Long-Lived Assets

Effective January 1, 2002, the Company adopted FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The statement specifies criteria for classifying assets as held for sale. The adoption of this statement did not have a material impact on the Company’s financial condition and results of operations.

Guarantees

FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees (“FIN 45”), requires that a liability be recognized, at inception, for the fair value of certain guarantees and for the ongoing obligation, if any, to perform over the term of the guarantee. The recognition provisions of FIN 45 are effective for certain guarantees modified or issued after December 31, 2002. The adoption of FIN 45 did not have a material impact on the Company’s results of operation or financial condition.

Lease Commitments

The Company enters into lease commitments for the use of certain real estate facilities as considered necessary to conduct its operations. These commitments are often for terms of five years with additional renewal options available and generally require monthly lease payments. These leases qualify as operating leases under applicable accounting guidance and, therefore, the monthly lease payments are expensed as incurred.

Reclassifications

Certain reclassifications of the prior years’ information have been made to conform to the December 31, 2007 presentation.

Accounting Changes

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.” This statement amends Statements No. 133 and 140 by: permitting fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation; clarifying which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133; establishing a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifying that concentrations of credit risk in the form of subordination are not embedded derivatives; and amending Statement No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The statement was effective for fiscal years beginning after September 15, 2006. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. It requires an entity to recognize a servicing asset or servicing liability each time an obligation is undertaken to service a financial asset by entering into a servicing contract in certain situations, and requires all separately recognized servicing assets and liabilities to be initially measured at fair value, if practicable. The statement permits the choice between the “amortization method” and the “fair value measurement method” for the subsequent measurement of the servicing assets or liabilities, and allows for a one-time reclassification of available-for-sale securities to trading securities at initial adoption. The statement also requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position, and additional disclosures for all separately recognized servicing assets and servicing liabilities. The statement was effective for fiscal years beginning after September 30, 2006. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109,” which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more-likely-than-not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is more likely than not (greater than 50 percent) realized upon ultimate settlement. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. FIN 48 was effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. While the Statement applies under other accounting pronouncements that require or permit fair value measurements, it does not require any new fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. In addition, the Statement establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Lastly, SFAS No. 157 requires additional disclosures for each interim and annual period separately for each major category of assets and liabilities. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of this Statement to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”, which permits entities to choose to measure many financial instruments and certain other items at fair value and also establishes fair presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this standard did not have a material impact on financial condition, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141(R), Business Combinations, which replaces SFAS 141. This Statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired in the business combination, liabilities assumed and any non-controlling interest in the acquiree as well as the goodwill acquired in a business combination. SFAS 141(R) also establishes disclosure requirements which will enable the users to evaluate the nature and financial effects of the business combinations. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact of the adoption of SFAS 141(R) on the Company’s consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS 160, Non-controlling Interests in Consolidated Financial Statements—Amendment of ARB No. 51, which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest, and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes expanded disclosure requirements that clearly identify and distinguish between the interest of the parent’s owners and the interests of the non-controlling owners of a subsidiary. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 160 on the Company’s consolidated financial position and results of operations.

NOTE 3 - INVESTMENT SECURITIES

A summary of the amortized cost and estimated fair values of investment securities is as follows:

December 31, 2007	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale
Debt securities:
United States government and agency obligations	$7,958,900	$99,700	$(2,300)	$8,056,300
Tax-exempt municipal bonds	6,412,700	29,100	(8,500)	6,433,300
Corporate bonds	1,000,300	3,600	—	1,003,900
Mortgage-backed securities	1,056,000	—	(8,700)	1,047,300

Total debt securities	16,427,900	132,400	(19,500)	16,540,800

Marketable equity securities:
Common stock	2,424,600	33,200	(530,100)	1,927,700
Preferred stock	1,864,100	—	(107,900)	1,756,200

Total marketable equity securities	4,288,700	33,200	(638,000)	3,683,900

	20,716,600	165,600	(657,500)	20,224,700

Other investment securities (at cost):
Federal Home Loan Bank stock	2,352,400	—	—	2,352,400
Federal Reserve Bank stock	124,800	—	—	124,800
Community Bankers’ Bank stock	63,300	—	—	63,300
Banker’s Title of Hampton Roads stock	13,300	—	—	13,300
VBA Investment Services stock	95,800	—	—	95,800
Maryland Financial Bank stock	20,000	—	—	20,000

Total other investment securities	2,669,600	—	—	2,669,600

	$23,386,200	$165,600	$(657,500)	$22,894,300

December 31, 2006	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale
Debt securities:
United States government and agency obligations	$12,942,200	$1,200	$(204,300)	$12,739,100
Tax-exempt municipal bonds	6,414,400	21,200	(21,700)	6,413,900
Corporate bonds	2,003,300	18,600	—	2,021,900
Mortgage-backed securities	1,262,600	—	(41,300)	1,221,300

Total debt securities	22,622,500	41,000	(267,300)	22,396,200

Marketable equity securities:
Common stock	2,271,700	428,000	(9,800)	2,689,900
Preferred stock	2,897,100	13,900	(31,800)	2,879,200

Total marketable equity securities	5,168,800	441,900	(41,600)	5,569,100

	27,791,300	482,900	(308,900)	27,965,300

Other investment securities:
Federal Home Loan Bank stock	2,075,500	—	—	2,075,500
Federal Reserve Bank stock	124,800	—	—	124,800
Community Bankers’ Bank stock	63,300	—	—	63,300
Banker’s Title of Hampton Roads stock	13,300	—	—	13,300
VBA Investment Services stock	145,800	—	—	145,800
Maryland Financial Bank stock	20,000	—	—	20,000

	2,442,700	—	—	2,442,700

	$30,234,000	$482,900	$(308,900)	$30,408,000

The amortized cost and estimated fair value of debt securities at December 31, 2007 by contractual maturity are shown below:

	Amortized Cost	Fair Value
Available-for-sale
Due in one year or less	$2,000,300	$2,002,300
Due after one year through five years	8,624,800	8,680,500
Due after five years through ten years	2,975,100	3,036,700
Due after ten years	2,827,700	2,821,300

	$16,427,900	$16,540,800

At December 31, 2007 and 2006, investment securities with a carrying value of approximately $2.03 million and $974,000, respectively, were pledged as collateral for public deposits.

For the years ended December 31, 2007, 2006 and 2005, proceeds from the sales of securities available for sale amounted to $831,000, $1.4 million and $1.5 million, respectively. Gross realized gains amounted to $156,000, $231,000 and $189,000, respectively, while gross realized losses were $83,000, $21,000 and $23,000, respectively. The tax provision applicable to these net realized gains and losses amounted to $25,000, $77,000 and $56,000, respectively.

The following table summarizes the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2007.

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
United States government and agency obligations	$—	$—	$1,997,600	$(2,400)	$1,997,600	$(2,400)
Tax-exempt municipal bonds	—	—	1,705,200	(8,500)	1,705,200	(8,500)
Corporate bonds	—	—	—	—	—	—
Mortgage-backed securities	—	—	1,047,400	(8,700)	1,047,400	(8,700)
Adjustable Rate Mortgage Fund	—	—	—	—	—	—

Subtotal, debt securities	—	—	4,750,200	(19,600)	4,750,200	(19,600)

Federal Home Loan Mortgage
Corporation common stock	—	—	—	(530,100)	—	(530,100)
Preferred stock	505,000	(3,600)	836,500	(28,200)	1,341,500	(31,800)
Other equity securities	90,000	(4,100)	70,400	(5,700)	160,400	(9,800)

Subtotal, equity securities	595,000	(7,700)	906,900	(564,000)	1,501,900	(571,700)

Total temporarily impaired securities	$595,000	$(7,700)	$5,657,100	$(583,600)	$6,252,100	$(591,300)

There are a total of thirty-seven securities that have unrealized losses as of December 31, 2007: two United States government and agency securities, three United States agency MBS securities, three municipal securities, twenty-five common stock securities and four preferred stock securities. The debt securities are obligations of entities that are excellent credit risks. The impairment as noted is the result of interest rate market conditions and does not reflect on the ability of the issuers to repay the debt obligations. The losses in the common stock securities reflect recent swings in the equity markets. The impairment is the result of problems in the credit markets that should correct itself over time, resulting in a high probability of full recovery of investment. The preferred stock category represents ownership in three reputable companies whose credit ratings remain strong as measured by Moody’s and S&P. The Company maintains the ability and intent to hold all securities for the foreseeable future.

Other investment securities are accounted for using the cost method and are not included in the evaluation of impairment. However, these investments were reviewed by management and no identified events or changes in circumstances were identified that may have a significant adverse effect on their fair value.

NOTE 4 - LOANS RECEIVABLE

Loans receivable are summarized below:

	December 31,
	2007	2006
Real estate loans:
Coventional mortgage:
Secured by one-to-four family residences	$88,739,500	$80,245,200
Commercial mortgages	69,448,200	64,698,400
Land	31,170,100	31,645,000
Short-term construction	8,967,000	9,160,600
Home equity lines of credit	13,882,300	14,742,800
Consumer loans	3,842,000	3,380,800
Commercial loans:
Secured	5,046,900	5,348,200
Unsecured	4,121,200	4,333,500

Total loans	225,217,200	213,554,500

Less:
Loans in process	3,475,100	2,820,100
Deferred loan fees (costs), net	156,000	136,400
Allowance for loan losses	2,698,800	2,872,800

	$218,887,300	$207,725,200

The allowance for loan losses is summarized below:

	Years Ended December 31,
	2007	2006	2005
Balance at beginning of year	$2,872,800	$2,850,700	$2,404,500
Provision (provision recovery) charged to expense	(72,600)	58,700	303,700
(Charge-offs) recoveries, net	(101,400)	(36,600)	142,500

Balance at end of the year	$2,698,800	$2,872,800	$2,850,700

At December 31, 2007, the Bank did not identify any impaired loans as defined by generally accepted accounting principles. At December 31, 2006, the Bank identified $3,000 of loans as impaired as defined by generally accepted accounting principles. However, the Bank did not allocate a valuation allowance for this loan at December 31, 2006. At December 31, 2005, the Bank identified $314,000 of loans as impaired as defined by generally accepted accounting principles. Impaired loans at December 2005 had a valuation allowance allocation of $47,000. During late 2007, the Company had one impaired loan of which the collateral was foreclosed on and sold prior to year end. For the years ended December 31, 2007, 2006 and 2005, the average recorded investment in impaired loans was $37,000, $155,000 and $100,000, respectively, and interest income recognized on impaired loans, all on the cash basis, was approximately $9,000, $5,000 and $15,000, respectively. No additional funds are committed to be advanced in connection with impaired loans. At December 31, 2007, nonaccrual loans were $793,100 and no loans existed that are past due 90 days or more and still accruing interest.

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2007	2006
Land	$1,138,100	$739,500
Buildings	6,768,100	6,845,900
Furniture and fixtures	2,580,400	2,322,400
Computer equipment & software	1,005,500	904,800
Automobiles	110,000	145,200
Construction in process	173,700	59,300

	11,775,800	11,017,100
Less - accumulated depreciation	(4,404,800)	(3,972,800)

	$7,371,000	$7,044,300

Depreciation expense for the years ended December 31, 2007, 2006 and 2005 amounted to $626,800, $681,200 and $666,400, respectively.

NOTE 6 - DEPOSITS

Deposits accounts are summarized below:

	December 31,
	2007	2006
Demand deposits:
Noninterest-bearing	$27,984,700	$25,554,500

Interest-bearing:
Savings accounts	17,936,100	19,155,500
Checking accounts	32,096,400	24,561,300
Money market deposit accounts	16,910,500	17,108,700

Total interest-bearing	66,943,000	60,825,500

Total demand deposits	94,927,700	86,380,000
Time deposits	101,636,200	111,722,800

	$196,563,900	$198,102,800

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $28.1 million and $28.6 million at December 31, 2007 and 2006, respectively.

Time deposits outstanding at December 31, 2007 mature as follows:

Within one year	$79,154,000
One to two years	8,054,000
Two to three years	8,815,000
Three to four years	2,552,000
Four to five years	2,512,000
Thereafter	549,200

$101,636,200

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Bank's financial instruments as of December 31, 2007 and 2006 are as follows:

	Carrying Amount	Fair Value
	(in thousands)
December 31, 2007

Financial assets
Cash and cash equivalents	$11,265	$11,265
Securities	22,894	22,894
Loans, net of allowance for loan losses	218,887	221,517
Accrued interest receivable	1,119	1,119
Financial liabilities
Deposits	196,564	190,538
Advances from Federal Home Loan Bank	41,117	41,340
Accrued interest payable	646	646
Unrecognized financial instruments
Commitments to extend credit	N/A	N/A

December 31, 2006

Financial assets
Cash and cash equivalents	$9,470	$9,470
Securities	30,408	30,408
Loans, net of allowance for loan losses	207,725	208,046
Accrued interest receivable	1,140	1,140
Financial liabilities
Deposits	198,103	187,004
Advances from Federal Home Loan Bank	35,233	35,078
Accrued interest payable	594	594
Unrecognized financial instruments
Commitments to extend credit	N/A	N/A

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and cash equivalents

For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Securities

Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. For restricted securities without readily determinable values, the carrying amount is considered a reasonable estimate of fair value.

Loan receivables

The fair value of loans is estimated by discounting future cash flows, using market rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans, such as the borrower's creditworthiness and compensating balances, and dissimilar types of real estate held as collateral.

Deposit liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the balance sheet date. The fair value of fixed-maturity certificates of deposit is estimated by discounting remaining maturities amounts using market rates for similar replacement funding sources.

Accrued interest receivable and payable

The carrying amounts of accrued interest receivable and payable approximate their fair values.

Advances from Federal Home Loan Bank

The carrying value of advances from the Federal Home Loan Bank due within ninety days from the balance sheet date approximates fair value. For those borrowings that mature beyond ninety days, the fair value of the borrowing is estimated by discounting future cash flows, using the current rates at which similar borrowings would be obtained from the Federal Home Loan Bank with similar remaining maturities.

Commitments to extend credit

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the borrowers. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. Because of the competitive nature of the marketplace, loan fees vary greatly with no fees charged in many cases. Therefore, management has concluded no value should be assigned.

NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK

Borrowings (“advances”) from the Federal Home Loan Bank (“FHLB”) are scheduled to mature as follows:

	December 31,
	2007	2006
Within one year	$18,700,000	$24,750,000
One to two years	17,000,000	3,000,000
More than two years	5,416,700	7,483,300

	$41,116,700	$35,233,300

Information regarding FHLB advances is summarized below:

	Years Ended December 31,
	2007	2006
Monthly average balance of borrowings outstanding	$33,785,100	$33,667,800

Maximum month-end balance of borrowings outstanding	$41,116,700	$42,683,300

The weighted average interest rate on advances was 4.94%, 4.92% and 3.59% for the years ended December 31, 2007, 2006 and 2005, respectively. These advances are collateralized by the Bank's investment in FHLB stock, qualifying real estate loans with a principal balance of approximately $105.3 million, and government agency and mortgage-backed securities with a fair market value of approximately $3.0 million held under a specific collateral agreement. The Bank has an available line of credit with the FHLB for up to 25% of Bank assets, or approximately $66.1 million at December 31, 2007. However, the Bank may request an increase in this borrowing capacity from the FHLB. At December 31, 2007 the Bank had sufficient collateral pledged to borrow a total of approximately $87.2 million from the FHLB. The borrowing capacity is subject to certain collateral requirements as stipulated in the FHLB borrowing agreement.

NOTE 9 - OTHER NONINTEREST INCOME AND EXPENSE

Other noninterest income and expense consists of the following:

	Years Ended December 31,
	2007	2006	2005
Other noninterest income
Income from real estate held for investment	$5,900	$24,100	$31,600
Safe deposit box rental	24,900	20,700	21,200
Increase in BOLI cash surrender value	158,200	147,100	134,700
Miscellaneous fees and commissions	83,000	76,700	69,400

	$272,000	$268,600	$256,900

Other noninterest expense
Education and seminars	$52,200	$65,900	$39,200
Personnel costs	101,000	93,300	77,700
Travel	46,000	46,900	34,300
Courier cost	33,100	27,000	26,700
Supervisory fees	55,200	48,000	30,400
Loan costs	34,300	43,000	48,300
ATM/VISA check card fees	152,200	119,900	95,700
Insurance	38,500	41,500	36,200
Bank service charges	77,900	72,300	70,900
Deposit account write-offs	43,600	7,700	26,300
Miscellaneous	36,300	34,900	39,900

	$670,300	$600,400	$525,600

NOTE 10 - INCOME TAXES

The provision for income taxes (benefit) is summarized below:

	Years Ended December 31,
	2007	2006	2005
Current
Federal	$1,152,400	$1,413,300	$1,378,300
State	—	—	2,000

	1,152,400	1,413,300	1,380,300

Deferred
Federal	(45,700)	(257,400)	(187,500)
State	—	—	—

	(45,700)	(257,400)	(187,500)

Total
Federal	1,106,700	1,155,900	1,190,800
State	—	—	2,000

	$1,106,700	$1,155,900	$1,192,800

	December 31,
	2007	2006
Deferred tax asset
Bad debts and other provisions	$951,000	$976,000
Unrealized loss on securities available for sale	168,000	—
Other	52,000	39,300

Total deferred tax asset	1,171,000	1,015,300

Deferred tax liability
FHLB stock	70,000	70,000
Depreciation	227,000	285,000
Unrealized gain on securities available for sale	—	59,000

Total deferred tax liability	297,000	414,000

Net deferred tax asset	$874,000	$601,300

The differences between expected federal and state income tax expense at statutory rates to actual income tax expense are summarized as follows:

	Years Ended December 31,
	2007	2006	2005
Federal income tax expense - at statutory rate	$1,305,000	$1,390,000	$1,315,000
Tax effect of:
Tax exempt interest income	(84,000)	(53,000)	(50,000)
BOLI cash surrender value increase	(54,000)	(50,000)	(46,000)
Dividends received deduction	(65,000)	(58,000)	(42,000)
Other, net	4,700	(73,100)	15,800

	$1,106,700	$1,155,900	$1,192,800

The Company adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, which was effective January 1, 2007. FIN 48 provides a comprehensive model for how the Company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on its tax return. The Company does not have any unrecognized tax benefits as defined by FIN 48 and, therefore, there was no effect on the Company’s financial position or results of operations as a result of implementing FIN 48.

The Company files income tax returns in the U.S. federal jurisdiction and the state of Virginia. With few possible exceptions, the Company is no longer subject to U.S. or state income tax examinations by tax authorities for years before 2004.

NOTE 11 - STOCKHOLDERS’ EQUITY

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its banking subsidiary must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its banking subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 2007, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2007, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Company and the Bank's actual capital amounts and ratios are presented in the table.

					To Be Well Capitalized Under Prompt Corrective Action Provisions

			For Capital Adequacy Purposes
	Actual
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount		Ratio
As of December 31, 2007:
Total Capital (to Risk-Weighted Assets):
Consolidated	$29,664	15.60%	$15,216	8.00%	$	N/A	N/A
Shore Bank	25,361	13.57%	14,954	8.00%		18,693	10.00%

Tier 1 Capital (to Risk-Weighted Assets):
Consolidated	$27,308	14.36%	$7,608	4.00%	$	N/A	N/A
Shore Bank	23,020	12.31%	7,477	4.00%		11,216	6.00%

Tier 1 Capital (to Average Assets):
Consolidated	$27,308	10.28%	$10,622	4.00%	$	N/A	N/A
Shore Bank	23,020	8.77%	10,498	4.00%		13,123	5.00%

As of December 31, 2006:
Total Capital (to Risk-Weighted Assets):
Consolidated	$28,060	15.09%	$14,879	8.00%	$	N/A	N/A
Shore Bank	23,471	12.97%	14,473	8.00%		18,091	10.00%

Tier 1 Capital (to Risk-Weighted Assets):
Consolidated	$25,611	13.77%	$7,440	4.00%	$	N/A	N/A
Shore Bank	21,180	11.71%	7,236	4.00%		10,855	6.00%

Tier 1 Capital (to Average Assets):
Consolidated	$25,611	9.93%	$10,319	4.00%	$	N/A	N/A
Shore Bank	21,180	8.27%	10,247	4.00%		12,809	5.00%

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends that may be paid at any date is generally limited to the retained earnings (as defined) for the Bank for the current and past two years, and loans or advances are limited to 10 percent of the Bank’s capital stock and surplus on a secured basis. In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

At December 31, 2007, the Bank’s retained earnings available for the payment of dividends was $4.7 million. Accordingly, $18.8 million of the Company’s equity in the net assets of the Bank was restricted at December 31, 2007.

During the year ended December 31, 2007, the Company paid quarterly cash dividends of $0.07 per share for the first, second and third quarters and $0.08 per share for the fourth quarter. During the year ended December 31, 2006, the Company paid quarterly cash dividends of $0.058 per share for the first, second and third quarters and $0.07 per share for the fourth quarter. During the year ended December 31, 2005, the Company paid quarterly cash dividends of $0.05 per share for the first and second quarters and $0.058 per share for the third and fourth quarters. During August 2006, the Company effected a six-for-five stock split. All 2005 and

2006 dividends per share have been adjusted to reflect the August 2006 stock split. On January 8, 2008, the Company declared a $0.08 per share quarterly cash dividend paid on February 1, 2008 to shareholders of record on January 25, 2008.

During October 2001, the Company’s Board of Directors approved a Dividend Reinvestment Plan (“DRIP Plan”) whereby shareholders may elect to have cash dividends paid by the Company reinvested in its common stock, subject to certain limitations. Shareholders may also make optional cash payments to purchase additional shares of the Company’s common stock. The DRIP Plan document details the plan and was sent to each shareholder during November 2001.

During May 2007, the Company’s Board of Directors approved the repurchase of 125,000 additional shares of common stock on the open market. The Company has not repurchased any shares of common stock under this plan.

NOTE 12 - EMPLOYEE BENEFIT PLANS

401k Profit Sharing Plan

The Company’s 401k Profit Sharing Plan Trust (the “Plan”) provides for retirement, death and disability benefits. An employee becomes eligible for participation in the Plan on the first day of the month following their ninety day anniversary date with the Company. However, an employee must be employed on the last day of the year to be eligible for profit sharing under the Plan.

Employees may elect to defer 2%-15% of their compensation, with the Company making matching contributions equal to 100% of the first 3% of compensation deferred, and 50% of the next 3%. Matching contributions made by the Company under the Plan totaled approximately $120,300, $107,900 and $87,600 for the years ended December 31, 2007, 2006 and 2005, respectively. The Company may also elect to make discretionary contributions to the Plan. Accordingly, $120,000, $120,000 and $106,000 of such contributions were made during the years ended December 31, 2007, 2006 and 2005, respectively.

Stock Option Plans

The Company currently has one stock option plan for employees in effect—the 2001 Stock Incentive Plan (the “2001 Plan”). The 1992 Stock Option Plan expired, but certain options deemed earned are still exercisable. The Company’s 2001 Plan is designed to attract and retain qualified personnel in key positions, provide employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and the Bank and reward employees for outstanding performance and the attainment of targeted goals. The 2001 Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986 (“incentive stock options”), as well as nonqualified stock options.

The 2001 Plan, approved by the Company’s shareholders on April 17, 2001, provides up to 388,800 shares of common stock (as adjusted for the December 2003 20% stock dividend and August 2006 six-for-five stock split) for granting restricted stock awards and stock options in the form of incentive stock options and nonstatutory stock options to employees of the Company. The 2001 Plan also provides for the granting of restricted stock awards. The 2001 Plan expires on April 16, 2011.

The 2001 Plan is administered by the Compensation Committee formed by the Company’s Board of Directors, each member of which is a “nonemployee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The 2001 Plan is in effect for a period of ten years from the date of adoption by the Board of Directors.

Under the 2001 Plan, the committee determines which employees will be granted options, whether such options will be incentive or nonqualified options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of common stock and when such options become exercisable. In general, the per share exercise price of an incentive stock option shall be at least equal to the fair market value of a share of common stock on the date the option is granted. The per share exercise price of a nonqualified stock option shall be not less than 50% of the fair market value of a share of common stock on the date the option is granted.

Stock options shall become vested and exercisable in the manner specified by the committee. In general, each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable for periods of up to 10 years after its date of grant. Stock options are nontransferable except by will or the laws of descent and distribution.

The committee also determines which employees will be awarded restricted stock and the number of shares to be awarded. The value of the restricted stock is to be at least equal to the fair market value of the common stock on the date the stock is granted. No shares of restricted stock have been awarded.

During the years ended December 31, 2007 and 2006, the Company did not grant incentive stock options under the 2001 Plan. During the year ended December 31, 2005, the Company granted 16,897 incentive stock options under the 2001 Plan at an average exercise price of $16.40. During the years ended December 31, 2007, 2006 and 2005, the Company granted 500, 10,880 and 24,217 nonqualified stock options under the 2001 plan at an average exercise price of $13.10, $14.86 and $15.37, respectively.

The following table represents options outstanding under the Stock Plans:

	Years Ended December 31,
	2007			2006		2005
	Options	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Outstanding - beginning of year	137,989	$11.26		136,057	$10.85	111,479	$8.43
Granted	500	13.10		10,880	14.86	41,114	15.79
Exercised	(3,600)	6.30		(8,328)	(6.74)	(14,898)	6.22
Forfeited	(4,800)	14.95		(620)	15.19	(1,638)	12.61

Outstanding - end of year	130,089	$11.35	$65,400	137,989	$11.26	136,057	$10.85

Exercisable - end of year	128,369	$11.35	$70,500	136,529	$11.26	134,857	$10.84

Weighted average fair value of options granted		$3.82			$3.89		$4.30

The total intrinsic value of options exercised during the years ended December 31, 2007, 2006 and 2005 was $27,300, $66,100 and $100,800, respectively.

Nonvested Shares	Number of Options	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2007	1,460	$4.30
Granted	500	3.82
Vested	(240)	3.90
Forfeited	—	—

Nonvested at December 31, 2007	1,720	$3.87

As of December 31, 2007, there was $6,700 of total unrecognized compensation costs related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period 4.17 years. The total fair value of shares vested during the years ended December 31, 2007, 2006 and 2005 was $900, $40,900 and $172,500 respectively.

Total compensation cost of share-based payment arrangements recognized in income during 2007 was $900. The total income tax benefit recognized in the income statement for share-based compensation arrangements was $300 for 2007.

Stock Option Plan (concluded)

Cash received from option exercises under share-based payment arrangements for 2007, 2006 and 2005 was $22,700, $56,200 and $47,000, respectively. Tax deductions from option exercises of share-based arrangements received during 2007, 2006 and 2005 was $5,700, $10,900 and $9,300, respectively. During 2006 and 2007, no outstanding shares were exchanged towards the exercise of stock options, while 1,492 outstanding shares were exchanged towards the exercise of stock options during 2005.

Other information pertaining to options outstanding at December 31, 2007 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$5.56 - $8.90	57,609	3.98	$7.06	57,609	$7.06
$13.50 - $16.40	72,481	5.07	$14.87	70,761	$14.87

Outstanding at end of year	130,089			128,369

NOTE 13 - RELATED PARTY TRANSACTIONS

In the normal course of business, the Bank makes loans to and receives deposits from directors, officers and other related parties. Loans to employees are made on substantially the same terms as those prevailing at the time for comparable transactions with other borrowers, except that the interest rate is reduced by a stated amount for primary residence loans, as long as such person remains employed by the Bank. At December 31, 2007, total deposit balances outstanding of related parties were $1.0 million. A summary of related party loan activity for the periods indicated is as follows:

Balance, December 31, 2006	$4,449,400
Originations	401,100
Repayments	(1,634,600)

Balance, December 31, 2007	$3,215,900

The Bank has a lease agreement with the Bank’s former Chairman of the Board of Directors to lease a lot at Four Corners Plaza, Onley, Virginia, for $2,000 per month expiring in 2009 with two five-year renewals. Each renewal will be at the option of the Bank and the leases will be based on the previous lease rate, after being adjusted for changes in the consumer price index. Shore Investments Inc. has a lease agreement with a partnership whereby the Company’s Chairman of the Board is the majority partner. The lease is for property located in Accomac, Virginia at $1,000 per month expiring in 2010 with two five-year renewal options available if the Bank chooses to exercise them. The Bank has a lease agreement with a director for two billboard signs at $400 per month each that expires in August 2011.

All related party transactions were consummated in terms equivalent to those that prevail in arm’s length transactions.

NOTE 14 - COMMITMENTS AND CONTINGENCIES AND OTHER RELATED PARTY TRANSACTIONS

Minimum future lease payments for these operating leases are as follows:

Years Ending December 31,
2008	$134,700
2009	84,000
2010	48,000
2011	38,000
2012	24,300

$329,000

Rental expense under operating leases was $104,200, $53,400 and $30,600 for the years ended December 31, 2007, 2006 and 2005, respectively.

The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include single-family residences, other residential property, commercial property and land. At December 31, 2007 and 2006, the Bank had outstanding commitments to originate loans, including outstanding construction loan commitments, with variable interest rates of approximately $11.4 million and $8.4 million, respectively. In addition, unused lines of credit, primarily at variable rates, amounted to approximately $37.1 million and $36.2 million at December 31, 2007 and 2006, respectively. Standby letters of credit at December 31, 2007 and 2006 were $1.8 million and $984,000, respectively. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

In the normal course of business, the Bank has entered into employment agreements with some of its key executives. The Company may terminate the employment agreements with proper notice as specified in the agreements. Termination without cause (as defined in the agreement) entitles the executive to base salary and benefits for a specified period of time from the date of termination, depending on the agreement.

The Bank has an agreement with a service company whereby the latter furnishes data processing services to the Bank. The contract was last renewed during 2005 for an additional 60 months that is similar to the previous agreement and to those entered into by other entities in the financial institution industry. The costs represent normal operating costs to the Bank.

Various legal claims also arise from time to time in the normal course of business that, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

NOTE 15 - EARNINGS PER SHARE RECONCILIATION

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations.

	Years Ended December 31,
	2007	2006	2005
Net income (numerator, basic and diluted)	$2,730,600	$2,933,100	$2,675,300
Weighted average shares outstanding (denominator)	2,499,800	2,492,100	2,485,100

Earnings per common share - basic	$1.09	$1.18	$1.08

Effect of dilutive securities:

Weighted average shares outstanding	2,499,800	2,492,100	2,485,100
Effect of stock options	19,400	30,500	36,200

Diluted average shares outstanding (denominator)	2,519,200	2,522,600	2,521,300

Earnings per common share - assuming dilution	$1.08	$1.16	$1.06

NOTE 16 - PARENT COMPANY

Since its inception, the Company’s business activities have been limited to investment activities related to the Bank and its excess cash. Dividends and management fees from the Bank and investment income represent the only sources of funds for the Company. Certain restrictions exist that limit the amount of dividends the Bank may declare without obtaining regulatory approval. At December 31, 2007, the Bank had approximately $4.7 million available to declare in dividends under existing regulatory guidelines.

The Company’s primary costs consist of its employees’ compensation expense, board of director’s expenses, public reporting requirements and annual fees associated with being a public company. During the years ended December 31, 2007, 2006 and 2005, the Bank paid the Company management fees of $564,000, $480,000 and $431,000, respectively, for its proportion of operating costs.

The Company’s condensed balance sheets as of December 31, 2007 and 2006, and the related condensed statements of income and cash flows for years ended December 31, 2007, 2006 and 2005 are provided below:

Condensed Balance Sheets

	December 31,
	2007	2006
Assets
Cash and due from banks	$1,240,000	$682,000
Securities available-for-sale	3,501,000	5,224,000
Investment in Shore Bank	23,471,000	21,465,000
Other assets	644,000	169,000

Total assets	$28,856,000	$27,540,000

Liabilities and Stockholders’ Equity
Liabilities	$1,136,000	$1,414,000
Stockholders’ equity	27,720,000	26,126,000

Total liabilities and stockholders’ equity	$28,856,000	$27,540,000

Condensed Statements of Income

	Years Ended December 31,
	2007	2006	2005
Income
Dividends from Shore Bank	$700,000	$1,000,000	$500,000
Management Fees from Shore Bank	564,000	480,000	431,000
Investment income	279,000	239,000	171,000
Gain on sales of securities	125,000	246,000	185,000

Total income	1,668,000	1,965,000	1,287,000

Expenses
Compensation and benefits	456,000	441,000	412,000
Directors’ fees	98,000	81,000	93,000
Accounting and professional fees	140,000	147,000	97,000
Other	133,000	137,000	73,000

Total expenses	827,000	806,000	675,000

Income before income taxes and equity in undistributed net income of subsidiary	841,000	1,159,000	612,000
Income tax expense	—	—	—

Income before equity in undistributed net income of subsidiary	841,000	1,159,000	612,000
Equity in undistributed net income of subsidiary(1)	1,890,000	1,774,000	2,063,000

Net income	$2,731,000	$2,933,000	$2,675,000

(1)	Amount in parentheses represents the excess of dividends declared over net income of subsidiary.

Condensed Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Operating Activities
Net income	$2,731,000	$2,933,000	$2,675,000
Equity in undistributed net income of subsidiary	(1,890,000)	(1,774,000)	(2,063,000)
Other non-cash transactions	(5,000)	14,000	—
Gain on sale of securities	(125,000)	(246,000)	(185,000)
Tax benefit from stock options	6,000	11,000	9,000
Compensation expense for stock options granted	—	40,000	—
Change in other assets	(50,000)	(30,000)	(9,000)
Change in other liabilities	3,000	18,000	9,000

Cash flows from operating activities	670,000	966,000	436,000

Investing Activities
Proceeds from sale and calls of available-for-sale securities	1,836,000	593,000	855,000
Purchase of available-for-sale securities	(821,000)	(1,643,000)	(877,000)
Purchase of premises and equipment	(425,000)	—	—
Sale of premises and equipment	—	—	—
Other investing activities	—	—	—

Cash flows from investing activities	590,000	(1,050,000)	(22,000)

Financing Activities
Proceeds from exercise of common stock options	23,000	56,000	72,000
Proceeds from borrowings	—	1,000,000	—
Payment of dividends on common stock	(725,000)	(610,000)	(538,000)

Cash flows from financing activities	(702,000)	446,000	(466,000)

Change in cash and cash equivalents	558,000	362,000	(52,000)
Cash and cash equivalents, beginning of year	682,000	320,000	372,000

Cash and cash equivalents, end of year	$1,240,000	$682,000	$320,000

NOTE 17 - QUARTERLY CONDENSED STATEMENTS OF INCOME—UNAUDITED

Quarterly Condensed Statements of Income - Unaudited

	2007 Quarters Ended
	March 31	June 30	September 30	December 31
Total interest and dividend income	$3,926,700	$4,049,600	$4,164,000	$4,116,400
Net interest income after provision for loan losses	2,067,300	2,195,800	2,277,900	2,336,000
Noninterest income	829,300	811,700	811,900	799,600
Noninterest expense	1,973,300	2,244,900	2,060,500	2,013,500
Income before income taxes	923,300	762,600	1,029,300	1,122,100
Net income	637,100	574,300	730,400	788,800
Earnings per common share - diluted	0.25	0.23	0.29	0.31
Dividends per common share	0.070	0.070	0.070	0.070

	2006 Quarters Ended
	March 31	June 30	September 30	December 31
Total interest and dividend income	$3,495,800	$3,774,500	$3,852,100	$3,990,100
Net interest income after provision for loan losses	2,102,500	2,093,900	2,045,400	2,194,500
Noninterest income	795,400	842,200	838,500	915,800
Noninterest expense	1,890,700	1,869,100	1,911,600	2,067,800
Income before income taxes	1,007,200	1,067,000	972,300	1,042,500
Net income	695,000	736,200	670,900	831,000
Earnings per common share - diluted	0.27	0.29	0.27	0.33
Dividends per common share	0.058	0.058	0.058	0.070

NOTE 18 - SEGMENT INFORMATION

Management determines the Company’s operating segments and evaluates their performance by the markets in which the Bank operates. Currently, the Bank operates in two different geographical markets: Virginia and Maryland. Generally, each market possesses a different customer base and occasionally requires that management approach product pricing and promotion in different manners. However, products offered in each market are similar. Additionally, the Maryland market represents a newer market to the Bank than does the Virginia market.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on net interest income from operations and asset growth within the segments.

Since the Company derives a significant portion of its revenues from interest income and interest expense is the most significant expense, the segments are reported below using net interest income for the periods indicated. The “Other” column primarily represents the Company’s investment activities resulting from excess cash available within the individual segments. The “Elimination” column represents intersegment activities and reconciles the segments to the Company’s consolidated financial statements.

(In thousands)	Virginia	Maryland	Other	Elimination of Intersegment Transactions	Total
Net Interest Income:
Year ended December 31, 2007	$6,575	$1,824	$(514)	$919	$8,804
Year ended December 31, 2006	$6,400	$1,752	$(377)	$720	$8,495
Year ended December 31, 2005	$6,174	$1,690	$590	$(17)	$8,437

Assets:
December 31, 2007	$206,469	$53,949	$38,745	$(32,496)	$266,667
December 31, 2006	$198,692	$49,441	$43,531	$(30,988)	$260,676

NOTE 19 - BRANCH DEPOSIT ACQUISITION

On December 13, 2002, the Bank acquired certain assets and assumed certain liabilities of the Salisbury, Maryland branch of Susquehanna Bank, a wholly-owned subsidiary of Susquehanna Bankshares Inc. The approximate fair value of the net assets acquired and deposit liabilities assumed amounted to $50,000 and $17.5 million, respectively. The Bank realized proceeds of approximately $16.8 million from the transaction, net of a deposit premium intangible of $620,000. The Bank is amortizing this intangible over ten years. During the years ended December 31, 2007, 2006 and 2005, the Bank realized amortization expense of $62,000, $62,000 and $62,000 respectively, on this asset and the accumulated amortization for the periods then ended was $310,000, $248,000 and $186,000, respectively.

NOTE 20 - COMPREHENSIVE INCOME

Total comprehensive income consists of the following for the years indicated:

	Years Ended December 31,
	2007	2006	2005
Net income	$2,730,600	$2,933,100	$2,675,300
Other comprehensive income (loss)	(439,800)	68,200	(539,400)

Total comprehensive income	$2,290,800	$3,001,300	$2,135,900

The components of other comprehensive income are as follows for the years indicated:

	Years Ended December 31,
	2007	2006	2005
Unrealized gains (losses) on available-for-sale securities:
Unrealized holding gains (losses) arising during the period	$(591,600)	$316,000	$(674,600)
Less: reclassification adjustment for gain included in income	(74,500)	(210,000)	(166,400)

Total other comprehensive gain (loss) before tax effect	(666,100)	106,000	(841,000)
Tax benefit (expense)	226,300	(37,800)	301,600

Net unrealized gain (loss)	$(439,800)	$68,200	$(539,400)

NOTE 21 - SUBSEQUENT EVENT

On January 8, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hampton Roads Bankshares, Inc. (“HRB”). The Merger Agreement sets forth the terms and conditions of HRB’s acquisition of the Company through the merger of the Company with and into HRB (the “Merger”). Shore Bank, a wholly-owned subsidiary of the Company, will become a wholly-owned subsidiary of HRB in the Merger and will operate separately from the Bank of Hampton Roads, a wholly-owned subsidiary of HRB. Scott C. Harvard will continue to serve as President and Chief Executive Officer of Shore Bank. The headquarters of the surviving entity, Hampton Roads Bankshares, Inc., will be the current headquarters of HRB and its Board of Directors will be increased, as specified in the Merger Agreement, to include three new members who currently serve as directors of the Company.

Under the terms of the Merger Agreement, HRB will acquire all of the outstanding shares of the Company. The shareholders of the Company will receive, for each share of the Company common stock that they own immediately prior to the effective time of the Merger, either $22 per share in cash or 1.8 shares of common stock of HRB (the “Exchange Ratio”). Pursuant to the terms of the Merger Agreement, shareholders of the Company will have the opportunity to elect to receive cash, shares of common stock of HRB, or a combination of both subject to the allocation and proration procedures set forth in the Merger Agreement. The allocation and proration procedures are intended to ensure that, in the aggregate, no less than 25% and no more than 45% of the total merger consideration will be cash and the remainder will be common stock of HRB. However, HRB has reserved the right to increase the cash portion of the consideration up to 50% of the total merger consideration if the shareholders of the Company in the aggregate elect to receive less than 55% of the total consideration in common stock of HRB.

In addition, at the effective time of the Merger, each outstanding option to purchase shares of the Company common stock under any of the Company’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of HRB common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by the shareholders of each of the Company and HRB and the receipt of all required regulatory approvals. The Merger is expected to be completed in the second quarter of 2008. Pursuant to the Merger Agreement either party may terminate the Merger Agreement in the event the Merger is not consummated by September 30, 2008. In addition, the Company may terminate the Merger Agreement in the event the Average Price of HRB common stock (as defined in the Merger Agreement) is less than $9.50 per share and HRB may terminate the Merger Agreement in the event such average price is greater than $14.94 per share. The termination of the Merger Agreement will, in certain circumstances, obligate the Company to pay HRB a termination fee of $1.0 million to $2.4 million depending on the triggering event and HRB to pay the Company a termination fee of $1.0 million.

On January 8, 2008, the Company declared a $0.08 per share quarterly cash dividend paid on February 1, 2008 to shareholders of record on January 25, 2008.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Shore Financial Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Shore Financial Corporation and Subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007. Shore Financial Corporation and Subsidiaries’ management is responsibility for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shore Financial Corporation and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Norfolk, Virginia

February 27, 2008

Item 9.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A.

CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the year. Based on that evaluation, our principal executive officer and principal financial officer have concluded that these controls and procedures are effective. There were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

MANAGEMENT’S REPORT ON INTERNAL

CONTROL OVER FINANCIAL REPORTING

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Management regularly monitors its internal control over financial reporting and takes appropriate action to correct any deficiencies that may be identified.

Management assessed the Company’s internal control over financial reporting as of December 31, 2007. This assessment was based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management concluded that the Company maintained effective internal control over financial reporting as of December 31, 2007.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Further, because of changes in conditions, internal control effectiveness may vary over time.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

/s/ SCOTT C. HARVARD
Scott C. Harvard
President and Chief Executive Officer

/s/ STEVEN M. BELOTE
Steven M. Belote
Chief Financial Officer and Senior Vice President

March 10, 2008

PART III

Item 10.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERANCE

The table below presents information concerning each director of the Company.

Name (Age)	Principal Occupation During Past Five Years(1)
Terrell E. Boothe (64) Independent Director	Retired. Director since 1985.

The Honorable D. Page Elmore (68) Independent Director	Representative, Maryland House of Delegates. Director since 1995.

Dr. Lloyd J. Kellam, III (53) Independent Director	Physician, Eastern Shore Physicians and Surgeons, Nassawadox, Virginia. Director since 1992.

Henry P. Custis, Jr. (62) Independent Director	Chairman of the Board of the Company and the Bank; Partner, Custis, Lewis & Dix, a law firm located in Accomac, Virginia. Director since 1987.

L. Dixon Leatherbury (58) Independent Director	President and General Manager, Leatherbury Equipment Co., Cheriton, Virginia; President, Wakefield Equipment Co., Wakefield, Virginia. Director since 1981.

Scott C. Harvard (53)	President and Chief Executive Officer of the Company and the Bank. Director since 1985.

Richard F. Hall, III (54) Independent Director	Owner, Loblolly Farms, Accomac, Virginia; Owner, Seaside Produce, Accomac, Virginia. Director since 1997.

(1)	Includes service as a director of the Bank.

The table below presents information concerning each executive officer of the Company.

Name (Age)	Principal Occupation During Past Five Years(1)
Scott C. Harvard (53)	President and Chief Executive Officer of the Company and the Bank.

Steven M. Belote (42)	Senior Vice President, Chief Financial Officer and Secretary of the Company; Senior Vice President and Chief Financial Officer of the Bank.

J. Anderson Duer, Jr. (60)	Senior Vice President/Lending of the Bank.

Brenda L. Payne (51)	Senior Vice President of the Company; Senior Vice President/Operations and Risk Management of the Bank.

(1)	Includes service as an officer of the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended December 31, 2007.

Nomination Procedures

During 2007, the Company did not have a nominating committee. The Company’s independent directors serve in that capacity as provided for in the Company’s bylaws. The Board of Directors does not believe that it is necessary to have a nominating committee because it believes that the functions of a nominating committee can be adequately performed by its independent members. In their capacity as the nominating committee, the independent members of the Board of Directors will accept for consideration shareholders’ nominations for directors if made in writing in accordance with the Company’s bylaws. The Company does not have a charter with respect to its director nominations process.

The Company’s bylaws state that subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among the Board. Among the factors that the directors consider when evaluating proposed nominees are their independence, financial literacy, business experience, character, judgment and strategic vision. Other considerations would be their knowledge of issues affecting the business, their leadership experience and their time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background skills and expertise to make a significant contribution to the Board, the Company and its shareholders.

Corporate Governance

The Company has a Code of Professional Conduct for Finance Executives that is applicable to all directors and senior executive officers, including the principal executive officer and principal financial officer (who is also the principal accounting officer). The Code of Professional Conduct for Finance Executives is available on the

Company’s website under Shore Financial Corporation/Corporate Governance (www.shorebank.com). The Company intends to post amendments to or waivers, if any, from its Code of Professional Conduct for Finance Executives at this location on its website.

Corporate Governance documents located on the Company’s website include the following:

•	Audit Committee Charter

•	Code of Conduct for Employees and Directors

•	Code of Ethical Conduct for Financial Executives

•	Corporate Governance Committee Charter

•	Whistleblower Policy

Audit Committee

The Audit Committee is comprised of L. Dixon Leatherbury (Chairman), Lloyd J. Kellam, III and Terrell E. Boothe. Mr. Leatherbury has been designated by the Board of Directors as the “audit committee financial expert” under SEC rules. The committee has the sole authority and direct responsibility for the appointment, compensation, retention and oversight of the work of the public accounting firm engaged for the purpose of preparing or issuing an audit report or related services. The accounting firm engaged by the committee must report directly to the committee. The committee also reviews the reports of examination by the regulatory agencies, the independent accountants and the internal auditor, and issues its report to the full Board. A copy of the committee’s charter is located on the Company’s website (www.shorebank.com). The Audit Committee met four times during 2007.

Item 11.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. The Compensation Committee sets the performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon their evaluation. In evaluating executive compensation, the Compensation Committee may review salary surveys, retain the services of compensation consultants and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives based on its judgment. The committee also reviews director compensation and administers the Company’s stock incentive plan. All decisions with respect to executive and director compensation and the stock incentive plan are approved by the Compensation Committee and recommended to the full Board of Directors.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007 with management. In reliance on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, that the CD&A be included in this report for filing with the SEC.

By the Compensation Committee of the Board of Directors

Terrell E. Boothe, Chairman

Henry P. Custis, Jr.

Richard F. Hall, III

Compensation Discussion and Analysis

Compensation Philosophy

Total compensation is intended to reward performance, retain excellent employees, keep employees focused on the goals of the Company and be competitive in the marketplace. Executive compensation is designed to:

•	Reward executives for the enhancement of shareholder value.

•	Support an environment that rewards performance with respect to Company goals.

•	Attract and retain key executives critical to the long term success of the Company.

•	Integrate compensation programs with the short and long term strategic plans of the Company.

•	Align the interests of the executives with the long term interests of the shareholders.

The compensation programs of the Company for its executive officers are generally administered at the direction of the Compensation Committee and reviewed annually.

Compensation Overview

Elements of compensation for the executive officers include: base salary, a cash bonus incentive compensation plan, stock incentive awards, 401(k) plan, health, disability, life insurance and perquisites. The Compensation Committee generally determines base salaries for our executives during February of each year with any changes being effective in March of that same year. During this time, the committee also approves and adopts the new Executive Incentive Compensation Plan (“EICP”) for the year and typically considers stock awards to the executive officers and other eligible employees.

In determining executive compensation, the Compensation Committee reviews all elements of each executive officer’s total compensation and considers both objective and subjective criteria. With respect to the objective portion of the performance evaluation, the committee specifically considers certain financial performance measures of the Company which may include, but are not limited to, net income and return on equity. Additionally, the Compensation Committee reviews the results of the Virginia Bankers Association’s annual compensation survey, comparing executive compensation with other similarly-sized banking companies across the Commonwealth of Virginia, the compensation of other executives from comparable public banking companies available through public filings, the performance of the Company’s stock and the shareholders’ return. As to the subjective component, the Compensation Committee considers the executive’s level of responsibility and performance and the individual’s contribution in achieving the Company’s long-term mission. Additionally, the Compensation Committee considers input from the President and Chief Executive Officer (“CEO”) with respect to executive officers that report to him and makes appropriate recommendations to the Board of Directors. In determining the President and CEO’s compensation, the committee uses the same objective and subjective measures previously discussed and their subjective assessment of the President and CEO’s contributions to the overall success of the Company.

During 2007, the only executive officers of the Company who earned annual compensation in excess of $100,000 were Scott C. Harvard, President and CEO, J. Anderson Duer, Jr., Senior Vice President/Lending (Bank) and Steven M. Belote, Senior Vice President and Chief Financial Officer (the “named executive officers”). The following table provides information on the total compensation paid or accrued during the years indicated below to the named executive officers. The Company did not issue any stock awards during the year presented and the Company does not have a pension plan or a deferred compensation plan for its executive officers. Consequently, these items are eliminated from the table.

Summary Compensation Table

Name and Principal Position		Annual Compensation				Option Awards		Non-Equity Incentive Plan Compensation(1)		All Other Compensation(2)		Total Compensation
	Year	Salary		Bonus
Scott C. Harvard President and Chief Executive Officer	2007 2006	$ $	171,700 167,500	$ $	-0- -0-	$ $	-0- -0-	$ $	-0- 56,950	$ $	31,450 31,893	$ $	203,150 256,343

J. Anderson Duer, Jr. Senior Vice President/Lending	2007 2006	$ $	100,500 98,000	$ $	-0- -0-	$ $	-0- -0-	$ $	-0- 5,292	$ $	9,115 9,816	$ $	109,615 113,108

Steven M. Belote Senior Vice President and Chief Financial Officer	2007 2006	$ $	107,300 104,000	$ $	-0- -0-	$ $	-0- -0-	$ $	2,700 5,616	$ $	9,210 9,611	$ $	119,210 119,227

(1)	Consists of cash amounts earned under the Company’s Executive Incentive Compensation Plan.
(2)	Amounts shown include: (i) amounts accrued on behalf of each officer under the Company’s 401(k) Plan ($15,900 for Mr. Harvard); and (ii) the dollar value of life insurance premiums paid on behalf of each officer ($15,300 for Mr. Harvard).

Base Salary

The Compensation Committee determines the base salary of executive officers based on what it considers necessary or appropriate to attract the level of competence needed for the position. The committee reviews base salary levels annually, focusing on individual performance from prior years, current industry conditions and current market considerations to ensure that base salary levels for the Company’s executive officers are competitive within a range that the committee considers to be reasonable and necessary. The committee also reviews the Virginia Bankers Association’s Annual Salary Survey and the compensation of other executives from comparable public banking companies available through public filings in determining the base salaries for the Company’s executive officers.

Executive Incentive Compensation Plan

The Company provides incentive compensation to its executive officers in the form of annual cash bonuses relating to shorter term financial and operational achievements during the year through the Company’s EICP. It is the committee’s general philosophy that management be rewarded for their performance as a team and, when considered appropriate, individually in the attainment of these goals. Accordingly, the EICP is designed to focus management on the Company’s overall corporate goals as well as various individual goals that the executive is in a position to impact directly. Although an executive officer may be eligible to receive an award under the plan, the granting of the awards to any individual or the officers as a group is entirely at the discretion of the committee.

During the year ended December 31, 2007, the committee designed the EICP around the Company achieving its overall corporate financial and operational goals. The committee measured three financial goals in 2007 and weighted their impact with respect to the bonus awards based on what the committee considered commensurate with the Company’s goals. These goals consisted of certain targets regarding net income, return on equity and individual goals for each officer that drove the Company’s overall performance. Each executive had the opportunity to earn payout percentages ranging from 20% to 60% of base compensation for the President and CEO and from 10% to 30% of base compensation for the other named executive officers.

Long Term Incentive Program—Stock Incentive Plan

The Company also provides long term incentive compensation to its executive officers and key employees under its 2001 Stock Incentive Plan (the “2001 plan”). The 2001 plan provides for incentive stock options, non-qualified stock options and restricted stock awards. The Compensation Committee administers the 2001 plan and determines on what basis the options and shares are to be awarded. The committee’s philosophy on the long term incentive awards program is that it should:

•	Be designed to align the interest of executives with the long term interest of the shareholders.

•	Reward long term performance.

•	Help retain executives through business plan cycles where short term compensation may be reduced due to longer term strategic goals.

Stock Incentive Plan

The Company currently has one stock incentive plan for employees in effect – the 2001 Stock Incentive Plan. The 1992 Stock Option Plan has expired, but certain options deemed earned are still exercisable. The 2001 plan is designed to attract and retain qualified personnel in key positions, provide employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward employees for outstanding performance and the attainment of targeted goals. The 2001 plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986 (“incentive stock options”), as well as non-qualified stock options and restricted stock awards. The 2001 plan is administered by the Compensation Committee, each member of which is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Unless sooner terminated, the 2001 plan is in effect for a period of ten years from the date of adoption by the Board of Directors.

Under the 2001 plan, the committee determines which executive officers will be granted options, whether such options will be incentive or non-qualified options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of common stock and when such options become exercisable. In general, the per share exercise price of a stock option must be at least equal to the fair market value of a share of common stock on the date the option is granted.

Stock options shall become vested and exercisable in the manner specified by the committee. In general, each stock option or portion thereof shall be exercisable at any time on or after it vests. Stock options are nontransferable except by will or the laws of descent and distribution. Non-qualified stock options may be transferred to immediate family members or a family trust.

The committee also determines which executive officers will be awarded restricted stock and the number of shares to be awarded. The compensation value the committee places on the restricted stock at the time of an award is at least equal to the fair market value of the Company’s common stock on the date of the stock award. No shares of restricted stock have been awarded under the 2001 plan.

Stock Option Awards

The Compensation Committee typically determines stock option awards for its executive officers at the same time it is considering all executive performance and compensation. However, the committee may consider these grants at other times during the year if they consider it necessary. When the Compensation Committee decides to grant stock options they generally award them to all employees, including executive officers, on the same date as determined by the committee.

During 2007, the Company did not grant stock options to its named executive officers. Consequently, the Grants of Plan-Based Awards table has not been presented. The following table provides information concerning stock options outstanding to the named executive officers at December 31, 2007. The Company did not have any outstanding restricted stock awards at December 31, 2007 and, therefore, did not include items related to stock awards in the table below.

Outstanding Equity Awards at Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price per Share(1)	Option Expiration Date
Scott C. Harvard	11,520 11,520 11,241 7,406 6,097 13,657	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	$5.56 6.68 8.89 13.50 16.40 14.57	5/31/2011 3/01/2012 3/01/2013 3/01/2014 3/01/2015 4/12/2015

J. Anderson Duer, Jr.	2,880 1,440 1,440 2,400 2,400	-0- -0- -0- -0- -0-	-0- -0- -0- -0- -0-	$5.56 6.68 8.89 13.50 16.40	5/31/2011 3/01/2012 3/01/2013 3/01/2014 3/01/2015

Steven M. Belote	2,880 2,880 2,880 3,600 3,600	-0- -0- -0- -0- -0-	-0- -0- -0- -0- -0-	$5.56 6.68 8.89 13.50 16.40	5/31/2011 3/01/2012 3/01/2013 3/01/2014 3/01/2015

(1)	The exercise price is based on the market value of a share of common stock at the time the option was granted.

Options Exercised and Stock Vested

The following table provides information concerning stock options exercised or vested to the named executive officers during the year ended December 31, 2007.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott C. Harvard	-0-	-0-	-0-	-0-
J. Anderson Duer, Jr.	1,440	$10,600	-0-	-0-
Steven M. Belote	-0-	-0-	-0-	-0-

General Benefits

The Company provides a range of employee benefits that cover life, health and disability insurance, vacation and personal leave, as well as 401(k) retirement and other plans. Management reviews employee benefits annually to determine their effectiveness in providing total compensation packages that are competitive in the marketplace. Management will recommend changes to the Compensation Committee as deemed necessary and the committee will make changes as considered appropriate based on its underlying benefit philosophy. The committee’s philosophy regarding the Company’s benefits is that they should:

•	Provide protection to employees so that the employees are not distracted and can focus on work.

•	Match competitive forms of benefits in the market.

•	Encourage retention of productive employees while avoiding entitlements.

•	Provide a vehicle to encourage retirement planning for employees.

401(k) Profit Sharing Plan

The Company maintains a 401(k) profit sharing plan (the “401(k) plan”). The 401(k) plan is designed to promote the future economic welfare of the Company’s employees and to encourage employee savings. Employee deferrals of salary and employer contributions made under the 401(k) plan, together with the income thereon, are accumulated in individual accounts maintained in trust on behalf of the employee participants and are made available to the employee participants upon retirement and under certain other circumstances as provided in the 401(k) plan. Employee deferrals of salary and employer contributions made under the 401(k) plan are made on a tax-deferred basis.

A full-time employee of the Company becomes eligible to participate in the 401(k) plan on their three month anniversary date of employment. Participants may elect to defer amounts between 2-15% of their annual compensation to the 401(k) plan, subject to certain limits imposed by law. The Company makes matching contributions equal to 100% of the first 3% of compensation deferred and 50% of the next 3%. The Company may also make discretionary profit sharing contributions, allocated to eligible employees on the basis of relative compensation, or “qualified nonelective contributions” allocated on the basis of relative compensation but only to eligible non-highly compensated employees. During 2007, the Company contributed $240,300 to the 401(k) plan, $16,200, $9,100 and $9,200 of which was for the benefit of Messrs. Harvard, Duer and Belote, respectively.

Employment Contracts, Termination and Change in Control Arrangements

In its quest to attract and retain key executives critical to the long term success of the Company, the committee will enter into employment contracts, termination and change in control agreements with executives that are considered vital to carrying out the Company’s mission. These arrangements are commonplace in the financial services industry for executive officers.

On December 14, 1999, the Company and Mr. Harvard entered into an employment agreement regarding his services to the Company. The agreement had a three year initial term, and on December 31 of each year automatically renews for successive two-year terms, unless the Company elects not to extend the term of the agreement. The employment agreement provides for an annual base salary of $120,000, which is adjustable annually at the discretion of the Board, and annual cash bonuses in such amounts as determined by the Board. The Company may terminate Mr. Harvard’s employment at any time, but any termination by the Company other than “termination for cause” (as defined in the agreement) will not effect Mr. Harvard’s right to receive compensation or other benefits pursuant to the terms of the agreement. If Mr. Harvard is terminated for cause during the term of agreement, he will have no right to receive compensation or other benefits for any period after such termination. In the event that Mr. Harvard is terminated without cause, he shall receive his salary and certain benefits for a period of twelve months from the date of such termination. The employment agreement will terminate in the event that there is a change in control of the Company, at which time the change in control agreement described below between the Company and Mr. Harvard will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

The Company also has an agreement with Mr. Harvard that becomes effective upon a change in control of the Company. Under the terms of this agreement, the Company or its successor agrees to continue Mr. Harvard in its employ for a term of three years after the date of a change in control. During the contract term, Mr. Harvard will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year, a bonus at least equal to the highest annual bonus paid for the two years before the change in control and would be eligible to participate in the most favorable incentive, savings, retirement, welfare benefits, fringe benefits and vacation plans and programs generally applicable to peer executives in the Company and its affiliates. If Mr. Harvard’s employment is terminated during the three years other than for cause or disability as defined in the agreement, or if he should terminate employment because a material term of the contract is breached by the Company, he will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to 2.99 times the sum of Mr. Harvard’s base salary, annual bonus and equivalent benefits.

On March 1, 2000, the Company and Mr. Duer entered into an employment agreement regarding his services to the Company. The agreement had a one year initial term, and on March 1 of each year automatically renews for a one year term, unless the Company elects not to extend the term of the agreement. The employment agreement provides for an annual base salary of $68,500, which is adjustable annually at the discretion of the Board, and other benefits as defined by the agreement. The Company may terminate Mr. Duer’s employment at any time, but any termination by the Company other than “termination for cause” (as defined in the agreement) will not effect Mr. Duer’s right to receive compensation or other benefits pursuant to the terms of the agreement. If Mr. Duer is terminated for cause during the term of agreement, he will have no right to receive compensation or other benefits for any period after such termination. In the event that Mr. Duer is terminated without cause, including termination following a change in control of the Company, or if he resigns after a change in control pursuant to the terms of his agreement, he shall receive his salary and certain benefits for a period of six months from the date of such termination.

On March 1, 2000, the Company and Mr. Belote entered into an employment agreement regarding his services to the Company. The agreement had a one year initial term, and on March 1 of each year automatically renews for a one year term, unless the Company elects not to extend the term of the agreement. The employment agreement provides for an annual base salary of $65,000, which is adjustable annually at the discretion of the Board, and other benefits as defined by the agreement. The Company may terminate Mr. Belote’s employment at any time, but any termination by the Company other than “termination for cause” (as defined in the agreement) will not effect Mr. Belote’s right to receive compensation or other benefits pursuant to the terms of the agreement. If Mr. Belote is terminated for cause during the term of agreement, he will have no right to receive compensation or other benefits for any period after such termination. In the event that Mr. Belote is terminated without cause, including termination following a change in control of the Company, or if he resigns after a change in control pursuant to the terms of his agreement, he shall receive his salary and certain benefits for a period of six months from the date of such termination.

Compensation of Directors

The Compensation Committee determines the compensation of the Board of Directors of the Company. The committee reviews director compensation of peer companies in surveys provided by the Virginia Bankers Association and director compensation from comparable public banking companies available through public filings.

Each member of the Board of Directors of the Company receives an annual retainer of $9,000 regardless of whether he attends meetings of the Board plus $500 for each meeting attended, except for Henry P. Custis, Jr., who receives an annual retainer of $18,000 as Chairman of the Board of the Company plus the $500 attendance fee, and Mr. Harvard, who is not compensated for his service as director. In addition, each director, excluding Mr. Harvard, is paid $250 for each Company or Bank committee meeting attended. The chair of the Investment, Asset/Liability Management and Compensation committees is paid $500 per meeting attended, and the chair of the Audit committee is compensated $700 per meeting, with other audit committee members receiving $350 per meeting attended. The following table sets forth all of the director compensation for 2007.

Director Compensation

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Henry P. Custis, Jr	$24,500	-0-	$24,500
Terrell E, Boothe(1)	$18,800	-0-	$18,800
Richard F. Hall, III	$18,300	-0-	$18,300
L. Dixon Leatherbury	$19,300	-0-	$19,300
Dr. Lloyd J. Kellam, III(1)	$17,000	-0-	$17,000
D. Page Elmore	$15,400	-0-	$15,400

(1)	Mr. Boothe has elected to defer the director fees earned for the Company into the Virginia Bankers Association’s non-qualified deferred compensation plan.

Compensation Committee Interlocks and Insider Participation

During 2007 and up to the present time, there were transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management and the Company’s Board, none of the transactions involved more than the normal risk of collectibility or present other unfavorable features.

All members of the Compensation Committee are independent directors, and none of them are present or past employees or officers of the Company or its subsidiaries. None of the executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board or compensation committee.

Item 12.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of February 22, 2008, certain information as to the common stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, (ii) the directors of the Company, (iii) each executive officer named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Richard F. Hall, Jr. P. O. Box 6 Accomac, Virginia 23301	237,600	(2)	9.5%

Directors and Named Executive Officers:
Terrell E. Boothe	25,577	(2)	1.0%
Henry P. Custis, Jr	183,609	(3)	7.3%
D. Page Elmore	18,542		*
Richard F. Hall, III	58,450	(2)	2.2%
Scott C. Harvard	98,719	(2)(4)	3.8%
Dr. Lloyd J. Kellam, III	9,033	(2)	*
L. Dixon Leatherbury	47,448		1.8%
J. Anderson Duer, Jr	23,041	(4)	*
Steven M. Belote	23,028	(4)	*
All directors and executive officers As a group (10 persons)	506,007	(2)(5)	19.5%

*	Represents less than 1% of Company common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and minor children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Hall Jr., 86,400 shares; Mr. Boothe, 252 shares; Mr. Hall III, 14,544 shares; Mr. Harvard, 1,657 shares; Dr. Kellam, 93 shares..
(3)	Mr. Custis’s address is c/o Custis, Lewis & Dix, P.O. Box 577, Accomac, Virginia 23301.
(4)	Includes 61,441, 10,560 and 15,840 shares that may be acquired by Messrs. Harvard, Duer and Belote, respectively, pursuant to currently exercisable options granted under the Company’s 1992 Stock Option Plan and 2001 Stock Incentive Plan.
(5)	Includes 98,401 shares that may be acquired by executive officers pursuant to currently exercisable options granted under the Company’s 1992 Stock Option Plan and 2001 Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2007, relating to the equity compensation plans of the Company pursuant to which grants of options to acquire shares of common stock may be granted from time to time.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by shareholders(1)	130,089	(2)	$11.35	243,500

Equity compensation plans not approved by shareholders	—		—	—

Total	130,089		$11.35	243,500

(1)	These plans are the Company’s 1992 Stock Option Plan and 2001 Stock Incentive Plan.
(2)	Consists of options granted pursuant to the Company’s stock incentive plans.

Item 13.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain directors and executive officers of the Company and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. In the ordinary course of business, the Bank makes loans available to such parties which are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers, except that the Bank reduces the interest rate by one percentage point on primary residential mortgage loans made to full-time employees. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

The Bank has a lease agreement with Richard F. Hall, Jr., the former Chairman of the Bank and the father of Richard F. Hall, III, a director, with respect to the real property on which a branch office is located. The initial term of the lease began in 1987 for a twelve year period with four five-year renewals. Each renewal will be at the option of the Bank and the renewal leases will be based on the previous lease rate after being adjusted for changes in the consumer price index. The current lease payment is $2,000 per month.

The Bank’s subsidiary, Shore Investments Inc., has a lease agreement with Accawmacke Associates, a general partnership of which the Company’s Chairman, Henry P. Custis, Jr., is a partner, with respect to the real property on which an investment brokerage office is located. The initial term of the lease began in 2005 for a five year period with two five-year renewals at the option of Shore Investments. The current lease payment is $1,000 per month.

The Bank has a lease agreement with Richard F. Hall, III with respect to certain billboards the Bank uses for advertising. The lease began in 2006 for a five year period and current lease payments are $800 per month.

Item 14.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table shows the fees billed for the audit and other services provided by Goodman & Company, L.L.P. for the fiscal years ended December 31, 2007 and 2006.

	2006	2007
Audit Fees(1)	$38,350	$42,050
Audit-related Fees(2)	—	2,350
Tax Fees(3)	3,800	3,750
All Other Fees	—	—

Total	$42,150	$48,150

(1)	Audit Fees: Audit fees represent professional services rendered in connection with the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal years.
(2)	Audit-related Fees: Audit-related fees represent professional services rendered in connection with Sarbanes-Oxley compliance and miscellaneous other accounting matters.
(3)	Tax Fees: Tax fees consisted of tax return preparation and other tax related services rendered.

The Audit Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

PART IV

Item 15.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this report:

(a)(1) Financial Statements

The following consolidated financial statements and reports of independent auditors of the Company are in Part II, Item 8 on pages 44 thru 87:

Consolidated Balance Sheets—December 31, 2007 and 2006

Consolidated Statements of Income—Years ended December 31, 2007, 2006 and 2005

Consolidated Statements of Changes in Stockholders’ Equity—Years ended December 31, 2007, 2006 and 2005

Consolidated Statements of Cash Flows -Years ended December 31, 2007, 2006 and 2005

Notes to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

(a)(2) Financial Statement Schedules

All schedules are omitted since they are not required, are not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

(a)(3) The following exhibits are filed as part of this Form 10-K and this list includes the Exhibit Index.

No.	Description
3.1	Articles of Incorporation of Registrant, as amended.*****

3.2	Bylaws of Registrant.*

10.1	Company’s 1992 Incentive Stock Option Plan.*

10.2	Amended and Restated Employment Agreement between the Company and Scott C. Harvard.***

10.3	Management Continuity Agreement between the Company and Scott C. Harvard.***

10.4	Company’s 2001 Stock Incentive Plan.****

10.5	Form of Employment Agreement between the Company and each of J. Anderson Duer, Jr. and Steven M. Belote.******

11.0	Earnings Per Share Computation.**

21.0	Subsidiaries of the Registrant—Reference is made to “Item 1. Business” for the required information.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

*	Incorporated herein by reference from the Company’s Registration Statement on Form S-4 (Registration No. 333-35389) filed by the Company with the Commission on September 15, 1997.
**	Information required herein is incorporated by reference from Note 15 on page 58 of the financial statements attached hereto to this Form 10-K.
***	Incorporated herein by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001.
****	Incorporated herein by reference from the Company’s Registration Statement on Form S-8 (Registration No. 333-82838) filed by the Company with the Commission on February 15, 2002.
*****	Incorporated herein by reference from the Company’s Current Report on Form 8-K filed by the Company with the Commission on September 6, 2006.
******	Incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE FINANCIAL CORPORATION

By:	/s/ SCOTT C. HARVARD
Scott C. Harvard President and Chief Executive Officer

Dated: March 10, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ HENRY P. CUSTIS, JR. Henry P Custis, Jr.	Chairman of the Board and Director	March 10, 2008

/s/ SCOTT C. HARVARD Scott C. Harvard	President (Principal Executive Officer) and Director	March 10, 2008

/s/ STEVEN M. BELOTE Steven M. Belote	Senior Vice President (Principal Financial and Accounting Officer)	March 10, 2008

/s/ TERRELL E. BOOTHE Terrell E. Boothe	Director	March 10, 2008

/s/ D. PAGE ELMORE D. Page Elmore	Director	March 10, 2008

/s/ RICHARD F. HALL, III Richard F. Hall, III	Director	March 10, 2008

/s/ LLOYD J. KELLAM, III Lloyd J. Kellam, III	Director	March 10, 2008

/s/ L. DIXON LEATHERBURY L. Dixon Leatherbury	Director	March 10, 2008

Exhibit 31.1

CERTIFICATIONS

I, Scott C. Harvard, certify that:

1. I have reviewed this annual report on Form 10-K of Shore Financial Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 10, 2008	/s/ SCOTT C. HARVARD
Scott C. Harvard
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, Steven M. Belote, certify that:

1. I have reviewed this annual report on Form 10-K of Shore Financial Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 10, 2008	/s/ STEVEN M. BELOTE
Steven M. Belote
Chief Financial Officer and Senior Vice President

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Shore Financial Corporation (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott C. Harvard, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ SCOTT C. HARVARD
Scott C. Harvard
President and Chief Executive Officer

Date: March 10, 2008

This certificate accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Shore Financial Corporation (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven M. Belote, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ STEVEN M. BELOTE
Steven M. Belote
Chief Financial Officer

Date: March 10, 2008

This certificate accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Part II—Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Virginia Stock Corporation Act and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

The bylaws of Hampton Roads Bankshares contain provisions indemnifying the directors and officers of Hampton Roads Bankshares to the full extent permitted by Virginia law. In addition, the articles of incorporation of Hampton Roads Bankshares eliminate the personal liability of its Registrant’s directors and officers to Hampton Roads Bankshares or its shareholders for monetary damages to the full extent permitted by Virginia law.

The foregoing is only a general summary of certain aspects of Virginia law and Hampton Roads Bankshares’ articles of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act and the articles of incorporation and bylaws of Hampton Roads Bankshares.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and between Hampton Roads Bankshares, Inc. and Shore Financial Corporation dated as of January 8, 2008 (included as Annex A to this joint proxy statement/prospectus included in this registration statement)

3.1	Articles of Incorporation of Hampton Roads Bankshares, Inc., attached as Exhibit 3.1 to Hampton Roads Bankshares’ Current Report on Form 8-K dated July 2, 2001, incorporated herein by reference

3.2	Bylaws of Hampton Roads Bankshares, Inc., as amended, attached as Exhibit 3.2 to Hampton Roads Bankshares’ Current Report on Form 8-K filed with the SEC on March 12, 2008, incorporated herein by reference

4.1	Specimen of Common Stock Certificate, attached as Exhibit 4.1 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference

5.1	Opinion of Williams Mullen regarding the legality of securities being registered

Exhibit No.	Description of Exhibit
8.1	Tax Opinion of Williams Mullen

8.2	Tax Opinion of LeClairRyan, a Professional Corporation

10.1	Employment Agreement, dated as of March 28, 1988, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 7 of the Form F-1, incorporated herein by reference

10.2	Supplemental Retirement Agreement, dated as of March 31, 1994, attached as Exhibit 10.5 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference

10.3	Non-Qualified Limited Stock Option Plan for Directors and Employees, dated March 31, 1994, attached as Exhibit 10.6 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference

10.4	Employment Agreement, dated as of December 18, 1996, between the Registrant and Renee` McKinney, attached as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1996, incorporated herein by reference

10.5	First Amendment to Employment Agreement, dated as of February 1, 1997, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 10.11 to Hampton Roads Bankshares’ Annual Report on Form 10-KSB, incorporated herein by reference

10.6	First Amendment to Employment Agreement, dated as of February 1, 1997, between Hampton Roads Bankshares and Renee McKinney, attached as Exhibit 10.12 to Hampton Roads Bankshares’ Annual Report on Form 10-KSB, incorporated herein by reference

10.7	Employment Agreement, First Amendment to Employment Agreement and Second Amendment to Employment Agreement, each dated as of March 9, 1999, between Hampton Roads Bankshares and Tiffany Glenn, attached as Exhibit 10.15 to Hampton Roads Bankshares’ Annual Report on Form 10-KSB for the year ended December 31, 1999, incorporated herein by reference

10.8	Dividend Reinvestment and Stock Purchase Plan, dated as of March 14, 2002, attached as Exhibit 99.1 to Hampton Roads Bankshares’ Registration Statement on Form S-3 dated March 14, 2002, incorporated herein by reference

10.9	Employment Agreement, dated as of October 11, 2001, between Hampton Roads Bankshares and Gregory Marshall, attached as Exhibit 10.18 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference

10.10	Employment Agreement, dated as of December 31, 2002, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.19 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference

10.11	First Amendment to Employment Agreement, dated as of December 31, 2002, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference

10.12	Second Amendment to Employment Agreement, dated as of December 31, 2002, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.21 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference

10.13	Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.1 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

Exhibit No.	Description of Exhibit
10.14	First Amendment to the Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.2 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.15	Second Amendment to the Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.3 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.16	Third Amendment to the Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.4 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.17	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 10.24 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.18	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Renee’ McKinney, attached as Exhibit 10.28 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.19	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Tiffany Glenn, attached as Exhibit 10.25 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.20	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Gregory Marshall, attached as Exhibit 10.27 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.21	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.22 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.22	Hampton Roads Bankshares 2006 Stock Incentive Plan, dated as of March 14, 2006, attached as Exhibit 10.1 to Hampton Roads Bankshares’ Registration Statement on Form S-8 dated May 31, 2006, incorporated herein by reference

10.23	First Amendment to the Employment Agreement between Hampton Roads Bankshares and Gregory Marshall, dated October 11, 2001, attached as Exhibit 99.1 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.24	Second Amendment to the Employment Agreement between Hampton Roads Bankshares and Gregory Marshall, dated October 11, 2001, attached as Exhibit 99.2 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.25	Hampton Roads Bankshares and Bank of Hampton Roads Executive Savings Plan, dated as of December 1, 2003, attached as Exhibit 99.3 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.26	Amendment No. One to the Supplemental Retirement Agreement, dated as of December 9, 2003, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 99.4 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

Exhibit No.	Description of Exhibit
10.27	Bank of Hampton Roads Supplemental Executive Retirement Plan, dated as of January 1, 2005, attached as Exhibit 99.5 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.28	Director Retirement Plan, attached as Exhibit 10.28 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference

10.29	Employment Agreement, dated as of November 1, 2007, between Hampton Roads Bankshares and Douglas J. Glenn, attached as Exhibit 10.29 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference

21.1	Subsidiaries of Hampton Roads Bankshares (incorporated by reference to Exhibit 21.1 to Hampton Roads Bankshares’ Annual Report on Form 10-K dated March 12, 2008.

23.1	Consent of Yount, Hyde and Barbour, P.C.

23.2	Consent of Goodman & Company, L.L.P.

23.3	Consent of Williams Mullen (included with Exhibits 5.1 and 8.1 hereto)

23.4	Consent of LeClairRyan, a Professional Corporation (included with Exhibit 8.2 hereto).

23.5	Consent of McKinnon & Company, Inc.

23.6	Consent of Davenport & Company LLC

23.7	Consent of KPMG LLP

24.1	Powers of attorney are previously filed and contained on the signature page of the Registration Statement

99.1	Hampton Roads Bankshares’ Form of Proxy

99.2	Shore Financial’s Form of Proxy

99.3	Consent of Henry P. Custis, Jr.*

99.4	Consent of Richard F. Hall, III*

99.5	Consent of Scott C. Harvard*

99.6	Report of KPMG LLP

*	Filed previously.

(b)	Financial Statement Schedules.

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, treat each post-effective as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on April 10, 2008.

HAMPTON ROADS BANKSHARES, INC.

By:	/S/ JACK W. GIBSON
Jack W. Gibson
Vice Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack W. Gibson their respective attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of these attorneys-in-fact, or their respective substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

* Emil A. Viola	Chairman of the Board	April 10, 2008

JACK W. GIBSON Jack W. Gibson	Vice Chairman, President and Chief Executive Officer	April 10, 2008

* Douglas J. Glenn	Director, Executive Vice President and General Counsel	April 10, 2008

* Herman A. Hall, III	Director	April 10, 2008

* W. Lewis Witt	Director	April 10, 2008

* Bobby L. Ralph	Director	April 10, 2008

* Patricia M. Windsor	Director	April 10, 2008

* Jordan E. Slone	Director	April 10, 2008

* Roland Carroll Smith, Sr.	Director	April 10, 2008

* Robert R. Kinser	Director	April 10, 2008

*	Jack W. Gibson, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of this registration statement.

Date: April 10, 2008	/s/ JACK W. GIBSON
Jack W. Gibson

Exhibit Index

Exhibit No	Description of Exhibit
2.1	Agreement and Plan of Merger by and between Hampton Roads Bankshares, Inc. and Shore Financial Corporation dated as of January 8, 2008 (included as Annex A to this joint proxy statement/prospectus included in this registration statement)

3.1	Articles of Incorporation of Hampton Roads Bankshares, Inc., attached as Exhibit 3.1 to Hampton Roads Bankshares’ Current Report on Form 8-K dated July 2, 2001, incorporated herein by reference

3.2	Bylaws of Hampton Roads Bankshares, Inc., as amended, attached as Exhibit 3.2 to Hampton Roads Bankshares’ Current Report on Form 8-K filed with the SEC on March 12, 2008, incorporated herein by reference

4.1	Specimen of Common Stock Certificate, attached as Exhibit 4.1 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference

5.1	Opinion of Williams Mullen regarding the legality of securities being registered

8.1	Tax Opinion of Williams Mullen

8.2	Tax Opinion of LeClairRyan, a Professional Corporation

10.1	Employment Agreement, dated as of March 28, 1988, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 7 of the Form F-1, incorporated herein by reference

10.2	Supplemental Retirement Agreement, dated as of March 31, 1994, attached as Exhibit 10.5 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference

10.3	Non-Qualified Limited Stock Option Plan for Directors and Employees, dated March 31, 1994, attached as Exhibit 10.6 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference

10.4	Employment Agreement, dated as of December 18, 1996, between the Registrant and Renee` McKinney, attached as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1996, incorporated herein by reference

10.5	First Amendment to Employment Agreement, dated as of February 1, 1997, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 10.11 to Hampton Roads Bankshares’ Annual Report on Form 10-KSB, incorporated herein by reference

10.6	First Amendment to Employment Agreement, dated as of February 1, 1997, between Hampton Roads Bankshares and Renee McKinney, attached as Exhibit 10.12 to Hampton Roads Bankshares’ Annual Report on Form 10-KSB, incorporated herein by reference

10.7	Employment Agreement, First Amendment to Employment Agreement and Second Amendment to Employment Agreement, each dated as of March 9, 1999, between Hampton Roads Bankshares and Tiffany Glenn, attached as Exhibit 10.15 to Hampton Roads Bankshares’ Annual Report on Form 10-KSB for the year ended December 31, 1999, incorporated herein by reference

10.8	Dividend Reinvestment and Stock Purchase Plan, dated as of March 14, 2002, attached as Exhibit 99.1 to Hampton Roads Bankshares’ Registration Statement on Form S-3 dated March 14, 2002, incorporated herein by reference

10.9	Employment Agreement, dated as of October 11, 2001, between Hampton Roads Bankshares and Gregory Marshall, attached as Exhibit 10.18 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference

Exhibit No	Description of Exhibit
10.10	Employment Agreement, dated as of December 31, 2002, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.19 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference

10.11	First Amendment to Employment Agreement, dated as of December 31, 2002, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference

10.12	Second Amendment to Employment Agreement, dated as of December 31, 2002, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.21 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference

10.13	Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.1 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.14	First Amendment to the Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.2 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.15	Second Amendment to the Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.3 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.16	Third Amendment to the Employment Agreement, dated as of July 16, 2003, between Hampton Roads Bankshares and Donald Fulton, Jr., attached as Exhibit 10.26.4 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.17	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 10.24 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.18	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Renee’ McKinney, attached as Exhibit 10.28 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.19	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Tiffany Glenn, attached as Exhibit 10.25 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.20	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Gregory Marshall, attached as Exhibit 10.27 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.21	Third Amendment to Employment Agreement, dated as of June 24, 2003, between Hampton Roads Bankshares and Julie Anderson, attached as Exhibit 10.22 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003, incorporated herein by reference

10.22	Hampton Roads Bankshares 2006 Stock Incentive Plan, dated as of March 14, 2006, attached as Exhibit 10.1 to Hampton Roads Bankshares’ Registration Statement on Form S-8 dated May 31, 2006, incorporated herein by reference

Exhibit No	Description of Exhibit
10.23	First Amendment to the Employment Agreement between Hampton Roads Bankshares and Gregory Marshall, dated October 11, 2001, attached as Exhibit 99.1 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.24	Second Amendment to the Employment Agreement between Hampton Roads Bankshares and Gregory Marshall, dated October 11, 2001, attached as Exhibit 99.2 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.25	Hampton Roads Bankshares and Bank of Hampton Roads Executive Savings Plan, dated as of December 1, 2003, attached as Exhibit 99.3 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.26	Amendment No. One to the Supplemental Retirement Agreement, dated as of December 9, 2003, between Hampton Roads Bankshares and Jack Gibson, attached as Exhibit 99.4 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.27	Bank of Hampton Roads Supplemental Executive Retirement Plan, dated as of January 1, 2005, attached as Exhibit 99.5 to Hampton Roads Bankshares’ Current Report on Form 8-K dated June 27, 2006, incorporated herein by reference

10.28	Director Retirement Plan, attached as Exhibit 10.28 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference

10.29	Employment Agreement, dated as of November 1, 2007, between Hampton Roads Bankshares and Douglas J. Glenn, attached as Exhibit 10.29 to Hampton Roads Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2007, incorporated herein by reference

21.1	Subsidiaries of Hampton Roads Bankshares (incorporated by reference to Exhibit 21.1 to Hampton Roads Bankshares’ Annual Report on Form 10-K dated March 12, 2008.

23.1	Consent of Yount, Hyde and Barbour, P.C.

23.2	Consent of Goodman & Company, L.L.P.

23.3	Consent of Williams Mullen (included with Exhibits 5.1 and 8.1 hereto)

23.4	Consent of LeClairRyan, a Professional Corporation (included with Exhibit 8.2 hereto).

23.5	Consent of McKinnon & Company, Inc.

23.6	Consent of Davenport & Company LLC

23.7	Consent of KPMG LLP

24.1	Powers of attorney are previously filed and contained on the signature page of the Registration Statement

99.1	Hampton Roads Bankshares’ Form of Proxy

99.2	Shore Financial’s Form of Proxy

99.3	Consent of Henry P. Custis, Jr.*

99.4	Consent of Richard F. Hall, III*

99.5	Consent of Scott C. Harvard*

99.6	Report of KPMG LLP

*	Filed previously